UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2023

RSE ARCHIVE, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1920898
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

446 BROADWAY, 2nd FLOOR, NEW YORK, NY 10013

(Full mailing address of principal executive offices)

(201) 564-0493
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

Series #52MANTLE membership interests; Series #71MAYS membership interests; Series #RLEXPEPSI membership interests; Series #10COBB membership interests; Series #POTTER membership interests; Series #TWOCITIES membership interests; Series #FROST membership interests; Series #BIRKINBLEU membership interests; Series #SMURF membership interests; Series #70RLEX membership interests; Series #EINSTEIN membership interests; Series #HONUS membership interests; Series #75ALI membership interests; Series #71ALI membership interests; Series #APROAK membership interests; Series #88JORDAN membership interests; Series #BIRKINBOR membership interests; Series #33RUTH membership interests; Series #SPIDER1 membership interests; Series #BATMAN3 membership interests; Series #ROOSEVELT membership interests; Series #ULYSSES membership interests; Series #56MANTLE membership interests; Series #AGHOWL membership interests; Series #98JORDAN membership interests; Series #18ZION membership interests; Series #SNOOPY membership interests; Series #APOLLO11 membership interests; Series #24RUTHBAT membership interests; Series #YOKO membership interests; Series #86JORDAN membership interests; Series #RUTHBALL1 membership interests; Series #HULK1 membership interests; Series #HIMALAYA membership interests; Series #55CLEMENTE membership interests; Series #38DIMAGGIO membership interests; Series #BOND1 membership interests; Series #LOTR membership interests; Series #CATCHER membership interests; Series #SUPER21 membership interests; Series #BATMAN1 membership interests; Series #GMTBLACK1 membership interests; Series #BIRKINTAN membership interests; Series #61JFK membership interests; Series #50JACKIE membership interests; Series #POKEMON1 membership interests; Series #LINCOLN membership interests; Series #STARWARS1 membership interests; Series #56TEDWILL membership interests; Series #68MAYS membership interests; Series #TMNT1 membership interests; Series #CAPTAIN3 membership interests; Series #51MANTLE membership interests; Series #CHURCHILL membership interests; Series #SHKSPR4 membership interests; Series #03KOBE membership interests; Series #03LEBRON membership interests; Series

#03JORDAN membership interests; Series #39TEDWILL membership interests; Series #94JETER membership interests; Series #2020TOPPS membership interests; Series #FANFOUR1 membership interests; Series #86RICE membership interests; Series #DAREDEV1 membership interests; Series #85MARIO membership interests; Series #TOS39 membership interests; Series #05LATOUR membership interests; Series #16SCREAG membership interests; Series #14DRC membership interests; Series #57MANTLE membership interests; Series #FAUBOURG membership interests; Series #SOBLACK membership interests; Series #GATSBY membership interests; Series #93DAYTONA membership interests; Series #09TROUT membership interests; Series #57STARR membership interests; Series #AF15 membership interests; Series #03KOBE2 membership interests; Series #JOBSMAC membership interests; Series #SPIDER10 membership interests; Series #ALICE membership interests; Series #16PETRUS membership interests; Series #62MANTLE membership interests; Series #BATMAN6 membership interests; Series #CLEMENTE2 membership interests; Series #79STELLA membership interests; Series #TKAM membership interests; Series #SUPER14 membership interests; Series #DIMAGGIO2 membership interests; Series #13BEAUX membership interests; Series #88MARIO membership interests; Series #ANMLFARM membership interests; Series #NASA1 membership interests; Series #00BRADY membership interests; Series #85NES membership interests; Series #04LEBRON membership interests; Series #85JORDAN membership interests; Series #69KAREEM membership interests; Series #59JFK membership interests; Series #JUSTICE1 membership interests; Series #GRAPES membership interests; Series #GOLDENEYE membership interests; Series #03LEBRON2 membership interests; Series #34GEHRIG membership interests; Series #98KANGA membership interests; Series #06BRM membership interests; Series #MOONSHOE membership interests; Series #DUNE membership interests; Series #86FLEER membership interests; Series #58PELE2 membership interests; Series #WILDGUN membership interests; Series #18LAMAR membership interests; Series #03TACHE membership interests; Series #AVENGE57 membership interests; Series #99TMB2 membership interests; Series AVENGERS1 membership interests; Series #13GIANNIS membership interests; Series #04MESSI membership interests; Series #PUNCHOUT membership interests; Series #BULLSRING membership interests; Series #70AARON membership interests; Series #96CHARZRD membership interests; Series #ICECLIMB membership interests; Series #01TIGER membership interests; Series #JUNGLEBOX membership interests; Series #51HOWE membership interests; Series #09COBB membership interests; Series #96JORDAN2 membership interests; Series #THOR membership interests; Series #FOSSILBOX membership interests; Series #59FLASH membership interests; Series #POKEBLUE membership interests; Series #DOMINOS membership interests; Series #PICNIC membership interests; Series #98GTA membership interests; Series #58PELE membership interests; Series #09CURRY membership interests; Series #84JORDAN membership interests; Series #09BEAUX membership interests; Series #KEROUAC membership interests; Series #96JORDAN membership interests; Series #FEDERAL membership interests; Series #62BOND membership interests; Series #71TOPPS membership interests; Series #DEATON membership interests; Series #98ZELDA membership interests; Series #03JORDAN2 membership interests; Series #WOLVERINE membership interests; Series #91JORDAN membership interests; Series #79GRETZKY membership interests; Series #17DUJAC membership interests; Series #FAUBOURG2 membership interests; Series #MOSASAUR membership interests; Series #92JORDAN membership interests; Series #14KOBE membership interests; Series #03LEBRON3 membership interests; Series #95TOPSUN membership interests; Series #OPEECHEE membership interests; Series #59BOND membership interests; Series #09TROUT2 membership interests; Series #ROCKETBOX membership interests; Series #94JORDAN membership interests; Series #85MJPROMO membership interests; Series #17MAHOMES membership interests; Series #76PAYTON membership interests; Series #11BELAIR membership interests; Series #16KOBE membership interests; Series #FANFOUR5 membership interests; Series #86DK3 membership interests; Series #18LUKA membership interests; Series #MARADONA membership interests; Series #68RYAN membership interests; Series #99CHARZRD membership interests; Series #96KOBE membership interests; Series #POKEYELOW membership interests; Series #POKELUGIA membership interests; Series #48JACKIE membership interests; Series #VANHALEN membership interests; Series #XMEN1 membership interests; Series #05MJLJ membership interests; Series #81MONTANA membership interests; Series #GYMBOX membership interests; Series #87JORDAN membership interests; Series #00MOUTON membership interests; Series #APPLE1 membership interests; Series #POKEMON2 membership interests; Series #GWLOTTO membership interests; Series #NICKLAUS1 membership interests; Series #85LEMIEUX membership interests; Series #SMB3 membership interests; Series #RIVIERA membership interests; Series #NEOBOX membership interests; Series #HUCKFINN membership interests; Series #56AARON membership interests; Series #WZRDOFOZ membership interests;

Series #NEWTON membership interests; Series #POKERED membership interests; Series #WALDEN membership interests; Series #07DURANT membership interests; Series #AC23 membership interests; Series #TORNEK membership interests; Series #60ALI membership interests; Series #POKEMON3 membership interests; Series #DIMAGGIO3 membership interests; Series #09CURRY2 membership interests; Series #80ALI membership interests; Series #58PELE3 membership interests; Series #BATMAN2 membership interests; Series #85ERVING membership interests; Series #LJKOBE membership interests; Series #99MJRETRO membership interests; Series #FLASH123 membership interests; Series #85GPK membership interests; Series #IPOD membership interests; Series #85JORDAN2 membership interests; Series #HGWELLS membership interests; Series #SANTANA membership interests; Series #CONGRESS membership interests; Series #66ORR membership interests; Series #01TIGER2 membership interests; Series #GRIFFEYJR membership interests; Series #87ZELDA membership interests; Series #01HALO membership interests; Series #EINSTEIN2 membership interests; Series #86JORDAN2 membership interests; Series #97KOBE membership interests; Series #XMEN94 membership interests; Series #TOPPSTRIO membership interests; Series #81BIRD membership interests; Series #THEROCK membership interests; Series #09RBLEROY membership interests; Series #METEORITE membership interests; Series #04MESSI2 membership interests; Series #XLXMEN1 membership interests; Series #03LEBRON5 membership interests; Series #SLASH membership interests; Series #89TMNT membership interests; Series #00BRADY2 membership interests; Series #NESWWF membership interests; Series #PUNK9670 membership interests; Series #18ALLEN membership interests; Series #CASTLEII membership interests; Series #36OWENS membership interests; Series #BAYC601 membership interests; Series #60MANTLE membership interests; Series #PUNK8103 membership interests; Series #GHOST1 membership interests; Series #KIRBY membership interests; Series #20HERBERT membership interests; Series #HENDERSON membership interests; Series #03RONALDO membership interests; Series #BROSGRIMM membership interests; Series #HONUS2 membership interests; Series #MARX membership interests; Series #MEEB15511 membership interests; Series #90BATMAN membership interests; Series #09HARDEN membership interests; Series #SIMPSONS1 membership interests; Series #SPIDER129 membership interests; Series #93JETER membership interests; Series #NESDK3 membership interests; Series #BAYC7359 membership interests; Series #CURIO10 membership interests; Series #WILDTHING membership interests; Series #1776 membership interests; Series #MACALLAN1 membership interests; Series #98JORDAN2 membership interests; Series #BAYC9159 membership interests; Series #FANTASY7 membership interests; Series #SURFER4 membership interests; Series #OHTANI1 membership interests; Series #OHTANI2 membership interests; Series #WILT100 membership interests; Series #PENGUIN membership interests; Series #KARUIZAWA membership interests; Series #KOMBAT membership interests; Series #APPLELISA membership interests; Series #98MANNING membership interests; Series #GIJOE membership interests; Series #BEATLES1 membership interests; Series #SQUIG5847 membership interests; Series #PACQUIAO membership interests; Series #83JOBS membership interests; Series #BATMAN181 membership interests; Series #HOBBIT membership interests; Series #PUNK5883 membership interests; Series #POPEYE membership interests; Series #SMB2 membership interests; Series #OBIWAN membership interests; Series #HAMILTON1 membership interests; Series #GIANNIS2 membership interests; Series #03SERENA membership interests; Series #86BONDS membership interests; Series #MOBYDICK membership interests; Series #IPADPROTO membership interests; Series #BAYC4612 membership interests; Series #FORTNTIE membership interests; Series #IROBOT membership interests; Series #05RODGERS membership interests; Series #18OSAKA membership interests; Series #LEICAGOLDmembership interests; Series #IOMMI membership interests; Series #MARIO64 membership interests: Series #MARIO64 membership interests; Series #GWTW membership interests; Series #NEWWORLD membership interests; Series #JAWA membership interests; Series #GWLETTER membership interests; Series #MARIOKART membership interests; Series #96KOBE2 membership interests; Series #BAYC8827 membership interests; Series #SHOWCASE4 membership interests; Series #MACALLAN2 membership interests; Series #DOOD6921 membership interests; Series #92TIGER membership interests; Series #15COBB membership interests; Series #HIRST1 membership interests; Series #BRADBURY membership interests; Series #BEATLES2 membership interests; Series #SKYWALKER membership interests; Series #85GPK2 membership interests; Series #GRIFFEY2 membership interests; Series #29HAALAND membership interests; Series #MEGALODON membership interests; Series #KELLER membership interests; Series #GODFATHER membership interests; Series #MAYC5750 membership interests; Series #SUPREMEPB membership interests; Series #MJTICKET membership interests; Series #COOLCAT membership interests; Series #BLASTOISE membership interests; Series

#MACALLAN3 membership interests; Series #SUPERMAN6 membership interests; Series #MOONPASS membership interests; Series #90FANTASY membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTION PAGE

MASTER SERIES TABLE 7

ITEM 1. DESCRIPTION OF BUSINESS 656

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 90

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES 110

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS 107

ITEM 5. RELATED PARTY TRANSACTIONS 122

ITEM 6. OTHER INFORMATION 124

ITEM 7.  FINANCIAL STATEMENTS F-1

EXHIBIT INDEX III-1

In this Annual Report on Form 1-K (the “Form 1-K”), references to “we,” “us,” “our,” “RSE Archive,” or the “Company” mean RSE Archive, LLC, a Delaware series limited liability company formed on January 3, 2019. Terms that are capitalized but not defined herein shall have the meanings given to them in the Company’s Offering Statement on Form 1-A as filed with the U.S. Securities and Exchange Commission.

Unless otherwise indicated, information contained in this Form 1-K concerning our industry and the markets in which we operate is based on information from independent industry and research organizations and other third-party sources (including publications, surveys and forecasts), and management estimates. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information.

FORWARD LOOKING STATEMENT DISCLOSURE

This Form 1-K and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-K are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements.

For more information regarding the risks and uncertainties that we face, you should refer to the “Risk Factors” section below. Any forward-looking statement made by the Company in this Form 1-K or any documents incorporated by reference herein or therein speak only as of the date of this Form 1-K. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Form 1-K may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names in this Form 1-K is not intended to and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Form 1-K may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

MASTER SERIES TABLE

The Company is managed by RSE Archive Manager, LLC (the “Manager”), a single member Delaware limited liability company formed on March 27, 2019, which is owned by Rally Holdings LLC, a Delaware limited liability company that serves as the asset manager for the collection of Archive Assets (as defined below) owned by the Company and each series (“Rally Holdings” or the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of collectible items (including collectible memorabilia and alcohol) and digital assets, collectively referred to as “Archive Assets” or the “Asset Class,” for the benefit of the investors. All of the series of the Company shall collectively be referred to herein as the “Series” and the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series shall collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The offerings of the Interests shall collectively be referred to herein as the “Offerings.” There will be a separate Closing with respect to each Offering (each, a “Closing”). The Series assets referenced below shall be referred to herein, collectively, as the “Underlying Assets.” Any individuals, dealers or auction company that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset shall be referred to herein as an “Asset Seller.” We intend to distribute all Offerings of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”). We intend to continue to develop opportunities to allow Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (the “Membership Experience Programs”).

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof. This information will be referenced in the following sections when referring to the Master Series Table.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (4)
#52MANTLE (7)	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1952 Topps #311 Mickey Mantle Card	Closed	10/18/2019	10/25/2019	$13.20	10,000 (7)	$132,000 (3)	$3,090
#71MAYS	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1971 Willie Mays Jersey	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830
#RLEXPEPSI	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	Rolex GMT Master II 126710BLRO	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22

#10COBB	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1910 E98 Ty Cobb Card	Closed	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510
#POTTER	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1997 First Edition Harry Potter	Sold - $132,500 Acquisition Offer Accepted on 02/01/2024	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	-$510
#TWOCITIES	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition A Tale of Two Cities	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55
#FROST	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition A Boy's Will	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865
#BIRKINBLEU	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Bleu Saphir Lizard Hermès Birkin	Closed	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170
#SMURF	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Rolex Submariner Date "Smurf" Ref. 116619LB	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905
#70RLEX	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1970 Rolex Ref. 5100 Beta 21	Sold - $30,000 Acquisition Offer Accepted on 12/19/2023	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50
#EINSTEIN	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition of Philosopher-Scientist	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855

#HONUS	11/27/2019	(Post-Qualification Amendment No. 2 to Offering Statement 1)	1909-1911 T206 Honus Wagner Card	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572
#75ALI	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	-$10
#71ALI	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1971 “Fight of the Century” Contract	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090
#APROAK	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Sold - $110,000 Acquisition Offer Accepted on 06/25/2021	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	-$63
#88JORDAN	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Michael Jordan Nike Air Jordan III Sneakers	Sold - $61,500 Acquisition Offer Accepted on 12/02/2022	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230
#BIRKINBOR	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225
#33RUTH	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1933 Goudey #144 Babe Ruth Card	Closed	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603

#SPIDER1	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230
#BATMAN3	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1940 D.C. Comics Batman #3 CGC NM 9.4	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585
#ULYSSES	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1935 First Edition Ulysses	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695
#ROOSEVELT	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition African Game Trails	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008
#56MANTLE	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1956 Topps #135 Mickey Mantle Card	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	-$650
#AGHOWL	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition Howl and Other Poems	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810
#98JORDAN	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Michael Jordan Jersey	Sold - $165,000 Acquisition Offer Accepted on 05/11/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160
#18ZION	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	2018 Zion Williamson Adidas James Harden Sneakers	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200

#SNOOPY	11/27/2019	(Post-Qualification Amendment No. 2 to Offering Statement 1)	2015 Omega Speedmaster Moonwatch	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	-$55
#APOLLO11	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Apollo 11 Crew-Signed New York Times Cover	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130
#24RUTHBAT	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1924 George "Babe" Ruth Professional Model Bat	Sold - $270,000 Acquisition Offer Accepted on 03/21/2022	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	-$513
#YOKO	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition Grapefruit	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840
#86JORDAN	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1986 Fleer #57 Michael Jordan Card	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600
#HULK1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1962 The Incredible Hulk #1 CGC VF 8.0	Sold - $116,000 Acquisition Offer Accepted on 07/19/2021	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143
#RUTHBALL1 (8)	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1934-39 Official American League Babe Ruth Single Signed Baseball	Liquidated	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510

#HIMALAYA	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300
#38DIMAGGIO	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680
#55CLEMENTE	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520
#LOTR	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10
#CATCHER	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1951 First Edition, First Issue The Catcher in the Rye	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25
#BOND1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1953 First Edition, First Issue Casino Royale	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510
#SUPER21	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1943 Superman #21 CGC VF/NM 9.0 comic book	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615
#BATMAN1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Sold - $103,950 Acquisition Offer Accepted on 10/3/2022	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658

#BIRKINTAN	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#GMTBLACK1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	Rolex 18k Yellow Gold GMT-Master ref. 16758	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#61JFK	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520
#POKEMON1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Closed	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213
#50JACKIE	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1950 Bowman #22 Jackie Robinson Card	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100
#LINCOLN	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1864 Signed, Vignetted Portrait of Abraham Lincoln	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900
#STARWARS1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980
#68MAYS	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510

#56TEDWILL	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1956 Ted Williams Game-Worn Red Sox Home Jersey	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825
#TMNT1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Sold - $100,000 Acquisition Offer Accepted on 06/07/2021	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$4,250
#CAPTAIN3	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464
#51MANTLE	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1951 Bowman #253 Mickey Mantle Card	Sold - $65,000 Acquisition Offer Accepted on 04/15/2022	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060
#CHURCHILL	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25
#SHKSPR4	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282
#03KOBE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Closed	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400

#03LEBRON	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Sold - $56,000 Acquisition Offer Accepted on 01/31/2022	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560
#03JORDAN	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490
#39TEDWILL	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	-$1,130
#94JETER	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450
#2020TOPPS	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100
#FANFOUR1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Sold - $126,000 Acquisition Offer Accepted on 06/14/2021	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563
#85MARIO	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Sold - $2,000,000 Acquisition Offer Accepted on 08/09/2021	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775

#TOS39	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Sold - $240,000 Acquisition Offer Accepted on 01/31/2022	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038
#DAREDEV1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Sold - $22,080 Acquisition Offer Accepted on 07/26/2021	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985
#05LATOUR	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	One case of twelve (12) 75cl bottles of 2005 Château Latour	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161
#16SCREAG	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566
#14DRC	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380
#86RICE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1986 Topps #161 Jerry Rice Rookie Card	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670
#57MANTLE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1957 Topps #95 Mickey Mantle Card	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	-$1,182

#FAUBOURG	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Sold - $175,000 Acquisition Offer Accepted on 5/22/2023	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675
#SOBLACK	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087
#GATSBY	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800
#93DAYTONA	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480
#09TROUT	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	-$4,540
#57STARR	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1957 Topps #119 Bart Starr Rookie Card	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	-$1,182
#AF15	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Sold - $240,000 Acquisition Offer Accepted on 06/07/2021	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,900

#03KOBE2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 11)	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641
#JOBSMAC	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1986 Macintosh Plus Computer Signed by Steve Jobs	Closed	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168
#16PETRUS	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 9 to Offering Statement 1)	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214
#ALICE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480
#SPIDER10	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688
#62MANTLE	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775

#BATMAN6	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1941 Batman #6 CGC NM 9.4 comic book	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330
#CLEMENTE2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1959 Roberto Clemente Signature Model Bat	Closed	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173
#SUPER14	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1942 Superman #14 CGC NM 9.4 comic book	Sold - $156,000 Acquisition Offer Accepted on 08/03/2021	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125
#79STELLA	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693
#TKAM	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980
#DIMAGGIO2	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036
#13BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124
#88MARIO	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600

#ANMLFARM	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	First Edition, First printing of Animal Farm by George Orwell	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434
#NASA1	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Sold - $349,627 Acquisition Offer Accepted on 04/25/2024	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763
#00BRADY	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 14 to Offering Statement 1)	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298
#85NES	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321
#JUSTICE1	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Sold - $225,000 Acquisition Offer Accepted on 06/01/2022	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,638
#69KAREEM	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896

#59JFK	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538
#04LEBRON	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371
#85JORDAN	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	Sold - $275,000 Acquisition Offer Accepted on 03/05/2024	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025
#GOLDENEYE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808
#MOONSHOE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	Original pair of Nike "Moon Shoe" sneakers	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250
#03LEBRON2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523
#GRAPES	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408

#34GEHRIG	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	Sold - $86,000 Acquisition Offer Accepted on 03/31/2024	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845
#98KANGA	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	Closed	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425
#06BRM	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351
#DUNE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418
#86FLEER	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	Closed	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666
#WILDGUN	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 NES Wild Gunman Wata 9.2 A+ Video Game	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591
#58PELE2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1958 Editora Aquarela Pelé Card graded PSA NM 7	Sold - $62,000 Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930

#18LAMAR	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875
#13GIANNIS	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023
#AVENGERS1	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1963 Avengers #1 CGC NM + 9.6 comic book	Sold - $325,000 Acquisition Offer Accepted on 07/09/2021	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675
#04MESSI	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	Closed	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403
#AVENGE57	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698
#03TACHE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699
#99TMB2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000

#PUNCHOUT	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	Closed	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825
#BULLSRING	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	Closed	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008
#70AARON	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1970 Topps Hank Aaron card graded PSA GEM MINT 10	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598
#96CHARZRD	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	Closed	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304
#01TIGER	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615
#ICECLIMB	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1985 NES Ice Climber Wata 9.0 A video game	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958
#09COBB	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980

#51HOWE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	Sold - $52,000 Acquisition Offer Accepted on 01/28/2022	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445
#96JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,691
#JUNGLEBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1999 Pokémon Jungle 1st Edition Booster Box	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955
#59FLASH	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1959 The Flash #105 comic book graded NM 9.4 by CGC	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,129
#FOSSILBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,569
#THOR	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1962 Journey Into Mystery #83 CGC NM 9.4	Sold - $261,000 Acquisition Offer Accepted on 07/14/2021	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,638
#POKEBLUE	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1998 Game Boy Pokémon Blue video game	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660

#98GTA	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,172
#PICNIC	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358
#DOMINOS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1990 Rolex Air-King Dominos Pizza Special Edition Watch	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,169
#58PELE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	Sold - $1,331,269 Acquisition Offer Accepted on 02/11/2022	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,483
#09CURRY	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$524
#84JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	Sold - $513,985 Acquisition Offer Accepted on 01/11/2024	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,831

#09BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085
#KEROUAC	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583
#96JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	Sold - $92, 135 Acquisition Offer Accepted on 12/28/2022	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420
#FEDERAL	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	Closed	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675
#62BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593
#71TOPPS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759
#DEATON	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283

#98ZELDA	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165
#03JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,154
#WOLVERINE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC	Sold - $57,000 Acquisition Offer Accepted on 07/22/2021	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,925
#91JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$590
#79GRETZKY	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	Sold - $920,000 Acquisition Offer Accepted on 01/31/2024	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216
#17DUJAC	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Closed	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408

#FAUBOURG2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Closed	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483
#MOSASAUR	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Mosasaur Halisaurus Arambourgi Skeleton	Closed	2/21/2021	3/15/2021	$5.00	6,000	$30,000 (3)	$8,658
#92JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	Sold - $52,000 Acquisition Offer Accepted on 04/24/2023	2/23/2021	3/15/2021	$6.00	7,000	$42,000 (3)	$4,480
#14KOBE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	Sold - $95,000 Acquisition Offer Accepted on 01/21/2022	2/14/2021	3/15/2021	$8.00	9,750	$78,000 (3)	$6,250
#03LEBRON3	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS	Closed	2/12/2021	3/15/2021	$23.00	10,000	$230,000 (3)	$20,924
#95TOPSUN	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A	Closed	3/2/2021	3/15/2021	$6.00	10,000	$60,000 (3)	$8,300
#09TROUT2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5	Closed	2/28/2021	3/16/2021	$5.00	11,200	$56,000 (3)	$4,340

#59BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1959 First Edition Dedication copy of Goldfinger by Ian Fleming	Closed	2/24/2021	3/16/2021	$8.00	10,250	$82,000 (3)	$11,381
#OPEECHEE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE	Closed	2/19/2021	3/16/2021	$30.00	10,000	$300,000 (3)	$41,699
#ROCKETBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box	Closed	3/10/2021	3/22/2021	$6.00	4,750	$28,500 (3)	$1,894
#94JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats	Closed	2/16/2021	3/22/2021	$8.50	10,000	$85,000 (3)	$9,295
#18LUKA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10	Closed	3/14/2021	4/6/2021	$5.00	5,300	$26,500 (3)	$2,813
#86DK3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+	Sold - $60,000 Acquisition Offer Accepted on 08/30/2021	3/1/2021	4/6/2021	$10.00	4,350	$43,500 (3)	$3,565

#FANFOUR5	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2	Closed	3/3/2021	4/6/2021	$8.00	10,000	$80,000 (3)	$5,900
#16KOBE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	Sold - $800,000 Acquisition Offer Accepted on 01/21/2023	3/5/2021	4/6/2021	$8.00	100,000	$800,000 (3)	$147,929
#11BELAIR	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Closed	3/10/2021	4/6/2021	$11.00	2,000	$22,000 (3)	$1,541
#76PAYTON	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10	Closed	3/9/2021	4/6/2021	$6.50	10,000	$65,000 (3)	$9,750
#17MAHOMES	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	Sold - $350,000 Acquisition Offer Accepted on 01/24/2022	2/27/2021	4/6/2021	$12.00	25,000	$300,000 (3)	$79,150
#85MJPROMO	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10	Closed	3/7/2021	4/6/2021	$8.00	3,500	$28,000 (3)	$4,120
#96KOBE	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5	Closed	3/24/2021	4/9/2021	$11.00	7,000	$77,000 (3)	$7,662

#99CHARZRD	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	Closed	3/20/2021	4/9/2021	$10.00	35,000	$350,000 (3)	$42,825
#68RYAN	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	Closed	3/17/2021	4/9/2021	$7.00	10,000	$70,000 (3)	$8,102
#MARADONA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT	Closed	3/16/2021	4/9/2021	$7.00	2,000	$14,000 (3)	$1,428
#POKEYELOW	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++	Closed	3/23/2021	4/13/2021	$5.00	11,000	$55,000 (3)	$6,850
#POKELUGIA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	Closed	3/15/2021	4/13/2021	$11.00	10,000	$110,000 (3)	$12,475
#XMEN1	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1963 X-Men #1 CGC NM 9.4 comic book	Sold - $325,000 Acquisition Offer Accepted on 06/21/2021	3/13/2021	4/15/2021	$20.00	12,000	$240,000 (3)	$20,200
#VANHALEN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar	Closed	2/2/2021	4/15/2021	$12.40	5,000	$62,000 (3)	$5,954

#48JACKIE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	Closed	1/29/2021	4/15/2021	$20.00	18,750	$375,000 (3)	$27,717
#05MJLJ	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	Closed	3/20/2021	7/1/2021	$4.00	20,500	$82,000 (3)	$7,949
#81MONTANA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10	Closed	3/29/2021	7/1/2021	$7.00	10,000	$70,000 (3)	$5,175
#00MOUTON	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Closed	4/1/2021	7/1/2021	$13.50	2,000	$27,000 (3)	$2,181
#07DURANT	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10	Closed	6/4/2021	7/1/2021	$13.00	9,000	$117,000 (3)	-$1,656
#56AARON	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9	Closed	4/23/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$7,401
#85LEMIEUX	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10	Closed	4/7/2021	7/1/2021	$5.00	17,500	$87,500 (3)	$7,251

#87JORDAN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10	Closed	3/30/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$3,188
#AC23	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5	Closed	5/25/2021	7/1/2021	$7.00	4,000	$28,000 (3)	$2,620
#APPLE1	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak	Closed	4/2/2021	7/1/2021	$25.00	33,000	$825,000 (3)	$65,355
#GWLOTTO	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1768 George Washington Mountain Road Lottery Ticket with Signature	Closed	4/5/2021	7/1/2021	$14.00	2,500	$35,000 (3)	$7,442
#GYMBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box	Closed	3/30/2021	7/1/2021	$6.00	3,000	$18,000 (3)	$1,663
#HUCKFINN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1885 First Edition, Adventures of Huckleberry Finn by Mark Twain	Closed	4/20/2021	7/1/2021	$11.00	2,000	$22,000 (3)	$2,580
#NEOBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	Closed	4/14/2021	7/1/2021	$4.50	10,000	$45,000 (3)	$3,167
#NEWTON	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Closed	5/4/2021	7/1/2021	$10.00	30,000	$300,000 (3)	$38,929

#NICKLAUS1	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10	Closed	4/7/2021	7/1/2021	$10.00	4,000	$40,000 (3)	$4,001
#POKEMON2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast	Closed	4/2/2021	7/1/2021	$10.00	41,500	$415,000 (3)	$32,138
#POKERED	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++	Closed	5/5/2021	7/1/2021	$4.00	10,000	$40,000 (3)	$4,000
#RIVIERA	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1965 Rolex 1601 Datejust retailed by Joyeria Riviera	Closed	4/12/2021	7/1/2021	$5.00	6,000	$30,000 (3)	$5,888
#SMB3	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+	Closed	4/11/2021	7/1/2021	$5.00	5,000	$25,000 (3)	$2,150
#WALDEN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau	Closed	5/12/2021	7/1/2021	$10.25	2,000	$20,500 (3)	$2,095
#WZRDOFOZ	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1900 First Edition of The Wonderful Wizard Of OZ	Closed	4/27/2021	7/1/2021	$15.00	6,000	$90,000 (3)	$7,725

#60ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9	Closed	4/2/2021	7/14/2021	$10.00	23,500	$235,000 (3)	$20,014
#TORNEK	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1964 Tornek-Rayville ref. TR-900	Closed	11/26/2020	7/14/2021	$5.00	33,000	$165,000 (3)	$8,513
#DIMAGGIO3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10	Closed	5/24/2021	7/14/2021	$20.00	22,500	$450,000 (3)	$26,525
#POKEMON3	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	Closed	4/25/2021	7/14/2021	$120.00	5,000	$600,000 (3)	$36,900
#09CURRY2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5	Closed	3/26/2021	7/28/2021	$25.00	21,000	$525,000 (3)	$62,158
#80ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone	Closed	5/3/2021	7/28/2021	$7.50	10,000	$75,000 (3)	$12,888

#58PELE3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8	Closed	5/7/2021	7/28/2021	$20.00	11,250	$225,000 (3)	$39,785
#BATMAN2	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0	Closed	5/10/2021	7/28/2021	$10.00	8,500	$85,000 (3)	$6,913
#85ERVING	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1985 Julius Erving Game Worn and Signed Jersey	Closed	5/17/2021	7/28/2021	$4.50	10,000	$45,000 (3)	$6,044
#LJKOBE	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.	Sold - $215,000 Acquisition Offer Accepted on 11/15/2021	5/17/2021	7/28/2021	$10.00	18,000	$180,000 (3)	$20,073
#99MJRETRO	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	Sold - $38,000 Acquisition Offer Accepted on 03/31/2024	6/12/2021	7/28/2021	$5.00	10,000	$50,000 (3)	$4,630
#FLASH123	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4	Closed	6/18/2021	7/28/2021	$8.00	3,625	$29,000 (3)	$2,610
#85GPK	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1985 Topps Garbage Pail Kids Stickers Nasty Nick #1A Card graded PSA GEM MT 10	Closed	6/28/2021	7/28/2021	$12.00	1,000	$12,000 (3)	-$2,765

#IPOD	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	Sold - $29,000 Acquisition Offer Accepted on 8/3/2023	7/2/2021	7/28/2021	$5.00	5,000	$25,000 (3)	$1,539
#HGWELLS	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells	Closed	6/18/2021	8/2/2021	$6.20	7,500	$46,500 (3)	$4,835
#85JORDAN2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1985 Signed Michael Jordan "Shattered Backboard" Jersey	Sold - $437,500 Acquisition Offer Accepted on 04/11/2024	3/21/2021	8/2/2021	$14.00	20,000	$280,000 (3)	$44,500
#SANTANA	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	Gibson Les Paul SG Guitar owned and played by Carlos Santana	Closed	6/2/2021	8/9/2021	$5.00	15,000	$75,000 (3)	$15,588
#CONGRESS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress	Closed	6/28/2021	8/9/2021	$24.00	5,000	$120,000 (3)	$18,879
#66ORR	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	Closed	7/2/2021	8/9/2021	$5.00	10,000	$50,000 (3)	$5,917
#01TIGER2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2001 Upper Deck Golf Black Label #1 Tiger Woods Rookie Card graded BGS Pristine 10	Closed	7/9/2021	8/9/2021	$8.50	2,000	$17,000 (3)	$429

#GRIFFEYJR	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	Closed	7/13/2021	8/9/2021	$8.00	2,500	$20,000 (3)	$3,754
#87ZELDA	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1987 NES Legend of Zelda Video Game graded Wata 9.4 B+	Closed	7/19/2021	8/9/2021	$11.50	10,000	$115,000 (3)	$12,388
#01HALO	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 19 to Offering Statement 1)	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+	Closed	7/23/2021	8/9/2021	$6.80	2,500	$17,000 (3)	$1,980
#EINSTEIN2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1948 Albert Einstein Typed and Signed Letter On God	Closed	7/9/2021	8/9/2021	$16.00	5,000	$80,000 (3)	$8,000
#86JORDAN2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1986 Fleer #8 Michael Jordan Sticker Rookie Card graded PSA GEM MT 10	Closed	7/23/2021	8/11/2021	$8.00	10,000	$80,000 (3)	$4,249
#97KOBE	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1997 Skybox Jambalaya #12 Kobe Bryant Card graded PSA GEM MT 10	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,237
#XMEN94	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1975 X-Men #94 Comic Book published by Marvel graded CGC 9.8	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,695

#TOPPSTRIO	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9	Closed	8/6/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$5,326
#81BIRD	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10	Closed	8/11/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$770
#THEROCK	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1997 Panini WWF Superstars Stickers #113 Rocky Maivia Card graded PSA GEM MT 10	Closed	8/1/2021	9/1/2021	$12.00	1,000	$12,000 (3)	-$4,159
#04MESSI2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2004 Panini Sports Mega Cracks Campeon #35 Lionel Messi Rookie Card graded PSA GEM MT 10	Closed	8/12/2021	9/1/2021	$7.00	5,000	$35,000 (3)	$1,569
#09RBLEROY	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Closed	8/6/2021	9/1/2021	$25.00	4,300	$107,500 (3)	$8,590
#XLXMEN1	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1975 Giant Size X-Men #1 Comic Book published by Marvel graded CGC 9.8	Closed	8/20/2021	9/7/2021	$8.00	8,000	$64,000 (3)	$5,260
#03LEBRON5	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	Closed	8/27/2021	9/13/2021	$10.00	8,500	$85,000 (3)	$9,323

#SLASH	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck	Closed	8/31/2021	9/30/2021	$5.00	13,000	$65,000 (3)	$13,250
#METEORITE	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon	Closed	8/11/2021	9/30/2021	$20.00	17,500	$350,000 (3)	$68,645
#89TMNT	9/15/2021	(Post-Qualification Amendment No. 24 to Offering Statement 1)	1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A	Closed	9/15/2021	10/7/2021	$11.00	2,000	$22,000 (3)	$633
#00BRADY2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10	Closed	8/20/2021	10/7/2021	$10.00	32,500	$325,000 (3)	$5,160
#NESWWF	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+	Closed	9/21/2021	10/7/2021	$3.00	6,000	$18,000 (3)	$1,635
#PUNK9670	9/15/2021	(Post-Qualification Amendment No. 24 to Offering Statement 1)	Number 9670 Female CryptoPunk NFT	Closed	9/16/2021	10/7/2021	$10.00	7,200	$72,000 (3)	$8,040
#18ALLEN	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5	Closed	9/22/2021	10/12/2021	$3.00	12,000	$36,000 (3)	$2,040

#CASTLEII	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+	Closed	9/27/2021	10/12/2021	$9.00	2,000	$18,000 (3)	$1,635
#36OWENS	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	Closed	9/22/2021	10/12/2021	$10.00	2,500	$25,000 (3)	$2,603
#BAYC601	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat	Closed	9/27/2021	10/12/2021	$10.00	16,500	$165,000 (3)	$17,686
#60MANTLE	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10	Closed	8/20/2021	10/20/2021	$20.00	42,500	$850,000 (3)	$34,525
#PUNK8103	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	Number 8103 Male CryptoPunk NFT	Closed	9/21/2021	10/20/2021	$9.33	60,000	$559,800 (3)	$49,404
#GHOST1	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8	Closed	9/27/2021	10/20/2021	$7.00	2,000	$14,000 (3)	$1,199
#KIRBY	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1992 GameBoy Kirby’s Dream Land Video Game graded Wata 9.8 A++	Closed	10/12/2021	10/26/2021	$6.00	10,000	$60,000 (3)	$8,215
#20HERBERT	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5	Sold - $86,400 Acquisition Offer Accepted on 7/8/2022	9/27/2021	10/26/2021	$7.00	10,000	$70,000 (3)	$8,090

#HENDERSON	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	Sold - $121,001.11 Acquisition Offer Accepted on 02/29/2024	9/27/2021	10/26/2021	$5.00	27,000	$135,000 (3)	-$188
#03RONALDO	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10	Closed	9/27/2021	10/26/2021	$14.00	12,500	$175,000 (3)	$14,556
#BROSGRIMM	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug	Closed	5/19/2021	10/26/2021	$27.00	5,000	$135,000 (3)	$19,304
#HONUS2	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	Closed	10/12/2021	10/26/2021	$10.00	10,000	$100,000 (3)	$11,944
#MARX	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1867 First Edition Das Kapital By Karl Marx	Closed	10/12/2021	11/3/2021	$15.00	8,000	$120,000 (3)	$12,200
#MEEB15511	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	Number 15511 Pig Meebit	Closed	10/19/2021	11/3/2021	$5.00	15,000	$75,000 (3)	$5,405
#90BATMAN	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1990 NES Batman Video Game graded Wata 9.8 A+	Closed	10/19/2021	11/3/2021	$5.90	10,000	$59,000 (3)	$7,225

#09HARDEN	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10	Closed	10/19/2021	11/3/2021	$13.00	2,000	$26,000 (3)	$1,484
#SIMPSONS1	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+	Closed	10/25/2021	11/9/2021	$9.25	2,000	$18,500 (3)	$2,130
#SPIDER129	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8	Closed	10/19/2021	11/9/2021	$4.00	10,000	$40,000 (3)	$2,454
#93JETER	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5	Closed	10/25/2021	11/9/2021	$16.00	1,000	$16,000 (3)	-$375
#NESDK3	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1986 NES Donkey Kong 3 Video Game graded Wata 9.4 A+	Closed	10/19/2021	11/9/2021	$5.00	22,800	$114,000 (3)	$11,320
#BAYC7359	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	Number 7359 Bored Ape Yacht Club NFT with Space Suit	Closed	10/12/2021	11/10/2021	$10.00	19,000	$190,000 (3)	$20,773
#CURIO10	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	Set of Curio Cards NFTs Numbered One to Ten	Closed	11/1/2021	11/15/2021	$7.50	10,000	$75,000 (3)	$5,868
#WILDTHING	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1963 First Edition Inscribed copy of Where The Wild Things Are by Maurice Sendak	Closed	10/25/2021	11/15/2021	$9.00	2,000	$18,000 (3)	$1,573

#1776	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 2 to Post-Qualification Amendment No. 19 to Offering Statement 1)	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence	Closed	4/27/2021	11/26/2021	$25.00	80,000	$2,000,000 (3)	$507,945
#MACALLAN1	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky	Closed	11/1/2021	11/30/2021	$13.25	1,000	$13,250 (3)	$104
#98JORDAN2	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5	Closed	11/1/2021	11/30/2021	$20.00	16,500	$330,000 (3)	$34,427
#BAYC9159	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	Number 9159 Bored Ape Yacht Club NFT with a Leather Jacket	Closed	11/9/2021	12/8/2021	$5.00	39,000	$195,000 (3)	$2,488
#FANTASY7	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	1997 PlayStation1 Final Fantasy VII	Closed	11/22/2021	12/8/2021	$4.00	10,000	$40,000 (3)	$3,468
#SURFER4	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8	Closed	11/9/2021	12/14/2021	$8.00	10,000	$80,000 (3)	$10,800

#OHTANI1	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	Closed	11/9/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$6,919
#OHTANI2	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	Closed	11/9/2021	12/14/2021	$8.00	9,125	$73,000 (3)	$6,123
#WILT100	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	1962 Ticket Stub from Wilt Chamberlain’s 100-Point Game graded PSA 3	Closed	11/9/2021	12/14/2021	$10.00	11,500	$115,000 (3)	$12,349
#PENGUIN	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	1941 Detective Comics #58 Comic Book published by D.C. Comics graded CGC 8.0	Closed	11/15/2021	12/14/2021	$6.00	10,000	$60,000 (3)	$6,019
#KARUIZAWA	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	50 Year Old Karuizawa Aqua of Life Single Malt Whisky	Closed	11/15/2021	12/14/2021	$5.00	13,000	$65,000 (3)	$5,382
#KOMBAT	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1993 SNES Mortal Combat Video Game graded Wata 9.8 A+	Closed	11/22/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$8,267
#APPLELISA	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	Fully Functioning 1983 Apple Lisa Computer with Original Twiggy Floppy Drives	Closed	11/1/2021	12/22/2021	$11.00	10,000	$110,000 (3)	$11,488

#98MANNING	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1998 SP Authentic #14 Peyton Manning Rookie Card graded BGS 10	Closed	11/22/2021	12/22/2021	$11.00	2,000	$22,000 (3)	$1,642
#GIJOE	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1983 Hasbro G.I. Joe: Cobra Commander Action Figure graded AFA 95	Closed	11/22/2021	12/22/2021	$9.00	5,000	$45,000 (3)	$5,755
#BEATLES1	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1962 The Beatles Signed “Love Me Do” Single	Closed	11/22/2021	12/22/2021	$4.00	6,000	$24,000 (3)	$1,821
#SQUIG5847	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	Number 5847 Art Blocks Chromie Squiggle NFT	Closed	11/22/2021	12/22/2021	$11.00	6,000	$66,000 (3)	$8,100
#PACQUIAO	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1999 World Boxing #143 Manny Pacquiao Rookie Card graded PSA 10	Closed	11/29/2021	12/22/2021	$8.50	2,000	$17,000 (3)	$1,548
#83JOBS	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1983 Steve Jobs Leather Jacket Worn in Picture of Jobs Giving the Middle Finger outside the IBM Building	Closed	11/29/2021	12/22/2021	$7.50	10,000	$75,000 (3)	$5,621
#BATMAN181	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6	Closed	11/29/2021	12/22/2021	$10.00	5,000	$50,000 (3)	$7,361
#HOBBIT	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	Closed	11/29/2021	12/22/2021	$8.00	10,000	$80,000 (3)	$9,150

#PUNK5883	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	Number 5883 Male CryptoPunk NFT	Closed	11/29/2021	1/6/2022	$15.00	40,000	$600,000 (3)	$28,900
#POPEYE	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	1986 NES Popeye Video Game graded Wata 9.4 A+	Closed	12/6/2021	1/6/2022	$10.00	11,000	$110,000 (3)	$17,443
#SMB2	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++	Closed	11/22/2021	1/10/2022	$15.00	20,000	$300,000 (3)	$14,118
#OBIWAN	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	1978 Kenner Star Wars Ben (Obi-Wan) Kenobi Action Figure graded AFA 85	Closed	12/6/2021	1/10/2022	$6.00	2,000	$12,000 (3)	$749
#HAMILTON1	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10	Closed	12/6/2021	1/10/2022	$7.00	5,000	$35,000 (3)	$4,718
#GIANNIS2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5	Closed	7/19/2021	1/18/2022	$10.00	41,500	$415,000 (3)	$44,784
#03SERENA	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8	Closed	11/15/2021	1/28/2022	$10.00	8,500	$85,000 (3)	$7,880

#86BONDS	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1986 Topps Traded TIffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	1/27/2022	$4.00	2,000	$8,000 (3)	$319
#MOBYDICK	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1851 First Edition copy of Moby Dick by Herman Melville	Closed	1/3/2022	1/28/2022	$7.00	10,000	$70,000 (3)	$8,037
#IPADPROTO	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	2009 Apple Prototype 1st Generation iPad	Closed	1/3/2022	1/27/2022	$6.50	2,000	$13,000 (3)	$1,537
#BAYC4612	12/13/2021	(Post-Qualification Amendment No. 40 to Offering Statement 1)	Number 4612 Bored Ape Yacht Club NFT with Laser Eyes	Closed	12/13/2021	1/31/2022	$7.00	100,000	$700,000 (3)	$27,150
#FORTNITE	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+	Closed	1/10/2022	2/3/2022	$8.00	2,000	$16,000 (3)	$1,464
#IROBOT	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	1950 First Edition copy of I, Robot by Isaac Asimov	Closed	1/10/2022	2/3/2022	$8.00	1,000	$8,000 (3)	$1,688
#05RODGERS	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5	Closed	1/10/2022	2/3/2022	$8.00	7,000	$56,000 (3)	$4,340
#18OSAKA	1/18/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	2018 Sports Illustrated For Kids Naomi Osaka Rookie Card graded PSA 9	Closed	1/18/2022	2/3/2022	$5.00	2,600	$13,000 (3)	$1,723

#LEICAGOLD	1/18/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	1996 Leica M6 Gold ’King of Thailand' Camera in Condition ‘A’	Closed	1/18/2022	2/3/2022	$8.00	4,000	$32,000 (3)	$2,824
#IOMMI	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar	Closed	9/27/2021	2/7/2022	$10.00	6,500	$65,000 (3)	$13,250
#MARIO64	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++	Closed	1/3/2022	2/7/2022	$10.00	12,500	$125,000 (3)	$20,090
#GWTW	2/9/2022	(Post-Qualification Amendment No. 45 to Offering Statement 1)	1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell	Closed	2/9/2022	3/2/2022	$5.00	5,000	$25,000 (3)	$2,400
#NEWWORLD	1/24/2022	(Post-Qualification Amendment No. 44 to Offering Statement 1)	1932 First Edition copy of Brave New World by Aldous Huxley	Closed	1/24/2022	3/2/2022	$7.00	2,000	$14,000 (3)	$2,003
#JAWA	1/24/2022	(Post-Qualification Amendment No. 44 to Offering Statement 1)	1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80	Closed	1/24/2022	3/2/2022	$3.00	9,000	$27,000 (3)	$535
#GWLETTER	1/18/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	1780 George Washington Handwritten Letter to his Director of Intelligence	Closed	1/18/2022	3/2/2022	$20.00	7,500	$150,000 (3)	$11,743
#MARIOKART	1/24/2022	(Post-Qualification Amendment No. 44 to Offering Statement 1)	1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+	Closed	1/24/2022	3/2/2022	$15.00	5,000	$75,000 (3)	$6,964

#96KOBE2	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	3/3/2022	$10.00	22,500	$225,000 (3)	-$5,777
#BAYC8827	1/18/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	Number 8827 Bored Ape Yacht Club NFT with Trippy Fur	Closed	1/18/2022	3/3/2022	$10.00	82,000	$820,000 (3)	$35,050
#SHOWCASE4	1/24/2022	(Post-Qualification Amendment No. 44 to Offering Statement 1)	1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5	Closed	1/24/2022	3/3/2022	$7.00	11,000	$77,000 (3)	$7,601
#MACALLAN2	2/9/2022	(Post-Qualification Amendment No. 45 to Offering Statement 1)	40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky	Closed	2/9/2022	3/22/2022	$6.00	5,000	$30,000 (3)	-$340
#DOOD6921	2/9/2022	(Post-Qualification Amendment No. 45 to Offering Statement 1)	Number 6921 Doodle NFT	Closed	2/9/2022	3/22/2022	$4.00	11,000	$44,000 (3)	$3,460
#92TIGER	2/9/2022	(Post-Qualification Amendment No. 45 to Offering Statement 1)	1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6	Closed	2/9/2022	3/22/2022	$7.00	10,000	$70,000 (3)	$4,018
#15COBB	2/14/2022	(Post-Qualification Amendment No. 46 to Offering Statement 1)	1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7	Closed	2/14/2022	3/22/2022	$11.00	7,000	$77,000 (3)	$5,052
#HIRST1	2/14/2022	(Post-Qualification Amendment No. 46 to Offering Statement 1)	Damien Hirst The Currency “Who’s really the king” NFT	Closed	2/14/2022	3/22/2022	$4.00	5,000	$20,000 (3)	$1,320

#BRADBURY	2/22/2022	(Post-Qualification Amendment No. 47 to Offering Statement 1)	1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury	Closed	2/22/2022	3/22/2022	$9.00	2,000	$18,000 (3)	$2,838
#BEATLES2	2/22/2022	(Post-Qualification Amendment No. 47 to Offering Statement 1)	1963 Beatles Signed Fan Club Card graded PSA Authentic	Closed	2/22/2022	3/22/2022	$10.00	2,500	$25,000 (3)	$1,483
#SKYWALKER	2/14/2022	(Post-Qualification Amendment No. 46 to Offering Statement 1)	1978 Kenner Star Wars Luke Skywalker Action Figure graded AFA 85	Closed	2/14/2022	3/29/2022	$3.50	5,000	$17,500 (3)	$1,856
#85GPK2	2/28/2022	(Post-Qualification Amendment No. 48 to Offering Statement 1)	Original 1985 Topps Garbage Pail Kids Series 1 Wax Box	Closed	2/28/2022	3/29/2022	$5.00	5,000	$25,000 (3)	$754
#GRIFFEY2	2/28/2022	(Post-Qualification Amendment No. 48 to Offering Statement 1)	1989 Bowman Tiffany #220 Ken Griffey Jr. Rookie Card graded PSA GEM MT 10	Closed	2/28/2022	3/29/2022	$7.75	2,000	$15,500 (3)	$543
#19HAALAND	3/7/2022	(Post-Qualification Amendment No. 49 to Offering Statement 1)	2019 Topps Chrome Bundesliga #72 Erling Haaland Gold Refractor Rookie Card graded PSA 10	Closed	3/7/2022	3/29/2022	$9.00	5,000	$45,000 (3)	$6,693
#MEGALODON	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	Carcharocles Megaladon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Closed	10/12/2021	3/31/2022	$20.00	30,000	$600,000 (3)	$135,930
#KELLER	2/28/2022	(Post-Qualification Amendment No. 48 to Offering Statement 1)	1892 Book Inscribed by Helen Keller to Frances Cleveland	Closed	2/28/2022	4/8/2022	$5.00	3,000	$15,000 (3)	$2,258

#GODFATHER	3/14/2022	(Post-Qualification Amendment No. 50 to Offering Statement 1)	1971 Second Draft Screenplay of The Godfather by Mario Puzo and Francis Ford Coppola	Closed	3/14/2022	4/8/2022	$13.00	1,000	$13,000 (3)	$946
#MAYC5750	1/18/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt	Closed	1/18/2022	4/20/2022	$7.00	10,000	$70,000 (3)	$11,649
#SUPREMEPB	3/14/2022	(Post-Qualification Amendment No. 50 to Offering Statement 1)	2018 Supreme Branded Stern Pinball Machine	Closed	3/14/2022	6/16/2022	$6.00	10,000	$60,000 (3)	$3,248
#MJTICKET	2/9/2022	(Post-Qualification Amendment No. 45 to Offering Statement 1)	1984 Michael Jordan Debut Ticket graded PSA 5	Closed	2/9/2022	6/16/2022	$8.00	20,000	$160,000 (3)	$16,443
#BLASTOISE	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+	Closed	12/6/2021	7/25/2022	$5.00	50,000	$250,000 (3)	$28,713
#MACALLAN3	6/17/2022	(Post-Qualification Amendment No. 51 to Offering Statement 1)	1938 Macallan Single Malt Scotch Whisky	Closed	6/17/2022	7/25/2022	$5.00	4,100	$20,500 (3)	-$844
#COOLCAT	6/17/2022	(Post-Qualification Amendment No. 51 to Offering Statement 1)	Three Original Cartoons Drawn by The Catoonist, Now Known as Clon	Closed	6/17/2022	7/25/2022	$5.00	4,000	$20,000 (3)	$700
#SUPERMAN6	6/17/2022	(Post-Qualification Amendment No. 51 to Offering Statement 1)	1940 Superman #6 Comic Book published by D.C. Comics graded CGC 8.5	Closed	6/17/2022	8/1/2022	$8.00	3,000	$24,000 (3)	$2,032

#MOONPASS	6/17/2022	(Post-Qualification Amendment No. 51 to Offering Statement 1)	1969 NASA Apollo 11 Mission To The Moon Ticket Pass Graded PSA 8	Closed	6/17/2022	8/19/2022	$5.00	1,300	$6,500 (3)	$388
#90FANTASY	6/17/2022	(Post-Qualification Amendment No. 51 to Offering Statement 1)	1990 NES Final Fantasy Video Game graded WATA 9.4 A	Closed	6/17/2022	10/3/2022	$5.00	3,000	$15,000	$1,750
1962 Amazing Fantasy #15 CGC VG+ 4.5				Cancelled / Underlying Asset Sold Pre-Offering (5)
1937 Heisman Memorial Trophy Awarded to Yale University Halfback Clint Frank				Cancelled / Underlying Asset Sold Pre-Offering (5)
1955 Topps #164 Roberto Clemente Rookie Card graded PSA MINT 9				Cancelled / Underlying Asset Sold Pre-Offering (5)
1984 Nike Air Ship Michael Jordan Game-Worn Sneakers				Cancelled / Underlying Asset Sold Pre-Offering (5)
1988 NES Contra Video Game graded Wata 9.6 A+				Cancelled / Underlying Asset Sold Pre-Offering (5)
Number 160 Nounders Noun NFT				Cancelled (5)
1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page				Cancelled (5)
1935 fully operational three-rotor Enigma I electromechanical cipher machine				Cancelled (5)
1796 Map of the First Post-Revolution large Scale Plan for New York City Drawn by John Anderson Jr				Cancelled (5)
1966 Sandy Koufax Signed Dodgers Road Jersey graded MEARS A9.5				Cancelled (5)
TOTAL	--	--	--	--	--	--	--	--	$28,087,650 (6)	--

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission. With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 “non-accredited investors”.

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change. Negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.

(5)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

(6)Represents the proposed maximum public offering price aggregated across all Series for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with Offering Statement. Series whose Offerings have been cancelled are not reflected in this total.

(7)On August 24, 2022, the Company approved a forward split of the Membership Interests of Series #52MANTLE, at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Offering were proportionally adjusted as of the start of trading on August 30, 2022 such that the total maximum of Series #52MANTLE Interests outstanding was increased to 10,000.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted gray in the Master Series Table have not Closed, but we have launched, or are in the process of launching, these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold and have, or will subsequently be, dissolved are highlighted orange in the Master Series Table.

ITEM 1. DESCRIPTION OF BUSINESS

Company History

The Company’s core business is the identification, acquisition, management and marketing of certain collectible items (including collectible memorabilia and alcohol) and digital assets, collectively referred to as “Archive Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Archive Asset (an “Underlying Asset”), and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) as well as certain liabilities related to expenses pre-paid by the Rally Holdings. “Current Period” refers to the time period between January 1, 2023, and December 31, 2023. “Prior Period” refers to the time period between January 1, 2022 and December 31, 2022. The Manager has assembled a network of advisors (the “Advisory Board”) who may advise the Manager on certain business considerations with respect to the Series and aspects of the Platform.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g. determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

Description of the Business

The market for the Asset Class is characterized by: (i) a small number of participants who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Archive Assets, and (ii) a relatively large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of participants.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Archive Assets through a seamless investment experience on the Platform.

An owner interested in selling its Underlying Asset will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting in the Underlying Asset. Traditional methods of transacting in Archive Assets may include large fees, as well as meaningful overhead in terms of asset preparation and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS operated by North Capital Private Securities Corporation (“NCPS”), aims to provide:

(i)Investors with access to the highest quality Archive Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Public Private Execution Network Alternative Trading

System (the “PPEX ATS”) operated by NCPS, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Archive Asset media experience, potentially including “fantasy collecting” features.

In the future the Company may generate revenues through the usage of the Underlying Assets (“Contractual Revenues”), through channels which may include, but are not limited to, the following categories:

•Asset Leasing: Renting the Underlying Asset to a third party over a defined period of time for the payment of fees, typically on a monthly basis

•Sponsorship & Advertising: Enabling third-party brands to display advertising on or in connection with the Underlying Asset for the payment of fees, typically on a Cost per Impression (CPM), Cost per Click (CPC), or Cost per Action (CPA) basis

•Licensing & Royalties: Granting the right for third parties to display, perform or access the Underlying Asset for a fixed fee or a fee calculated as a percentage of the revenue generated by such activities

•Asset Merchandising: Selling goods or services related to the Underlying Asset

The Company has not taken any steps to generate contractual revenues from the usage of the Underlying Asset of any Series, but the Company may choose to pursue any of the above channels, or any other channels, in the future.

Our objective is to become the leading marketplace for investing in Archive Assets and, through the Platform and the PPEX ATS operated by NCPS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Asset Class enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Underlying Asset owner, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses will continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources to sourcing the Archive Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also competing start-up models to facilitate shared ownership of Archive Assets developing in the industry, which will result in additional competition for Archive Assets, some of which have focused on the regulated securities market. There are others who are pursuing similar business models who may decide to enter the Asset Class.

With the continued increase in popularity of the Asset Class, we expect competition for Archive Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine, sports memorabilia, or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates have entered into an arrangement with NCPS and its affiliates to facilitate secondary transactions in Interests issued by the Company on the PPEX ATS. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS was established in the fourth quarter of 2021 to provide a venue for secondary trading of Series Interests and is designed to provide Investors with an efficient means to buy and sell Series Interests in secondary transactions. The Manager has entered into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section in the Company’s offering statement on Form 1-A filed on December 16, 2022, for additional details), the Executing Broker is engaged to execute all resale transactions in Interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager matches any orders or executes or settles any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Process for Secondary Transactions

From time to time, and at any time, isolated non-issuer transactions in Interests of one or more Series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Platform at any time.  The Platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker (as described below), to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer.  For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously.  The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours.  Bid and ask quotes submitted during Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted outside of Market Hours are eligible to match only upon the next commencement of Market Hours.

Once matched by the PPEX ATS, orders are executed by the Executing Broker.  When a trade is executed, the Executing Broker transmits the applicable information (including the number of Interests and price at which they are being sold or purchased) to the Platform, where it is displayed to the relevant Investor.  During Market Hours, the Platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Dwolla, Inc., the third-party holder of Investor funds (“Dwolla”), which then effectuates the funds transfer between the buyer and seller.  After Market Hours end, the Executing Broker provides instructions regarding any transfers of

Interests between Investor accounts to the Custodian, which transfers the Interests accordingly.  The clearing process, which includes the transfer of funds and Interests, is typically completed within one to two business days.  Neither the Platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Platform serves merely as the user interface for the purpose of enabling secondary market trading in Interests. On the Platform, Investors input the details of any orders to buy or sell Interests in secondary transactions (including the number of Interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker (as described below), to the PPEX ATS. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously.  After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Platform’s user interface.  The PPEX ATS accepts orders transmitted from the Platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual Investors. Once an Investor, through the Platform as the user interface, places an order to buy or sell Interests, the Platform routes the order information (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS pursuant to the Tools License Agreement between the Asset Manager and the Executing Broker, and the Software and Services License Agreement between the Asset Manager and North Capital Investment Technology, Inc. (each as described below under “Agreements Relating to Secondary Trading on the PPEX ATS”). Neither the Company nor any other Rally Entity acts as a broker or dealer, and none of them provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In addition, neither the Executing Broker, the Custodian, nor NCPS makes any direction or recommendation as to the purchase or sale of any Interests. Neither the Company, nor the Rally Entities, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party. NCPS, in its capacity as the Custodian, will have custody of Investors’ Interests in the brokerage accounts opened by each Investor with the Custodian.

The Platform acts as a user interface to receive information from, and deliver and display information to, Investors and the registered broker-dealers. None of the Company, the Manager or the Asset Manager will receive any compensation for their role in the trading procedure unless and until they, or one of their affiliates, register as a broker-dealer.  As described under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section in the Company’s offering statement on Form 1-A filed on December 16, 2022, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted in accordance with the process described above.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of, and as directed by, Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  Upon the expiration of the initial two-year term, the Company had the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months. The initial two-year term of the PPEX ATS Company agreement expired on June 14, 2023, and the Company elected to extend the term of the PPEX ATS Company Agreement for one year.

In addition, on October 21, 2021, the Asset Manager entered into a Software and Services License Agreement with NCIT, the parent company of NCPS.  Under this agreement, the Platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Platform as a user interface to the PPEX ATS as described above.  The Asset Manager pays NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Asset Manager has granted a license to the Executing Broker to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.  The Tools License Agreement enables the Executing Broker to use the Asset Manager’s technology (1) to obtain order information that Investors have submitted to the Platform, (2) to enable such order information to be simultaneously routed to the PPEX ATS for matching, and (3) after orders have matched, to transmit information concerning matched orders from the PPEX ATS to the Custodian, Dwolla, and the Platform for display to Investors.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in two professional facilities and in accordance with standards commonly expected when managing Archive Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased two spaces in purpose built, secure, temperature-controlled storage facilities in New Jersey and Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. Each of the facilities used by the Company are monitored by staff approximately 40 hours per week and are under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-

word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We engaged a digital asset custodian to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection are inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and Rally Holdings are located at 446 Broadway, 2nd Floor, New York, NY 10013. Rally Holdings presently has approximately twenty-four full-time employees and six part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates, or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by the Internet Corporation for Assigned Names and Numbers (“ICANN”). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Alcohol

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Regulation of Exchanges

A platform facilitating secondary trading of securities may potentially be considered an exchange which would be required to register with the Commission as a national stock exchange or qualify for an exemption from registration, such as being operated by a broker-dealer as an ATS in compliance with Regulation ATS. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.” Rule 3b-16(b)(1) provides that an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for a system that operates as an ATS. Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the Commission’s staff (“SEC Staff”) as to whether the Platform previously operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of the Order instituting cease-and-desist proceedings.  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s findings in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act.

In late 2021, prior to the settlement, RSE Markets restructured the Platform, which included the Company and Rally Holdings entering into certain agreements (as described elsewhere in this Offering Circular) with the Executing Broker; NCPS, a registered broker-dealer; and NCIT, to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic alternative trading system owned and operated by NCPS and registered with the Commission under the Exchange Act. Following the restructuring, we do not believe that the Platform functions as a national securities exchange or an ATS as currently operated. Specifically, we believe that the

Platform is not an exchange because (1) it does not bring together orders for securities of multiple buyers and sellers, (2) it does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other, and (3) it merely routes orders to a broker-dealer for execution. The Platform provides the interface by which users can submit orders to a broker dealer to buy or sell Interests in secondary transactions. In accordance with Rule 3b-16(b)(1), the Platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS, an ATS registered with the Commission and owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously. The PPEX ATS then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by the PPEX ATS. The Platform’s role in the secondary trading process is limited to (1) receiving orders from Investors, who enter their order on the Platform using either the Rally website or app, (2) making those orders simultaneously accessible to the Executing Broker and the PPEX ATS pursuant to the Tools Licensing Agreement and the Executing Broker’s status as registered broker-dealer and a member of the PPEX ATS, (3) displaying and confirming information regarding the execution and settlement of secondary market transactions based on information received from NCPS (via the Executing Broker), and (4) providing an interface by which Investors can provide information in order to open brokerage accounts with the Executing Broker and the Custodian and a cash account with Dwolla.

In this way, the Platform is simply the user interface that Investors engage with when placing orders for secondary trading of Interests. The decision whether to engage in secondary market trading is left solely to the individual Investors, and neither the Company, its affiliates, nor any of the third-party service providers involved in the secondary trading process provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In reliance upon Rule 3b-16(a) and Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform.

All secondary transactions in Series Interests for which the Platform serves as the user interface are effectuated on the PPEX ATS. See “Description of Business – Liquidity Platform” section for more information.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission, and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European

Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. Comprehensive state privacy laws became effective in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret, and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting, or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officers of RSE Markets is, as of the date of this filing, subject to any material legal proceedings.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the SEC Staff as to whether the Platform previously operated as a securities exchange or ATS under the Exchange Act. On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of an order instituting cease-and-desist proceedings (the “Order”).  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s findings in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act. Any future violation of Section 5 of the Exchange Act by RSE Markets could result in additional administrative proceedings or actions in federal court, as well as harsher sanctions and fines, any of which could have a material adverse effect on our ability to operate the Platform. Additionally, SEC Staff can make reasonable requests from us for further evidence of compliance. Such requests for further information or any additional proceedings could divert management’s attention from executing its business plans and could require additional material expenditures by us to legal counsel or other advisors and service providers, as well as reduce Investors’ confidence in the Company, which could have a material negative impact on our business.

RISK FACTORS

The Interests are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that Investors will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the PPEX ATS (see “Description of Business –Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the PPEX ATS, which is the primary venue for effectuating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of Business – Liquidity Platform” for additional information), may provide some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets.  Secondary trading occurs on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all (see “Description of Business – Liquidity Platform” for additional information).  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Our engagement of the PPEX ATS does not prevent Investors from effectuating secondary trading of Interests in some other manner not involving the PPEX ATS, but there is no guarantee that any other manner of secondary trading will be available or successful.

Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price at which you are able to sell your Interests might be below the amount you paid for them.  In addition, we may elect for certain Series Interests not to trade in secondary transactions on the PPEX ATS, and therefore there will be no liquidity via this method of trading for holders of Interests in such Series unless the Manager determines to allow such Interests to trade on the PPEX ATS at a later date.  As of the date of this filing, we do not intend to limit secondary trading with respect to any Series.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We have a limited operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

We have devoted substantially all of our efforts to establishing our business and principal operations, which commenced in 2019.  Specifically, the Company was formed in January 2019 and the first Series of Interests were sold by the Company in October 2019.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.  No revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been demonstrated.  See the “Management’s Discussion and Analysis” section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Archive Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

Two businesses that are affiliated with the Company, RSE Collection, LLC and RSE Innovation, LLC, have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company or a Series.  This would further inhibit market acceptance of the Company, and if the Company or a Series does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or any Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company or a Series to own a substantial number of Underlying Assets).

The Offering amounts exceed the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred. Amounts outstanding under any Operating Expenses Reimbursement Obligations incurred by a Series will be repaid from the Free Cash Flow or Capital Proceeds generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Manager or Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2019 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Collection, LLC and RSE Innovation, LLC, two series limited liability companies with similar business models in the collectible automobile, memorabilia an alcohol asset class and intangible asset class, respectively, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Archive Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass of demand from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or the PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages of the Platform, resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or secondary transactions.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays.  In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased.  In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex.  Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS.  Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released.  Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users.  We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption.  In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations.  We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform.  If the AWS data centers fail, Platform users may experience down time.  If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users.  In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform.  Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS operated by NCPS also faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such secondary trading will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established when an investor is seeking to buy or sell Interests in a secondary transaction, or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information). It is anticipated that secondary trading will occur on a recurring basis through the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. The frequency and duration of the periods of time during which the PPEX ATS will immediately match offers to buy and sell Interests in secondary transactions will be determined by NCPS in its capacity as operator of the PPEX ATS.  In addition, we may elect for certain Series Interests not to trade in secondary transactions, and therefore there will be no liquidity for holders of Interests in such Series unless the Manager determines to allow such Interests to trade on the PPEX ATS at a later date.  As of the date of this filing, we do not intend to limit secondary trading with respect to any Series.  For the avoidance of doubt, no secondary trading will occur on the Platform, though the Platform is the means by which Investors input and receive information relating to secondary trading (see “Description of the Business – Liquidity Platform” for additional information).

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with secondary trading effectuated on the PPEX ATS.

With respect to secondary trading via the PPEX ATS operated by NCPS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions on the PPEX ATS operated by NCPS (see “Description of the Business – Liquidity Platform” for additional information).

The PPEX ATS is the primary venue for secondary trading of Series Interests.

To the extent that a trading market for our Interests develops, your ability to trade Series Interests in secondary transactions will be limited by the operability and availability of the PPEX ATS, which is the primary venue for secondary trading of Interests. The PPEX ATS may become inoperative (see “The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.” for more detail), or it may become inaccessible to us if

NCPS ceases to operate the PPEX ATS or to offer its functionality to us. In either case, the PPEX ATS would no longer be available as a venue for secondary trading. Though the PPEX ATS is not an exclusive venue for secondary trading of Interests, alternative means of effectuating secondary trading may be limited in availability or may be more burdensome for Investors. Without the PPEX ATS, your ability to resell our Interests could be limited or eliminated, which could delay, or prevent entirely, any return on your invested capital. See “There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.” for more details. For the avoidance of doubt, the Company has no present intention to establish any additional venue for secondary trading of Series Interests.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

We do not expect to generate any revenues at the Company or Series level for some time, and we rely on RSE Markets to fund our operations.

We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors are able to sell their Interests at a price that is higher than the purchase price. Until such time as the Company or a Series generates sufficient revenue, we will be completely reliant on RSE Markets, through the Asset Manager and the Manager, to fund our operations.

Although we believe RSE Markets has sufficient capital resources and sources of liquidity to perform its obligations for the foreseeable future, there can be no assurance that RSE Markets will be able to maintain sufficient capital to satisfy its obligations in future periods. RSE Markets’ capital resources and sources of liquidity will be relied upon by the Company and each listed Series and our auditors in determining our likely ability to continue as a going concern.

RSE Markets’ current liquid capital resources and sources of liquidity have been determined to be insufficient to satisfy its operational requirements, including the obligations with respect to the Company and each listed Series, for at least one year, and the Company and each listed Series have concluded that substantial doubt exists about their ability to continue as a going concern, which may have a material adverse effect on the value of our Interests.

There is substantial doubt about our ability to continue as a going concern.

The Company’s and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business.  Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs.  In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits.  If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If there are deficiencies in our internal controls, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to effectuate resales or other liquidity of the Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

RSE Markets recently settled an enforcement action with the Commission with respect to the prior operation of the Platform, which was found by the Commission to be an unregistered securities exchange. Although RSE Markets has restructured the operation of the Platform to provide for secondary market trading of Interests on an alternative trading system (“ATS”) that is operated by a registered broker-dealer, the federal regulation of securities exchanges and ATSs involves a complex set of statutes and regulations that are subject to change and evolving and differing interpretation.  If the current operation of the Platform is considered to be a securities exchange or ATS, RSE Markets may be subject to additional regulatory actions, which could have a material adverse effect on the Platform and our business.

A securities trading platform that is considered to function as an exchange within the meaning of the Exchange Act must either register with the Commission as a national securities exchange under Section 6 of the Exchange Act or qualify for an exemption from such registration, such as an exchange that is operated by a registered broker-dealer as an ATS in compliance with Regulation ATS.  The Platform operated by RSE Markets is neither registered with the Commission as an exchange nor being operated by a registered broker-dealer as an ATS.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the staff of the Commission (the “SEC Staff”) as to whether the Platform (see “Description of Business – Liquidity Platform”) operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of an order instituting cease-and-desist proceedings (the “Order”).  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s findings in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act. Any future violation of Section 5 of the Exchange Act by RSE Markets could result in additional administrative proceedings or actions in federal court, as well as harsher sanctions and fines, any of which could have a material adverse effect on our ability to operate the Platform. Additionally, SEC Staff can make reasonable requests from us for further evidence of compliance. Such requests for further information or any additional proceedings could divert management’s attention from executing its business plans and could require additional material expenditures by us to legal counsel or other advisors and service providers, as well as reduce Investor’s confidence in the Company, which could have a material negative impact on our business.

In late 2021, prior to the settlement, RSE Markets restructured the Platform, which included the Company and the Asset Manager entering into certain agreements (as described elsewhere in this Offering Circular) with Dalmore Group LLC, a registered-broker dealer, North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer, and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic ATS owned and operated by NCPS and registered with the Commission under the Exchange Act. Following the restructuring, we do not believe that the Platform functions as a national securities exchange or an ATS as currently operated. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform. Any such, limitation, modification, or discontinuation could negatively impact our business, operating results, and financial condition. Furthermore, liability for acting as an unregistered broker-dealer or national securities exchange could include civil monetary penalties and disgorgement, injunctive relief, sanctions, cease-and-desist orders, and/or undertakings requiring the retention of compliance consultants or monitors. Such consequences could be heightened if the SEC Staff determines that the Company has violated the Order discussed above. See “Description of Business – Regulation of Exchanges” below for a more in-depth discussion of the regulatory framework with respect securities exchanges and ATSs.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Interests. In particular, the 2017 Tax Cuts and Jobs Act (the “Tax Act”), signed into law in 2017, includes major changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. In addition, recently enacted legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), made technical corrections, or temporary modifications, to certain of the provisions of the Tax Act. Additional changes to the tax laws are likely to continue to occur, and the Company cannot assure Investors that any such changes will not adversely affect their taxation, the investment in the Interests or the market value or the resale potential of the Company’s Assets. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act and CARES Act, on their investment in the Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Interests.

If a Series cannot be treated as a corporation for tax purposes, Investors may be taxed as partners in a partnership.

The rule that a separate series of a limited liability company is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701-1(a)(5)). This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form. If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

Risks Specific to the Industry and the Asset Class

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

The Asset Class is difficult to value, and it is hoped that the Platform and the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the PPEX ATS operated by NCPS has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Archive Assets, some may be relatively easy to replicate or otherwise forge.  In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete.  As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.  While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate.  A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can be sold only to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to either obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Demand for the assets in the Asset Class has been volatile, and potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Archive Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Archive Assets are most sought after.  Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Archive Assets.  Given the concentrated nature of the Underlying Assets any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football)

can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

Platform, or the PPEX ATS, Memorabilia For example, after the Closing of the Offering of Series Interests in Series #RUTHBALL1, the Company was notified by one of its authenticators that the signature by Babe Ruth on the asset underlying the Company’s Series #RUTHBALL1 (a 1934-39 Official American League baseball) was likely forged. Following investigatory steps, RSE Markets concluded that the signature on the baseball was likely forged.

In There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

•the extent to which current interest in digital assets represents a speculative “bubble”;

•general economic conditions in the United States and the world;

•the regulatory environment relating to digital assets and blockchains; and

•a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the PPEX ATS operated by NCPS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Archive Assets to intensify in the future.  There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to changes in the general sentiment of the underlying fan base and other changes.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.  For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base.  However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets.  For instance, the NHL strike of 1994-1995 caused a loss of fan interest.  Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success. Various forms of Archive Assets go in and out of favor with collectors.

The value of an Archive Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Archive Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco

Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Archive Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience

Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable.  Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to, Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction process for Archive Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Archive Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences.  The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. The use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, either directly or through additional Series, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring, either directly or through additional Series, a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of the ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

•the availability of an exchange or other trading platform for digital assets;

•general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

•changes in the software, software requirements or hardware requirements underlying any digital assets;

•interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

•regulatory measures, if any, that affect the use or holding of digital assets;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-

known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety or decide to list the asset for sale at auction. If the Manager, with the advice of the Advisory Board, deems the sale or auction listing to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Manager and the Advisory Board deem the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Manager and Advisory Board’s decision.

Risks Relating to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

If we need more capital to finance our operations, including operations focused on a particular Underlying Asset, we may raise it through a follow-on offering involving the issuance of additional Interests in one or more Series. Additionally, we may induce third-party service providers, including potential operating partners, to contract with us by promising to issue additional Interests in one or more Series after the initial Offering of Interests in a Series.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. Investors do not have preemptive rights, unless otherwise indicated in the relevant Series Designation. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the PPEX ATS (see “Description of Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes.

Overview

The Company’s core business is the identification, acquisition, marketing and management of certain collectible items (including collectible memorabilia and alcohol) and digital assets, collectively referred to as the “Archive Assets” or the “Asset Class," for the benefit of the investors. The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Archive Assets through a seamless investment experience on the Platform. With respect to secondary market transactions in Interests, the Platform serves as the user interface by which Investors submit orders to buy or sell Interests. The Platform then immediately and automatically routes those orders to those orders (i) to Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”), and (ii) by virtue of the Executing Broker's status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS. The Platform does not connect Investors to any venue for secondary market transactions other than the PPEX ATS, which is owned and operated by NCPS. For a full description of the Platform’s limited role in secondary trading, see the “Description of Business – Liquidity Platform” section above. In addition, we intend for Investors to have the opportunity to participate in a unique collective ownership experience, including through displays at museum/retail locations and social events, as part of the Membership Experience Programs being run by the Manager. The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we ultimately expect to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts, and storage facilities, and to generate Free Cash Flow (as defined in Note F – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements) distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

We believe that collectors and dealers interested in selling their Archive Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Archive Assets. Auction and consignment models may include upwards of ~ 20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Trends Affecting Our Business

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the Underlying Assets, our ability to acquire and manage Archive Assets, and the success of our current and future Offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

•We have a limited operating history upon which to base an evaluation of our business and prospects. We have devoted substantially all our efforts to establishing our business and principal operations, which commenced in 2019. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note F – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period.

•We are in large part reliant on the Asset Manager and its employees to grow and support our business. The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Asset Manager to source, acquire and manage the Underlying Assets and for the Asset Manager to maintain the Platform.  As the Asset Manager has been in existence since only October 2020 and is an early-stage startup company, it has a limited operating history. Further, the Asset Manager is also the Asset Manager for RSE Collection, LLC, and RSE Innovation, LLC, and it may become the Asset Manager of other series limited liability companies with similar business models in the collectible automobiles, memorabilia, alcohol, and other Underlying Asset classes, such as domain names, in the future. Furthermore, the Asset Manager may in the future enter into joint venture agreements with third parties, and such entities may have similar business models. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class. Furthermore, there are a number of key factors that will potentially impact our operating results going forward including the ability of the Asset Manager to:

ocontinue to source high quality Archive Assets at reasonable prices to securitize through the Platform;

omarket the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

ofind and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

ocontinue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

ofind operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

•The collectibles market is currently undergoing a transitional phase, characterized by a blend of stabilization and continued growth, suggesting a moderation from the pandemic era bubble. Forecasted to expand to $594.2 billion by 2034, the sector is witnessing diversification with over 100 categories seeing significant investment. Notable trends include the rise of digital platforms and NFTs, reshaping traditional collectibles like trading cards, as evidenced by Fanatics' acquisition of Major League Baseball Topps. Meanwhile, the sports collectibles market demonstrates robust health, with significant sales despite a decrease in high-value auction transactions. This evolving landscape underscores a strategic shift towards a market that values both digital innovation and traditional collectibles, with an overall trajectory pointing towards sustainable growth and diversification. In the art sector, optimism remains high among dealers and auction houses for 2024, reflecting confidence in continued sales growth or stability. Movie memorabilia, like the iconic 'Titanic' prop, continues to fetch high prices at auction, indicating a vibrant market for cinematic history.

•With the continued increase in popularity of the Asset Class, we expect competition for Archive Assets to intensify in the future. Although our business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role. There are also competing start-up models to facilitate shared ownership of Archive Assets developing in the industry, which will result in additional competition for Archive Assets.

•We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs. Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business. Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs. In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits. If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

•Our business model relies on the availability of the exemption from registration provided by Tier 2 of Regulation A. Under our business model, we must receive qualification under Tier 2 of Regulation A from the Commission with respect to each Offering of Series Interests.  The qualification process has been and may continue to be subject to unanticipated delays, especially if our filings with the Commission are reviewed in full by the staff of the Commission.

•Declines in the market values of certain Archive Assets, especially NFTs, have caused and may continue to cause significant impairment losses on those Archive Assets. During 2023 we recorded $2.86 million in impairment losses stemming from declines in asset values. See Note B.6. to the Consolidated Financial Statements.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings.

Investments in Underlying Assets

We provide investment opportunities in Archive Assets to Investors through the Platform. Archive Assets are financed through various methods including loans from affiliates of the Manager or other third-parties, when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements or consignment agreements negotiated with third-parties or affiliates when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table. We typically acquire Underlying Assets through the following methods.

•Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series.

•Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing.

•Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset.

•Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering. Upon completion of the Offering of each of the Series of Interests, each of the Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the Manager may determine in its reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, as in the case of a purchase option, and therefore requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Archive Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

In addition to acquiring Underlying Assets, from time to time the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), the Company, together with the Manager and the Manager’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In evaluating the offers, the Manager also considers the preference of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

During the Current Period, no purchase agreements were signed to acquire assets.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses

Total for 12/31/2023	New Agreements: 0 Closings: 0	--	$0	$0	$0	$0	$0	-	$0
Total for 12/31/2022	New Agreements: 17 Closings: 14	--	$1,997,114	$0	$1,158,514	$0	$288,600	-	$5,312

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the end of the Current Period.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the Current period.

Note: Purchase Price, Down payment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Current Period i.e., if an Underlying Asset was purchased in a previous period, but had a Closing in the Current period, it would not contribute to the totals for the Current Period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

At the end of the Current Period, there were no Offerings of Series Interests ongoing.

Series	Qualification Date	Underlying Asset	Offering Price per Interest	Membership Interests	Offering Size	Sourcing Fee	Opening Date	Closing Date

Total for Current Period		0 Series	-	-	-	$0	-	-
Total for Prior Period		0 Series	-	-	-	$0	-	-

No Offerings closed during the Current Period.

Series / Series Name	Qualification Date	Underlying Asset	Purchase Price	Opening Date	Closing Date	Date Underlying Asset Acquired	Offering Price per Interest	Membership Interests	Offering Size	Sale Price	Dividend Amount Per Interest

Total for Current Period		0 Series	-	-	-	-	-	-	-	-	-
Total for Prior Period		49 Series	$5,091,907	-	-	-	-	-	$5,717,000	-	-

Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase or decrease in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the Current Period and the Prior Period, the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection, the trend information and the investments in Underlying Assets sections above, or above in the Master Series Table.

Revenues

Revenues may be generated at the Company or the Series level. No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time, if at all. We will update the appropriate disclosure at such time as revenue models have been demonstrated. From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are out of the control or direction of the Company. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note F – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period

Operating Expenses

The Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests.  However, the Manager has agreed to pay and not be reimbursed for certain limited expenses such as post-closing Operating Expenses incurred and recorded by Series’ of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for the Company and all of the Series that are presented as expenses and losses in the Consolidated Statements of Operations summarized by category for the Current Period and the Prior Period are as follows:

Total Operating Expenses
	Current Period	Prior Period	Difference	% Change	Explanation
Storage	$ 42,176	$ 38,994	$ 3,182	8%	Increase in storage rates in Current Period
Transportation	$ 11,313	39,271	$ (27,959)	(71%)	Less asset transportation in Current Period
Insurance	$ 203,984	240,292	$ (36,309)	(15%)	Decrease in number of assets in Current Period due to asset sales
Bookkeeping and Accounting Fees	$ 72,963	78,837	$ (5,874)	(7%)	Decrease in number of assets in Current Period
Marketing Expense	$ 18,800	31,135	$ (12,335)	(40%)	Less marketing activity in Current Period
Banking Fees	$ -	370	$ (370)	(100%)	Decrease in banking fees in Current Period
Transaction Fees	$ 146	406	$ (260)	(64%)	Less transactions occurring in Current Period

Loss on Sale	$ 251,326	117,461	$ 133,865	114%	Increase in sales below carrying value
Loss on Sale of Digital Assets	$ -	6,135	$ (6,135)	(100%)	No digital asset sales in Current Period
Impairment and non sale losses	$ 2,896,094	601,580	$ 2,294,514	381%	Increase in number of NFT and other assets needing impairment
Consolidated	$ 3,496,800	$ 1,154,482	$ 2,342,318	203%

Consolidated gains and other investment income as presented in the Consolidated Statements of Operations for the Current Period and Prior Period are as follows:

Consolidated Gains and Other Investment Income
	Current Period	Prior Period	Difference	% Change	Explanation
Gain on Sale	$ 245,340	$ 1,630,556	$ (1,385,217)	(85%)	Less assets sold and less gains on sales in the Current Period
Investment Income / (Loss)	33,740	503,555	(469,815)	(93%)	Less investment income in the Current Period
Consolidated Gains and Other Investment Income	$ 279,079	$ 2,134,111	$ (1,855,032)	(87%)

See Consolidated Statements of Operations for details of each Series’ expenses, losses, gains and investment income for the Current Period and Prior Period.

Consolidated Expenses, Losses, Gains and Investment Income before Income Taxes
	Current Period	Prior Period
Total Series	$ (2,791,581)	$ 1,484,197
RSE Archive	(426,140)	(504,567)
Total	$ (3,217,721)	$ 979,630

Asset Acquisitions, Purchase Options and Asset Sales

The table below summarizes agreements related to asset acquisitions or asset disposals that were signed during the Current Period and Prior Period and presents the value of Underlying Assets represented by those agreements.

	# of Assets Disposed	Total Value of Assets Disposed ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #
Current Period	(16)	($1,425,820)	-	-	-	-	-	-	(16)
Prior Period	(28)	($2,791,303)	10	$419,114	5	$1,427,500	2	$150,500	(11)
Total:	(44)	$4,217,123	10	$419,114	5	$1,427,500	2	$150,500	(27)

See Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements for the table shows each Underlying Asset that was sold during the Current Period and the Prior Period. Net Gain / (Loss) on Sale of the Current Period and the Prior Period are as below:

Net Gain / (Loss) on Sale
Current Period	($5,986)
Prior Period	$1,513,095

See Note G – Income Tax of our accompanying Notes to the Consolidated Financial Statements for provision for income taxes for each Series that sold their Underlying Asset or generated investment income during the Current Period and the Prior Period. Total provision for income taxes for the Current Period and Prior Period are as follows:

Consolidated Provision for Income Taxes
Current Period	$57,023
Prior Period	$499,713

See “Note C – Related Party Transactions” of our accompanying Notes to Consolidated Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and each Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for such individual Series at the sole discretion of the Manager.

The Company has experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except in connection with the sale of certain Underlying Assets for gains and certain Series that generated investment income (see Asset Disposition section in Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	$(3,274,744)	$(353,756)	$(5,465,934)
Prior Period	$479,917	($1,188,902)	($2,039,206)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. The Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, listed in the table above, at the sole discretion of the Manager. There can be no assurance that the Manager or RSE Markets, Inc. will continue to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of each of the Current Period and Prior Period, the Company and the Series for which Closings had occurred, had total cash or cash equivalents balances as set forth below (see Consolidated Balance Sheets for details of each Series’ cash or cash equivalent balances for the Current and Prior Period).

Cash and Cash Equivalent Balance
	Current Period	Prior Period
Total Series Cash and Cash Equivalents Balance	$ 150,441	$ 576,998
RSE Archive	-	36,479
Total Cash and Cash Equivalents Balance	$ 150,441	$ 613,476

Note: Only includes Series for which an Offering has closed. RSE Archive cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements).

From time to time, the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See “Note A – Description of Organization and Business Operations – Liquidity and Capital Resources” of our accompanying Notes to the Consolidated Financial Statements for additional information.

Recent Developments

The following sets forth updated information with respect to events that have occurred subsequent to the Current Period.

Event	Description
Offerings Opened	0
Offerings Closed	0
Underlying Assets Purchased	0 Purchase Agreements signed 0 Purchase Option Agreements signed 0 Upfront Purchase Agreements signed
Underlying Assets Sold	9
Acquisition Expenses	$0

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following individuals constitute the Board of Directors, executive management, and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	43	President, Director, CEO	05/2016
Robert A. Petrozzo	41	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	44	Chief Financial Officer	08/2016
Joshua Silberstein	49	Director	10/2016

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Officers and Directors of RSE Markets

The following is a brief summary of the background of each director and executive officer of RSE Markets:

Christopher J. Bruno, Founder, President, Director & CEO

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX and UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide. Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the Philadelphia University.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager. The Advisory Board may review the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions. In addition, the Advisory Board assists with, and makes recommendations with respect to, the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g., travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations, and negotiations. To date, four individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance at the Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC Staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Ken Goldin

Ken is the Founder and President of Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non-profit educational museum that is being built in the stadium district.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager generally receives Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

RSE Markets served as Manager of the Company until March 26, 2021, at which time RSE Markets was replaced as Manager by RSE Archive Manager, LLC.

The annual compensation of the Manager was as follows for the fiscal year ended December 31, 2023 and 2022.

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2023	RSE Archive Manager, LLC	Manager	$0	$0	$0
2022	RSE Archive Manager, LLC	Manager	$499,382	$0	$499,382

The Manager usually receives Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. The amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

In the event that the gross proceeds actually received by a Series from its Offering is less than the total maximum, or if the aggregate amount of all of the acquisition costs and offering expenses associated with the Offering (other than the Sourcing Fee) exceeds the amount that had been estimated at the time of commencement of the Offering, then the amount of the Sourcing Fee actually paid to the Manager would be reduced by such shortfall in proceeds or excess in costs and expenses.  In the event that no proceeds from an Offering of a Series remain after the application of proceeds to such acquisition costs and offering expenses associated with the Offering, then the Manager would not receive any Sourcing Fee from such Offering. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”  To date, no Management Fees have been paid by any Series.

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests in each Series acquired on the same terms as the other Investors. The address of the Manager is 446 Broadway, 2nd Floor, New York, NY 10013.

As of the end of the Current Period, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#YOKO	5/11/2020	200	2 / 1%	$16,000
#XMEN94	8/25/2021	10,000	110 / 1%	$65,000
#XLXMEN1	9/7/2021	8,000	80 / 1%	$64,000
#WZRDOFOZ	7/1/2021	6,000	130 / 2%	$90,000
#WILT100	12/14/2021	11,500	115 / 1%	$115,000
#WILDTHING	11/15/2021	2,000	20 / 1%	$18,000
#WILDGUN	12/22/2020	4,000	340 / 9%	$28,000
#WALDEN	7/1/2021	2,000	41 / 2%	$20,500
#VANHALEN	4/15/2021	5,000	321 / 6%	$62,000
#ULYSSES	3/10/2020	500	5 / 1%	$25,500
#TWOCITIES	11/21/2019	200	2 / 1%	$14,500
#TORNEK	7/14/2021	33,000	2,394 / 7%	$165,000
#TOPPSTRIO	8/25/2021	5,000	50 / 1%	$30,000
#TKAM	11/16/2020	2,000	20 / 1%	$32,000
#THEROCK	9/1/2021	1,000	10 / 1%	$12,000
#SURFER4	12/14/2021	10,000	100 / 1%	$80,000
#SUPREMEPB	6/16/2022	10,000	100 / 1%	$60,000
#SUPERMAN6	8/1/2022	3,000	30 / 1%	$24,000
#SUPER21	6/17/2020	8,500	87 / 1%	$8,500
#STARWARS1	7/14/2020	12,000	120 / 1%	$12,000
#SQUIG5847	12/22/2021	6,000	60 / 1%	$66,000
#SPIDER129	11/9/2021	10,000	100 / 1%	$40,000
#SPIDER10	11/3/2020	4,200	42 / 1%	$21,000
#SPIDER1	3/4/2020	1,000	10 / 1%	$22,000
#SOBLACK	10/1/2020	1,000	66 / 7%	$56,000
#SNOOPY	4/7/2020	2,000	52 / 3%	$25,500
#SMURF	11/27/2019	2,000	461 / 23%	$34,500
#SMB3	7/1/2021	5,000	100 / 2%	$25,000
#SMB2	1/10/2022	20,000	200 / 1%	$300,000
#SLASH (3)	9/30/2021	13,000	130 / 1%	$65,000
#SKYWALKER	3/29/2022	5,000	50 / 1%	$17,500
#SIMPSONS1	11/9/2021	2,000	20 / 1%	$18,500
#SHOWCASE4	3/3/2022	11,000	110 / 1%	$77,000
#SHKSPR4	8/6/2020	1,000	10 / 1%	$115,000
#SANTANA (3)	8/9/2021	15,000	161 / 1%	$75,000
#ROOSEVELT	3/10/2020	1,000	10 / 1%	$19,500

#ROCKETBOX	3/22/2021	4,750	95 / 2%	$28,500
#RLEXPEPSI	11/6/2019	2,000	218 / 11%	$17,800
#RIVIERA	7/1/2021	6,000	120 / 2%	$30,000
#PUNK9670	10/7/2021	7,200	72 / 1%	$72,000
#PUNK8103 (3)	10/20/2021	60,000	600 / 1%	$559,800
#PUNK5883 (3)	1/6/2022	40,000	400 / 1%	$600,000
#PUNCHOUT	1/13/2021	10,000	200 / 2%	$90,000
#POTTER	11/21/2019	3,000	31 / 1%	$72,000
#POPEYE (3)	1/6/2022	11,000	110 / 1%	$110,000
#POKEYELOW	4/13/2021	11,000	475 / 4%	$55,000
#POKERED	7/1/2021	10,000	211 / 2%	$40,000
#POKEMON3 (3)	7/14/2021	5,000	114 / 2%	$600,000
#POKEMON2	7/1/2021	41,500	830 / 2%	$415,000
#POKEMON1	7/8/2020	5,000	130 / 3%	$125,000
#POKELUGIA	4/13/2021	10,000	200 / 2%	$110,000
#POKEBLUE	1/27/2021	2,400	100 / 4%	$24,000
#PICNIC	1/27/2021	2,000	90 / 5%	$54,000
#PENGUIN	12/14/2021	10,000	100 / 1%	$60,000
#PACQUIAO	12/22/2021	2,000	20 / 1%	$17,000
#OPEECHEE	3/16/2021	10,000	338 / 3%	$300,000
#OHTANI2	12/14/2021	9,125	92 / 1%	$73,000
#OHTANI1	12/14/2021	10,000	100 / 1%	$90,000
#OBIWAN	1/10/2022	2,000	20 / 1%	$12,000
#NICKLAUS1	7/1/2021	4,000	80 / 2%	$40,000
#NEWWORLD	3/2/2022	2,000	20 / 1%	$14,000
#NEWTON	7/1/2021	30,000	615 / 2%	$300,000
#NESWWF	10/7/2021	6,000	60 / 1%	$18,000
#NESDK3	11/9/2021	22,800	228 / 1%	$114,000
#NEOBOX	7/1/2021	10,000	202 / 2%	$45,000
#NASA1	11/25/2020	10,000	354 / 4%	$300,000
#MOSASAUR	3/15/2021	6,000	120 / 2%	$30,000
#MOONSHOE	12/14/2020	18,000	1,130 / 6%	$180,000
#MOONPASS	8/19/2022	1,300	13 / 1%	$6,500
#MOBYDICK	1/28/2022	10,000	100 / 1%	$70,000
#MJTICKET	6/16/2022	20,000	200 / 1%	$160,000
#METEORITE (3)	9/30/2021	17,500	175 / 1%	$350,000
#MEGALODON	3/31/2022	30,000	12,819 / 43%	$600,000
#MEEB15511	11/3/2021	15,000	150 / 1%	$75,000
#MAYC5750	4/20/2022	10,000	101 / 1%	$70,000
#MARX	11/3/2021	8,000	80 / 1%	$120,000
#MARIOKART	3/2/2022	5,000	50 / 1%	$75,000
#MARIO64	2/7/2022	12,500	125 / 1%	$125,000
#MARADONA	4/9/2021	2,000	40 / 2%	$14,000

#MACALLAN3	7/25/2022	4,100	41 / 1%	$20,500
#MACALLAN2	3/22/2022	5,000	50 / 1%	$30,000
#MACALLAN1	11/30/2021	1,000	10 / 1%	$13,250
#LOTR	6/12/2020	1,000	10 / 1%	$29,000
#LINCOLN	7/9/2020	4,000	126 / 3%	$80,000
#LEICAGOLD	2/3/2022	4,000	40 / 1%	$32,000
#KOMBAT	12/14/2021	10,000	100 / 1%	$90,000
#KIRBY	10/26/2021	10,000	100 / 1%	$60,000
#KEROUAC	2/7/2021	4,900	98 / 2%	$98,000
#KELLER	4/8/2022	3,000	30 / 1%	$15,000
#KARUIZAWA	12/14/2021	13,000	130 / 1%	$65,000
#JUNGLEBOX	1/19/2021	6,900	184 / 3%	$34,500
#JOBSMAC	10/22/2020	5,000	209 / 4%	$50,000
#JAWA	3/2/2022	9,000	90 / 1%	$27,000
#IROBOT	2/3/2022	1,000	10 / 1%	$8,000
#IPADPROTO	1/27/2022	2,000	20 / 1%	$13,000
#IOMMI (3)	2/7/2022	6,500	65 / 1%	$65,000
#ICECLIMB	1/13/2021	10,000	340 / 3%	$80,000
#HUCKFINN	7/1/2021	2,000	40 / 2%	$22,000
#HONUS2	10/26/2021	10,000	100 / 1%	$100,000
#HONUS (3)	12/26/2019	10,000	100 / 1%	$520,000
#HOBBIT	12/22/2021	10,000	100 / 1%	$80,000
#HIRST1	3/22/2022	5,000	50 / 1%	$20,000
#HIMALAYA	5/27/2020	2,000	40 / 2%	$140,000
#HGWELLS	8/2/2021	7,500	75 / 1%	$46,500
#HENDERSON	10/26/2021	27,000	270 / 1%	$135,000
#HAMILTON1	1/10/2022	5,000	50 / 1%	$35,000
#GYMBOX	7/1/2021	3,000	60 / 2%	$18,000
#GWTW	3/2/2022	5,000	50 / 1%	$25,000
#GWLOTTO	7/1/2021	2,500	50 / 2%	$35,000
#GWLETTER	3/2/2022	7,500	75 / 1%	$150,000
#GRIFFEYJR	8/9/2021	2,500	25 / 1%	$20,000
#GRIFFEY2	3/29/2022	2,000	20 / 1%	$15,500
#GRAPES	12/14/2020	2,000	170 / 9%	$39,000
#GOLDENEYE	12/14/2020	5,000	50 / 1%	$25,000
#GODFATHER	4/8/2022	1,000	10 / 1%	$13,000
#GMTBLACK1	6/25/2020	1,000	10 / 1%	$28,000
#GIJOE	12/22/2021	5,000	50 / 1%	$45,000
#GIANNIS2	1/18/2022	41,500	6,293 / 15%	$415,000
#GHOST1	10/20/2021	2,000	20 / 1%	$14,000
#GATSBY	10/1/2020	4,000	150 / 4%	$200,000
#FROST	11/21/2019	200	3 / 2%	$13,500
#FOSSILBOX	1/25/2021	4,200	85 / 2%	$21,000

#FORTNITE	2/3/2022	2,000	20 / 1%	$16,000
#FLASH123	7/28/2021	3,625	50 / 1%	$29,000
#FEDERAL	2/7/2021	10,000	200 / 2%	$150,000
#FAUBOURG2	3/8/2021	11,000	370 / 3%	$165,000
#FANTASY7	12/8/2021	10,000	100 / 1%	$40,000
#FANFOUR5	4/6/2021	10,000	200 / 2%	$80,000
#EINSTEIN2	8/9/2021	5,000	51 / 1%	$80,000
#EINSTEIN	12/13/2019	2,000	20 / 1%	$14,500
#DUNE	12/22/2020	1,000	10 / 1%	$13,250
#DOOD6921 (3)	3/22/2022	11,000	128 / 1%	$44,000
#DOMINOS	1/27/2021	2,000	42 / 2%	$11,000
#DIMAGGIO3 (3)	7/14/2021	22,500	451 / 2%	$450,000
#DIMAGGIO2	11/18/2020	2,000	33 / 2%	$21,000
#DEATON	2/17/2021	11,400	384 / 3%	$285,000
#CURIO10	11/15/2021	10,000	100 / 1%	$75,000
#COOLCAT	7/25/2022	4,000	40 / 1%	$20,000
#CONGRESS	8/9/2021	5,000	50 / 1%	$120,000
#CLEMENTE2	11/9/2020	2,000	95 / 5%	$70,000
#CHURCHILL	8/6/2020	7,500	75 / 1%	$7,500
#CATCHER	6/12/2020	500	5 / 1%	$12,500
#CASTLEII	10/12/2021	2,000	23 / 1%	$18,000
#CAPTAIN3	7/30/2020	1,000	11 / 1%	$37,000
#BULLSRING	1/13/2021	30,000	1,125 / 4%	$300,000
#BROSGRIMM	10/26/2021	5,000	1,287 / 26%	$135,000
#BRADBURY	3/22/2022	2,000	20 / 1%	$18,000
#BOND1	6/12/2020	1,000	10 / 1%	$39,000
#BLASTOISE	7/25/2022	50,000	9,738 / 19%	$250,000
#BIRKINTAN	6/25/2020	1,000	10 / 1%	$28,000
#BIRKINBOR	2/20/2020	2,000	122 / 6%	$52,500
#BIRKINBLU	11/27/2019	1,000	161 / 16%	$58,000
#BEATLES2	3/22/2022	2,500	25 / 1%	$25,000
#BEATLES1	12/22/2021	6,000	60 / 1%	$24,000
#BAYC9159 (3)	12/8/2021	39,000	390 / 1%	$195,000
#BAYC8827 (3)	3/3/2022	82,000	820 / 1%	$820,000
#BAYC7359	11/10/2021	19,000	190 / 1%	$190,000
#BAYC601	10/12/2021	16,500	165 / 1%	$165,000
#BAYC4612 (3)	1/31/2022	100,000	1,004 / 1%	$700,000
#BATMAN6	11/4/2020	2,000	22 / 1%	$27,000
#BATMAN3	3/4/2020	1,000	10 / 1%	$78,000
#BATMAN2	7/28/2021	8,500	170 / 2%	$85,000
#BATMAN181	12/22/2021	5,000	50 / 1%	$50,000
#AVENGE57	1/13/2021	20,000	551 / 3%	$20,000
#APPLELISA	12/22/2021	10,000	100 / 1%	$110,000

#APPLE1	7/1/2021	33,000	678 / 2%	$825,000
#APOLLO11	4/19/2020	1,000	11 / 1%	$32,000
#ANMLFARM	11/23/2020	1,000	10 / 1%	$10,000
#ALICE	11/3/2020	12,000	122 / 1%	$12,000
#AGHOWL	3/11/2020	500	5 / 1%	$19,000
#AC23	7/1/2021	4,000	40 / 1%	$28,000
#99TMB2	1/13/2021	10,000	580 / 6%	$60,000
#99MJRETRO	7/28/2021	10,000	111 / 1%	$50,000
#99CHARZRD	4/9/2021	35,000	1,204 / 3%	$350,000
#98ZELDA	2/17/2021	5,000	101 / 2%	$23,500
#98MANNING	12/22/2021	2,000	20 / 1%	$22,000
#98KANGA	12/14/2020	21,250	214 / 1%	$170,000
#98JORDAN2	11/30/2021	16,500	165 / 1%	$330,000
#98GTA	1/27/2021	3,150	64 / 2%	$15,750
#97KOBE	8/25/2021	10,000	105 / 1%	$65,000
#96KOBE2	3/3/2022	22,500	225 / 1%	$225,000
#96KOBE	4/9/2021	7,000	140 / 2%	$77,000
#96JORDAN2	1/19/2021	10,800	341 / 3%	$54,000
#96CHARZRD	1/13/2021	6,500	201 / 3%	$65,000
#95TOPSUN	3/15/2021	10,000	200 / 2%	$60,000
#94JORDAN	3/22/2021	10,000	200 / 2%	$85,000
#94JETER	8/24/2020	1,000	10 / 1%	$45,000
#93JETER	11/9/2021	1,000	10 / 1%	$16,000
#93DAYTONA	10/1/2020	2,000	20 / 1%	$42,000
#92TIGER (3)	3/22/2022	10,000	100 / 1%	$70,000
#91JORDAN	2/24/2021	10,000	726 / 7%	$70,000
#90FANTASY	10/3/2022	3,000	30 / 1%	$15,000
#90BATMAN	11/3/2021	10,000	100 / 1%	$59,000
#89TMNT	10/7/2021	2,000	20 / 1%	$22,000
#87ZELDA	8/9/2021	10,000	100 / 1%	$115,000
#87JORDAN	7/1/2021	10,000	200 / 2%	$50,000
#86RICE	9/15/2020	23,000	232 / 1%	$23,000
#86JORDAN2	8/11/2021	10,000	100 / 1%	$80,000
#86FLEER	12/22/2020	16,500	731 / 4%	$165,000
#86BONDS	1/27/2022	2,000	20 / 1%	$8,000
#85NES	11/30/2020	8,000	681 / 9%	$32,000
#85MJPROMO	4/6/2021	3,500	71 / 2%	$28,000
#85LEMIEUX	7/1/2021	17,500	351 / 2%	$87,500
#85JORDAN2	8/2/2021	20,000	2,477 / 12%	$280,000
#85JORDAN	12/7/2020	10,000	101 / 1%	$250,000
#85GPK2	3/29/2022	5,000	50 / 1%	$25,000
#85GPK	7/28/2021	1,000	10 / 1%	$12,000
#85ERVING	7/28/2021	10,000	3,746 / 37%	$45,000

#83JOBS	12/22/2021	10,000	100 / 1%	$75,000
#81MONTANA	7/1/2021	10,000	200 / 2%	$70,000
#81BIRD	8/25/2021	5,000	50 / 1%	$30,000
#80ALI	7/28/2021	10,000	1,531 / 15%	$75,000
#79STELLA	11/16/2020	13,800	368 / 3%	$69,000
#79GRETZKY	2/25/2021	20,000	1,355 / 7%	$800,000
#76PAYTON	4/6/2021	10,000	350 / 4%	$65,000
#75ALI	12/29/2019	1,000	309 / 31%	$46,000
#71TOPPS	2/17/2021	17,000	340 / 2%	$68,000
#71MAYS (3)	10/31/2019	2,000	21 / 1%	$57,000
#70AARON	1/13/2021	6,000	120 / 2%	$18,000
#69KAREEM	12/7/2020	2,500	25 / 1%	$27,500
#68RYAN	4/9/2021	10,000	200 / 2%	$70,000
#68MAYS	7/26/2020	2,000	21 / 1%	$39,000
#66ORR	8/9/2021	10,000	112 / 1%	$50,000
#62MANTLE	11/4/2020	6,000	60 / 1%	$150,000
#62BOND	2/7/2021	15,500	310 / 2%	$93,000
#61JFK	7/7/2020	2,000	20 / 1%	$23,000
#60MANTLE (3)	10/20/2021	42,500	425 / 1%	$850,000
#60ALI	7/14/2021	23,500	756 / 3%	$235,000
#59JFK	12/7/2020	2,000	20 / 1%	$26,000
#59FLASH	1/25/2021	10,000	202 / 2%	$65,000
#59BOND	3/16/2021	10,250	283 / 3%	$82,000
#58PELE3	7/28/2021	11,250	3,029 / 27%	$225,000
#57STARR	10/8/2020	8,000	80 / 1%	$8,000
#57MANTLE	9/21/2020	8,000	89 / 1%	$8,000
#56TEDWILL	7/26/2020	2,000	70 / 4%	$90,000
#56MANTLE	3/11/2020	10,000	103 / 1%	$10,000
#56AARON	7/1/2021	10,000	206 / 2%	$50,000
#52MANTLE	10/25/2019	10,000	450 / 5%	$132,000
#48JACKIE	4/15/2021	18,750	932 / 5%	$375,000
#39TEDWILL	8/24/2020	5,600	56 / 1%	$28,000
#36OWENS	10/12/2021	2,500	25 / 1%	$25,000
#34GEHRIG	12/14/2020	5,000	352 / 7%	$35,000
#33RUTH	2/26/2020	2,000	20 / 1%	$77,000
#2020TOPPS (3)	8/25/2020	10,000	100 / 1%	$100,000
#19HAALAND	3/29/2022	5,000	50 / 1%	$45,000
#18ZION	4/2/2020	500	5 / 1%	$15,000
#18OSAKA	2/3/2022	2,600	26 / 1%	$13,000
#18LUKA	4/6/2021	5,300	106 / 2%	$26,500
#18ALLEN	10/12/2021	12,000	120 / 1%	$36,000
#17DUJAC	3/8/2021	3,250	250 / 8%	$26,000
#1776	11/26/2021	80,000	1,605 / 2%	$2,000,000

#16SCREAG	9/15/2020	1,000	10 / 1%	$39,000
#16PETRUS	11/3/2020	9,000	340 / 4%	$45,000
#15COBB	3/22/2022	7,000	70 / 1%	$77,000
#14DRC	9/15/2020	1,000	10 / 1%	$54,000
#13GIANNIS	1/13/2021	5,000	100 / 2%	$25,000
#13BEAUX	11/23/2020	5,100	51 / 1%	$25,500
#11BELAIR	4/6/2021	2,000	40 / 2%	$22,000
#10COBB	11/14/2019	1,000	12 / 1%	$39,000
#09TROUT2	3/16/2021	11,200	229 / 2%	$56,000
#09TROUT	10/8/2020	11,250	113 / 1%	$225,000
#09RBLEROY	9/1/2021	4,300	43 / 1%	$107,500
#09HARDEN	11/3/2021	2,000	20 / 1%	$26,000
#09CURRY2	7/28/2021	21,000	2,306 / 11%	$525,000
#09CURRY	2/2/2021	2,500	52 / 2%	$25,000
#09COBB	1/19/2021	8,000	162 / 2%	$32,000
#09BEAUX	2/2/2021	6,800	151 / 2%	$34,000
#07DURANT	7/1/2021	9,000	90 / 1%	$117,000
#06BRM	12/14/2020	1,850	97 / 5%	$18,500
#05RODGERS	2/3/2022	7,000	70 / 1%	$56,000
#05MJLJ	7/1/2021	20,500	410 / 2%	$82,000
#05LATOUR	9/15/2020	1,000	11 / 1%	$9,800
#04MESSI2	9/1/2021	5,000	50 / 1%	$35,000
#04MESSI	1/13/2021	9,000	410 / 5%	$45,000
#04LEBRON	12/7/2020	5,000	291 / 6%	$50,000
#03TACHE	1/13/2021	15,600	452 / 3%	$78,000
#03SERENA	1/28/2022	8,500	85 / 1%	$85,000
#03RONALDO	10/26/2021	12,500	125 / 1%	$175,000
#03LEBRON5	9/13/2021	8,500	85 / 1%	$85,000
#03LEBRON3	3/15/2021	10,000	325 / 3%	$230,000
#03LEBRON2	12/14/2020	5,000	152 / 3%	$100,000
#03KOBE2	10/22/2020	5,750	75 / 1%	$23,000
#03KOBE	8/16/2020	6,250	65 / 1%	$50,000
#03JORDAN2	2/22/2021	10,000	205 / 2%	$42,000
#03JORDAN	8/16/2020	2,000	21 / 1%	$41,000
#01TIGER2	8/9/2021	2,000	47 / 2%	$17,000
#01TIGER	1/13/2021	1,850	71 / 4%	$18,500
#01HALO	8/9/2021	2,500	28 / 1%	$17,000
#00MOUTON	7/1/2021	2,000	40 / 2%	$27,000
#00BRADY2	10/7/2021	32,500	325 / 1%	$325,000
#00BRADY	11/30/2020	3,750	68 / 2%	$45,000
#DIMAGGIO	6/4/2020	1,000	10 / 1%	$22,000
#CLEMENTE	6/4/2020	1,000	60 / 6%	$38,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated. Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series. Upon the Closing of the Offering, the Manager must own at least one (1) Interest, which may then be transferred to the Asset Manager.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Archive Manager, LLC is the Manager of each of the Series. The Manager’s address is 446 Broadway, 2nd Floor, New York, NY 10013. The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets. Christopher Bruno, Chief Executive Officer, President and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act. The address of Mr. Bruno is the same as that of the Manager.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the Interests of a Series of the Company. The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of December 31, 2023:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#00BRADY2	Stone Ridge Asset Management (3)	8,108	25%
#01HALO	Stone Ridge Asset Management (3)	623	25%
#01TIGER2	Stone Ridge Asset Management (3)	499	25%
#03JORDAN	Mirza Beg (21)	219	11%
#03JORDAN	Mark Pepitone (44)	200	10%
#03KOBE	Dan Burke (66)	1,859	30%
#03LEBRON5	Stone Ridge Asset Management (3)	2,120	25%
#03RONALDO	Stone Ridge Asset Management (3)	3,123	25%
#03SERENA	Stone Ridge Asset Management (3)	2,124	25%
#04MESSI2	Stone Ridge Asset Management (3)	1,247	25%
#05LATOUR	Timothy Mihelich (2)	100	10%
#05LATOUR	John Linskey (48)	100	10%
#05LATOUR	Phil Moine (63)	100	10%
#05RODGERS	Stone Ridge Asset Management (3)	1,400	20%
#07DURANT	Stone Ridge Asset Management (3)	2,245	25%
#09BEAUX	John Cochran (45)	948	14%
#09CURRY2	Stone Ridge Asset Management (3)	5,239	25%
#09HARDEN	Stone Ridge Asset Management (3)	499	25%
#09HARDEN	Philip Myerson (8)	227	11%
#09RBLEROY	Stone Ridge Asset Management (3)	1,072	25%
#09TROUT	Harper Boone (25)	1,171	10%
#15COBB	Stone Ridge Asset Management (3)	1,050	15%
#16SCREAG	Josh Bradbury (43)	123	12%
#1776	Rick Heitzmann (51)	40,470	51%
#18ALLEN	Stone Ridge Asset Management (3)	2,994	25%
#18LUKA	Jason Thomas (41)	530	10%
#18OSAKA	Stone Ridge Asset Management (3)	390	15%
#18ZION	Philip Myerson (8)	60	12%
#19HAALAND	Stone Ridge Asset Management (3)	500	10%
#2020TOPPS	The Topps Company, Inc. (61)	5,000	50%

#36OWENS	Stone Ridge Asset Management (3)	623	25%
#36OWENS	Kyle Hart (57)	488	20%
#48JACKIE	Jude Arena (33)	2,433	13%
#56AARON	Stone Ridge Asset Management (3)	2,495	25%
#56TEDWILL	Jack Smith (29)	522	26%
#56TEDWILL	Da Woon Kang (56)	200	10%
#57STARR	Mark Stannard (46)	1,594	20%
#58PELE3	Stone Ridge Asset Management (3)	2,806	25%
#59BOND	Jack Smith (29)	1,025	10%
#59BOND	Jesse Jacobs (52)	1,025	10%
#59FLASH	Troy Shay (30)	1,000	10%
#59FLASH	Stavros Merjos (50)	3,700	37%
#60ALI	Jack Smith (29)	2,350	10%
#60ALI	Stone Ridge Asset Management (3)	5,863	25%
#60MANTLE	Stone Ridge Asset Management (3)	10,603	25%
#60MANTLE	Ken Goldin (7)	21,250	50%
#62BOND	Jack Smith (29)	1,550	10%
#62MANTLE	Mike Kushion (19)	600	10%
#62MANTLE	Craig Osika (47)	600	10%
#66ORR	Stone Ridge Asset Management (3)	2,495	25%
#68MAYS	William Ammons (20)	610	31%
#69KAREEM	Justin Caldbeck (11)	407	16%
#71TOPPS	Eric Roberts (28)	5,095	30%
#71TOPPS	Jack Smith (29)	1,700	10%
#80ALI	Stone Ridge Asset Management (3)	2,495	25%
#81BIRD	Stone Ridge Asset Management (3)	1,247	25%
#81BIRD	Shawn Nigg (15)	559	11%
#83JOBS	Stone Ridge Asset Management (3)	2,499	25%
#85ERVING	Stone Ridge Asset Management (3)	2,495	25%
#85GPK	Stone Ridge Asset Management (3)	249	25%
#85GPK2	Stone Ridge Asset Management (3)	500	10%
#85JORDAN2	Mirza Beg (32)	2,305	12%
#85JORDAN2	Elliot Tebele (64)	6,038	30%
#85LEMIEUX	Harper Boone (25)	1,839	11%
#85NES	Andy Galica (59)	1,288	16%
#86BONDS	Stone Ridge Asset Management (3)	400	20%
#86FLEER	Mike Kushion (19)	2,155	13%
#86JORDAN2	Stone Ridge Asset Management (3)	2,495	25%
#86JORDAN2	Wade Holland (24)	1,204	12%
#87ZELDA	Stone Ridge Asset Management (3)	2,495	25%
#89TMNT	Stone Ridge Asset Management (3)	499	25%

#90BATMAN	Stone Ridge Asset Management (3)	2,499	25%
#92TIGER	Stone Ridge Asset Management (3)	1,500	15%
#93JETER	Stone Ridge Asset Management (3)	249	25%
#94JETER	Philip Myerson (8)	120	12%
#94JETER	Jack Smith (29)	224	22%
#94JORDAN	Elliot Tebele (64)	2,361	24%
#95TOPSUN	Andy Galica (59)	1,113	11%
#96JORDAN2	Elliot Tebele (64)	4,836	45%
#96KOBE2	Stone Ridge Asset Management (3)	4,500	20%
#97KOBE	Stone Ridge Asset Management (3)	2,495	25%
#98GTA	Jeremy Newns (53)	315	10%
#98JORDAN2	Stone Ridge Asset Management (3)	4,123	25%
#98KANGA	Karan Wadhera (42)	7,368	35%
#98MANNING	Stone Ridge Asset Management (3)	499	25%
#99MJRETRO	Stone Ridge Asset Management (3)	2,495	25%
#AC23	Stone Ridge Asset Management (3)	998	25%
#AGHOWL	Philip Myerson (8)	82	16%
#AGHOWL	Ketan Patel (13)	50	10%
#ANMLFARM	Mark Bell (37)	124	12%
#APOLLO11	Jack Smith (29)	125	13%
#APPLE1	Stone Ridge Asset Management (3)	8,233	25%
#APPLE1	Jack Smith (29)	3,551	11%
#APPLELISA	Stone Ridge Asset Management (3)	1,589	16%
#AVENGE57	Jose Vela (55)	2,352	12%
#BATMAN181	Stone Ridge Asset Management (3)	1,249	25%
#BATMAN181	Mike Kushion (19)	509	10%
#BATMAN2	Stone Ridge Asset Management (3)	2,120	25%
#BATMAN2	Stavros Merjos (50)	1,157	14%
#BATMAN3	Kyle Hart (57)	156	16%
#BATMAN6	Stavros Merjos (50)	395	20%
#BAYC4612	Sam Gellman (58)	22,745	23%
#BAYC8827	Sam Gellman (58)	22,488	27%
#BEATLES1	Stone Ridge Asset Management (3)	1,499	25%
#BEATLES1	Kyle Hart (57)	711	12%
#BEATLES2	Stone Ridge Asset Management (3)	250	10%
#BIRKINBLU	Jack Smith (29)	110	11%
#BIRKINTAN	Jack Smith (29)	298	30%
#BLASTOISE	Stone Ridge Asset Management (3)	12,495	25%
#BOND1	Jack Smith (29)	150	15%
#BRADBURY	Stone Ridge Asset Management (3)	300	15%
#BROSGRIMM	Stone Ridge Asset Management (3)	1,247	25%

#BULLSRING	Matt Suster (5)	8,870	30%
#CAPTAIN3	Mike Kushion (19)	251	25%
#CASTLEII	Stone Ridge Asset Management (3)	499	25%
#CASTLEII	Andy Galica (59)	419	21%
#CLEMENTE	Chris Passaretti (67)	120	12%
#CLEMENTE2	William Ammons (20)	494	25%
#CONGRESS	Stone Ridge Asset Management (3)	1,247	25%
#DIMAGGIO	Robert OBrien (68)	214	21%
#DIMAGGIO	Michael Sokolyansky (69)	117	12%
#DIMAGGIO3	Stone Ridge Asset Management (3)	5,613	25%
#DIMAGGIO3	Ken Goldin (7)	11,250	50%
#DIMAGGIO3	Jack Smith (29)	2,250	10%
#DOMINOS	Peter Frye (23)	339	17%
#DOMINOS	Richard Aguilera (27)	201	10%
#DUNE	Sean Buish (35)	201	20%
#EINSTEIN2	Stone Ridge Asset Management (3)	1,247	25%
#EINSTEIN2	Jack Smith (29)	500	10%
#FANFOUR5	Mike Kushion (19)	1,078	11%
#FANFOUR5	Stavros Merjos (50)	1,288	13%
#FANTASY7	Stone Ridge Asset Management (3)	2,499	25%
#FEDERAL	Philip Myerson (8)	1,666	17%
#FLASH123	Stone Ridge Asset Management (3)	904	25%
#FLASH123	Mike Kushion (19)	426	12%
#FORTNITE	Stone Ridge Asset Management (3)	400	20%
#GHOST1	Stone Ridge Asset Management (3)	499	25%
#GHOST1	Stavros Merjos (50)	387	19%
#GIANNIS2	Stone Ridge Asset Management (3)	10,354	25%
#GIANNIS2	Jack Smith (29)	4,150	10%
#GIJOE	Stone Ridge Asset Management (3)	1,249	25%
#GODFATHER	Stone Ridge Asset Management (3)	100	10%
#GRIFFEY2	Stone Ridge Asset Management (3)	200	10%
#GRIFFEYJR	Stone Ridge Asset Management (3)	623	25%
#GWLETTER	Stone Ridge Asset Management (3)	1,125	15%
#GWLOTTO	Joe Colangelo (14)	250	10%
#GWLOTTO	Jack Smith (29)	280	11%
#GWTW	Stone Ridge Asset Management (3)	750	15%
#GYMBOX	Cristiano Bierrenbach (31)	317	11%
#HAMILTON1	Stone Ridge Asset Management (3)	1,249	25%
#HAMILTON1	Michael Inouye (12)	590	12%
#HENDERSON	Stone Ridge Asset Management (3)	6,747	25%
#HENDERSON	Jack Smith (29)	2,700	10%

#HGWELLS	Stone Ridge Asset Management (3)	1,871	25%
#HIMALAYA	George Tsai (4)	373	19%
#HIMALAYA	Jack Smith (29)	250	13%
#HOBBIT	Stone Ridge Asset Management (3)	2,499	25%
#HONUS	Ken Goldin (7)	5,289	53%
#HONUS2	Stone Ridge Asset Management (3)	2,499	25%
#HONUS2	David Gerber (22)	1,690	17%
#HUCKFINN	Philip Myerson (8)	214	11%
#ICECLIMB	Justin Caldbeck (11)	1,475	15%
#IOMMI	Mark Taylor (40)	1,300	20%
#IPADPROTO	Stone Ridge Asset Management (3)	400	20%
#IROBOT	Stone Ridge Asset Management (3)	200	20%
#JAWA	Stone Ridge Asset Management (3)	1,800	20%
#KARUIZAWA	Stone Ridge Asset Management (3)	3,248	25%
#KARUIZAWA	Kyle Hart (57)	1,409	11%
#KELLER	Stone Ridge Asset Management (3)	450	15%
#KIRBY	Stone Ridge Asset Management (3)	2,499	25%
#KOMBAT	Stone Ridge Asset Management (3)	2,499	25%
#LEICAGOLD	Stone Ridge Asset Management (3)	600	15%
#LINCOLN	Jack Smith (29)	1,008	25%
#MACALLAN1	Stone Ridge Asset Management (3)	249	25%
#MACALLAN2	Stone Ridge Asset Management (3)	750	15%
#MARIO64	Stone Ridge Asset Management (3)	2,500	20%
#MARIOKART	Stone Ridge Asset Management (3)	1,000	20%
#MARX	Stone Ridge Asset Management (3)	1,999	25%
#MEGALODON	Stone Ridge Asset Management (3)	7,497	25%
#METEORITE	Stone Ridge Asset Management (3)	4,366	25%
#METEORITE	Alan Ginsberg (65)	4,375	25%
#MJTICKET	Stone Ridge Asset Management (3)	3,000	15%
#MOBYDICK	Stone Ridge Asset Management (3)	2,000	20%
#MOONSHOE	David Sung (26)	1,800	10%
#MOONSHOE	Jack Smith (29)	1,800	10%
#MOSASAUR	Yinan Wang (1)	780	13%
#NASA1	Matt Suster (5)	2,212	22%
#NASA1	Jack Smith (29)	1,000	10%
#NASA1	Jeff Khau (49)	1,000	10%
#NESDK3	Stone Ridge Asset Management (3)	5,697	25%
#NESWWF	Stone Ridge Asset Management (3)	1,497	25%
#NEWTON	Stone Ridge Asset Management (3)	7,485	25%
#NEWTON	Christopher Nguyen (60)	3,000	10%
#NEWWORLD	Stone Ridge Asset Management (3)	300	15%

#NICKLAUS1	Jack Smith (29)	400	10%
#OBIWAN	Stone Ridge Asset Management (3)	499	25%
#OHTANI1	Stone Ridge Asset Management (3)	2,499	25%
#OHTANI2	Stone Ridge Asset Management (3)	2,280	25%
#OPEECHEE	Mike Kushion (19)	1,224	12%
#PACQUIAO	Stone Ridge Asset Management (3)	499	25%
#PENGUIN	Stone Ridge Asset Management (3)	2,499	25%
#PENGUIN	Stavros Merjos (50)	1,150	12%
#PICNIC	Jack Smith (29)	200	10%
#POKEBLUE	Hyun Hong (16)	374	16%
#POKELUGIA	Jack Smith (29)	1,000	10%
#POKEMON3	Stone Ridge Asset Management (3)	1,247	25%
#POKEMON3	Justin Caldbeck (11)	551	11%
#POKEMON3	Jack Smith (29)	500	10%
#POKERED	Stone Ridge Asset Management (3)	2,495	25%
#POPEYE	Stone Ridge Asset Management (3)	2,748	25%
#POPEYE	Eric Naierman (6)	3,305	30%
#PUNCHOUT	Jack Smith (29)	1,438	14%
#PUNCHOUT	Cyrus Irani (36)	2,514	25%
#PUNK8103	Michael Hanley (10)	20,149	34%
#SANTANA	Stone Ridge Asset Management (3)	3,742	25%
#SANTANA	John Superson (39)	3,000	20%
#SHKSPR4	Shawn Nigg (15)	144	14%
#SHKSPR4	Jack Smith (29)	100	10%
#SHKSPR4	Robert Slama (62)	100	10%
#SHOWCASE4	Stone Ridge Asset Management (3)	2,200	20%
#SHOWCASE4	Mike Kushion (19)	2,666	24%
#SIMPSONS1	Stone Ridge Asset Management (3)	499	25%
#SKYWALKER	Stone Ridge Asset Management (3)	750	15%
#SLASH	Mark Taylor (40)	2,600	20%
#SLASH	David Holets (54)	1,380	11%
#SMB2	Stone Ridge Asset Management (3)	4,998	25%
#SNOOPY	Tanay Modi (17)	217	11%
#SNOOPY	Mike Kushion (19)	238	12%
#SPIDER10	Stavros Merjos (50)	445	11%
#SPIDER129	Stone Ridge Asset Management (3)	2,499	25%
#SPIDER129	Shawn Edwards (34)	1,215	12%
#SUPREMEPB	Stone Ridge Asset Management (3)	1,000	10%
#SURFER4	Stone Ridge Asset Management (3)	2,499	25%
#THEROCK	Stone Ridge Asset Management (3)	249	25%
#TOPPSTRIO	Stone Ridge Asset Management (3)	1,247	25%

#TORNEK	Stone Ridge Asset Management (3)	8,233	25%
#TORNEK	Jack Smith (29)	3,300	10%
#WALDEN	Stone Ridge Asset Management (3)	499	25%
#WALDEN	Kevin Harper (38)	370	19%
#WILDGUN	Andy Galica (59)	654	16%
#WILDTHING	Stone Ridge Asset Management (3)	499	25%
#WILT100	Stone Ridge Asset Management (3)	2,873	25%
#WZRDOFOZ	Stone Ridge Asset Management (3)	1,497	25%
#XLXMEN1	Stone Ridge Asset Management (3)	1,996	25%
#XMEN94	Stone Ridge Asset Management (3)	2,495	25%
#YOKO	Zachary Caraviello (9)	39	20%
#YOKO	Michael Harris (18)	38	19%

(1)Yinan Wang's address is 1101 S Arlington Ridge Rd, Arlington, VA 22202

(2)Timothy Mihelich's address is E Red Arrow Hwy, Paw Paw, MI 49079

(3)Stone Ridge Asset Management's address is 510 Madison Ave, New York, NY 10022

(4)George Tsai's address is 130 Serena Way, Santa Clara, CA 95051

(5)Matt Suster's address is 10275 Science Center Dr, San Diego, CA 92121

(6)Eric Naierman's address is 3131 N 52nd Ave, Hollywood, FL 33021

(7)Ken Goldin's address is 18101 Collins Ave, Sunny Isles Beach, FL 33160

(8)Philip Myerson's address is 46 Bayview Ave, Portsmouth, RI 02871

(9)Zachary Caraviello's address is 24 Seminole Dr, Pepperell, MA 01463

(10)Michael Hanley's address is 162 Glenneyre Circle, St Augustine, FL 32092

(11)Justin Caldbeck's address is 50 Verbalee Ln, Hillsborough, CA 94010

(12)Michael Inouye's address is 1601 Kapiolani Blvd #920, Honolulu, HI 96814

(13)Ketan Patel's address is 2959 Northlake Cir, Tyler, TX 75703

(14)Joe Colangelo's address is 310 Prospect Ave, Cranford, NJ 07016

(15)Shawn Nigg's address is 704 N 10th Ave, Winterset, IA 50273

(16)Hyun Hong's address is 1735 Marco Polo Way, Burlingame, CA 94010

(17)Tanay Modi's address is 426 W 58th St, New York, NY 10019

(18)Michael Harris's address is 13 Prospect St, Pepperell, MA 01463

(19)Mike Kushion's address is 71 Rolling Green Ln, Elma, NY 14059

(20)William Ammons's address is 814 Barrington Pl Dr, Brentwood, TN 37027

(21)Mirza Beg's address is 122 Saint Denis Lane, Leesville, LA 71446

(22)David Gerber's address is 2146 S Pollard St, Arlington, VA 22204

(23)Peter Frye's address is 17 Union St, Branford, CT 06405

(24)Wade Holland's address is 2111 W Marjory Ave, Tampa, FL 33606

(25)Harper Boone's address is 2710 Paddock Pl, The Villages, FL 32162

(26)David Sung's address is 2906 E Minnezona Ave., Phoenix, AZ 85016

(27)Richard Aguilera's address is 21940 Briarwood Dr, Fairview Park, OH 44126

(28)Eric Roberts's address is 245 Park Lane, Atherton, CA 94027

(29)Jack Smith's address is 1887 Whitney Mesa Dr #1290, Henderson, NV 89014

(30)Troy Shay's address is 630 Madrid Ave, Venice, FL 34285

(31)Cristiano Bierrenbach's address is 802 Oakcrest Ct, Southlake, TX 76092

(32)Mirza Beg's address is 122 St Denis Ln, Leesville, LA 71446

(33)Jude Arena's address is 39 Vestry St, New York, NY 10013

(34)Shawn Edwards's address is 3501 Woodmont Park Ln, Louisville, KY 40245

(35)Sean Buish's address is 15 Poplar Pine Ct, Conroe, TX 77385

(36)Cyrus Irani's address is 112 Surfside Ave., Surfside, CA 90743

(37)Mark Bell's address is 4703 S Tipaway Dr, Spokane Valley, WA 99206

(38)Kevin Harper's address is 3446 E Joseph Way, Gilbert, AZ 85295

(39)John Superson's address is 440 South Lasalle Suite 1525, Chicago, IL 60605

(40)Mark Taylor's address is 209 10th Ave S. Suite 460, Nashville, TN 37203

(41)Jason Thomas's address is 6600 Fannin Farm Way, Arlington, TX 76001

(42)Karan Wadhera's address is 45611 Montclaire Ter, Fremont, CA 94539

(43)Josh Bradbury's address is 998 Meadowlark Dr, Laguna Beach, CA 92651

(44)Mark Pepitone's address is 250 S Ocean Blvd #253, Delray Beach, FL 33483

(45)John Cochran's address is 1879 Gaineswood Pl, Tuscaloosa, AL 35406

(46)Mark Stannard's address is 5230 Keats Ave N, Lake Elmo, MN 55042

(47)Craig Osika's address is 97 Center Ave, Chatham, NJ 07928

(48)John Linskey's address is 234 Warrenton Dr, Houston, TX 77024

(49)Jeff Khau's address is 4395 Sedge St, Fremont, CA 94555

(50)Stavros Merjos's address is 479 N Rodeo Dr, Beverly Hills, CA 90210

(51)Rick Heitzmann's address is 88 MacDougal St, New York, NY 10012

(52)Jesse Jacobs's address is 434 S Rossmore Ave, Los Angeles, CA 90020

(53)Jeremy Newns's address is 2105 Orchard Lake Dr, Apex, NC 27539

(54)David Holets's address is 1231 Winter Hawk Ct, Greenwood, IN 46143

(55)Jose Vela's address is 1242 E Business Highway #7, Mission, TX 78572

(56)Da Woon Kang's address is 141 Kailuana Loop #1290, Henderson, NV 89014

(57)Kyle Hart's address is 5990 Forbes Ct, Bel Aire, KS 67220

(58)Sam Gellman's address is 117 N Monarch St, Aspen, CO 81611

(59)Andy Galica's address is 14302 W Becker Ln, Surprise, AZ 85379

(60)Christopher Nguyen's address is 575 Los Altos Avenue, Los Altos, CA 94022

(61)The Topps Company, Inc.'s address is 1 Whitehall St, New York, NY 10004

(62)robert slama's address is 2509 Tahoe Drive, Lakeland, FL 33805

(63)Phil Moine's address is 123 E 54th St, New York, NY 10022

(64)Elliot Tebele's address is 30 Sullivan St, New York, NY 10012

(65)Alan Ginsberg's address is 215 E 68th St, New York, NY 10065

(66)Dan Burke's address is 6764 Kelseys Oak Ct, Cincinnati, OH 45248

(67)Chris Passaretti's address is 19 Eugene Dr, Montville, NJ 07045

(68)Robert OBrien's address is 66 Stone Ln, Blue Ridge, GA 30513

(69)Michael Sokolyansky's address is 243 Hedge Lane, Hewlett, NY 11557

ITEM 5. RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

During the Current Period, ownership of Underlying Assets with a total carrying value of $66,090 that were initially purchased by the Company, from third-party sellers, was transferred to a related entity, RSE Collection, LLC. Under the terms of the transfer agreement all rights, titles and interests along with any liabilities or obligations associated with these Underlying Assets were transferred to RSE Collection, LLC.

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates	Due from the Manager and its Affiliates
Current Period	$509,331	-
Prior Period	$1,368,135	$500

During the Current Period and Prior Period, the Company entered into agreements with an Advisory Board Members to acquire Archive Assets, which are summarized in the table below.

Series	Agreement Type	Date of Agreement	Purchase Price	Percent Owned by Asset Seller on Close	Asset Seller
#90FANTASY	Upfront Purchase	2/24/2022	$12,000.00	0%	Goldin Auctions (1)
#66KOUFAX	Purchase Option Agreement	2/9/2022	$550,000.00	55%	Goldin Auctions (1)

(1)Ken Goldin, a member of the Advisory Board, is the Founder and Executive Chairman of Goldin Auctions

The following table sets forth affiliated entities with greater than ten percent of any Series as of December 31, 2023:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#SMURF	The Manager	461	23%
#RLEXPEPSI	The Manager	218	11%
#MEGALODON	The Manager	12,189	43%
#GIANNIS2	The Manager	6,293	15%
#BROGRIMM	The Manager	1,287	26%
#BIRKINBLU	The Manager	161	16%
#85JORDAN2	The Manager	2,477	12%
#85ERVING	The Manager	3,746	37%
#80ALI	The Manager	1,531	15%
#75ALI	The Manager	309	31%
#58PELE3	The Manager	3,029	27%
#09CURRY2	The Manager	2,306	11%

ITEM 6. OTHER SIGNIFICANT INFORMATION

None.

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2023 AND 2022

CONTENTS

RSE ARCHIVE, LLC AND VARIOUS SERIES:                                                                                            PAGE

Years Ended December 31, 2023 and 2022 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm                                                                  F-1

Consolidated Balance SheetsF-3

Consolidated Statements of OperationsF-114

Consolidated Statements of Members’ Equity / (Deficit) F-226

Consolidated Statements of Cash Flows F-282

Notes to Consolidated Financial Statements F-394

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RSE Archive, LLC (the "Company") on a consolidated basis and for each listed Series as of December 31, 2023 and 2022, and the related statements of operations, members' equity, and cash flows for the Company on a consolidated basis and for each listed Series for the years then ended and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company on a consolidated basis and for each listed Series as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company and each listed Series have experienced recurring losses, and negative cash flows from operations, and their lack of liquidity raise substantial doubt about their ability to continue as a going concern.  Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Underlying Assets

As described in Note B6 to the financial statements, underlying assets of the Company and each listed Series are reported at carrying amount, which includes cost-basis purchase price, any capitalized acquisition expenses, and any adjustments for impairment charge. The purchase price for the assets held by the Company and each listed Series is predicated on the asset’s authenticity, which is supported by authenticity documentation that the Company obtains upon purchase. There is judgment involved in the authentication for these assets that the Company obtains based on the source of the authentication. In addition, the underlying assets are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying amount for an underlying asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amount of the underlying asset to the expected fair value of the underlying asset, which involves judgment from management relative to evaluating actual comparable market transactions for similar assets, estimating potential earnings of the asset, or the expected amount recoverable on a sale of the asset. As of December 31, 2023, there were two hundred and ninety-seven underlying assets held by the Company and each listed Series with a total carrying value of $24,183,953 and a total impairment charge of $2,896,094 was recognized during the year ended December 31, 2023 relating to thirty-three underlying assets.

We identified the valuation of the underlying assets as a critical audit matter due to the significant judgment by management related to authenticity or in estimating the expected fair value for underlying assets. For certain assets management relied on judgment for the nature of the authentication documentation obtained as well as the judgment of authenticators on the purchase of assets, which will determine the carrying value and also creates a certain level of subjectivity as whether the carrying value of the asset is appropriate. In addition, the impairment evaluation for the assets is sensitive to significant assumptions utilized by management such as including comparable market transactions for similar assets, estimating potential earnings and estimating expected amount recoverable on the sale of an asset.  This in turn led to a high degree of auditor judgement, subjectivity, and effort in performing procedures for evaluating management’s significant assumptions relating to the carrying value reported for each underlying asset.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included gaining an understanding of the controls in place relating to obtaining authenticity on the purchase of assets and the subsequent evaluation for impairment. Our procedures also included, among others, evaluating evidence for insurance coverage in place during the audit period that protects against counterfeits, testing and evaluating management’s analysis of authentication on an asset as of the reporting date, physically observing the assets owned, examining the authenticity documentation maintained, evaluating the reputation of authenticators, evaluating management’s process for developing the estimated fair value of each underlying asset, obtaining evidence supporting comparable market transactions for similar assets, performing inquiries of management, and considering how current economic conditions and industry trends could impact the carrying value of each underlying asset.  When assessing the assumptions relating to the fair value of underlying assets, we evaluated whether the assumptions used were reasonable and considered whether they were consistent with evidence obtained in other areas of the audit.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2020.

EISNERAMPER LLP

New York, New York

May 1, 2024

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	171	79	21	56	24	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,621	1,679	321	1,601	1,119	1,509
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	125,000	52,500	16,800	35,000	70,100	12,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 126,621	$ 54,179	$ 17,121	$ 36,601	$ 71,219	$ 13,609

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	545	-	600	-
Total Liabilities	3	503	548	3	602	2
Member's Equity
Membership Contributions	126,600	54,100	17,100	36,600	70,740	13,800
Capital Contribution	8,825	5,391	3,499	4,573	6,779	3,109
Distribution to RSE Archive	-	-	-	(55)	(55)	(205)
Distribution to Series	-	-	-	-	(1,465)	-
Accumulated Surplus / (Deficit)	(8,807)	(5,815)	(4,026)	(4,520)	(5,384)	(3,097)
Members' Equity / (Deficit)	126,618	53,676	16,573	36,598	70,617	13,607
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,621	$ 54,179	$ 17,121	$ 36,601	$ 71,219	$ 13,609

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Assets
Current Assets
Cash and Cash Equivalents	$ 1,695	$ 1,250	$ 1,250	$ 1,172	$ 1,750	$ 5,300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	14	82	38	-	14	648
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,709	1,332	1,288	1,172	1,764	5,948
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,100	55,500	29,500	-	11,100	500,028
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,809	$ 56,832	$ 30,788	$ 1,172	$ 12,864	$ 505,976

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ -	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	50	-	-
Due to the Manager or its Affiliates	-	-	-	545	-	-
Total Liabilities	3	3	4	595	3	3
Member's Equity
Membership Contributions	12,000	56,750	30,750	-	13,000	505,328
Capital Contribution	3,082	5,534	4,155	32,700	3,088	26,261
Distribution to RSE Archive	(205)	-	-	(150)	(150)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,071)	(5,455)	(4,121)	(31,973)	(3,077)	(25,616)
Members' Equity / (Deficit)	11,806	56,829	30,784	577	12,861	505,973
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,809	$ 56,832	$ 30,788	$ 1,172	$ 12,864	$ 505,976

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 938	$ 1,203	$ 1,003
Other Receivable	-	-	-
Pre-paid Insurance	68	76	106
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,006	1,278	1,109
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	44,065	50,000	74,000
Other Assets	-	-	-
TOTAL ASSETS	$ 45,071	$ 51,278	$ 75,109

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	1,000	-	-
Total Liabilities	1,004	3	3
Member's Equity
Membership Contributions	45,040	51,250	75,050
Capital Contribution	5,002	5,319	6,209
Distribution to RSE Archive	-	(47)	(47)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(5,975)	(5,247)	(6,106)
Members' Equity / (Deficit)	44,067	51,275	75,106
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 45,071	$ 51,278	$ 75,109

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	26	16	15	23	15
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,018	1,029	1,966	415	1,073	1,718
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	20,000	75,000	22,100	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,018	$ 76,029	$ 24,066	$ 17,615	$ 10,073	$ 17,318

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	-	-	-	-
Total Liabilities	403	503	3	3	3	3
Member's Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution	2,841	3,650	2,794	2,754	3,775	2,739
Distribution to RSE Archive	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,229)	(4,127)	(2,781)	(2,742)	(3,104)	(2,727)
Members' Equity / (Deficit)	20,615	75,526	24,063	17,612	10,070	17,315
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,018	$ 76,029	$ 24,066	$ 17,615	$ 10,073	$ 17,318

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750
Other Receivable	-	-	-	-
Pre-paid Insurance	29	31	50	14
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	634	831	1,100	1,764
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	13,545	24,000	30,000	12,600
Other Assets	-	-	-	-
TOTAL ASSETS	$ 14,179	$ 24,831	$ 31,100	$ 14,364

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-
Total Liabilities	3	3	503	3
Member's Equity
Membership Contributions	14,150	24,745	31,050	14,500
Capital Contribution	3,104	3,198	3,734	2,503
Distribution to RSE Archive	-	-	-	(150)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,078)	(3,116)	(4,187)	(2,492)
Members' Equity / (Deficit)	14,176	24,827	30,597	14,361
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,179	$ 24,831	$ 31,100	$ 14,364

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Assets
Current Assets
Cash and Cash Equivalents	$ 1,203	$ 594	$ 594
Other Receivable	-	-	-
Pre-paid Insurance	177	37	58
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,380	631	652
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	130,000	20,006	36,006
Other Assets	-	-	-
TOTAL ASSETS	$ 131,380	$ 20,637	$ 36,658

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	400	545	-
Total Liabilities	403	548	3
Member's Equity
Membership Contributions	131,250	20,600	36,600
Capital Contribution	8,640	3,168	3,821
Distribution to RSE Archive	(47)	-	-
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(8,866)	(3,679)	(3,766)
Members' Equity / (Deficit)	130,977	20,089	36,655
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 131,380	$ 20,637	$ 36,658

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 563	$ 213	$ 463	$ 277	$ 456
Other Receivable	-	-	-	-	-
Pre-paid Insurance	18	14	19	13	44
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	581	227	482	290	500
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	27,600	11,600	37,100	7,023	25,244
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 28,181	$ 11,827	$ 37,582	$ 7,313	$ 25,744

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	477	-	400	-	-
Total Liabilities	481	3	403	3	3
Member's Equity
Membership Contributions	28,200	11,850	37,600	7,300	25,700
Capital Contribution	2,558	2,417	2,645	2,350	3,505
Distribution to RSE Archive	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,021)	(2,406)	(3,029)	(2,340)	(3,464)
Members' Equity / (Deficit)	27,700	11,824	37,179	7,310	25,741
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,181	$ 11,827	$ 37,582	$ 7,313	$ 25,744

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ 534	$ 209	$ 269
Other Receivable	-	-	-	-	-
Pre-paid Insurance	32	15	162	24	14
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	636	349	696	233	282
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,030	16,350	118,000	64,925	10,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,666	$ 16,699	$ 118,696	$ 65,158	$ 10,282

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	3	3
Member's Equity
Membership Contributions	25,700	16,750	118,600	64,700	10,400
Capital Contribution	3,045	2,344	6,979	4,091	2,534
Distribution to RSE Archive	(66)	(66)	(66)	(66)	(131)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,016)	(2,332)	(6,820)	(3,570)	(2,524)
Members' Equity / (Deficit)	25,663	16,696	118,693	65,155	10,279
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,666	$ 16,699	$ 118,696	$ 65,158	$ 10,282

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Assets
Current Assets
Cash and Cash Equivalents	$ 437	$ 520	$ 77	$ 220
Other Receivable	-	-	-	-
Pre-paid Insurance	53	114	19	13
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	490	634	95	233
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	32,083	80,000	35,523	6,600
Other Assets	-	-	-	-
TOTAL ASSETS	$ 32,573	$ 80,634	$ 35,619	$ 6,833

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	3	3	3	3
Member's Equity
Membership Contributions	32,600	80,600	35,666	6,900
Capital Contribution	3,343	5,076	2,414	2,854
Distribution to RSE Archive	(80)	(80)	(66)	(80)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,294)	(4,966)	(2,398)	(2,844)
Members' Equity / (Deficit)	32,570	80,631	35,616	6,830
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,573	$ 80,634	$ 35,619	$ 6,833

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 377	$ 436	$ 600	$ 460
Other Receivable	-	-	-	-	-
Pre-paid Insurance	32	68	54	47	62
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	432	444	490	647	522
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	105,100	44,000	33,000	27,750	39,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 105,532	$ 44,444	$ 33,490	$ 28,397	$ 39,522

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	3	3
Member's Equity
Membership Contributions	105,705	44,600	33,600	27,220	39,600
Capital Contribution	3,665	3,679	3,305	4,207	3,492
Distribution to RSE Archive	(205)	(140)	(80)	-	(140)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,636)	(3,698)	(3,338)	(3,033)	(3,434)
Members' Equity / (Deficit)	105,529	44,441	33,487	28,394	39,519
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 105,532	$ 44,444	$ 33,490	$ 28,397	$ 39,522

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Assets
Current Assets
Cash and Cash Equivalents	$ 150	$ 430
Other Receivable	-	-
Pre-paid Insurance	137	5
Due From the Manager or its Affiliates	-	-
Total Current Assets	287	435
Other Assets
Archive Assets - Deposit	-	-
Archive Assets - Owned	98,000	7,442
Other Assets	-	-
TOTAL ASSETS	$ 98,287	$ 7,877

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76
Insurance Payable	-	-
Income Taxes Payable	-	-
Due to the Manager or its Affiliates	-	-
Total Liabilities	3	76
Member's Equity
Membership Contributions	98,150	8,042
Capital Contribution	5,471	1,803
Distribution to RSE Archive	-	-
Distribution to Series	-	-
Accumulated Surplus / (Deficit)	(5,337)	(2,044)
Members' Equity / (Deficit)	98,284	7,801
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 98,287	$ 7,877

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Assets
Current Assets
Cash and Cash Equivalents	$ 430	$ 430	$ 460	$ 400	$ -	$ 520
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	20	29	37	22	-	76
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	451	460	498	422	-	596
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	31,944	45,980	20,000	8,000	-	50,253
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 32,395	$ 46,440	$ 20,498	$ 8,422	$ -	$ 50,849

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 76	$ 3	$ 3	$ -	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	76	76	3	3	-	503
Member's Equity
Membership Contributions	32,544	46,580	20,600	7,420	-	50,853
Capital Contribution	2,268	2,533	2,782	3,537	-	4,465
Distribution to RSE Archive	-	-	(140)	(202)	-	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,493)	(2,750)	(2,747)	(2,336)	-	(4,892)
Members' Equity / (Deficit)	32,319	46,363	20,495	8,419	-	50,346
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,395	$ 46,440	$ 20,498	$ 8,422	$ -	$ 50,849

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 600	$ 400	$ 400	$ 316
Other Receivable	-	-	-	-	-
Pre-paid Insurance	47	47	298	22	39
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	567	647	698	422	355
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	185,100	37,000	225,000	8,000	21,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 185,667	$ 37,647	$ 225,698	$ 8,422	$ 21,355

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	3	3	503	3	3
Member's Equity
Membership Contributions	185,700	37,600	221,063	7,420	21,629
Capital Contribution	4,176	2,949	14,263	3,402	2,593
Distribution to RSE Archive	(80)	-	(202)	(202)	(229)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,132)	(2,905)	(9,929)	(2,201)	(2,641)
Members' Equity / (Deficit)	185,664	37,644	225,195	8,419	21,352
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 185,667	$ 37,647	$ 225,698	$ 8,422	$ 21,355

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	56	25	14	15	180	17
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	456	455	534	415	640	337
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	35,000	38,236	9,300	18,000	132,000	23,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 35,456	$ 38,691	$ 9,834	$ 18,415	$ 132,640	$ 23,837

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 76	$ 3	$ 3	$ 3	$ 4
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	-
Total Liabilities	2	76	3	3	549	4
Member's Equity
Membership Contributions	35,832	38,836	9,900	18,602	132,600	23,900
Capital Contribution	3,832	2,227	1,926	1,948	6,681	1,997
Distribution to RSE Archive	(432)	(170)	(80)	(202)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,778)	(2,278)	(1,915)	(1,936)	(7,050)	(1,984)
Members' Equity / (Deficit)	35,454	38,615	9,831	18,412	132,091	23,833
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 35,456	$ 38,691	$ 9,834	$ 18,415	$ 132,640	$ 23,837

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 572	$ 534	$ 321	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	88	79	18	22	14
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	488	651	552	343	414
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	60,000	61,528	28,600	17,704	21,877
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 60,488	$ 62,178	$ 29,152	$ 18,047	$ 22,291

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 76
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	545	-
Total Liabilities	3	3	4	548	76
Member's Equity
Membership Contributions	60,602	62,100	29,200	18,254	22,621
Capital Contribution	3,917	4,003	2,001	2,080	1,818
Distribution to RSE Archive	(202)	-	(66)	(229)	(344)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,832)	(3,928)	(1,987)	(2,606)	(1,880)
Members' Equity / (Deficit)	60,485	62,175	29,148	17,499	22,215
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 60,488	$ 62,178	$ 29,152	$ 18,047	$ 22,291

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Assets
Current Assets
Cash and Cash Equivalents	$ 100	$ 300	$ 339	$ 400
Other Receivable	-	-	-	-
Pre-paid Insurance	14	330	57	45
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	114	630	396	445
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	8,800	254,457	35,184	26,000
Other Assets	-	-	-	-
TOTAL ASSETS	$ 8,914	$ 255,087	$ 35,580	$ 26,445

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	4	3	3	3
Member's Equity
Membership Contributions	8,966	254,987	35,752	26,859
Capital Contribution	1,866	10,936	2,922	2,648
Distribution to RSE Archive	(66)	(229)	(229)	(459)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,855)	(10,610)	(2,869)	(2,606)
Members' Equity / (Deficit)	8,911	255,084	35,576	26,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,914	$ 255,087	$ 35,580	$ 26,445

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Assets
Current Assets
Cash and Cash Equivalents	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	41	16	68	317	41	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	297	416	384	833	367	420
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	23,261	23,100	44,000	240,000	22,874	150,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,558	$ 23,516	$ 44,384	$ 240,833	$ 23,241	$ 150,420

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	1,157
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	4	3	3	503	3	1,160
Member's Equity
Membership Contributions	23,829	23,702	44,629	240,600	23,442	150,600
Capital Contribution	2,489	1,881	3,191	10,396	2,476	4,942
Distribution to RSE Archive	(229)	(202)	(229)	-	(242)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,534)	(1,868)	(3,210)	(10,666)	(2,438)	(6,102)
Members' Equity / (Deficit)	23,554	23,513	44,381	240,330	23,238	149,260
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,558	$ 23,516	$ 44,384	$ 240,833	$ 23,241	$ 150,420

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Assets
Current Assets
Cash and Cash Equivalents	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	127	18	50	203	10	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	363	418	389	623	410	474
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	90,227	31,100	29,737	150,000	15,720	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 90,590	$ 31,518	$ 30,126	$ 150,623	$ 16,130	$ 11,074

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 76	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-	333
Total Liabilities	3	3	4	670	76	336
Member's Equity
Membership Contributions	90,728	31,702	30,305	150,600	16,464	11,200
Capital Contribution	4,650	1,892	2,674	6,771	1,642	2,415
Distribution to RSE Archive	(180)	(202)	(229)	(180)	(344)	(140)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,611)	(1,877)	(2,628)	(7,238)	(1,708)	(2,738)
Members' Equity / (Deficit)	90,587	31,515	30,122	149,953	16,054	10,738
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 90,590	$ 31,518	$ 30,126	$ 150,623	$ 16,130	$ 11,074

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Assets
Current Assets
Cash and Cash Equivalents	$ 721	$ 400	$ 236
Other Receivable	-	-	-
Pre-paid Insurance	198	42	38
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	919	442	274
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	146,400	24,000	19,727
Other Assets	-	-	-
TOTAL ASSETS	$ 147,319	$ 24,442	$ 20,001

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	3	3	3
Member's Equity
Membership Contributions	147,447	24,629	20,228
Capital Contribution	6,312	2,461	2,241
Distribution to RSE Archive	(242)	(229)	(180)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(6,201)	(2,422)	(2,291)
Members' Equity / (Deficit)	147,316	24,439	19,998
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 147,319	$ 24,442	$ 20,001

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Assets
Current Assets
Cash and Cash Equivalents	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	62	15	45	76	114	329
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	867	415	445	416	535	1,229
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	39,600	17,000	70,192	50,380	80,027	249,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 40,467	$ 17,415	$ 70,637	$ 50,796	$ 80,562	$ 250,829

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 76	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	400	-
Total Liabilities	3	3	76	403	403	3
Member's Equity
Membership Contributions	40,647	17,602	70,936	50,900	80,600	250,742
Capital Contribution	3,043	1,703	2,474	3,446	4,792	10,494
Distribution to RSE Archive	(242)	(202)	(344)	(180)	(152)	(242)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,984)	(1,691)	(2,505)	(3,773)	(5,081)	(10,168)
Members' Equity / (Deficit)	40,464	17,412	70,561	50,393	80,159	250,826
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 40,467	$ 17,415	$ 70,637	$ 50,796	$ 80,562	$ 250,829

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 340	$ 348	$ 366	$ 400	$ 367
Other Receivable	-	-	-	-	-
Pre-paid Insurance	33	86	32	101	47
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	373	434	398	501	414
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	16,202	50,169	15,682	70,000	27,681
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 16,575	$ 50,603	$ 16,080	$ 70,501	$ 28,095

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-
Total Liabilities	3	403	3	3	3
Member's Equity
Membership Contributions	16,722	58,546	16,200	70,642	28,200
Capital Contribution	2,185	3,443	2,182	3,798	2,493
Distribution to RSE Archive	(180)	(152)	(152)	(242)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,155)	(11,637)	(2,153)	(3,700)	(2,449)
Members' Equity / (Deficit)	16,572	50,200	16,077	70,498	28,092
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,575	$ 50,603	$ 16,080	$ 70,501	$ 28,095

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Assets
Current Assets
Cash and Cash Equivalents	$ 216	$ 418	$ 367	$ 355	$ 422
Other Receivable	-	-	-	-	-
Pre-paid Insurance	73	50	23	35	37
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	289	468	390	390	459
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	48,648	30,130	58,033	18,045	20,027
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 48,937	$ 30,598	$ 58,423	$ 18,435	$ 20,486

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 4
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-
Total Liabilities	503	3	3	3	4
Member's Equity
Membership Contributions	49,269	30,700	58,721	18,721	20,600
Capital Contribution	3,195	2,519	1,859	2,126	2,169
Distribution to RSE Archive	(321)	(152)	(321)	(321)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,709)	(2,472)	(1,839)	(2,094)	(2,135)
Members' Equity / (Deficit)	48,434	30,595	58,420	18,432	20,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 48,937	$ 30,598	$ 58,423	$ 18,435	$ 20,486

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 400	$ 300	$ 216	$ 216
Other Receivable	-	-	-	-	-
Pre-paid Insurance	29	73	11	41	409
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	384	473	311	257	625
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	13,245	48,000	8,600	23,106	317,986
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 13,629	$ 48,473	$ 8,911	$ 23,363	$ 318,611

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 4
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	545	-	333
Total Liabilities	403	503	549	3	337
Member's Equity
Membership Contributions	13,921	48,602	9,221	23,726	318,606
Capital Contribution	2,287	3,513	1,552	2,231	11,146
Distribution to RSE Archive	(321)	(202)	(321)	(321)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,661)	(3,943)	(2,090)	(2,276)	(11,156)
Members' Equity / (Deficit)	13,226	47,970	8,362	23,360	318,275
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,629	$ 48,473	$ 8,911	$ 23,363	$ 318,611

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 420	$ 711	$ 500
Other Receivable	-	-	-	-	-
Pre-paid Insurance	19	28	35	26	88
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	445	428	455	737	588
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	29,475	85,100	120,100	76,917	50,951
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 29,920	$ 85,528	$ 120,555	$ 77,654	$ 51,539

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	-
Total Liabilities	76	3	3	403	3
Member's Equity
Membership Contributions	30,075	85,702	120,700	77,780	61,051
Capital Contribution	1,707	1,990	2,815	1,912	3,394
Distribution to RSE Archive	(174)	(202)	(180)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,764)	(1,965)	(2,783)	(2,289)	(12,909)
Members' Equity / (Deficit)	29,844	85,525	120,552	77,251	51,536
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,920	$ 85,528	$ 120,555	$ 77,654	$ 51,539

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ 1,233
Other Receivable	-	-	-	-	-
Pre-paid Insurance	139	38	58	97	927
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	539	532	358	372	2,160
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	250,000	20,106	36,306	67,506	720,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 250,539	$ 20,637	$ 36,664	$ 67,878	$ 722,711

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 3	$ 3	$ 4	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	-	-	400
Total Liabilities	750	670	3	4	403
Member's Equity
Membership Contributions	252,730	20,600	36,926	68,185	721,784
Capital Contribution	30,115	2,168	2,676	3,720	24,493
Distribution to RSE Archive	(2,330)	-	(321)	(321)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(30,726)	(2,801)	(2,620)	(3,710)	(23,969)
Members' Equity / (Deficit)	249,789	19,967	36,661	67,874	722,308
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,539	$ 20,637	$ 36,664	$ 67,878	$ 722,711

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 400	$ -	$ 416
Other Receivable	-	-	-	-	-
Pre-paid Insurance	15	203	21	-	271
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	441	603	421	-	687
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	23,232	150,000	17,813	-	204,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 23,673	$ 150,603	$ 18,234	$ -	$ 205,239

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 3	$ 750	$ -	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-
Total Liabilities	76	3	750	500	3
Member's Equity
Membership Contributions	23,832	150,629	20,543	-	205,051
Capital Contribution	1,467	6,326	6,711	1,566	7,932
Distribution to RSE Archive	(174)	(229)	(2,330)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,528)	(6,126)	(7,440)	(1,914)	(7,748)
Members' Equity / (Deficit)	23,597	150,599	17,484	(500)	205,235
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,673	$ 150,603	$ 18,234	$ -	$ 205,239

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	76	76	25	332	44	105
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	543	528	373	832	369	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	50,000	50,015	68,684	210,551	25,175	73,506
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,543	$ 50,543	$ 69,057	$ 211,383	$ 25,544	$ 73,918

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	400	-	500
Total Liabilities	3	3	403	403	3	503
Member's Equity
Membership Contributions	50,600	50,600	69,184	253,051	25,821	74,217
Capital Contribution	2,884	2,913	1,739	9,138	2,123	3,718
Distribution to RSE Archive	(132)	(132)	(152)	-	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,812)	(2,840)	(2,117)	(51,208)	(2,083)	(4,200)
Members' Equity / (Deficit)	50,540	50,540	68,654	210,980	25,541	73,415
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,543	$ 50,543	$ 69,057	$ 211,383	$ 25,544	$ 73,918

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Assets
Current Assets
Cash and Cash Equivalents	$ 304	$ 378	$ -	$ 400	$ 464
Other Receivable	-	-	-	-	-
Pre-paid Insurance	40	26	-	12	80
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	344	404	-	412	544
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,402	72,200	-	18,995	53,504
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,747	$ 72,605	$ -	$ 19,407	$ 54,048

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ -	$ 76	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	-	76	3
Member's Equity
Membership Contributions	22,922	72,700	-	19,739	54,100
Capital Contribution	1,973	1,653	-	1,284	2,956
Distribution to RSE Archive	(132)	(122)	-	(344)	(132)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,019)	(1,631)	-	(1,348)	(2,879)
Members' Equity / (Deficit)	22,743	72,601	-	19,331	54,045
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,747	$ 72,605	$ -	$ 19,407	$ 54,048

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Assets
Current Assets
Cash and Cash Equivalents	$ 284	$ 295	$ 249	$ 378	$ 329
Other Receivable	-	-	-	-	-
Pre-paid Insurance	41	97	393	88	26
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	325	392	642	467	355
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,600	43,490	300,200	60,173	11,282
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,925	$ 43,882	$ 300,843	$ 60,640	$ 11,637

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	667	-	333
Total Liabilities	503	3	670	3	337
Member's Equity
Membership Contributions	23,100	67,990	301,050	60,673	11,932
Capital Contribution	1,981	3,246	10,512	3,037	1,624
Distribution to RSE Archive	(132)	(122)	(122)	(122)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,528)	(27,236)	(11,268)	(2,952)	(1,934)
Members' Equity / (Deficit)	22,422	43,879	300,173	60,637	11,301
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,925	$ 43,882	$ 300,843	$ 60,640	$ 11,637

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 468	$ 300	$ 400	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	71	133	22	444	103
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	539	601	322	844	503
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,200	76,100	54,306	340,000	72,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,739	$ 76,701	$ 54,628	$ 340,844	$ 72,503

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	500	400	-
Total Liabilities	3	403	503	403	3
Member's Equity
Membership Contributions	47,100	95,600	54,926	340,721	72,616
Capital Contribution	2,555	4,067	1,672	11,887	3,131
Distribution to RSE Archive	(132)	(132)	(321)	(321)	(216)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(23,787)	(23,237)	(2,153)	(11,846)	(3,031)
Members' Equity / (Deficit)	25,736	76,297	54,125	340,441	72,500
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,739	$ 76,701	$ 54,628	$ 340,844	$ 72,503

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	92	15	158	64	111	69
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	471	441	461	441	430	369
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	63,100	23,449	101,009	41,099	78,217	45,246
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 63,571	$ 23,890	$ 101,470	$ 41,541	$ 78,647	$ 45,616

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	76	3	3	3	3
Member's Equity
Membership Contributions	63,600	24,049	114,953	41,599	78,717	45,812
Capital Contribution	3,152	1,007	5,787	2,171	3,230	2,267
Distribution to RSE Archive	(122)	(174)	(197)	(123)	(181)	(265)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,063)	(1,068)	(19,075)	(2,110)	(3,122)	(2,201)
Members' Equity / (Deficit)	63,567	23,814	101,467	41,537	78,644	45,612
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 63,571	$ 23,890	$ 101,470	$ 41,541	$ 78,647	$ 45,616

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	17	949	17	31	15	63
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	437	1,249	394	417	494	441
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	24,000	742,908	26,209	15,157	18,100	34,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 24,437	$ 744,156	$ 26,603	$ 15,574	$ 18,594	$ 34,441

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	600	-	-	-	-	-
Total Liabilities	603	3	3	3	3	3
Member's Equity
Membership Contributions	24,600	745,208	26,709	15,657	18,700	40,883
Capital Contribution	1,205	20,373	1,096	1,404	1,054	2,171
Distribution to RSE Archive	(180)	(2,000)	(123)	(114)	(122)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,792)	(19,427)	(1,082)	(1,376)	(1,042)	(8,494)
Members' Equity / (Deficit)	23,834	744,153	26,600	15,571	18,591	34,438
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 24,437	$ 744,156	$ 26,603	$ 15,574	$ 18,594	$ 34,441

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	61	56	489	56	29	39
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	461	534	975	533	415	517
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	255,100	34,499	288,000	34,500	22,812	21,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 255,561	$ 35,033	$ 288,975	$ 35,033	$ 23,227	$ 22,017

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-	-
Total Liabilities	503	3	3	3	3	3
Member's Equity
Membership Contributions	255,821	35,099	375,600	35,100	23,312	22,100
Capital Contribution	2,307	1,986	12,263	2,270	1,432	1,844
Distribution to RSE Archive	(321)	(122)	(114)	(123)	(114)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,750)	(1,933)	(98,778)	(2,218)	(1,407)	(1,808)
Members' Equity / (Deficit)	255,057	35,030	288,972	35,030	23,224	22,014
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 255,561	$ 35,033	$ 288,975	$ 35,033	$ 23,227	$ 22,017

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	27	279	195	540	714
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	502	495	730	795	1,026	1,200
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	17,100	80,100	210,299	153,000	415,000	552,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 17,602	$ 80,595	$ 211,030	$ 153,795	$ 416,026	$ 553,200

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	667
Total Liabilities	3	3	3	3	549	670
Member's Equity
Membership Contributions	17,700	80,700	210,873	153,600	415,600	552,600
Capital Contribution	1,049	1,429	6,838	5,262	13,773	12,411
Distribution to RSE Archive	(114)	(132)	(123)	-	(114)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,037)	(1,405)	(6,563)	(5,070)	(13,782)	(12,367)
Members' Equity / (Deficit)	17,598	80,592	211,027	153,791	415,477	552,530
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 17,602	$ 80,595	$ 211,030	$ 153,795	$ 416,026	$ 553,200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 300	$ 300	$ 377	$ 420
Other Receivable	-	-	-	-	-
Pre-paid Insurance	241	586	59	88	26
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	619	886	359	466	447
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	180,778	453,149	37,499	60,299	76,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 181,397	$ 454,035	$ 37,859	$ 60,765	$ 76,447

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	667	333	-	-	500
Total Liabilities	670	337	3	3	503
Member's Equity
Membership Contributions	181,278	453,655	38,006	60,799	76,600
Capital Contribution	6,227	14,298	1,832	2,632	1,531
Distribution to RSE Archive	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,656)	(14,049)	(1,776)	(2,547)	(2,008)
Members' Equity / (Deficit)	180,727	453,698	37,855	60,762	75,943
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 181,397	$ 454,035	$ 37,859	$ 60,765	$ 76,447

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 346	$ 312	$ -	$ 486	$ 516
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	17	67	35	-	20	304
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	437	413	346	-	506	821
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	19,800	38,000	11,000	-	40,100	230,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 20,237	$ 38,413	$ 11,346	$ -	$ 40,606	$ 230,821

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ -	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	-	3	3
Member's Equity
Membership Contributions	25,600	44,370	11,380	-	40,700	230,600
Capital Contribution	1,044	2,197	4,298	1,116	1,079	7,840
Distribution to RSE Archive	(180)	(154)	(201)	(201)	(114)	(84)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,230)	(8,003)	(4,134)	(915)	(1,062)	(7,539)
Members' Equity / (Deficit)	20,234	38,410	11,343	-	40,603	230,817
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,237	$ 38,413	$ 11,346	$ -	$ 40,606	$ 230,821

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	120	31	50	29	139	25
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	576	431	469	444	496	445
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	42,306	98,300	14,946	13,813	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,882	$ 98,731	$ 15,415	$ 14,257	$ 100,559	$ 70,445

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	3	3	3	3	670	3
Member's Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution	3,499	1,404	1,771	1,355	4,608	1,224
Distribution to RSE Archive	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,382)	(1,376)	(1,724)	(1,329)	(5,139)	(1,202)
Members' Equity / (Deficit)	42,879	98,727	15,411	14,254	99,889	70,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,882	$ 98,731	$ 15,415	$ 14,257	$ 100,559	$ 70,445

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	23	31	105	107	62	85
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	469	350	654	407	409	495
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,500	15,382	73,656	31,200	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,969	$ 15,731	$ 74,310	$ 31,607	$ 29,878	$ 58,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Total Liabilities	503	3	3	403	3	3
Member's Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution	1,219	1,409	2,823	8,398	2,772	2,380
Distribution to RSE Archive	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,699)	(1,381)	(2,722)	(6,128)	(1,943)	(2,298)
Members' Equity / (Deficit)	57,466	15,728	74,306	31,204	29,875	58,548
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,969	$ 15,731	$ 74,310	$ 31,607	$ 29,878	$ 58,551

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	23	61	69	35	23	133
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	382	461	469	431	382	610
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,649	96,285	27,500	5,009	57,094	73,590
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,031	$ 96,746	$ 27,969	$ 5,440	$ 57,476	$ 74,200

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	867	76	3	3	1,049	3
Member's Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution	1,249	1,782	2,060	5,543	1,106	3,634
Distribution to RSE Archive	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,093)	(1,797)	(6,474)	(11,286)	(2,132)	(3,505)
Members' Equity / (Deficit)	57,165	96,670	27,966	5,437	56,427	74,197
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,031	$ 96,746	$ 27,969	$ 5,440	$ 57,476	$ 74,200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	151	21	409	37	31	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	551	621	1,068	343	404	596
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	272,500	50,000	192,000	14,000	15,027	62,103
Other Assets	-	-	-	-	-	2,017
TOTAL ASSETS	$ 273,051	$ 50,621	$ 193,068	$ 14,343	$ 15,431	$ 64,716

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ 3	$ 3	$ 3	$ 11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	-	-
Total Liabilities	750	-	403	503	3	11
Member's Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution	6,541	1,023	8,691	1,431	1,214	2,676
Distribution to RSE Archive	(2,330)	-	(154)	(247)	(285)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(7,140)	(1,001)	(130,024)	(7,992)	(1,186)	(671)
Members' Equity / (Deficit)	272,301	50,621	192,665	13,839	15,428	64,705
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 273,051	$ 50,621	$ 193,068	$ 14,343	$ 15,431	$ 64,716

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ 301	$ -	$ 486	$ 600
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	53	31	37	-	1,029	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	485	404	338	-	1,515	600
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	32,522	15,027	20,099	91,603	800,000	174,000
Other Assets	-	-	-	3,366	-	3,373
TOTAL ASSETS	$ 33,006	$ 15,431	$ 20,437	$ 94,969	$ 801,515	$ 177,973

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 3	$ 11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,870	-	-
Due to the Manager or its Affiliates	400	667	-	-	-	-
Total Liabilities	403	670	3	1,881	3	11
Member's Equity
Membership Contributions	33,100	15,685	21,647	144,426	800,600	500,600
Capital Contribution	1,765	1,207	1,422	17,358	24,230	3,997
Distribution to RSE Archive	(147)	(285)	(1,247)	-	(114)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,115)	(1,846)	(1,387)	(68,696)	(23,204)	(326,636)
Members' Equity / (Deficit)	32,603	14,761	20,434	93,088	801,512	177,962
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 33,006	$ 15,431	$ 20,437	$ 94,969	$ 801,515	$ 177,973

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ 377	$ 373	$ 652
Other Receivable	-	-	-	-	-
Pre-paid Insurance	14	33	241	76	210
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	394	533	618	448	862
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	11,657	112,833	121,001	50,027	156,606
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 12,051	$ 113,366	$ 121,620	$ 50,476	$ 157,468

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	1,000	-	-	-
Total Liabilities	3	1,003	3	3	3
Member's Equity
Membership Contributions	12,161	113,333	132,638	50,685	157,381
Capital Contribution	854	1,378	6,164	1,993	4,542
Distribution to RSE Archive	(124)	-	(123)	(285)	(124)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(843)	(2,347)	(17,063)	(1,920)	(4,334)
Members' Equity / (Deficit)	12,048	112,363	121,616	50,472	157,465
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,051	$ 113,366	$ 121,620	$ 50,476	$ 157,468

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	120	32	41	-	76	51
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	496	518	394	500	448	479
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	85,806	105,100	13,686	8,635	26,427	15,165
Other Assets	-	-	-	3,269	-	-
TOTAL ASSETS	$ 86,302	$ 105,618	$ 14,080	$ 12,404	$ 26,876	$ 15,644

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	11	3	3
Member's Equity
Membership Contributions	86,306	105,700	23,756	68,282	50,685	15,340
Capital Contribution	2,844	1,280	1,383	3,880	1,982	2,120
Distribution to RSE Archive	(124)	(114)	(147)	-	(285)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,727)	(1,251)	(10,915)	(59,769)	(25,510)	(1,696)
Members' Equity / (Deficit)	86,299	105,615	14,077	12,393	26,872	15,641
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 86,302	$ 105,618	$ 14,080	$ 12,404	$ 26,876	$ 15,644

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Assets
Current Assets
Cash and Cash Equivalents	$ 373	$ 356	$ 314	$ -	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	31	19	139	-	-	15
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	404	375	453	-	500	415
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	15,027	36,146	100,086	86,453	31,498	15,100
Other Assets	-	-	-	2,647	2,882	-
TOTAL ASSETS	$ 15,431	$ 36,521	$ 100,539	$ 89,100	$ 34,880	$ 15,515

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,859	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	1,870	11	3
Member's Equity
Membership Contributions	15,685	36,646	100,685	165,902	67,819	15,747
Capital Contribution	1,142	917	3,977	16,810	3,480	848
Distribution to RSE Archive	(285)	(124)	(285)	-	-	(247)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,114)	(921)	(3,841)	(95,482)	(36,431)	(836)
Members' Equity / (Deficit)	15,428	36,518	100,536	87,230	34,868	15,512
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,431	$ 36,521	$ 100,539	$ 89,100	$ 34,880	$ 15,515

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 776	$ 60	$ -	$ 352	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	288	378	8	-	107	25
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	688	1,154	68	-	459	325
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	1,451,500	288,908	11,914	97,755	35,048	67,208
Other Assets	-	-	-	2,722	-	-
TOTAL ASSETS	$ 1,452,188	$ 290,062	$ 11,982	$ 100,477	$ 35,507	$ 67,533

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 76	$ 11	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,853	-	-
Due to the Manager or its Affiliates	500	-	-	-	667	-
Total Liabilities	503	3	76	1,864	670	3
Member's Equity
Membership Contributions	1,457,055	289,798	12,514	189,100	35,632	67,800
Capital Contribution	8,919	9,059	680	24,268	2,461	977
Distribution to RSE Archive	(5,155)	(114)	-	-	(232)	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,134)	(8,684)	(1,288)	(114,755)	(3,024)	(956)
Members' Equity / (Deficit)	1,451,685	290,059	11,906	98,613	34,837	67,530
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 1,452,188	$ 290,062	$ 11,982	$ 100,477	$ 35,507	$ 67,533

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	114	95	139	22	37	113
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	490	471	539	322	97	413
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	81,006	65,100	100,000	52,289	52,000	79,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 81,496	$ 65,571	$ 100,539	$ 52,611	$ 52,097	$ 79,978

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 76	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	600	-	400
Total Liabilities	3	3	3	603	76	403
Member's Equity
Membership Contributions	81,506	65,600	100,638	52,881	58,468	80,158
Capital Contribution	2,693	2,333	3,167	926	1,187	2,552
Distribution to RSE Archive	(124)	(124)	(238)	(292)	-	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,582)	(2,242)	(3,031)	(1,508)	(7,634)	(2,843)
Members' Equity / (Deficit)	81,493	65,568	100,536	52,008	52,021	79,575
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 81,496	$ 65,571	$ 100,539	$ 52,611	$ 52,097	$ 79,978

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	96	36	60	38	-	30
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	396	436	397	291	500	430
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	96,049	19,000	37,726	20,906	56,240	6,300
Other Assets	-	-	-	-	1,198	-
TOTAL ASSETS	$ 96,445	$ 19,436	$ 38,123	$ 21,196	$ 57,937	$ 6,730

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	3	3	3	503	11	3
Member's Equity
Membership Contributions	96,587	19,638	38,295	21,439	56,740	14,782
Capital Contribution	2,302	1,176	1,584	1,273	1,761	1,052
Distribution to RSE Archive	(238)	(238)	(232)	(233)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,209)	(1,143)	(1,528)	(1,786)	(575)	(8,875)
Members' Equity / (Deficit)	96,442	19,433	38,120	20,693	57,926	6,727
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 96,445	$ 19,436	$ 38,123	$ 21,196	$ 57,937	$ 6,730

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	133	-	25	126	-	49
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	633	350	333	450	600	449
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	67,566	41,051	68,850	90,077	90,643	28,800
Other Assets	-	-	-	-	3,286	-
TOTAL ASSETS	$ 68,199	$ 41,401	$ 69,183	$ 90,526	$ 94,530	$ 29,249

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	36	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	545	500	-	-	-	400
Total Liabilities	549	539	3	3	11	403
Member's Equity
Membership Contributions	68,066	41,639	69,450	90,632	560,600	29,432
Capital Contribution	3,645	793	1,047	2,762	3,836	1,569
Distribution to RSE Archive	-	(238)	-	(232)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,061)	(1,332)	(1,317)	(2,638)	(469,918)	(1,924)
Members' Equity / (Deficit)	67,650	40,862	69,180	90,523	94,518	28,845
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 68,199	$ 41,401	$ 69,183	$ 90,526	$ 94,530	$ 29,249

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Assets
Current Assets
Cash and Cash Equivalents	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	25	368	470	20	25	23
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	349	633	2,599	385	425	423
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	7,000	280,134	360,670	6,535	10,200	60,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 7,349	$ 280,768	$ 363,269	$ 6,920	$ 10,625	$ 60,523

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	400	-	-
Total Liabilities	403	3	3	403	3	3
Member's Equity
Membership Contributions	10,631	280,632	362,953	7,101	10,833	60,738
Capital Contribution	939	8,043	8,100	831	907	907
Distribution to RSE Archive	(232)	(232)	(154)	(201)	(233)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,393)	(7,678)	(7,634)	(1,214)	(885)	(887)
Members' Equity / (Deficit)	6,945	280,765	363,266	6,517	10,622	60,520
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 7,349	$ 280,768	$ 363,269	$ 6,920	$ 10,625	$ 60,523

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ -	$ 300	$ 476	$ 369	$ 72
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	107	-	25	76	13	47
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	507	-	325	552	381	119
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	75,000	96,329	10,100	50,000	5,131	28,051
Other Assets	-	3,806	-	-	-	-
TOTAL ASSETS	$ 75,507	$ 100,135	$ 10,425	$ 50,552	$ 5,513	$ 28,169

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 11	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,875	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	1,000	400
Total Liabilities	3	1,886	3	3	1,003	403
Member's Equity
Membership Contributions	75,632	660,600	10,647	50,600	5,732	28,356
Capital Contribution	2,279	17,788	882	1,679	701	1,998
Distribution to RSE Archive	(232)	-	(247)	(124)	(232)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,175)	(580,140)	(860)	(1,607)	(1,691)	(2,354)
Members' Equity / (Deficit)	75,504	98,249	10,421	50,549	4,510	27,766
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 75,507	$ 100,135	$ 10,425	$ 50,552	$ 5,513	$ 28,169

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	29	21	142	16	14	44
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	329	621	488	396	383	381
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,343	50,000	102,143	21,323	9,221	25,126
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 13,672	$ 50,621	$ 102,631	$ 21,719	$ 9,603	$ 25,507

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ -	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	3	-	3	503	3	3
Member's Equity
Membership Contributions	13,876	50,600	102,723	21,850	11,357	25,695
Capital Contribution	1,176	803	2,937	713	687	1,180
Distribution to RSE Archive	(233)	-	(233)	(147)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,151)	(781)	(2,798)	(1,200)	(2,211)	(1,139)
Members' Equity / (Deficit)	13,669	50,621	102,628	21,216	9,600	25,504
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,672	$ 50,621	$ 102,631	$ 21,719	$ 9,603	$ 25,507

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 346	$ 703	$ -	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	38	96	317	25	-	101
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	438	396	663	727	-	501
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	135,000	66,143	168,000	67,036	140,753	70,000
Other Assets	-	-	-	-	2,753	-
TOTAL ASSETS	$ 135,438	$ 66,539	$ 168,663	$ 67,763	$ 143,506	$ 70,501

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	1,893	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	3	1,904	3
Member's Equity
Membership Contributions	135,632	66,724	221,063	68,051	770,600	70,601
Capital Contribution	1,072	2,238	11,329	859	16,733	1,958
Distribution to RSE Archive	(232)	(281)	(154)	(313)	-	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,038)	(2,145)	(63,578)	(837)	(645,731)	(1,861)
Members' Equity / (Deficit)	135,435	66,536	168,660	67,760	141,602	70,498
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 135,438	$ 66,539	$ 168,663	$ 67,763	$ 143,506	$ 70,501

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Assets
Current Assets
Cash and Cash Equivalents	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	23	40	93	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	383	423	340	468	600	500
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,881	28,600	22,110	64,026	10,159	14,798
Other Assets	-	-	-	-	10	1,467
TOTAL ASSETS	$ 14,265	$ 29,023	$ 22,450	$ 64,493	$ 10,769	$ 16,765

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 11	$ 14
Insurance Payable	-	-	-	-	-	20
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	477
Total Liabilities	3	76	3	3	11	511
Member's Equity
Membership Contributions	14,482	29,200	22,767	64,757	39,600	17,980
Capital Contribution	681	1,159	1,068	1,813	503	2,076
Distribution to RSE Archive	(232)	(540)	(357)	(357)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(669)	(872)	(1,031)	(1,722)	(29,345)	(3,803)
Members' Equity / (Deficit)	14,261	28,946	22,446	64,490	10,758	16,253
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,265	$ 29,023	$ 22,450	$ 64,493	$ 10,769	$ 16,765

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Assets
Current Assets
Cash and Cash Equivalents	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	29	30	40	58	241	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	352	330	340	440	641	314
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,779	14,388	22,839	28,800	450,000	11,560
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,130	$ 14,718	$ 23,179	$ 29,240	$ 450,641	$ 11,874

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 750	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	500
Total Liabilities	3	403	3	3	750	503
Member's Equity
Membership Contributions	14,302	14,969	23,496	37,357	453,570	12,092
Capital Contribution	919	901	1,043	1,262	7,258	648
Distribution to RSE Archive	(201)	(281)	(357)	(424)	(3,170)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(893)	(1,274)	(1,005)	(8,958)	(7,767)	(1,137)
Members' Equity / (Deficit)	14,127	14,315	23,176	29,236	449,891	11,371
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,130	$ 14,718	$ 23,179	$ 29,240	$ 450,641	$ 11,874

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	14	-	79	190	15	287
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	414	-	379	541	530	663
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,600	20,242	54,995	140,049	18,085	216,412
Other Assets	-	3,632	-	-	-	-
TOTAL ASSETS	$ 11,014	$ 23,874	$ 55,374	$ 140,590	$ 18,615	$ 217,074

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 11	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,206	-	-	-	-
Due to the Manager or its Affiliates	333	-	545	-	-	-
Total Liabilities	337	1,217	549	3	3	3
Member's Equity
Membership Contributions	11,424	57,126	55,652	140,757	18,600	216,912
Capital Contribution	831	4,684	1,390	2,820	529	3,893
Distribution to RSE Archive	(424)	-	(357)	(357)	-	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,154)	(39,153)	(1,860)	(2,633)	(517)	(3,609)
Members' Equity / (Deficit)	10,677	22,657	54,825	140,587	18,612	217,071
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,014	$ 23,874	$ 55,374	$ 140,590	$ 18,615	$ 217,074

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 308	$ 369	$ 402	$ 150,441
Other Receivable	-	-	-	-	11,700
Pre-paid Insurance	12	39	36	27	26,416
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	412	347	405	429	188,558
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	18,794	20,442	4,531	12,000	24,183,953
Other Assets	-	-	-	-	38,375
TOTAL ASSETS	$ 19,206	$ 20,789	$ 4,936	$ 12,429	$ 24,410,885

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 145	$ 3	$ 3	$ 3	$ 11,130
Insurance Payable	-	-	-	-	3,887
Income Taxes Payable	-	-	-	-	17,965
Due to the Manager or its Affiliates	-	600	400	667	509,331
Total Liabilities	145	603	403	670	542,314
Member's Equity
Membership Contributions	19,795	21,230	5,547	12,600	26,805,697
Capital Contribution	1,349	575	519	628	2,595,393
Distribution to RSE Archive	(1,446)	(480)	(647)	(198)	(66,584)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(637)	(1,139)	(887)	(1,271)	(5,465,934)
Members' Equity / (Deficit)	19,061	20,186	4,533	11,759	23,868,571
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,206	$ 20,789	$ 4,936	$ 12,429	$ 24,410,885

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	-	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,462	1,612	300	1,557	1,107	1,507
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	125,000	52,500	16,800	35,000	70,100	12,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 126,462	$ 54,112	$ 17,100	$ 36,557	$ 71,207	$ 13,607

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	546	-	-	-
Total Liabilities	2	2	548	2	2	2
Member's Equity
Membership Contributions	126,600	54,100	17,100	36,600	70,740	13,800
Capital Contribution for Operating Expense	7,148	4,489	3,028	3,859	5,627	2,748
Capital Contribution for shortfall at Offering close	-	-	-	-	510	-
Distribution to RSE Archive or its affiliates	-	-	-	(55)	(55)	(205)
Distribution to Series	-	-	-	-	(1,465)	-
Accumulated Surplus / (Deficit)	(7,288)	(4,479)	(3,576)	(3,849)	(4,152)	(2,738)
Members' Equity / (Deficit)	126,460	54,110	16,552	36,555	71,205	13,605
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,462	$ 54,112	$ 17,100	$ 36,557	$ 71,207	$ 13,607

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Assets
Current Assets
Cash and Cash Equivalents	$ 1,695	$ 1,250	$ 1,250	$ 1,172	$ 1,750	$ 5,300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	0	(0)	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,707	1,262	1,250	1,172	1,762	5,312
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,100	55,500	29,500	17,928	11,100	500,028
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,807	$ 56,762	$ 30,750	$ 19,100	$ 12,862	$ 505,340

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 40
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	546	-	-
Total Liabilities	2	2	2	548	2	40
Member's Equity
Membership Contributions	12,000	56,750	30,750	19,250	13,000	505,328
Capital Contribution for Operating Expense	2,724	4,277	3,533	3,316	2,729	20,542
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(205)	-	-	(150)	(150)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,714)	(4,267)	(3,535)	(3,864)	(2,719)	(20,570)
Members' Equity / (Deficit)	11,805	56,760	30,748	18,552	12,860	505,300
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,807	$ 56,762	$ 30,750	$ 19,100	$ 12,862	$ 505,340

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 938	$ 1,203	$ 1,003
Other Receivable	-	-	-
Pre-paid Insurance	12	12	12
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	950	1,215	1,015
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	44,065	50,000	74,000
Other Assets	-	-	-
TOTAL ASSETS	$ 45,015	$ 51,215	$ 75,015

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	2	2	2
Member's Equity
Membership Contributions	45,040	51,250	75,050
Capital Contribution for Operating Expense	4,078	4,019	5,077
Capital Contribution for shortfall at Offering close	10	-	-
Distribution to RSE Archive or its affiliates	-	(47)	(47)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(4,115)	(4,009)	(5,067)
Members' Equity / (Deficit)	45,013	51,213	75,013
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 45,015	$ 51,215	$ 75,015

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,015	1,015	1,962	412	1,062	1,715
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	20,000	75,000	22,100	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,015	$ 76,015	$ 24,062	$ 17,612	$ 10,062	$ 17,315

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	-	-	-
Total Liabilities	2	502	2	2	2	2
Member's Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution for Operating Expense	2,468	3,165	2,418	2,386	2,687	2,373
Capital Contribution for shortfall at Offering close	-	-	-	-	650	-
Distribution to RSE Archive or its affiliates	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,458)	(3,655)	(2,408)	(2,376)	(2,677)	(2,363)
Members' Equity / (Deficit)	21,013	75,513	24,060	17,610	10,060	17,313
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,015	$ 76,015	$ 24,062	$ 17,612	$ 10,062	$ 17,315

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750
Other Receivable	-	-	-	-
Pre-paid Insurance	12	-	12	12
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	617	800	1,062	1,762
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	13,545	24,000	30,000	12,600
Other Assets	-	-	-	-
TOTAL ASSETS	$ 14,162	$ 24,800	$ 31,062	$ 14,362

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	2	2	2	2
Member's Equity
Membership Contributions	14,150	24,745	31,050	14,500
Capital Contribution for Operating Expense	2,602	2,629	3,072	2,142
Capital Contribution for shortfall at Offering close	-	55	-	-
Distribution to RSE Archive or its affiliates	-	-	-	(150)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,592)	(2,631)	(3,062)	(2,132)
Members' Equity / (Deficit)	14,160	24,798	31,060	14,360
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,162	$ 24,800	$ 31,062	$ 14,362

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Assets
Current Assets
Cash and Cash Equivalents	$ 1,203	$ 594	$ 594
Other Receivable	-	-	-
Pre-paid Insurance	12	12	12
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,215	606	606
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	130,000	20,006	36,006
Other Assets	-	-	-
TOTAL ASSETS	$ 131,215	$ 20,612	$ 36,612

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	400	546	-
Total Liabilities	402	548	2
Member's Equity
Membership Contributions	131,250	20,600	36,600
Capital Contribution for Operating Expense	6,605	2,613	3,095
Capital Contribution for shortfall at Offering close	-	-	-
Distribution to RSE Archive or its affiliates	(47)	-	-
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(6,995)	(3,149)	(3,085)
Members' Equity / (Deficit)	130,813	20,064	36,610
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 131,215	$ 20,612	$ 36,612

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 563	$ 213	$ 463	$ 277	$ 456
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	575	225	475	289	468
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	27,600	11,600	37,100	7,023	25,244
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 28,175	$ 11,825	$ 37,575	$ 7,312	$ 25,712

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	477	-	400	-	-
Total Liabilities	479	2	402	2	2
Member's Equity
Membership Contributions	28,200	11,850	37,600	7,300	25,700
Capital Contribution for Operating Expense	2,173	2,058	2,244	1,997	2,591
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,640)	(2,048)	(2,634)	(1,987)	(2,581)
Members' Equity / (Deficit)	27,696	11,823	37,173	7,310	25,710
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,175	$ 11,825	$ 37,575	$ 7,312	$ 25,712

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ 534	$ 209	$ 269
Other Receivable	-	-	-	-	-
Pre-paid Insurance	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	604	346	546	221	281
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,030	16,350	118,000	64,925	10,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,634	$ 16,696	$ 118,546	$ 65,146	$ 10,281

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	2	2
Member's Equity
Membership Contributions	25,700	16,750	118,600	64,700	10,400
Capital Contribution for Operating Expense	2,486	1,976	5,378	3,647	2,152
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(66)	(66)	(66)	(66)	(131)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,489)	(1,966)	(5,368)	(3,137)	(2,143)
Members' Equity / (Deficit)	25,632	16,694	118,544	65,144	10,278
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,634	$ 16,696	$ 118,546	$ 65,146	$ 10,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 377	$ 436	$ 600	$ 460
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	412	389	448	612	472
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	105,100	44,000	33,000	27,750	39,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 105,512	$ 44,389	$ 33,448	$ 28,362	$ 39,472

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	2	2
Member's Equity
Membership Contributions	105,705	44,600	33,600	27,220	39,600
Capital Contribution for Operating Expense	3,155	2,868	2,611	2,440	2,716
Capital Contribution for shortfall at Offering close	-	-	-	1,130	-
Distribution to RSE Archive or its affiliates	(205)	(140)	(80)	-	(140)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,145)	(2,942)	(2,685)	(2,430)	(2,706)
Members' Equity / (Deficit)	105,510	44,386	33,446	28,360	39,470
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 105,512	$ 44,389	$ 33,448	$ 28,362	$ 39,472

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #2020TOPPS	Series #05LATOUR
Assets
Current Assets
Cash and Cash Equivalents	$ 150	$ 430
Other Receivable	-	-
Pre-paid Insurance	12	-
Due From the Manager or its Affiliates	-	-
Total Current Assets	162	430
Other Assets
Archive Assets - Deposit	-	-
Archive Assets - Owned	98,000	7,442
Other Assets	-	-
TOTAL ASSETS	$ 98,162	$ 7,872

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -
Insurance Payable	-	-
Income Taxes Payable	-	-
Due to the Manager or its Affiliates	-	-
Total Liabilities	2	-
Member's Equity
Membership Contributions	98,150	8,042
Capital Contribution for Operating Expense	4,083	1,517
Capital Contribution for shortfall at Offering close	-	-
Distribution to RSE Archive or its affiliates	-	-
Distribution to Series	-	-
Accumulated Surplus / (Deficit)	(4,073)	(1,687)
Members' Equity / (Deficit)	98,160	7,872
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 98,162	$ 7,872

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Assets
Current Assets
Cash and Cash Equivalents	$ 430	$ 430	$ 460	$ 400	$ 560	$ 520
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	-	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	430	430	472	412	572	532
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	31,944	45,980	20,000	8,000	115,000	50,253
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 32,374	$ 46,410	$ 20,472	$ 8,412	$ 115,572	$ 50,786

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	500	-
Total Liabilities	-	-	2	2	502	2
Member's Equity
Membership Contributions	32,544	46,580	20,600	7,420	115,700	50,853
Capital Contribution for Operating Expense	1,850	2,041	2,226	1,928	5,113	3,285
Capital Contribution for shortfall at Offering close	-	-	-	1,182	-	-
Distribution to RSE Archive or its affiliates	-	-	(140)	(202)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,020)	(2,211)	(2,216)	(1,918)	(5,603)	(3,274)
Members' Equity / (Deficit)	32,374	46,410	20,470	8,410	115,070	50,784
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,374	$ 46,410	$ 20,472	$ 8,412	$ 115,572	$ 50,786

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 600	$ 400	$ 400	$ 316
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	532	600	412	412	328
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	185,100	37,000	225,000	8,000	21,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 185,632	$ 37,600	$ 225,412	$ 8,412	$ 21,328

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	2	2	502	2	2
Member's Equity
Membership Contributions	185,700	37,600	221,063	7,420	21,629
Capital Contribution for Operating Expense	3,504	2,295	6,945	1,794	2,027
Capital Contribution for shortfall at Offering close	-	-	4,540	1,182	-
Distribution to RSE Archive or its affiliates	(80)	-	(202)	(202)	(229)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,494)	(2,297)	(7,436)	(1,784)	(2,101)
Members' Equity / (Deficit)	185,630	37,598	224,910	8,410	21,326
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 185,632	$ 37,600	$ 225,412	$ 8,412	$ 21,328

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	430	532	412	472	332
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	35,000	38,236	9,300	18,000	132,000	23,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 35,412	$ 38,666	$ 9,832	$ 18,412	$ 132,472	$ 23,832

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	-
Total Liabilities	-	-	2	2	547	2
Member's Equity
Membership Contributions	35,832	38,836	9,900	18,602	132,600	23,900
Capital Contribution for Operating Expense	2,441	1,776	1,546	1,578	4,800	1,618
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(432)	(170)	(80)	(202)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,429)	(1,776)	(1,536)	(1,568)	(5,335)	(1,608)
Members' Equity / (Deficit)	35,412	38,666	9,830	18,410	131,925	23,830
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 35,412	$ 38,666	$ 9,832	$ 18,412	$ 132,472	$ 23,832

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 572	$ 534	$ 321	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	-	12	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	412	572	546	321	400
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	60,000	61,528	28,600	17,704	21,877
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 60,412	$ 62,100	$ 29,146	$ 18,025	$ 22,277

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ -
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	546	-
Total Liabilities	2	2	2	548	-
Member's Equity
Membership Contributions	60,602	62,100	29,200	18,254	22,621
Capital Contribution for Operating Expense	2,935	3,055	1,615	1,600	1,454
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(202)	-	(66)	(229)	(344)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,925)	(3,057)	(1,605)	(2,148)	(1,454)
Members' Equity / (Deficit)	60,410	62,098	29,144	17,477	22,277
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 60,412	$ 62,100	$ 29,146	$ 18,025	$ 22,277

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Assets
Current Assets
Cash and Cash Equivalents	$ 100	$ 300	$ 339	$ 400
Other Receivable	-	-	-	-
Pre-paid Insurance	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	112	312	351	412
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	8,800	254,457	35,184	26,000
Other Assets	-	-	-	-
TOTAL ASSETS	$ 8,912	$ 254,769	$ 35,535	$ 26,412

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	2	2	2	2
Member's Equity
Membership Contributions	8,966	254,987	35,752	26,859
Capital Contribution for Operating Expense	1,487	7,924	2,206	1,979
Capital Contribution for shortfall at Offering close	-	-	-	-
Distribution to RSE Archive or its affiliates	(66)	(229)	(229)	(459)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,477)	(7,915)	(2,196)	(1,969)
Members' Equity / (Deficit)	8,910	254,767	35,533	26,410
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,912	$ 254,769	$ 35,535	$ 26,412

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Assets
Current Assets
Cash and Cash Equivalents	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	268	412	328	528	338	432
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	23,261	23,100	44,000	240,000	22,874	150,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,528	$ 23,512	$ 44,328	$ 240,528	$ 23,212	$ 150,432

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	2	2	2
Member's Equity
Membership Contributions	23,829	23,702	44,629	240,600	23,442	150,600
Capital Contribution for Operating Expense	1,900	1,503	2,380	7,292	1,891	4,407
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(229)	(202)	(229)	-	(242)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,974)	(1,493)	(2,454)	(7,366)	(1,881)	(4,397)
Members' Equity / (Deficit)	23,526	23,510	44,326	240,526	23,210	150,430
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,528	$ 23,512	$ 44,328	$ 240,528	$ 23,212	$ 150,432

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Assets
Current Assets
Cash and Cash Equivalents	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	248	412	351	432	400	472
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	90,227	31,100	29,737	150,000	15,720	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 90,476	$ 31,512	$ 30,088	$ 150,432	$ 16,120	$ 11,072

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 45	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-	333
Total Liabilities	45	2	2	669	-	335
Member's Equity
Membership Contributions	90,728	31,702	30,305	150,600	16,464	11,200
Capital Contribution for Operating Expense	3,305	1,500	2,016	4,828	1,311	2,057
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(180)	(202)	(229)	(180)	(344)	(140)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,421)	(1,490)	(2,006)	(5,484)	(1,311)	(2,380)
Members' Equity / (Deficit)	90,431	31,510	30,086	149,763	16,120	10,737
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 90,476	$ 31,512	$ 30,088	$ 150,432	$ 16,120	$ 11,072

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Assets
Current Assets
Cash and Cash Equivalents	$ 721	$ 400	$ 236
Other Receivable	-	-	-
Pre-paid Insurance	12	12	12
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	733	412	248
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	146,400	24,000	19,727
Other Assets	-	-	-
TOTAL ASSETS	$ 147,133	$ 24,412	$ 19,976

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	2	2	2
Member's Equity
Membership Contributions	147,447	24,629	20,228
Capital Contribution for Operating Expense	4,376	1,864	1,691
Capital Contribution for shortfall at Offering close	-	-	-
Distribution to RSE Archive or its affiliates	(242)	(229)	(180)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(4,450)	(1,854)	(1,765)
Members' Equity / (Deficit)	147,131	24,410	19,974
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 147,133	$ 24,412	$ 19,976

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Assets
Current Assets
Cash and Cash Equivalents	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	-	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	817	412	400	352	433	912
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	39,600	17,000	70,192	50,380	80,027	249,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 40,417	$ 17,412	$ 70,592	$ 50,732	$ 80,460	$ 250,512

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ -	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	-	2	2	2
Member's Equity
Membership Contributions	40,647	17,602	70,936	50,900	80,600	250,742
Capital Contribution for Operating Expense	2,279	1,335	1,852	2,568	3,596	7,488
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(242)	(202)	(344)	(180)	(152)	(242)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,269)	(1,325)	(1,852)	(2,558)	(3,586)	(7,478)
Members' Equity / (Deficit)	40,415	17,410	70,592	50,730	80,458	250,510
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 40,417	$ 17,412	$ 70,592	$ 50,732	$ 80,460	$ 250,512

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 340	$ 348	$ 366	$ 400	$ 367
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	352	360	378	412	379
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	16,202	50,169	15,682	70,000	27,681
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 16,554	$ 50,530	$ 16,060	$ 70,412	$ 28,060

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	2	2
Member's Equity
Membership Contributions	16,722	58,546	16,200	70,642	28,200
Capital Contribution for Operating Expense	1,670	2,483	1,639	2,709	1,857
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(180)	(152)	(152)	(242)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,660)	(10,350)	(1,629)	(2,699)	(1,847)
Members' Equity / (Deficit)	16,552	50,527	16,058	70,410	28,058
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,554	$ 50,530	$ 16,060	$ 70,412	$ 28,060

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Assets
Current Assets
Cash and Cash Equivalents	$ 216	$ 418	$ 367	$ 355	$ 422
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	228	430	379	367	433
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	48,648	30,130	58,033	18,045	20,027
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 48,876	$ 30,560	$ 58,412	$ 18,412	$ 20,460

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	2	2
Member's Equity
Membership Contributions	49,269	30,700	58,721	18,721	20,600
Capital Contribution for Operating Expense	2,342	1,856	1,425	1,592	1,615
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(321)	(152)	(321)	(321)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,416)	(1,846)	(1,415)	(1,582)	(1,605)
Members' Equity / (Deficit)	48,874	30,558	58,410	18,410	20,458
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 48,876	$ 30,560	$ 58,412	$ 18,412	$ 20,460

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 400	$ 300	$ 216	$ 216
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	-	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	367	412	300	228	228
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	13,245	48,000	8,600	23,106	317,986
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 13,612	$ 48,412	$ 8,900	$ 23,334	$ 318,214

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	546	-	333
Total Liabilities	2	2	548	2	335
Member's Equity
Membership Contributions	13,921	48,602	9,221	23,726	318,606
Capital Contribution for Operating Expense	1,701	2,354	1,155	1,646	7,452
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(321)	(202)	(321)	(321)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,691)	(2,344)	(1,703)	(1,719)	(7,858)
Members' Equity / (Deficit)	13,610	48,410	8,352	23,332	317,879
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,612	$ 48,412	$ 8,900	$ 23,334	$ 318,214

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 420	$ 711	$ 500
Other Receivable	-	-	-	-	-
Pre-paid Insurance	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	426	412	432	723	512
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	29,475	85,100	120,100	76,917	50,951
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 29,901	$ 85,512	$ 120,532	$ 77,640	$ 51,463

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	-
Total Liabilities	-	2	2	402	2
Member's Equity
Membership Contributions	30,075	85,702	120,700	77,780	61,051
Capital Contribution for Operating Expense	1,303	1,512	2,281	1,448	2,412
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(174)	(202)	(180)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,303)	(1,502)	(2,271)	(1,838)	(12,002)
Members' Equity / (Deficit)	29,901	85,510	120,530	77,237	51,461
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,901	$ 85,512	$ 120,532	$ 77,640	$ 51,463

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ 1,233
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	412	506	312	287	1,245
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	250,000	20,106	36,306	67,506	720,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 250,412	$ 20,612	$ 36,618	$ 67,793	$ 721,796

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	-	-	-
Total Liabilities	750	669	2	2	2
Member's Equity
Membership Contributions	252,730	20,600	36,926	68,185	721,784
Capital Contribution for Operating Expense	20,182	1,614	1,824	2,531	16,286
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(2,330)	-	(321)	(321)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(20,920)	(2,271)	(1,813)	(2,605)	(16,276)
Members' Equity / (Deficit)	249,662	19,943	36,616	67,790	721,794
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,412	$ 20,612	$ 36,618	$ 67,793	$ 721,796

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 400	$ 364	$ 416
Other Receivable	-	-	-	-	-
Pre-paid Insurance	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	426	412	412	376	428
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	23,232	150,000	17,813	36,000	204,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 23,658	$ 150,412	$ 18,224	$ 36,376	$ 204,979

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 2	$ 750	$ 2	$ 45
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	2	750	2	45
Member's Equity
Membership Contributions	23,832	150,629	20,543	36,600	205,051
Capital Contribution for Operating Expense	1,097	4,109	4,054	1,777	5,369
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(174)	(229)	(2,330)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,097)	(4,099)	(4,793)	(1,851)	(5,486)
Members' Equity / (Deficit)	23,658	150,410	17,474	36,374	204,934
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,658	$ 150,412	$ 18,224	$ 36,376	$ 204,979

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	480	465	360	512	337	319
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	50,000	50,015	68,684	210,551	25,175	73,506
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,480	$ 50,480	$ 69,044	$ 211,063	$ 25,512	$ 73,825

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-	-
Total Liabilities	2	2	402	2	2	2
Member's Equity
Membership Contributions	50,600	50,600	69,184	253,051	25,821	74,217
Capital Contribution for Operating Expense	2,009	2,014	1,288	6,039	1,514	2,492
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(132)	(132)	(152)	-	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,999)	(2,004)	(1,678)	(48,029)	(1,504)	(2,565)
Members' Equity / (Deficit)	50,478	50,478	68,642	211,061	25,510	73,823
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,480	$ 50,480	$ 69,044	$ 211,063	$ 25,512	$ 73,825

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Assets
Current Assets
Cash and Cash Equivalents	$ 304	$ 378	$ 300	$ 400	$ 464
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	316	390	312	400	476
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,402	72,200	637,450	18,995	53,504
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,718	$ 72,591	$ 637,762	$ 19,395	$ 53,980

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	-	2
Member's Equity
Membership Contributions	22,922	72,700	638,071	19,739	54,100
Capital Contribution for Operating Expense	1,393	1,174	15,134	936	2,043
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(132)	(122)	(321)	(344)	(132)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,467)	(1,163)	(15,124)	(936)	(2,033)
Members' Equity / (Deficit)	22,716	72,589	637,760	19,395	53,978
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,718	$ 72,591	$ 637,762	$ 19,395	$ 53,980

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Assets
Current Assets
Cash and Cash Equivalents	$ 284	$ 295	$ 249	$ 378	$ 329
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	296	307	261	390	341
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,600	43,490	300,200	60,173	11,282
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,896	$ 43,797	$ 300,461	$ 60,563	$ 11,623

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 56	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	666	-	-
Total Liabilities	2	2	722	2	2
Member's Equity
Membership Contributions	23,100	67,990	301,050	60,673	11,932
Capital Contribution for Operating Expense	1,400	2,188	6,915	2,055	1,162
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(132)	(122)	(122)	(122)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,474)	(26,261)	(8,104)	(2,045)	(1,486)
Members' Equity / (Deficit)	22,894	43,795	299,739	60,561	11,287
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,896	$ 43,797	$ 300,461	$ 60,563	$ 11,623,980

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 468	$ 300	$ 400	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	480	480	312	412	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,200	76,100	54,306	340,000	72,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,680	$ 76,580	$ 54,618	$ 340,412	$ 72,412

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	2	2	502	2	2
Member's Equity
Membership Contributions	47,100	95,600	54,926	340,721	72,616
Capital Contribution for Operating Expense	1,717	2,711	1,245	7,864	2,021
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(132)	(132)	(321)	(321)	(216)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(23,007)	(21,601)	(1,734)	(7,854)	(2,011)
Members' Equity / (Deficit)	25,678	76,578	54,116	340,410	72,410
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,680	$ 76,580	$ 54,618	$ 340,412	$ 72,412

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	390	426	315	389	331	312
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	63,100	23,449	101,009	41,099	78,217	45,246
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 63,490	$ 23,875	$ 101,324	$ 41,489	$ 78,548	$ 45,558

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	-	2	2	2	2
Member's Equity
Membership Contributions	63,600	24,049	114,953	41,599	78,717	45,812
Capital Contribution for Operating Expense	2,138	636	2,507	1,395	2,056	1,443
Capital Contribution for shortfall at Offering close	-	-	1,656	-	-	-
Distribution to RSE Archive or its affiliates	(122)	(174)	(197)	(123)	(181)	(265)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,128)	(636)	(17,597)	(1,384)	(2,046)	(1,434)
Members' Equity / (Deficit)	63,488	23,875	101,322	41,487	78,546	45,556
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 63,490	$ 23,875	$ 101,324	$ 41,489	$ 78,548	$ 45,558

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	432	312	389	398	490	390
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	24,000	742,908	26,209	15,157	18,100	40,383
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 24,432	$ 743,219	$ 26,598	$ 15,555	$ 18,590	$ 40,773

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	-	2	2	2	2
Member's Equity
Membership Contributions	24,600	745,208	26,709	15,657	18,700	40,883
Capital Contribution for Operating Expense	700	11,486	714	903	684	1,401
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(180)	(2,000)	(123)	(114)	(122)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(690)	(11,475)	(704)	(893)	(674)	(1,391)
Members' Equity / (Deficit)	24,430	743,219	26,596	15,553	18,588	40,771
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 24,432	$ 743,219	$ 26,598	$ 15,555	$ 18,590	$ 40,773

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	490	498	489	386	489
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	255,100	34,499	375,000	34,500	22,812	21,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 255,512	$ 34,989	$ 375,498	$ 34,989	$ 23,199	$ 21,989

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	2	2	2
Member's Equity
Membership Contributions	255,821	35,099	375,600	35,100	23,312	22,100
Capital Contribution for Operating Expense	1,558	1,276	7,851	1,561	899	1,273
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(321)	(122)	(114)	(123)	(114)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,548)	(1,266)	(7,841)	(1,551)	(901)	(1,263)
Members' Equity / (Deficit)	255,510	34,987	375,496	34,987	23,196	21,987
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 255,512	$ 34,989	$ 375,498	$ 34,989	$ 23,199	$ 21,989

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	-	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	498	480	464	600	498	498
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	17,100	80,100	210,299	153,000	415,000	552,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 17,598	$ 80,580	$ 210,763	$ 153,600	$ 415,498	$ 552,498

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	667
Total Liabilities	2	2	2	2	548	669
Member's Equity
Membership Contributions	17,700	80,700	210,873	153,600	415,600	552,600
Capital Contribution for Operating Expense	681	907	4,256	3,279	8,982	6,176
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(114)	(132)	(123)	-	(114)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(671)	(897)	(4,245)	(3,281)	(9,517)	(6,832)
Members' Equity / (Deficit)	17,596	80,578	210,761	153,598	414,951	551,830
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 17,598	$ 80,580	$ 210,763	$ 153,600	$ 415,498	$ 552,498

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 300	$ 300	$ 377	$ 420
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	390	312	312	389	432
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	180,778	453,149	37,499	60,299	76,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 181,168	$ 453,461	$ 37,811	$ 60,689	$ 76,432

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	667	333	-	-	500
Total Liabilities	669	335	2	2	502
Member's Equity
Membership Contributions	181,278	453,655	38,006	60,799	76,600
Capital Contribution for Operating Expense	3,911	9,138	1,092	1,651	1,044
Capital Contribution for shortfall at Offering close	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,568)	(9,462)	(1,083)	(1,640)	(1,534)
Members' Equity / (Deficit)	180,499	453,126	37,809	60,687	75,930
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 181,168	$ 453,461	$ 37,811	$ 60,689	$ 76,432

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 346	$ 312	$ 300	$ 486	$ 516
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	432	358	324	312	498	528
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	19,800	43,870	13,632	22,210	40,100	230,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 20,232	$ 44,228	$ 13,956	$ 22,522	$ 40,598	$ 230,528

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ -	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	-	2	2
Member's Equity
Membership Contributions	25,600	44,370	11,380	22,711	40,700	230,600
Capital Contribution for Operating Expense	662	1,341	926	1,013	673	5,014
Capital Contribution for shortfall at Offering close	-	-	2,765	-	-	-
Distribution to RSE Archive or its affiliates	(180)	(154)	(201)	(201)	(114)	(84)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,852)	(1,331)	(916)	(1,001)	(663)	(5,004)
Members' Equity / (Deficit)	20,230	44,226	13,954	22,522	40,596	230,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,232	$ 44,228	$ 13,956	$ 22,522	$ 40,598	$ 230,528

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	468	412	431	427	369	432
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	42,306	98,300	14,946	13,813	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,774	$ 98,712	$ 15,377	$ 14,239	$ 100,432	$ 70,432

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	2	2	2	2	669	2
Member's Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution for Operating Expense	2,248	905	1,108	832	3,199	770
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,238)	(895)	(1,099)	(822)	(3,856)	(760)
Members' Equity / (Deficit)	42,772	98,710	15,374	14,237	99,763	70,430
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,774	$ 98,712	$ 15,377	$ 14,239	$ 100,432	$ 70,432

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	458	330	561	312	358	422
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,500	15,382	73,656	33,961	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,958	$ 15,712	$ 74,217	$ 34,273	$ 29,828	$ 58,478

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-	-
Total Liabilities	502	2	2	2	2	2
Member's Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution for Operating Expense	786	870	1,700	1,929	1,238	1,424
Capital Contribution for shortfall at Offering close	-	-	-	5,326	770	-
Distribution to RSE Archive or its affiliates	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,276)	(860)	(1,691)	(1,919)	(1,228)	(1,414)
Members' Equity / (Deficit)	57,456	15,710	74,214	34,271	29,826	58,476
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,958	$ 15,712	$ 74,217	$ 34,273	$ 29,828	$ 58,478

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	371	400	412	408	371	489
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,649	96,285	31,980	14,942	57,094	73,590
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,020	$ 96,685	$ 32,392	$ 15,350	$ 57,465	$ 74,079

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 45	$ 2	$ 45
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	866	-	2	45	1,048	45
Member's Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution for Operating Expense	691	1,021	1,239	809	673	2,235
Capital Contribution for shortfall at Offering close	-	-	-	4,159	-	-
Distribution to RSE Archive or its affiliates	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,544)	(1,021)	(1,229)	(842)	(1,709)	(2,268)
Members' Equity / (Deficit)	57,155	96,685	32,390	15,305	56,417	74,034
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,020	$ 96,685	$ 32,392	$ 15,350	$ 57,465	$ 74,079

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	612	672	317	385	596
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	272,500	50,000	252,440	20,095	15,027	62,103
Other Assets	-	-	-	-	-	2,035
TOTAL ASSETS	$ 272,912	$ 50,612	$ 253,112	$ 20,412	$ 15,412	$ 64,734

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ 2	$ 2	$ 2	$ -
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	750	-	2	2	2	-
Member's Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution for Operating Expense	2,797	613	5,018	876	713	2,391
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(2,330)	-	(154)	(247)	(285)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,535)	(601)	(65,907)	(866)	(703)	(357)
Members' Equity / (Deficit)	272,162	50,612	253,110	20,410	15,410	64,734
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 272,912	$ 50,612	$ 253,112	$ 20,412	$ 15,412	$ 64,734

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ 301	$ 18,566	$ 486	$ 600
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	-	12	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	443	385	313	18,566	498	600
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	32,522	15,027	20,099	146,879	800,000	500,000
Other Assets	-	-	-	3,388	-	3,373
TOTAL ASSETS	$ 32,965	$ 15,412	$ 20,412	$ 168,833	$ 800,498	$ 503,973

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ -	$ 2	$ -
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	31,850	-	-
Due to the Manager or its Affiliates	-	667	-	-	-	-
Total Liabilities	2	669	2	31,850	2	-
Member's Equity
Membership Contributions	33,100	15,685	21,647	144,426	800,600	500,600
Capital Contribution for Operating Expense	1,000	705	867	3,790	15,327	3,713
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(147)	(285)	(1,247)	-	(114)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(990)	(1,362)	(857)	(11,233)	(15,317)	(340)
Members' Equity / (Deficit)	32,963	14,743	20,410	136,983	800,496	503,973
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,965	$ 15,412	$ 20,412	$ 168,833	$ 800,498	$ 503,973

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ 377	$ 373	$ 652
Other Receivable	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	392	512	389	385	664
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	11,657	112,833	132,325	50,027	156,606
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 12,049	$ 113,345	$ 132,714	$ 50,412	$ 157,270

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	2	2	2	2
Member's Equity
Membership Contributions	12,161	113,333	132,638	50,685	157,381
Capital Contribution for Operating Expense	494	856	3,712	1,117	2,535
Capital Contribution for shortfall at Offering close	-	-	188	-	-
Distribution to RSE Archive or its affiliates	(124)	-	(123)	(285)	(124)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(484)	(846)	(3,702)	(1,108)	(2,525)
Members' Equity / (Deficit)	12,047	113,343	132,712	50,410	157,267
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,049	$ 113,345	$ 132,714	$ 50,412	$ 157,270

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	-	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	388	498	365	500	385	439
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	85,806	105,100	23,256	67,782	26,427	15,165
Other Assets	-	-	-	3,270	-	-
TOTAL ASSETS	$ 86,194	$ 105,598	$ 23,621	$ 71,551	$ 26,812	$ 15,604

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ -	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	-	2	2
Member's Equity
Membership Contributions	86,306	105,700	23,756	68,282	50,685	15,340
Capital Contribution for Operating Expense	1,593	770	799	3,595	1,107	1,026
Capital Contribution for shortfall at Offering close	-	-	-	-	-	375
Distribution to RSE Archive or its affiliates	(124)	(114)	(147)	-	(285)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,583)	(760)	(789)	(326)	(24,697)	(1,016)
Members' Equity / (Deficit)	86,192	105,596	23,619	71,551	26,810	15,602
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 86,194	$ 105,598	$ 23,621	$ 71,551	$ 26,812	$ 15,604

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Assets
Current Assets
Cash and Cash Equivalents	$ 373	$ 356	$ 314	$ 18,384	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	-	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	385	368	326	18,384	500	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	15,027	36,146	100,086	168,395	67,319	15,100
Other Assets	-	-	-	2,671	2,882	-
TOTAL ASSETS	$ 15,412	$ 36,514	$ 100,412	$ 189,450	$ 70,701	$ 15,512

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ -	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	31,864	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	31,864	-	2
Member's Equity
Membership Contributions	15,685	36,646	100,685	165,902	67,819	15,747
Capital Contribution for Operating Expense	640	518	2,443	3,045	3,196	483
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(285)	(124)	(285)	-	-	(247)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(630)	(528)	(2,433)	(11,361)	(314)	(473)
Members' Equity / (Deficit)	15,410	36,512	100,410	157,586	70,701	15,510
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,412	$ 36,514	$ 100,412	$ 189,450	$ 70,701	$ 15,512

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 776	$ 60	$ 18,556	$ 352	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	-	-	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	788	60	18,556	364	312
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	1,451,500	288,908	11,914	212,303	35,048	67,208
Other Assets	-	-	-	2,746	-	-
TOTAL ASSETS	$ 1,451,912	$ 289,696	$ 11,974	$ 233,605	$ 35,412	$ 67,520

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ -	$ -	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	39,420	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	2	2	-	39,420	669	2
Member's Equity
Membership Contributions	1,457,055	289,798	12,514	189,100	35,632	67,800
Capital Contribution for Operating Expense	6,255	5,642	370	3,120	1,319	528
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(5,155)	(114)	-	-	(232)	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,245)	(5,632)	(910)	1,966	(1,976)	(519)
Members' Equity / (Deficit)	1,451,910	289,694	11,974	194,186	34,743	67,518
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 1,451,912	$ 289,696	$ 11,974	$ 233,605	$ 35,412	$ 67,520

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	388	388	412	312	60	312
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	81,006	65,100	100,000	52,289	57,868	79,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 81,394	$ 65,488	$ 100,412	$ 52,601	$ 57,928	$ 79,878

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	400
Total Liabilities	2	2	2	2	-	402
Member's Equity
Membership Contributions	81,506	65,600	100,638	52,881	58,468	80,158
Capital Contribution for Operating Expense	1,469	1,274	1,729	502	631	1,365
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive or its affiliates	(124)	(124)	(238)	(292)	-	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,459)	(1,264)	(1,719)	(492)	(1,171)	(1,755)
Members' Equity / (Deficit)	81,392	65,486	100,410	52,599	57,928	79,476
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 81,394	$ 65,488	$ 100,412	$ 52,601	$ 57,928	$ 79,878

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	312	412	350	265	500	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	96,049	19,000	37,726	20,906	56,240	14,150
Other Assets	-	-	-	-	1,198	-
TOTAL ASSETS	$ 96,361	$ 19,412	$ 38,076	$ 21,170	$ 57,938	$ 14,562

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	2	2	2	502	-	2
Member's Equity
Membership Contributions	96,587	19,638	38,295	21,439	56,740	14,782
Capital Contribution for Operating Expense	1,251	631	841	714	1,477	560
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(238)	(238)	(231)	(233)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,241)	(621)	(831)	(1,252)	(279)	(550)
Members' Equity / (Deficit)	96,359	19,410	38,074	20,668	57,938	14,560
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 96,361	$ 19,412	$ 38,076	$ 21,170	$ 57,938	$ 14,562

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	512	362	320	335	600	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	67,566	41,051	68,850	90,077	560,000	28,800
Other Assets	-	-	-	-	3,286	-
TOTAL ASSETS	$ 68,078	$ 41,413	$ 69,170	$ 90,412	$ 563,886	$ 29,212

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	546	500	-	-	-	-
Total Liabilities	548	502	2	2	-	2
Member's Equity
Membership Contributions	68,066	41,639	69,450	90,632	560,600	29,432
Capital Contribution for Operating Expense	2,289	452	596	1,459	265	886
Capital Contribution for shortfall at Offering close	-	-	-	-	3,286	-
Distribution to RSE Archive	-	(238)	-	(232)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,825)	(942)	(878)	(1,449)	(265)	(876)
Members' Equity / (Deficit)	67,530	40,911	69,168	90,410	563,886	29,210
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 68,078	$ 41,413	$ 69,170	$ 90,412	$ 563,886	$ 29,212

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Assets
Current Assets
Cash and Cash Equivalents	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	336	278	2,142	377	412	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,075	280,134	360,670	6,535	10,200	60,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 10,411	$ 280,412	$ 362,811	$ 6,912	$ 10,612	$ 60,512

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	-	-	-
Total Liabilities	402	2	2	2	2	2
Member's Equity
Membership Contributions	10,631	280,632	362,953	7,101	10,833	60,738
Capital Contribution for Operating Expense	491	4,712	3,898	421	457	470
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(232)	(232)	(154)	(201)	(233)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(881)	(4,702)	(3,888)	(411)	(447)	(460)
Members' Equity / (Deficit)	10,009	280,410	362,809	6,910	10,610	60,510
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 10,411	$ 280,412	$ 362,811	$ 6,912	$ 10,612	$ 60,512

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 18,501	$ 300	$ 476	$ 369	$ 72
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	18,501	312	488	381	84
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	75,000	662,976	10,100	50,000	5,131	28,051
Other Assets	-	3,827	-	-	-	-
TOTAL ASSETS	$ 75,412	$ 685,304	$ 10,412	$ 50,488	$ 5,512	$ 28,134

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	31,861	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	31,861	2	2	2	2
Member's Equity
Membership Contributions	75,632	660,600	10,647	50,600	5,732	28,356
Capital Contribution for Operating Expense	1,119	4,143	434	804	351	1,334
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(232)	-	(247)	(124)	(232)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,109)	(11,300)	(424)	(794)	(341)	(1,324)
Members' Equity / (Deficit)	75,410	653,443	10,410	50,486	5,510	28,132
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 75,412	$ 685,304	$ 10,412	$ 50,488	$ 5,512	$ 28,134

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	312	612	358	392	381	349
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,343	50,000	102,143	21,323	10,756	25,126
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 13,655	$ 50,612	$ 102,501	$ 21,715	$ 11,137	$ 25,475

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	-	2	2	2	2
Member's Equity
Membership Contributions	13,876	50,600	102,723	21,850	11,357	25,695
Capital Contribution for Operating Expense	694	393	1,506	338	328	571
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(233)	-	(234)	(147)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(684)	(381)	(1,496)	(328)	(318)	(561)
Members' Equity / (Deficit)	13,653	50,612	102,499	21,713	11,135	25,473
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,655	$ 50,612	$ 102,501	$ 21,715	$ 11,137	$ 25,475

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 346	$ 703	$ 18,466	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	-	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	412	312	358	715	18,466	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	135,000	66,143	226,339	67,036	772,987	70,000
Other Assets	-	-	-	-	2,772	-
TOTAL ASSETS	$ 135,412	$ 66,455	$ 226,697	$ 67,751	$ 794,225	$ 70,412

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ -	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	31,881	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	2	2	2	31,881	2
Member's Equity
Membership Contributions	135,632	66,724	221,063	68,051	770,600	70,601
Capital Contribution for Operating Expense	515	1,192	2,649	410	3,043	870
Capital Contribution for shortfall at Offering close	-	-	5,776	-	-	-
Distribution to RSE Archive	(232)	(281)	(154)	(313)	-	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(505)	(1,182)	(2,639)	(400)	(11,300)	(860)
Members' Equity / (Deficit)	135,410	66,453	226,695	67,748	762,343	70,410
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 135,412	$ 66,455	$ 226,697	$ 67,751	$ 794,225	$ 70,412

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Assets
Current Assets
Cash and Cash Equivalents	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	381	400	312	386	600	500
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,881	28,600	22,110	64,026	39,000	17,480
Other Assets	-	-	-	-	10	1,467
TOTAL ASSETS	$ 14,262	$ 29,000	$ 22,422	$ 64,412	$ 39,610	$ 19,447

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ -	$ -
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	477
Total Liabilities	2	-	2	2	-	477
Member's Equity
Membership Contributions	14,482	29,200	22,767	64,757	39,600	17,980
Capital Contribution for Operating Expense	317	384	493	753	218	1,781
Capital Contribution for shortfall at Offering close	-	340	-	-	-	-
Distribution to RSE Archive	(232)	(540)	(357)	(357)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(307)	(384)	(483)	(743)	(208)	(791)
Members' Equity / (Deficit)	14,260	29,000	22,420	64,410	39,610	18,970
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,262	$ 29,000	$ 22,422	$ 64,412	$ 39,610	$ 19,447

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Assets
Current Assets
Cash and Cash Equivalents	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	12	12	12	12	12
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	334	312	312	393	412	312
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,779	14,388	22,839	36,552	450,000	11,560
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,113	$ 14,700	$ 23,151	$ 36,945	$ 450,412	$ 11,872

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 2	$ 2	$ 2	$ 750	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	-
Total Liabilities	2	402	2	2	750	2
Member's Equity
Membership Contributions	14,302	14,969	23,496	37,357	453,570	12,092
Capital Contribution for Operating Expense	431	408	462	530	2,756	288
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(201)	(281)	(357)	(424)	(3,170)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(421)	(798)	(452)	(520)	(3,494)	(278)
Members' Equity / (Deficit)	14,111	14,298	23,148	36,943	449,662	11,870
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,113	$ 14,700	$ 23,151	$ 36,945	$ 450,412	$ 11,872

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	12	-	12	12	12	12
Due From the Manager or its Affiliates	-	500	-	-	-	-
Total Current Assets	412	500	312	363	527	388
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,600	59,633	54,995	140,049	18,085	216,412
Other Assets	-	3,650	-	-	-	-
TOTAL ASSETS	$ 11,012	$ 63,783	$ 55,307	$ 140,412	$ 18,612	$ 216,800

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ -	$ 2	$ 2	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,004	-	-	-	-
Due to the Manager or its Affiliates	333	-	545	-	-	-
Total Liabilities	336	1,004	548	2	2	2
Member's Equity
Membership Contributions	11,424	57,126	55,652	140,757	18,600	216,912
Capital Contribution for Operating Expense	349	3,895	488	949	159	1,245
Capital Contribution for shortfall at Offering close	-	-	-	-	-	-
Distribution to RSE Archive	(424)	-	(357)	(357)	-	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(672)	1,758	(1,023)	(939)	(149)	(1,235)
Members' Equity / (Deficit)	10,676	62,779	54,759	140,410	18,610	216,798
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,012	$ 63,783	$ 55,307	$ 140,412	$ 18,612	$ 216,800

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2022

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 308	$ 369	$ 402	$ 613,476
Other Receivable	-	-	-	-	83,001
Pre-paid Insurance	-	35	35	12	2,801
Due From the Manager or its Affiliates	-	-	-	-	500
Total Current Assets	400	343	404	414	699,778
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	18,794	20,442	4,531	12,000	28,520,304
Other Assets	-	-	-	-	38,520
TOTAL ASSETS	$ 19,194	$ 20,785	$ 4,935	$ 12,414	$ 29,258,602

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 2	$ 2	$ 2	$ 8,461
Insurance Payable	-	-	-	-	5,012
Income Taxes Payable	-	-	-	-	507,072
Due to the Manager or its Affiliates	-	-	-	667	1,368,135
Total Liabilities	-	2	2	669	1,888,680
Member's Equity
Membership Contributions	19,795	21,230	5,547	12,600	27,638,029
Capital Contribution for Operating Expense	158	201	171	158	1,804,359
Capital Contribution for shortfall at Offering close	845	-	-	-	35,258
Distribution to RSE Archive	(1,446)	(480)	(647)	(198)	(68,518)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(158)	(168)	(138)	(815)	(2,039,206)
Members' Equity / (Deficit)	19,194	20,783	4,933	11,745	27,369,922
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,194	$ 20,785	$ 4,935	$ 12,414	$ 29,258,602

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (31)	$ (13)	$ (70)	$ (13)
Transportation	-	-	(15)	-	(141)	-
Insurance	(1,259)	(577)	(158)	(413)	(175)	(100)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(500)	-	-	(600)	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,518)	(1,336)	(450)	(672)	(1,232)	(359)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,518)	$ (1,336)	$ (450)	$ (672)	$ (1,232)	$ (359)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.67)	$ (0.23)	$ (0.67)	$ (0.41)	$ (1.80)
Weighted Average Membership Interests	10,000	2,000	2,000	1,000	3,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (68)	$ (30)	$ (25)	$ (13)	$ (13)
Transportation	-	(273)	(32)	(15)	-	-
Insurance	(98)	(601)	(277)	(164)	(99)	(4,787)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(238)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(17,928)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(357)	(1,188)	(585)	(18,369)	(358)	(5,046)
Provision for Income Taxes	-	-	-	(50)	-	-
Net Income / (Loss)	$ (357)	$ (1,188)	$ (585)	$ (18,419)	$ (358)	$ (5,046)

Basic and Diluted (Loss) per Membership Interest	$ (1.78)	$ (1.19)	$ (0.29)	$ (18.42)	$ (0.18)	$ (0.50)
Weighted Average Membership Interests	200	1,000	2,000	1,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ (32)	$ (68)	$ (13)
Transportation	(84)	(369)	-
Insurance	(498)	(554)	(779)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	(1,000)	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,860)	(1,238)	(1,039)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,860)	$ (1,238)	$ (1,039)

Basic and Diluted (Loss) per Membership Interest	$ (1.86)	$ (0.62)	$ (0.52)
Weighted Average Membership Interests	1,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	(7)	-	-	-	-
Insurance	(112)	(189)	(114)	(107)	(168)	(105)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(771)	(472)	(373)	(366)	(427)	(364)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (771)	$ (472)	$ (373)	$ (366)	$ (427)	$ (364)

Basic and Diluted (Loss) per Membership Interest	$ (0.77)	$ (0.47)	$ (0.75)	$ (0.37)	$ (0.04)	$ (0.73)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(210)	(226)	(365)	(101)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	(500)	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(486)	(485)	(1,125)	(360)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (486)	$ (485)	$ (1,125)	$ (360)

Basic and Diluted (Loss) per Membership Interest	$ (0.97)	$ (0.24)	$ (1.12)	$ (1.80)
Weighted Average Membership Interests	500	2,000	1,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Expenses, gains, losses, interest and other investing income
Storage	$ (68)	$ (13)	$ (13)
Transportation	(250)	-	-
Insurance	(1,306)	(271)	(422)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,871)	(530)	(681)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,871)	$ (531)	$ (681)

Basic and Diluted (Loss) per Membership Interest	$ (0.94)	$ (0.53)	$ (0.68)
Weighted Average Membership Interests	2,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (68)
Transportation	-	-	-	-	(250)
Insurance	(122)	(100)	(135)	(93)	(318)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(381)	(359)	(395)	(352)	(883)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (381)	$ (359)	$ (395)	$ (352)	$ (883)

Basic and Diluted (Loss) per Membership Interest	$ (0.38)	$ (0.72)	$ (0.39)	$ (0.04)	$ (0.88)
Weighted Average Membership Interests	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (13)	$ (13)	$ (13)	$ (30)
Transportation	(15)	-	-	-	(7)
Insurance	(235)	(106)	(1,193)	(174)	(97)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(528)	(365)	(1,452)	(433)	(381)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (528)	$ (365)	$ (1,452)	$ (433)	$ (381)

Basic and Diluted (Loss) per Membership Interest	$ (0.53)	$ (0.18)	$ (0.29)	$ (0.11)	$ (0.03)
Weighted Average Membership Interests	1,000	2,000	5,000	4,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(384)	(836)	(133)	(92)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(643)	(1,095)	(392)	(352)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (643)	$ (1,095)	$ (392)	$ (352)

Basic and Diluted (Loss) per Membership Interest	$ (0.32)	$ (0.55)	$ (0.39)	$ (0.05)
Weighted Average Membership Interests	2,000	2,000	1,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (32)
Transportation	-	-	-	-	-
Insurance	(232)	(497)	(394)	(344)	(450)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(491)	(756)	(653)	(603)	(728)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (491)	$ (756)	$ (653)	$ (603)	$ (728)

Basic and Diluted (Loss) per Membership Interest	$ (0.49)	$ (0.12)	$ (0.33)	$ (0.11)	$ (0.73)
Weighted Average Membership Interests	1,000	6,250	2,000	5,600	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)
Transportation	-	-
Insurance	(1,005)	(35)
Bookkeeping and Accounting Fees	(246)	(246)
Marketing Expense	-	-
Transaction Fee	-	-
Gain on Sale	-	-
Loss on Sale	-	-
Impairment and non sale losses	-	-
Loss on Sale of Digital Assets	-	-
Investment Income/(Loss)	-	-
Income / (Loss) Before Income Taxes	(1,264)	(357)
Provision for Income Taxes	-	-
Net Income / (Loss)	$ (1,264)	$ (357)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.36)
Weighted Average Membership Interests	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (76)	$ (13)	$ (13)	$ (62)	$ (68)
Transportation	-	-	-	-	(335)	(250)
Insurance	(151)	(217)	(272)	(159)	(181)	(554)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(96)	(246)
Marketing Expense	-	-	-	-	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	60,000	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(473)	(539)	(531)	(418)	59,326	(1,618)
Provision for Income Taxes	-	-	-	-	(11,335)	-
Net Income / (Loss)	$ (473)	$ (539)	$ (531)	$ (418)	$ 47,991	$ (1,618)

Basic and Diluted (Loss) per Membership Interest	$ (0.47)	$ (0.54)	$ (0.02)	$ (0.05)	$ 24.00	$ (1.62)
Weighted Average Membership Interests	1,000	1,000	23,000	8,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Expenses, gains, losses, interest and other investing income
Storage	$ (42)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	(6)	-	(6)	-	-
Insurance	(344)	(348)	(2,200)	(159)	(281)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(638)	(607)	(2,494)	(418)	(540)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (638)	$ (607)	$ (2,494)	$ (418)	$ (540)

Basic and Diluted (Loss) per Membership Interest	$ (0.16)	$ (0.30)	$ (0.22)	$ (0.05)	$ (0.09)
Weighted Average Membership Interests	4,000	2,000	11,250	8,000	5,750

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Expenses, gains, losses, interest and other investing income
Storage	$ (691)	$ (76)	$ (13)	$ (13)	$ (32)	$ (13)
Transportation	-	-	(24)	-	(112)	-
Insurance	(412)	(180)	(96)	(109)	(1,325)	(116)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,349)	(502)	(379)	(368)	(1,715)	(376)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,349)	$ (502)	$ (379)	$ (368)	$ (1,715)	$ (376)

Basic and Diluted (Loss) per Membership Interest	$ (0.27)	$ (0.06)	$ (0.03)	$ (0.09)	$ (0.29)	$ (0.19)
Weighted Average Membership Interests	5,000	9,000	12,000	4,200	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (31)	$ (13)	$ (31)	$ (76)
Transportation	-	(15)	-	(15)	-
Insurance	(648)	(579)	(124)	(166)	(103)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(907)	(871)	(383)	(458)	(425)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (907)	$ (871)	$ (383)	$ (458)	$ (425)

Basic and Diluted (Loss) per Membership Interest	$ (0.45)	$ (0.06)	$ (0.19)	$ (0.23)	$ (0.08)
Weighted Average Membership Interests	2,000	13,800	2,000	2,000	5,100

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (49)
Transportation	(24)	-	-	(13)
Insurance	(95)	(2,435)	(414)	(328)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(378)	(2,694)	(673)	(636)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (378)	$ (2,694)	$ (673)	$ (636)

Basic and Diluted (Loss) per Membership Interest	$ (0.38)	$ (0.27)	$ (0.18)	$ (0.08)
Weighted Average Membership Interests	1,000	10,000	3,750	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (157)	$ (13)	$ (107)
Transportation	-	-	-	(57)	-	-
Insurance	(302)	(116)	(497)	(2,341)	(298)	(1,352)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(500)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(561)	(375)	(756)	(3,301)	(557)	(1,705)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (561)	$ (375)	$ (756)	$ (3,301)	$ (557)	$ (1,705)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.19)	$ (0.15)	$ (0.33)	$ (0.11)	$ (0.09)
Weighted Average Membership Interests	2,500	2,000	5,000	10,000	5,000	18,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (76)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(931)	(127)	(363)	(1,494)	(74)	(98)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,190)	(386)	(622)	(1,753)	(396)	(357)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,190)	$ (386)	$ (622)	$ (1,753)	$ (396)	$ (357)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.19)	$ (0.12)	$ (0.08)	$ (0.21)	$ (0.36)
Weighted Average Membership Interests	5,000	2,000	5,000	21,250	1,850	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (13)	$ (13)
Transportation	(13)	-	-
Insurance	(1,460)	(309)	(268)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,751)	(568)	(527)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,751)	$ (568)	$ (527)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.14)	$ (0.11)
Weighted Average Membership Interests	16,500	4,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (76)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(456)	(107)	(330)	(556)	(836)	(2,431)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	(400)	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(715)	(366)	(652)	(1,216)	(1,495)	(2,690)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (715)	$ (366)	$ (652)	$ (1,216)	$ (1,495)	$ (2,690)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.02)	$ (0.04)	$ (0.12)	$ (0.15)	$ (0.09)
Weighted Average Membership Interests	9,000	20,000	15,600	10,000	10,000	30,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	-	-	(6)	-	-
Insurance	(235)	(628)	(230)	(742)	(343)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(400)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(494)	(1,287)	(524)	(1,001)	(602)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (494)	$ (1,287)	$ (524)	$ (1,001)	$ (602)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.20)	$ (0.28)	$ (0.10)	$ (0.08)
Weighted Average Membership Interests	6,000	6,500	1,850	10,000	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(534)	(366)	(165)	(253)	(271)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,293)	(626)	(424)	(512)	(531)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,293)	$ (626)	$ (424)	$ (512)	$ (531)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.09)	$ (0.04)	$ (0.12)	$ (0.22)
Weighted Average Membership Interests	10,800	6,900	10,000	4,200	2,400

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (67)	$ (68)	$ (30)	$ (13)	$ (20)
Transportation	(50)	(250)	(32)	-	(7)
Insurance	(207)	(535)	(80)	(298)	(3,023)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	(500)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(970)	(1,599)	(388)	(557)	(3,296)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (970)	$ (1,599)	$ (388)	$ (557)	$ (3,296)

Basic and Diluted (Loss) per Membership Interest	$ (0.31)	$ (0.80)	$ (0.19)	$ (0.22)	$ (0.22)
Weighted Average Membership Interests	3,150	2,000	2,000	2,500	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(139)	(203)	(253)	(192)	(648)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(461)	(462)	(512)	(451)	(907)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (461)	$ (462)	$ (512)	$ (451)	$ (907)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.09)	$ (0.05)	$ (0.03)	$ (0.05)
Weighted Average Membership Interests	6,800	4,900	10,000	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Expenses, gains, losses, interest and other investing income
Storage	$ (2,250)	$ (13)	$ (20)	$ (105)	$ (114)
Transportation	(6,286)	-	(119)	(38)	(77)
Insurance	(1,024)	(272)	(421)	(716)	(6,857)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	(400)
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(9,806)	(531)	(806)	(1,105)	(7,694)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (9,806)	$ (531)	$ (806)	$ (1,105)	$ (7,694)

Basic and Diluted (Loss) per Membership Interest	$ (0.86)	$ (0.11)	$ (0.08)	$ (0.11)	$ (0.38)
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (68)	$ (2,250)	$ (7)	$ (13)
Transportation	-	(218)	-	-	-
Insurance	(109)	(1,494)	(150)	(79)	(2,002)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(78)	(246)
Marketing Expense	-	-	-	(500)	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	16,000	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(432)	(2,027)	(2,647)	15,337	(2,262)
Provision for Income Taxes	-	-	-	(2,863)	-
Net Income / (Loss)	$ (432)	$ (2,027)	$ (2,647)	$ 12,474	$ (2,262)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.18)	$ (0.44)	$ 1.78	$ (0.23)
Weighted Average Membership Interests	3,250	11,000	6,000	7,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (58)	$ (13)	$ (32)
Transportation	-	(7)	-	(22)	-	(84)
Insurance	(554)	(554)	(180)	(2,454)	(319)	(772)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(813)	(837)	(439)	(3,180)	(579)	(1,634)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (813)	$ (837)	$ (439)	$ (3,180)	$ (579)	$ (1,634)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.07)	$ (0.04)	$ (0.32)	$ (0.12)	$ (0.16)
Weighted Average Membership Interests	10,000	11,200	10,250	10,000	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (1)	$ (76)	$ (13)
Transportation	-	(7)	-	-	-
Insurance	(293)	(185)	(6)	(89)	(587)
Bookkeeping and Accounting Fees	(246)	(246)	(13)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	162,550	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(552)	(468)	162,530	(412)	(846)
Provision for Income Taxes	-	-	(30,835)	-	-
Net Income / (Loss)	$ (552)	$ (468)	$ 131,695	$ (412)	$ (846)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.05)	$ 1.32	$ (0.21)	$ (0.08)
Weighted Average Membership Interests	5,300	10,000	100,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(295)	(715)	(2,905)	(648)	(189)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,054)	(975)	(3,165)	(907)	(448)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,054)	$ (975)	$ (3,165)	$ (907)	$ (448)

Basic and Diluted (Loss) per Membership Interest	$ (0.30)	$ (0.14)	$ (0.09)	$ (0.09)	$ (0.22)
Weighted Average Membership Interests	3,500	7,000	35,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	(14)	-
Insurance	(521)	(977)	(159)	(3,282)	(761)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(400)	-	(400)	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(780)	(1,636)	(419)	(3,993)	(1,020)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (780)	$ (1,636)	$ (419)	$ (3,993)	$ (1,020)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.16)	$ (0.08)	$ (0.21)	$ (0.05)
Weighted Average Membership Interests	11,000	10,000	5,000	18,750	20,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	(36)	-	-	-
Insurance	(676)	(110)	(1,167)	(467)	(817)	(508)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(935)	(433)	(1,478)	(726)	(1,076)	(767)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (935)	$ (433)	$ (1,478)	$ (726)	$ (1,076)	$ (767)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.22)	$ (0.16)	$ (0.07)	$ (0.06)	$ (0.08)
Weighted Average Membership Interests	10,000	2,000	9,000	10,000	17,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Expenses, gains, losses, interest and other investing income
Storage	$ (20)	$ (691)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(119)	-	-	-	-	-
Insurance	(117)	(7,015)	(120)	(224)	(109)	(461)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(600)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	(6,383)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,102)	(7,952)	(379)	(484)	(368)	(7,103)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,102)	$ (7,952)	$ (379)	$ (484)	$ (368)	$ (7,103)

Basic and Diluted (Loss) per Membership Interest	$ (0.28)	$ (0.24)	$ (0.15)	$ (0.16)	$ (0.18)	$ (0.71)
Weighted Average Membership Interests	4,000	33,000	2,500	3,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (58)	$ (13)	$ (31)	$ (13)
Transportation	-	-	(22)	-	(15)	-
Insurance	(443)	(408)	(3,611)	(408)	(213)	(286)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(87,000)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,202)	(667)	(90,937)	(667)	(506)	(545)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,202)	$ (667)	$ (90,937)	$ (667)	$ (506)	$ (545)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.17)	$ (2.19)	$ (0.07)	$ (0.08)	$ (0.11)
Weighted Average Membership Interests	30,000	4,000	41,500	10,000	6,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (63)	$ (32)	$ (13)
Transportation	-	(36)	-	(40)	-	-
Insurance	(107)	(196)	(2,059)	(1,439)	(3,987)	(5,276)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(366)	(508)	(2,318)	(1,789)	(4,265)	(5,535)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (366)	$ (508)	$ (2,318)	$ (1,789)	$ (4,265)	$ (5,535)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.08)	$ (0.10)	$ (0.05)	$ (0.19)	$ (1.11)
Weighted Average Membership Interests	2,000	6,000	23,500	33,000	22,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (13)	$ (13)	$ (13)	$ (30)
Transportation	(36)	-	-	-	(7)
Insurance	(1,777)	(4,328)	(433)	(648)	(191)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,088)	(4,587)	(692)	(907)	(474)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,088)	$ (4,587)	$ (692)	$ (907)	$ (474)

Basic and Diluted (Loss) per Membership Interest	$ (0.19)	$ (0.22)	$ (0.07)	$ (0.09)	$ (0.06)
Weighted Average Membership Interests	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (63)	$ (60)	$ (13)	$ (32)
Transportation	-	(37)	(25)	-	-	(10)
Insurance	(119)	(490)	(252)	(210)	(140)	(2,247)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(145)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	6,790	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(5,870)	(2,632)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(378)	(6,672)	(3,218)	6,375	(399)	(2,535)
Provision for Income Taxes	-	-	-	(1,195)	-	-
Net Income / (Loss)	$ (378)	$ (6,672)	$ (3,218)	$ 5,179	$ (399)	$ (2,535)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.67)	$ (3.22)	$ 1.04	$ (0.05)	$ (0.13)
Weighted Average Membership Interests	3,625	10,000	1,000	5,000	7,500	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	-	-	-	(6)	-	-
Insurance	(885)	(222)	(366)	(213)	(1,024)	(182)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,144)	(481)	(625)	(506)	(1,283)	(441)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,144)	$ (481)	$ (625)	$ (506)	$ (1,283)	$ (441)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.10)	$ (0.25)	$ (0.20)	$ (0.13)	$ (0.09)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (42)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	(6)	-	-	-	-
Insurance	(164)	(227)	(772)	(789)	(456)	(625)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(2,761)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(424)	(521)	(1,031)	(4,209)	(715)	(884)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (424)	$ (521)	$ (1,031)	$ (4,209)	$ (715)	$ (884)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.26)	$ (0.10)	$ (0.84)	$ (0.14)	$ (0.09)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (20)	$ (76)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(119)	-	-	-	-	-
Insurance	(165)	(453)	(507)	(251)	(164)	(977)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(4,480)	(9,933)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(549)	(775)	(5,246)	(10,444)	(423)	(1,236)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (549)	$ (775)	$ (5,246)	$ (10,444)	$ (423)	$ (1,236)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.18)	$ (1.05)	$ (10.44)	$ (0.05)	$ (0.15)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (2,250)	$ -	$ (13)	$ (13)	$ (13)	$ (50)
Transportation	-	-	-	-	-	-
Insurance	(1,109)	(154)	(3,018)	(271)	(224)	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	(400)	(500)	-	-
Transaction Fee	-	-	-	-	-	(18)
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(60,440)	(6,095)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,605)	(400)	(64,118)	(7,125)	(484)	(314)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (3,605)	$ (400)	$ (64,118)	$ (7,125)	$ (484)	$ (314)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.03)	$ (1.97)	$ (3.56)	$ (0.08)	$ (0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (69)	$ (13)	$ (13)	$ (50)	$ (32)	$ (50)
Transportation	(20)	-	-	-	-	-
Insurance	(389)	(224)	(271)	-	(7,609)	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	-	-	-	-	-
Transaction Fee	-	-	-	(21)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(61,238)	-	(326,000)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,962	-	-
Income / (Loss) Before Income Taxes	(1,124)	(484)	(531)	(55,594)	(7,887)	(326,296)
Provision for Income Taxes	-	-	-	(1,870)	-	-
Net Income / (Loss)	$ (1,124)	$ (484)	$ (531)	$ (57,464)	$ (7,887)	$ (326,296)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.24)	$ (0.21)	$ (3.48)	$ (0.19)	$ (5.44)
Weighted Average Membership Interests	12,000	2,000	2,500	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(100)	(242)	(1,778)	(554)	(1,551)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(1,000)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	(11,324)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(359)	(1,501)	(13,361)	(813)	(1,810)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (359)	$ (1,501)	$ (13,361)	$ (813)	$ (1,810)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.30)	$ (0.49)	$ (0.08)	$ (0.14)
Weighted Average Membership Interests	2,000	5,000	27,000	10,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)	$ (13)
Transportation	-	-	-	-	-	(46)
Insurance	(885)	(231)	(298)	-	(554)	(376)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(9,570)	(59,147)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,144)	(491)	(10,127)	(59,443)	(813)	(681)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,144)	$ (491)	$ (10,127)	$ (59,443)	$ (813)	$ (681)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.06)	$ (5.06)	$ (3.96)	$ (0.08)	$ (0.68)
Weighted Average Membership Interests	10,000	8,000	2,000	15,000	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (20)	$ (50)	$ (50)	$ (13)
Transportation	-	-	(119)	-	-	-
Insurance	(224)	(134)	(1,024)	-	-	(104)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	(24)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(87,876)	(35,821)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,933	-	-
Income / (Loss) Before Income Taxes	(484)	(393)	(1,409)	(82,263)	(36,117)	(364)
Provision for Income Taxes	-	-	-	(1,859)	-	-
Net Income / (Loss)	$ (484)	$ (393)	$ (1,409)	$ (84,122)	$ (36,117)	$ (364)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.04)	$ (0.06)	$ (4.43)	$ (3.61)	$ (0.18)
Weighted Average Membership Interests	2,000	10,000	22,800	19,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (76)	$ (50)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(2,129)	(2,793)	(56)	-	(789)	(178)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-	-
Transaction Fee	-	-	-	(24)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(120,463)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,914	-	-
Income / (Loss) Before Income Taxes	(2,889)	(3,052)	(378)	(114,868)	(1,048)	(437)
Provision for Income Taxes	-	-	-	(1,853)	-	-
Net Income / (Loss)	$ (2,889)	$ (3,052)	$ (378)	$ (116,721)	$ (1,048)	$ (437)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.18)	$ (0.38)	$ (2.99)	$ (0.10)	$ (0.04)
Weighted Average Membership Interests	80,000	16,500	1,000	39,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (30)	$ (32)	$ (13)	$ (76)	$ (13)
Transportation	(7)	(7)	(10)	-	-	-
Insurance	(840)	(695)	(1,024)	(157)	(272)	(828)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(600)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(5,868)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,123)	(978)	(1,312)	(1,016)	(6,463)	(1,087)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,123)	$ (978)	$ (1,312)	$ (1,016)	$ (6,463)	$ (1,087)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.11)	$ (0.11)	$ (0.10)	$ (0.50)	$ (0.11)
Weighted Average Membership Interests	10,000	9,125	11,500	10,000	13,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(709)	(262)	(438)	(274)	-	(216)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	(7,850)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(968)	(521)	(697)	(534)	(296)	(8,326)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (968)	$ (521)	$ (697)	$ (534)	$ (296)	$ (8,326)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.26)	$ (0.14)	$ (0.09)	$ (0.05)	$ (4.16)
Weighted Average Membership Interests	10,000	2,000	5,000	6,000	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (42)
Transportation	-	-	-	-	-	(6)
Insurance	(976)	(131)	(180)	(930)	-	(354)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(400)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(469,357)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,236)	(390)	(439)	(1,189)	(469,653)	(1,048)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,236)	$ (390)	$ (439)	$ (1,189)	$ (469,653)	$ (1,048)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.08)	$ (0.04)	$ (0.11)	$ (11.74)	$ (0.21)
Weighted Average Membership Interests	10,000	5,000	10,000	11,000	40,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(177)	(2,717)	(3,470)	(144)	(179)	(168)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	(3,075)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,512)	(2,976)	(3,746)	(804)	(438)	(427)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (3,512)	$ (2,976)	$ (3,746)	$ (804)	$ (438)	$ (427)

Basic and Diluted (Loss) per Membership Interest	$ (1.76)	$ (0.15)	$ (0.09)	$ (0.40)	$ (0.22)	$ (0.04)
Weighted Average Membership Interests	2,000	20,000	41,500	2,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (50)	$ (13)	$ (13)	$ (13)	$ (32)
Transportation	-	-	-	-	-	(10)
Insurance	(789)	-	(177)	(554)	(90)	(343)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	(1,000)	(400)
Transaction Fee	-	(22)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(572,624)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	5,977	-	-	-	-
Income / (Loss) Before Income Taxes	(1,066)	(566,965)	(437)	(813)	(1,350)	(1,030)
Provision for Income Taxes	-	(1,875)	-	-	-	-
Net Income / (Loss)	$ (1,066)	$ (568,840)	$ (437)	$ (813)	$ (1,350)	$ (1,030)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (5.69)	$ (0.17)	$ (0.12)	$ (1.35)	$ (0.26)
Weighted Average Membership Interests	8,500	100,000	2,600	7,000	1,000	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ -	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(207)	(154)	(1,043)	(113)	(98)	(319)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(500)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(1,536)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(467)	(400)	(1,302)	(872)	(1,893)	(578)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (467)	$ (400)	$ (1,302)	$ (872)	$ (1,893)	$ (578)

Basic and Diluted (Loss) per Membership Interest	$ (0.23)	$ (0.06)	$ (0.10)	$ (0.17)	$ (0.95)	$ (0.06)
Weighted Average Membership Interests	2,000	6,500	12,500	5,000	2,000	9,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(274)	(704)	(2,341)	(178)	-	(742)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	(19)	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(58,339)	-	(638,234)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	6,000	-
Income / (Loss) Before Income Taxes	(533)	(963)	(60,939)	(437)	(632,549)	(1,001)
Provision for Income Taxes	-	-	-	-	(1,883)	-
Net Income / (Loss)	$ (533)	$ (963)	$ (60,939)	$ (437)	$ (634,432)	$ (1,001)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.19)	$ (2.71)	$ (0.04)	$ (7.74)	$ (0.14)
Weighted Average Membership Interests	7,500	5,000	22,500	11,000	82,000	7,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)	$ (13)	$ (42)	$ (50)	$ (63)
Transportation	-	-	-	(6)	-	-
Insurance	(103)	(167)	(289)	(685)	-	(20)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(28,841)	(2,682)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(362)	(489)	(548)	(979)	(29,137)	(3,011)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (362)	$ (489)	$ (548)	$ (979)	$ (29,137)	$ (3,011)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.10)	$ (0.22)	$ (0.10)	$ (2.65)	$ (0.60)
Weighted Average Membership Interests	2,000	5,000	2,500	10,000	11,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (2,250)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(212)	(218)	(294)	(427)	(1,777)	(99)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(7,752)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(471)	(477)	(553)	(8,438)	(4,273)	(858)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (471)	$ (477)	$ (553)	$ (8,438)	$ (4,273)	$ (858)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.10)	$ (0.11)	$ (1.69)	$ (0.14)	$ (0.29)
Weighted Average Membership Interests	2,000	5,000	5,000	5,000	30,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Expenses, gains, losses, interest and other investing income
Storage	$ (101)	$ (50)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	(36)	-	-	(6)	-	-
Insurance	(98)	-	(577)	(1,400)	(109)	(2,115)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	(18)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(43,345)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	3,954	-	-	-	-
Income / (Loss) Before Income Taxes	(481)	(39,705)	(836)	(1,694)	(368)	(2,374)
Provision for Income Taxes	-	(1,206)	-	-	-	-
Net Income / (Loss)	$ (481)	$ (40,911)	$ (836)	$ (1,694)	$ (368)	$ (2,374)

Basic and Diluted (Loss) per Membership Interest	$ (0.48)	$ (4.09)	$ (0.08)	$ (0.08)	$ (0.09)	$ (0.05)
Weighted Average Membership Interests	1,000	10,000	10,000	20,000	4,000	50,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ (145)	$ (13)	$ (13)	$ (13)	$ (42,176)
Transportation	-	-	-	-	(11,313)
Insurance	(88)	(112)	(90)	(196)	(203,984)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(72,963)
Marketing Expense	-	(600)	(400)	-	(18,800)
Transaction Fee	-	-	-	-	(146)
Gain on Sale	-	-	-	-	245,340
Loss on Sale	-	-	-	-	(251,326)
Impairment and non sale losses	-	-	-	-	(2,896,094)
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	33,740
Income / (Loss) Before Income Taxes	(480)	(971)	(749)	(455)	(3,217,721)
Provision for Income Taxes	-	-	-	-	(57,023)
Net Income / (Loss)	$ (480)	$ (971)	$ (749)	$ (455)	$ (3,274,744)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.32)	$ (0.58)	$ (0.15)
Weighted Average Membership Interests	4,100	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Expenses, gains, losses, interest and other investing income
Storage	$ (132)	$ (11)	$ (11)	$ (11)	$ (103)	$ (11)
Transportation	(216)	-	-	-	(881)	-
Insurance	(1,315)	(603)	(165)	(432)	(184)	(106)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(545)	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,933)	(884)	(991)	(713)	(1,438)	(387)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,933)	$ (884)	$ (991)	$ (713)	$ (1,438)	$ (387)

Basic and Diluted (Loss) per Membership Interest	$ (0.19)	$ (0.44)	$ (0.50)	$ (0.71)	$ (0.48)	$ (1.93)
Weighted Average Membership Interests	10,000	2,000	2,000	1,000	3,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (86)	$ (11)	$ (421)
Transportation	-	-	-	(37)	-	(881)
Insurance	(103)	(436)	(289)	(176)	(104)	(4,997)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	(545)	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(384)	(717)	(570)	(1,114)	(385)	(6,569)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (384)	$ (717)	$ (570)	$ (1,114)	$ (385)	$ (6,569)

Basic and Diluted (Loss) per Membership Interest	$ (1.92)	$ (0.72)	$ (0.29)	$ (1.11)	$ (0.19)	$ (0.66)
Weighted Average Membership Interests	200	1,000	2,000	1,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ (17)	$ (11)	$ (54)
Transportation	-	-	(216)
Insurance	(521)	(579)	(814)
Bookkeeping and Accounting Fees	(270)	(270)	(270)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Impairment	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(808)	(860)	(1,354)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (808)	$ (860)	$ (1,354)

Basic and Diluted (Loss) per Membership Interest	$ (0.81)	$ (0.43)	$ (0.68)
Weighted Average Membership Interests	1,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (27)	$ (11)	$ (11)	$ (72)	$ (11)
Transportation	-	(216)	-	-	(16)	-
Insurance	(118)	(198)	(121)	(113)	(177)	(111)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	(500)	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(399)	(1,211)	(402)	(394)	(535)	(392)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (399)	$ (1,211)	$ (402)	$ (394)	$ (535)	$ (392)

Basic and Diluted (Loss) per Membership Interest	$ (0.40)	$ (1.21)	$ (0.80)	$ (0.39)	$ (0.05)	$ (0.78)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (21)	$ (99)	$ (11)
Transportation	-	-	-	-
Insurance	(221)	(235)	(383)	(107)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(502)	(526)	(752)	(388)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (502)	$ (526)	$ (752)	$ (388)

Basic and Diluted (Loss) per Membership Interest	$ (1.00)	$ (0.26)	$ (0.75)	$ (1.94)
Weighted Average Membership Interests	500	2,000	1,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)
Transportation	-	-	-
Insurance	(1,364)	(285)	(441)
Bookkeeping and Accounting Fees	(270)	(270)	(270)
Marketing Expense	(400)	(545)	-
Banking Fees	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Impairment	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(2,045)	(1,111)	(722)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (2,045)	$ (1,111)	$ (722)

Basic and Diluted (Loss) per Membership Interest	$ (1.02)	$ (1.11)	$ (0.72)
Weighted Average Membership Interests	2,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-
Insurance	(128)	(105)	(143)	(99)	(333)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	(477)	-	(400)	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(886)	(386)	(824)	(379)	(614)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (886)	$ (386)	$ (824)	$ (379)	$ (614)

Basic and Diluted (Loss) per Membership Interest	$ (0.89)	$ (0.77)	$ (0.82)	$ (0.04)	$ (0.61)
Weighted Average Membership Interests	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (47)	$ (27)
Transportation	-	-	-	(881)	(216)
Insurance	(245)	(112)	(1,246)	(183)	(103)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(526)	(393)	(1,527)	(1,381)	(616)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (526)	$ (393)	$ (1,527)	$ (1,381)	$ (616)

Basic and Diluted (Loss) per Membership Interest	$ (0.53)	$ (0.20)	$ (0.31)	$ (0.35)	$ (0.05)
Weighted Average Membership Interests	1,000	2,000	5,000	4,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (15)
Transportation	-	-	-	(666)
Insurance	(402)	(873)	(122)	(97)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(683)	(1,154)	(403)	(1,048)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (683)	$ (1,154)	$ (403)	$ (1,048)

Basic and Diluted (Loss) per Membership Interest	$ (0.34)	$ (0.58)	$ (0.40)	$ (0.14)
Weighted Average Membership Interests	2,000	2,000	1,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (15)	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	(666)	-	-	-	-
Insurance	(242)	(520)	(412)	(360)	(471)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,193)	(801)	(693)	(641)	(752)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,193)	$ (801)	$ (693)	$ (641)	$ (752)

Basic and Diluted (Loss) per Membership Interest	$ (1.19)	$ (0.13)	$ (0.35)	$ (0.11)	$ (0.75)
Weighted Average Membership Interests	1,000	6,250	2,000	5,600	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #2020TOPPS	Series #05LATOUR
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ -
Transportation	-	-
Insurance	(1,050)	(36)
Bookkeeping and Accounting Fees	(270)	(270)
Marketing Expense	-	-
Banking Fees	-	-
Transaction Fee	-	-
Gain on Sale	-	-
Loss on Sale	-	-
Loss on Impairment	-	-
Loss on Sale of Digital Assets	-	-
Investment Income/(Loss)	-	-
Income / (Loss) Before Income Taxes	(1,331)	(306)
Provision for Income Taxes	-	-
Net Income / (Loss)	$ (1,331)	$ (306)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.31)
Weighted Average Membership Interests	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ -	$ (67)	$ (72)	$ (38)	$ (11)
Transportation	-	-	-	(16)	-	-
Insurance	(156)	(225)	(284)	(167)	(1,217)	(579)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	(500)	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(426)	(495)	(621)	(525)	(2,025)	(860)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (426)	$ (495)	$ (621)	$ (525)	$ (2,025)	$ (860)

Basic and Diluted (Loss) per Membership Interest	$ (0.43)	$ (0.50)	$ (0.03)	$ (0.07)	$ (1.01)	$ (0.86)
Weighted Average Membership Interests	1,000	1,000	23,000	8,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (43)	$ (11)	$ (11)	$ (11)
Transportation	(881)	(216)	-	-	-
Insurance	(361)	(363)	(2,297)	(167)	(294)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(500)	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,543)	(892)	(3,078)	(448)	(575)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,543)	$ (892)	$ (3,078)	$ (448)	$ (575)

Basic and Diluted (Loss) per Membership Interest	$ (0.39)	$ (0.45)	$ (0.27)	$ (0.06)	$ (0.10)
Weighted Average Membership Interests	4,000	2,000	11,250	8,000	5,750

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ -	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(432)	(187)	(102)	(115)	(1,384)	(123)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	(545)	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(702)	(457)	(383)	(396)	(2,210)	(404)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (702)	$ (457)	$ (383)	$ (396)	$ (2,210)	$ (404)

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.05)	$ (0.03)	$ (0.09)	$ (0.37)	$ (0.20)
Weighted Average Membership Interests	5,000	9,000	12,000	4,200	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (43)	$ (11)	$ (11)	$ -
Transportation	-	(216)	-	-	-
Insurance	(677)	(603)	(130)	(173)	(107)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	(545)	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(958)	(1,132)	(411)	(999)	(377)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (958)	$ (1,132)	$ (411)	$ (999)	$ (377)

Basic and Diluted (Loss) per Membership Interest	$ (0.48)	$ (0.08)	$ (0.21)	$ (0.50)	$ (0.07)
Weighted Average Membership Interests	2,000	13,800	2,000	2,000	5,100

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (49)	$ (38)	$ (11)
Transportation	-	(666)	-	-
Insurance	(101)	(2,541)	(433)	(343)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(382)	(3,526)	(741)	(624)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (382)	$ (3,526)	$ (741)	$ (624)

Basic and Diluted (Loss) per Membership Interest	$ (0.38)	$ (0.35)	$ (0.20)	$ (0.08)
Weighted Average Membership Interests	1,000	10,000	3,750	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (15)	$ (39)	$ (54)
Transportation	-	-	-	(666)	-	(44)
Insurance	(316)	(122)	(520)	(2,444)	(312)	(1,268)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(597)	(403)	(801)	(3,395)	(621)	(1,636)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (597)	$ (403)	$ (801)	$ (3,395)	$ (621)	$ (1,636)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.20)	$ (0.16)	$ (0.34)	$ (0.12)	$ (0.09)
Weighted Average Membership Interests	2,500	2,000	5,000	10,000	5,000	18,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Expenses, gains, losses, interest and other investing income
Storage	$ (54)	$ (11)	$ (11)	$ (69)	$ -	$ (15)
Transportation	(12)	-	-	(245)	-	(666)
Insurance	(973)	(134)	(379)	(1,560)	(77)	(104)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	(667)	-	(333)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,309)	(415)	(660)	(2,811)	(347)	(1,388)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,309)	$ (415)	$ (660)	$ (2,811)	$ (347)	$ (1,388)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.21)	$ (0.13)	$ (0.13)	$ (0.19)	$ (1.39)
Weighted Average Membership Interests	5,000	2,000	5,000	21,250	1,850	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)
Transportation	-	-	-
Insurance	(1,525)	(324)	(281)
Bookkeeping and Accounting Fees	(270)	(270)	(270)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Impairment	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,806)	(605)	(562)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,806)	$ (605)	$ (562)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.15)	$ (0.11)
Weighted Average Membership Interests	16,500	4,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ -	$ (27)	$ (15)	$ (130)
Transportation	-	-	-	(216)	(666)	(881)
Insurance	(477)	(113)	(344)	(582)	(873)	(2,539)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(758)	(394)	(614)	(1,095)	(1,824)	(3,820)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (758)	$ (394)	$ (614)	$ (1,095)	$ (1,824)	$ (3,820)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.02)	$ (0.04)	$ (0.11)	$ (0.18)	$ (0.13)
Weighted Average Membership Interests	9,000	20,000	15,600	10,000	10,000	30,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (51)	$ (31)	$ (11)	$ (31)
Transportation	(20)	-	-	-	-
Insurance	(246)	(656)	(241)	(775)	(359)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	(7,877)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(575)	(8,854)	(542)	(1,056)	(660)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (575)	$ (8,854)	$ (542)	$ (1,056)	$ (660)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (1.36)	$ (0.29)	$ (0.11)	$ (0.08)
Weighted Average Membership Interests	6,000	6,500	1,850	10,000	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Expenses, gains, losses, interest and other investing income
Storage	$ (56)	$ (31)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-
Insurance	(558)	(383)	(174)	(265)	(284)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(884)	(684)	(455)	(546)	(565)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (884)	$ (684)	$ (455)	$ (546)	$ (565)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.10)	$ (0.05)	$ (0.13)	$ (0.24)
Weighted Average Membership Interests	10,800	6,900	10,000	4,200	2,400

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (27)	$ (11)	$ (11)	$ (11)	$ (76)
Transportation	(216)	-	-	-	-
Insurance	(217)	(559)	(83)	(312)	(3,156)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(545)	-	(333)
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(730)	(840)	(909)	(593)	(3,835)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (730)	$ (840)	$ (909)	$ (593)	$ (3,835)

Basic and Diluted (Loss) per Membership Interest	$ (0.23)	$ (0.42)	$ (0.45)	$ (0.24)	$ (0.26)
Weighted Average Membership Interests	3,150	2,000	2,000	2,500	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (11)	$ (15)	$ (31)	$ (76)
Transportation	-	-	(666)	-	-
Insurance	(144)	(213)	(264)	(201)	(678)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(269)
Marketing Expense	-	-	-	(400)	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	(9,600)
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(414)	(494)	(1,215)	(902)	(10,623)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (414)	$ (494)	$ (1,215)	$ (902)	$ (10,623)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.10)	$ (0.12)	$ (0.06)	$ (0.62)
Weighted Average Membership Interests	6,800	4,900	10,000	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Expenses, gains, losses, interest and other investing income
Storage	$ (3,750)	$ (76)	$ (11)	$ (76)	$ (172)
Transportation	(11,601)	-	-	-	(881)
Insurance	(1,070)	(284)	(441)	(748)	(7,155)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	(667)	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(16,691)	(1,297)	(722)	(1,094)	(8,478)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (16,691)	$ (1,297)	$ (722)	$ (1,094)	$ (8,478)

Basic and Diluted (Loss) per Membership Interest	$ (1.46)	$ (0.26)	$ (0.07)	$ (0.11)	$ (0.42)
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (38)	$ (1,750)	$ (11)	$ (135)
Transportation	-	-	-	-	(228)
Insurance	(114)	(1,561)	(158)	(441)	(2,090)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(384)	(1,869)	(2,178)	(722)	(2,723)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (384)	$ (1,869)	$ (2,178)	$ (722)	$ (2,723)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.17)	$ (0.36)	$ (0.10)	$ (0.27)
Weighted Average Membership Interests	3,250	11,000	6,000	7,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (51)	$ (31)	$ (76)	$ (31)	$ (56)
Transportation	-	-	-	-	-	-
Insurance	(579)	(579)	(189)	(2,561)	(334)	(807)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(400)	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	(42,000)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(880)	(900)	(890)	(44,907)	(635)	(1,133)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (880)	$ (900)	$ (890)	$ (44,907)	$ (635)	$ (1,133)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.08)	$ (0.09)	$ (4.49)	$ (0.13)	$ (0.11)
Weighted Average Membership Interests	10,000	11,200	10,250	10,000	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (11)	$ (31)	$ -	$ (86)
Transportation	-	-	(881)	-	(8)
Insurance	(307)	(194)	(6,284)	(93)	(614)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(608)	(475)	(7,466)	(363)	(978)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (608)	$ (475)	$ (7,466)	$ (363)	$ (978)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.05)	$ (0.07)	$ (0.18)	$ (0.10)
Weighted Average Membership Interests	5,300	10,000	100,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (11)	$ (131)	$ (11)	$ (11)
Transportation	-	-	(247)	-	-
Insurance	(309)	(748)	(3,033)	(677)	(198)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(1,146)	-	(333)
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	(24,000)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(610)	(25,029)	(4,827)	(958)	(812)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (610)	$ (25,029)	$ (4,827)	$ (958)	$ (812)

Basic and Diluted (Loss) per Membership Interest	$ (0.17)	$ (3.58)	$ (0.14)	$ (0.10)	$ (0.41)
Weighted Average Membership Interests	3,500	7,000	35,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Expenses, gains, losses, interest and other investing income
Storage	$ (73)	$ (31)	$ (44)	$ (79)	$ (31)
Transportation	(29)	-	-	(216)	-
Insurance	(382)	(1,020)	(168)	(3,425)	(795)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	(500)	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	(21,300)	(18,900)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(22,054)	(20,221)	(982)	(3,990)	(1,096)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (22,054)	$ (20,221)	$ (982)	$ (3,990)	$ (1,096)

Basic and Diluted (Loss) per Membership Interest	$ (2.00)	$ (2.02)	$ (0.20)	$ (0.21)	$ (0.05)
Weighted Average Membership Interests	11,000	10,000	5,000	18,750	20,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (153)	$ -	$ (11)	$ (39)	$ (11)	$ (11)
Transportation	(181)	-	-	(20)	-	-
Insurance	(707)	(115)	(1,001)	(489)	(854)	(531)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	(15,099)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,311)	(385)	(16,381)	(818)	(1,135)	(812)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,311)	$ (385)	$ (16,381)	$ (818)	$ (1,135)	$ (812)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.19)	$ (1.82)	$ (0.08)	$ (0.06)	$ (0.08)
Weighted Average Membership Interests	10,000	2,000	9,000	10,000	17,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (60)	$ (11)	$ (11)	$ (11)	$ (31)
Transportation	-	-	-	-	-	-
Insurance	(123)	(7,079)	(126)	(235)	(115)	(482)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(404)	(7,409)	(407)	(516)	(396)	(783)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (404)	$ (7,409)	$ (407)	$ (516)	$ (396)	$ (783)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.22)	$ (0.16)	$ (0.17)	$ (0.20)	$ (0.08)
Weighted Average Membership Interests	4,000	33,000	2,500	3,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (27)	$ (69)	$ (11)	$ (37)
Transportation	-	-	(216)	(245)	-	(215)
Insurance	(464)	(427)	(3,769)	(427)	(222)	(300)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(745)	(708)	(4,282)	(1,011)	(503)	(822)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (745)	$ (708)	$ (4,282)	$ (1,011)	$ (503)	$ (822)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.18)	$ (0.10)	$ (0.10)	$ (0.08)	$ (0.16)
Weighted Average Membership Interests	30,000	4,000	41,500	10,000	6,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (31)	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(113)	(206)	(2,149)	(1,283)	(4,162)	(5,506)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	(545)	(667)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(394)	(507)	(2,430)	(1,564)	(4,988)	(6,454)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (394)	$ (507)	$ (2,430)	$ (1,564)	$ (4,988)	$ (6,454)

Basic and Diluted (Loss) per Membership Interest	$ (0.20)	$ (0.08)	$ (0.10)	$ (0.05)	$ (0.22)	$ (1.29)
Weighted Average Membership Interests	2,000	6,000	23,500	33,000	22,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (27)	$ (11)	$ (17)	$ (27)
Transportation	-	(216)	-	-	(216)
Insurance	(1,855)	(4,517)	(453)	(678)	(200)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	(667)	(333)	-	-	(500)
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,803)	(5,363)	(734)	(965)	(1,213)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,803)	$ (5,363)	$ (734)	$ (965)	$ (1,213)

Basic and Diluted (Loss) per Membership Interest	$ (0.25)	$ (0.26)	$ (0.07)	$ (0.10)	$ (0.14)
Weighted Average Membership Interests	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ -	$ (11)	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(125)	(512)	(264)	(304)	(147)	(2,346)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	(5,200)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,606)	(793)	(545)	(574)	(428)	(2,627)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,606)	$ (793)	$ (545)	$ (574)	$ (428)	$ (2,627)

Basic and Diluted (Loss) per Membership Interest	$ (1.55)	$ (0.08)	$ (0.54)	$ (0.11)	$ (0.06)	$ (0.13)
Weighted Average Membership Interests	3,625	10,000	1,000	5,000	7,500	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (31)	$ (11)	$ (11)	$ (31)	$ (11)
Transportation	-	-	-	-	(881)	-
Insurance	(924)	(233)	(383)	(223)	(1,070)	(191)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	(667)	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,205)	(534)	(664)	(504)	(2,919)	(472)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,205)	$ (534)	$ (664)	$ (504)	$ (2,919)	$ (472)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.11)	$ (0.27)	$ (0.20)	$ (0.29)	$ (0.09)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (44)	$ (11)	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(173)	(238)	(807)	(824)	(477)	(653)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	(500)	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(987)	(519)	(1,088)	(1,105)	(758)	(934)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (987)	$ (519)	$ (1,088)	$ (1,105)	$ (758)	$ (934)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.26)	$ (0.11)	$ (0.22)	$ (0.15)	$ (0.09)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ -	$ (11)	$ (54)	$ (11)	$ (54)
Transportation	-	-	-	-	-	(12)
Insurance	(173)	(472)	(530)	(263)	(172)	(1,021)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	(863)	-	-	-	(1,045)	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,317)	(742)	(811)	(587)	(1,498)	(1,357)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,317)	$ (742)	$ (811)	$ (587)	$ (1,498)	$ (1,357)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.17)	$ (0.16)	$ (0.59)	$ (0.19)	$ (0.16)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (750)	$ -	$ (11)	$ (11)	$ (11)	$ -
Transportation	-	-	-	-	-	-
Insurance	(1,158)	(162)	(3,151)	(284)	(235)	-
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(269)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	(4)
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	(60,899)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,178)	(432)	(64,331)	(565)	(516)	(273)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,178)	$ (432)	$ (64,331)	$ (565)	$ (516)	$ (273)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.03)	$ (1.98)	$ (0.28)	$ (0.09)	$ (0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (11)	$ (11)	$ -	$ (38)	$ -
Transportation	(8)	-	-	-	-	-
Insurance	(407)	(235)	(284)	-	(7,941)	-
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	(667)	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	(54)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	(3,282)	-	-
Loss on Sale of Digital Assets	-	-	-	(1,179)	-	-
Investment Income/(Loss)	-	-	-	92,406	-	-
Income / (Loss) Before Income Taxes	(724)	(1,183)	(565)	87,621	(8,249)	(270)
Provision for Income Taxes	-	-	-	(31,850)	-	-
Net Income / (Loss)	$ (724)	$ (1,183)	$ (565)	$ 55,771	$ (8,249)	$ (270)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.59)	$ (0.23)	$ 3.38	$ (0.19)	$ (0.00)
Weighted Average Membership Interests	12,000	2,000	2,500	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (31)	$ (11)	$ (11)	$ (11)
Transportation	-	-	-	-	-
Insurance	(105)	(254)	(1,856)	(579)	(1,619)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(386)	(555)	(2,137)	(860)	(1,900)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (386)	$ (555)	$ (2,137)	$ (860)	$ (1,900)

Basic and Diluted (Loss) per Membership Interest	$ (0.19)	$ (0.11)	$ (0.08)	$ (0.09)	$ (0.15)
Weighted Average Membership Interests	2,000	5,000	27,000	10,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ -	$ (11)	$ (31)
Transportation	-	-	-	-	-	-
Insurance	(924)	(243)	(312)	-	(579)	(393)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(23,600)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,205)	(524)	(593)	(270)	(24,460)	(694)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,205)	$ (524)	$ (593)	$ (270)	$ (24,460)	$ (694)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.07)	$ (0.30)	$ (0.02)	$ (2.45)	$ (0.69)
Weighted Average Membership Interests	10,000	8,000	2,000	15,000	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (15)	$ -	$ -	$ (11)
Transportation	-	-	(666)	-	-	-
Insurance	(235)	(141)	(1,069)	-	-	(110)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(269)	(270)	(270)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	(56)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	(3,127)	-	-
Loss on Sale of Digital Assets	-	-	-	(1,179)	-	-
Investment Income/(Loss)	-	-	-	92,304	-	-
Income / (Loss) Before Income Taxes	(516)	(422)	(2,020)	87,673	(270)	(391)
Provision for Income Taxes	-	-	-	(31,864)	-	-
Net Income / (Loss)	$ (516)	$ (422)	$ (2,020)	$ 55,809	$ (270)	$ (391)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.04)	$ (0.09)	$ 2.94	$ (0.03)	$ (0.20)
Weighted Average Membership Interests	2,000	10,000	22,800	19,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Expenses, gains, losses, interest and other investing income
Storage	$ (42)	$ (11)	$ -	$ -	$ (11)	$ (11)
Transportation	(666)	-	-	-	-	-
Insurance	(2,223)	(2,915)	(58)	-	(824)	(187)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	(667)	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	(81)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	(14,276)	-	-
Loss on Sale of Digital Assets	-	-	-	(1,179)	-	-
Investment Income/(Loss)	-	-	-	124,250	-	-
Income / (Loss) Before Income Taxes	(3,201)	(3,196)	(328)	108,444	(1,772)	(468)
Provision for Income Taxes	-	-	-	(39,420)	-	-
Net Income / (Loss)	$ (3,201)	$ (3,196)	$ (328)	$ 69,024	$ (1,772)	$ (468)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.19)	$ (0.33)	$ 1.77	$ (0.18)	$ (0.05)
Weighted Average Membership Interests	80,000	16,500	1,000	39,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (11)	$ -	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(877)	(726)	(1,070)	(165)	(284)	(865)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	-	-	(400)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,158)	(1,007)	(1,351)	(446)	(554)	(1,546)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,158)	$ (1,007)	$ (1,351)	$ (446)	$ (554)	$ (1,546)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.11)	$ (0.12)	$ (0.04)	$ (0.04)	$ (0.15)
Weighted Average Membership Interests	10,000	9,125	11,500	10,000	13,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (11)	$ (11)	$ (44)	$ -	$ (11)
Transportation	-	-	-	-	-	-
Insurance	(741)	(275)	(458)	(288)	-	(227)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(270)	(270)	(270)
Marketing Expense	-	-	-	(547)	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,022)	(556)	(739)	(1,149)	(270)	(508)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,022)	$ (556)	$ (739)	$ (1,149)	$ (270)	$ (508)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.28)	$ (0.15)	$ (0.19)	$ (0.04)	$ (0.25)
Weighted Average Membership Interests	10,000	2,000	5,000	6,000	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Expenses, gains, losses, interest and other investing income
Storage	$(15)	$(11)	$(72)	$(11)	$-	$(27)
Transportation	(666)	-	(16)	-	-	(216)
Insurance	(1,020)	(131)	(190)	(1,173)	-	(371)
Bookkeeping and Accounting Fees	(270)	(270)	(270)	(265)	(265)	(262)
Marketing Expense	(545)	(500)	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,516)	(912)	(548)	(1,449)	(265)	(876)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(2,516)	$(912)	$(548)	$(1,449)	$(265)	$(876)

Basic and Diluted (Loss) per Membership Interest	$(0.25)	$(0.18)	$(0.05)	$(0.13)	$(0.01)	$(0.18)
Weighted Average Membership Interests	10,000	5,000	10,000	11,000	40,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Expenses, gains, losses, interest and other investing income
Storage	$ (11)	$ (96)	$ (11)	$ (11)	$ (11)	$ (11)
Transportation	-	(881)	-	-	-	-
Insurance	(208)	(3,463)	(3,622)	(153)	(189)	(203)
Bookkeeping and Accounting Fees	(262)	(262)	(255)	(247)	(247)	(246)
Marketing Expense	(400)	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(881)	(4,702)	(3,888)	(411)	(447)	(460)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (881)	$ (4,702)	$ (3,888)	$ (411)	$ (447)	$ (460)

Basic and Diluted (Loss) per Membership Interest	$ (0.44)	$ (0.24)	$ (0.09)	$ (0.21)	$ (0.22)	$ (0.05)
Weighted Average Membership Interests	2,000	20,000	41,500	2,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Expenses, gains, losses, interest and other investing income
Storage	$ (38)	$ -	$ (10)	$ (10)	$ (10)	$ (80)
Transportation	-	-	-	-	-	(666)
Insurance	(825)	-	(173)	(543)	(90)	(337)
Bookkeeping and Accounting Fees	(246)	(245)	(241)	(241)	(241)	(241)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	(71)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	(2,821)	-	-	-	-
Loss on Sale of Digital Assets	-	(1,179)	-	-	-	-
Investment Income/(Loss)	-	91,968	-	-	-	-
Income / (Loss) Before Income Taxes	(1,109)	87,652	(424)	(794)	(341)	(1,324)
Provision for Income Taxes	-	(31,861)	-	-	-	-
Net Income / (Loss)	$ (1,109)	$ 55,791	$ (424)	$ (794)	$ (341)	$ (1,324)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ 0.56	$ (0.16)	$ (0.11)	$ (0.34)	$ (0.33)
Weighted Average Membership Interests	8,500	100,000	2,600	7,000	1,000	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Expenses, gains, losses, interest and other investing income
Storage	$ (27)	$ -	$ (43)	$ (10)	$ (10)	$ (10)
Transportation	(216)	-	(216)	-	-	-
Insurance	(200)	(144)	(1,000)	(101)	(91)	(334)
Bookkeeping and Accounting Fees	(241)	(237)	(237)	(217)	(217)	(217)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(684)	(381)	(1,496)	(328)	(318)	(561)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (684)	$ (381)	$ (1,496)	$ (328)	$ (318)	$ (561)

Basic and Diluted (Loss) per Membership Interest	$ (0.34)	$ (0.06)	$ (0.12)	$ (0.07)	$ (0.16)	$ (0.06)
Weighted Average Membership Interests	2,000	6,500	12,500	5,000	2,000	9,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (10)	$ (10)	$ (42)	$ (10)	$ -	$ (10)
Transportation	-	(339)	(339)	-	-	-
Insurance	(278)	(616)	(2,042)	(174)	-	(649)
Bookkeeping and Accounting Fees	(217)	(217)	(216)	(216)	(215)	(201)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	(56)	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(3,492)	-
Loss on Sale of Digital Assets	-	-	-	-	(1,179)	-
Investment Income/(Loss)	-	-	-	-	92,649	-
Income / (Loss) Before Income Taxes	(505)	(1,182)	(2,639)	(400)	87,707	(860)
Provision for Income Taxes	-	-	-	-	(31,881)	-
Net Income / (Loss)	$ (505)	$ (1,182)	$ (2,639)	$ (400)	$ 55,825	$ (860)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.24)	$ (0.12)	$ (0.04)	$ 0.68	$ (0.12)
Weighted Average Membership Interests	7,500	5,000	22,500	11,000	82,000	7,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Expenses, gains, losses, interest and other investing income
Storage	$ (10)	$ -	$ (38)	$ (10)	$ -	$ (103)
Transportation	-	-	(8)	-	-	-
Insurance	(96)	(183)	(236)	(532)	-	-
Bookkeeping and Accounting Fees	(201)	(201)	(201)	(201)	(201)	(201)
Marketing Expense	-	-	-	-	-	(477)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	(8)	(10)
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(307)	(384)	(483)	(743)	(208)	(791)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (307)	$ (384)	$ (483)	$ (743)	$ (208)	$ (791)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.08)	$ (0.19)	$ (0.07)	$ (0.02)	$ (0.16)
Weighted Average Membership Interests	2,000	5,000	2,500	10,000	11,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Expenses, gains, losses, interest and other investing income
Storage	$ (38)	$ (10)	$ (10)	$ (38)	$ (1,750)	$ (9)
Transportation	-	-	-	-	-	-
Insurance	(188)	(193)	(247)	(287)	(1,550)	(81)
Bookkeeping and Accounting Fees	(195)	(195)	(195)	(195)	(194)	(188)
Marketing Expense	-	(400)	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(421)	(798)	(452)	(520)	(3,494)	(278)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (421)	$ (798)	$ (452)	$ (520)	$ (3,494)	$ (278)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.16)	$ (0.09)	$ (0.10)	$ (0.12)	$ (0.09)
Weighted Average Membership Interests	2,000	5,000	5,000	5,000	30,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Expenses, gains, losses, interest and other investing income
Storage	$ (47)	$ -	$ (8)	$ (8)	$ (8)	$ (8)
Transportation	(31)	-	-	-	-	-
Insurance	(73)	-	(334)	(795)	(33)	(1,119)
Bookkeeping and Accounting Fees	(188)	(179)	(136)	(136)	(108)	(108)
Marketing Expense	(333)	-	(545)	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	(43)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	(3,127)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	6,111	-	-	-	-
Income / (Loss) Before Income Taxes	(672)	2,762	(1,023)	(939)	(149)	(1,235)
Provision for Income Taxes	-	(1,004)	-	-	-	-
Net Income / (Loss)	$ (672)	$ 1,758	$ (1,023)	$ (939)	$ (149)	$ (1,235)

Basic and Diluted (Loss) per Membership Interest	$ (0.67)	$ 0.18	$ (0.10)	$ (0.05)	$ (0.04)	$ (0.02)
Weighted Average Membership Interests	1,000	10,000	10,000	20,000	4,000	50,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations

Year Ended December 31, 2022

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (6)	$ (6)	$ (4)	$ (38,994)
Transportation	-	-	-	-	(39,271)
Insurance	(50)	(59)	(41)	(84)	(240,292)
Bookkeeping and Accounting Fees	(108)	(103)	(91)	(60)	(78,837)
Marketing Expense	-	-	-	(667)	(31,135)
Banking Fees	-	-	-	-	(370)
Transaction Fee	-	-	-	-	(406)
Gain on Sale	-	-	-	-	1,630,556
Loss on Sale	-	-	-	-	(117,461)
Loss on Impairment	-	-	-	-	(601,580)
Loss on Sale of Digital Assets	-	-	-	-	(6,135)
Investment Income/(Loss)	-	-	-	-	503,555
Income / (Loss) Before Income Taxes	(158)	(168)	(138)	(815)	979,630
Provision for Income Taxes	-	-	-	-	(499,713)
Net Income / (Loss)	$ (158)	$ (168)	$ (138)	$ (815)	$ 479,917

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.06)	$ (0.11)	$ (0.27)
Weighted Average Membership Interests	4,100	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Balance January 1, 2022	$ 126,450	$ 54,100	$ 17,100	$ 36,545	$ 71,195	$ 13,595
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,943	894	443	723	1,448	397
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,933)	(884)	(991)	(713)	(1,438)	(387)
Balance December 31, 2022	$ 126,461	$ 54,110	$ 16,552	$ 36,556	$ 71,205	$ 13,605
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,676	902	471	715	644	361
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,518)	(1,336)	(450)	(672)	(1,232)	(359)
Balance December 31, 2023	$ 126,619	$ 53,675	$ 16,573	$ 36,599	$ 70,617	$ 13,607

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Balance January 1, 2022	$ 11,795	$ 56,741	$ 30,750	$ 19,091	$ 12,850	$ 505,286
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	394	736	568	575	395	6,583
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(384)	(717)	(570)	(1,114)	(385)	(6,569)
Balance December 31, 2022	$ 11,805	$ 56,760	$ 30,748	$ 18,552	$ 12,860	$ 505,300
Distribution	-	-	-	(28,940)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	358	1,257	621	29,384	359	5,719
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(357)	(1,188)	(585)	(18,419)	(358)	(5,046)
Balance December 31, 2023	$ 11,806	$ 56,829	$ 30,784	$ 577	$ 12,861	$ 505,973

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Balance January 1, 2022	$ 45,003	$ 51,203	$ 74,994
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	818	870	1,373
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(808)	(860)	(1,354)
Balance December 31, 2022	$ 45,014	$ 51,213	$ 75,013
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	914	1,300	1,132
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(1,860)	(1,238)	(1,039)
Balance December 31, 2023	$ 44,068	$ 51,275	$ 75,106

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Balance January 1, 2022	$ 21,003	$ 76,003	$ 24,050	$ 17,600	$ 10,050	$ 17,303
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	409	721	412	404	545	402
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(399)	(1,211)	(402)	(394)	(535)	(392)
Balance December 31, 2022	$ 21,014	$ 75,513	$ 24,061	$ 17,610	$ 10,060	$ 17,313
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	373	485	377	369	437	366
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(771)	(472)	(373)	(366)	(427)	(364)
Balance December 31, 2023	$ 20,616	$ 75,526	$ 24,064	$ 17,612	$ 10,070	$ 17,315

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Balance January 1, 2022	$ 14,150	$ 24,800	$ 31,050	$ 14,350
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	512	524	762	398
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(502)	(526)	(752)	(388)
Balance December 31, 2022	$ 14,161	$ 24,799	$ 31,060	$ 14,361
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	502	514	662	361
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(486)	(485)	(1,125)	(360)
Balance December 31, 2023	$ 14,177	$ 24,828	$ 30,597	$ 14,362

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Balance January 1, 2022	$ 131,203	$ 20,600	$ 36,600
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	1,655	575	732
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(2,045)	(1,111)	(722)
Balance December 31, 2022	$ 130,813	$ 20,064	$ 36,610
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	2,035	555	726
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(1,871)	(530)	(681)
Balance December 31, 2023	$ 130,977	$ 20,089	$ 36,655

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Balance January 1, 2022	$ 28,163	$ 11,813	$ 37,563	$ 7,300	$ 25,700
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	419	396	433	389	624
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(886)	(386)	(824)	(379)	(614)
Balance December 31, 2022	$ 27,696	$ 11,823	$ 37,173	$ 7,310	$ 25,710
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	385	360	401	353	914
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(381)	(359)	(395)	(352)	(883)
Balance December 31, 2023	$ 27,700	$ 11,824	$ 37,179	$ 7,310	$ 25,741

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Balance January 1, 2022	$ 25,634	$ 16,684	$ 118,488	$ 64,634	$ 10,265
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	524	403	1,583	1,891	629
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(526)	(393)	(1,527)	(1,381)	(616)
Balance December 31, 2022	$ 25,632	$ 16,694	$ 118,543	$ 65,144	$ 10,278
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	558	367	1,601	444	381
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(528)	(365)	(1,452)	(433)	(381)
Balance December 31, 2023	$ 25,663	$ 16,696	$ 118,692	$ 65,155	$ 10,279

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Balance January 1, 2022	$ 32,520	$ 80,520	$ 35,600	$ 6,820
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	693	1,164	413	1,058
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(683)	(1,154)	(403)	(1,048)
Balance December 31, 2022	$ 32,530	$ 80,530	$ 35,610	$ 6,830
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	683	1,196	398	352
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(643)	(1,095)	(392)	(352)
Balance December 31, 2023	$ 32,570	$ 80,631	$ 35,616	$ 6,830

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Balance January 1, 2022	$ 105,500	$ 44,377	$ 33,436	$ 28,350	$ 39,460
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,203	811	703	651	762
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(1,193)	(801)	(693)	(641)	(752)
Balance December 31, 2022	$ 105,510	$ 44,386	$ 33,446	$ 28,360	$ 39,470
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	510	811	694	638	777
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(491)	(756)	(653)	(603)	(728)
Balance December 31, 2023	$ 105,529	$ 44,441	$ 33,487	$ 28,394	$ 39,519

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #2020TOPPS	Series #05LATOUR
Balance January 1, 2022	$ 98,150	$ 7,872
Distribution	-	-
Membership Contributions	-	-
Capital Contribution	1,341	306
Distribution to RSE Archive	-	-
Distribution to Series	-	-
Net Income / (Loss)	(1,331)	(306)
Balance December 31, 2022	$ 98,160	$ 7,872
Distribution	-	-
Membership Contributions	-	-
Capital Contribution	1,388	286
Distribution to RSE Archive	-	-
Distribution to Series	-	-
Net Income / (Loss)	(1,264)	(357)
Balance December 31, 2023	$ 98,284	$ 7,801

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Balance January 1, 2022	$ 32,374	$ 46,410	$ 20,460	$ 8,400	$ 115,560	$ 50,774
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	426	495	631	535	1,535	870
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(426)	(495)	(621)	(525)	(2,025)	(860)
Balance December 31, 2022	$ 32,374	$ 46,410	$ 20,470	$ 8,410	$ 115,070	$ 50,784
Distribution	-	-	-	-	(163,720)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	418	492	556	427	658	1,180
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(473)	(539)	(531)	(418)	47,991	(1,618)
Balance December 31, 2023	$ 32,319	$ 46,363	$ 20,495	$ 8,419	$ -	$ 50,346

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Balance January 1, 2022	$ 185,616	$ 37,591	$ 225,400	$ 8,400	$ 21,316
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,557	898	2,588	458	585
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(1,543)	(892)	(3,078)	(448)	(575)
Balance December 31, 2022	$ 185,630	$ 37,598	$ 224,911	$ 8,411	$ 21,326
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	672	653	2,779	427	566
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(638)	(607)	(2,494)	(418)	(540)
Balance December 31, 2023	$ 185,664	$ 37,644	$ 225,196	$ 8,420	$ 21,352

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Balance January 1, 2022	$ 35,312	$ 38,666	$ 9,820	$ 18,400	$ 132,460	$ 23,820
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	802	457	393	406	1,675	414
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(702)	(457)	(383)	(396)	(2,210)	(404)
Balance December 31, 2022	$ 35,412	$ 38,666	$ 9,831	$ 18,411	$ 131,925	$ 23,830
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,391	451	380	370	1,882	379
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,349)	(502)	(379)	(368)	(1,715)	(376)
Balance December 31, 2023	$ 35,454	$ 38,615	$ 9,832	$ 18,413	$ 132,091	$ 23,833

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Balance January 1, 2022	$ 60,400	$ 62,100	$ 29,134	$ 18,025	$ 22,277
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	968	1,130	421	451	377
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(958)	(1,132)	(411)	(999)	(377)
Balance December 31, 2022	$ 60,410	$ 62,098	$ 29,144	$ 17,477	$ 22,277
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	982	948	387	480	363
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(907)	(871)	(383)	(458)	(425)
Balance December 31, 2023	$ 60,485	$ 62,175	$ 29,148	$ 17,499	$ 22,215

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Balance January 1, 2022	$ 8,900	$ 254,757	$ 35,523	$ 26,400
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	392	3,536	751	634
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(382)	(3,526)	(741)	(624)
Balance December 31, 2022	$ 8,910	$ 254,767	$ 35,533	$ 26,410
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	379	3,011	716	668
Distribution to RSE Archive	-	-	-	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(378)	(2,694)	(673)	(636)
Balance December 31, 2023	$ 8,911	$ 255,084	$ 35,576	$ 26,442

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Balance January 1, 2022	$ 23,516	$ 23,500	$ 44,316	$ 240,516	$ 23,196	$ 150,420
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	607	413	811	3,405	635	1,646
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(597)	(403)	(801)	(3,395)	(621)	(1,636)
Balance December 31, 2022	$ 23,526	$ 23,510	$ 44,326	$ 240,527	$ 23,210	$ 150,430
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	589	378	811	3,105	585	535
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(561)	(375)	(756)	(3,301)	(557)	(1,705)
Balance December 31, 2023	$ 23,554	$ 23,513	$ 44,381	$ 240,331	$ 23,238	$ 149,260

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Balance January 1, 2022	$ 90,464	$ 31,500	$ 30,076	$ 150,420	$ 16,120	$ 11,060
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,276	425	670	2,154	347	1,065
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,309)	(415)	(660)	(2,811)	(347)	(1,388)
Balance December 31, 2022	$ 90,431	$ 31,510	$ 30,086	$ 149,763	$ 16,120	$ 10,738
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,346	391	658	1,943	330	358
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,190)	(386)	(622)	(1,753)	(396)	(357)
Balance December 31, 2023	$ 90,587	$ 31,515	$ 30,122	$ 149,953	$ 16,054	$ 10,739

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Balance January 1, 2022	$ 147,121	$ 24,400	$ 19,964
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	1,816	614	572
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(1,806)	(605)	(562)
Balance December 31, 2022	$ 147,131	$ 24,410	$ 19,975
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	1,936	598	551
Distribution to RSE Archive	-	-	-
Distribution to Series	-	-	-
Net Income / (Loss)	(1,751)	(568)	(527)
Balance December 31, 2023	$ 147,316	$ 24,439	$ 19,999

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Balance January 1, 2022	$ 40,405	$ 17,400	$ 70,592	$ 50,720	$ 80,448	$ 250,500
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	768	404	614	1,105	1,834	3,830
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(758)	(394)	(614)	(1,095)	(1,824)	(3,820)
Balance December 31, 2022	$ 40,415	$ 17,410	$ 70,592	$ 50,731	$ 80,458	$ 250,510
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	764	369	621	879	1,196	3,007
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(715)	(366)	(652)	(1,216)	(1,495)	(2,690)
Balance December 31, 2023	$ 40,464	$ 17,412	$ 70,561	$ 50,394	$ 80,159	$ 250,826

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Balance January 1, 2022	$ 16,542	$ 58,395	$ 16,048	$ 70,400	$ 28,048
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	585	987	552	1,066	670
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(575)	(8,854)	(542)	(1,056)	(660)
Balance December 31, 2022	$ 16,552	$ 50,527	$ 16,058	$ 70,410	$ 28,058
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	514	959	543	1,089	636
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(494)	(1,287)	(524)	(1,001)	(602)
Balance December 31, 2023	$ 16,572	$ 50,200	$ 16,077	$ 70,498	$ 28,092

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Balance January 1, 2022	$ 48,864	$ 30,548	$ 58,400	$ 18,400	$ 20,448
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	894	694	464	556	575
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(884)	(684)	(455)	(546)	(565)
Balance December 31, 2022	$ 48,874	$ 30,558	$ 58,410	$ 18,410	$ 20,458
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	853	663	434	534	555
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(1,293)	(626)	(424)	(512)	(531)
Balance December 31, 2023	$ 48,434	$ 30,595	$ 58,420	$ 18,432	$ 20,482

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Balance January 1, 2022	$ 13,600	$ 48,400	$ 8,900	$ 23,322	$ 318,198
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	740	850	361	603	3,516
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(730)	(840)	(909)	(593)	(3,835)
Balance December 31, 2022	$ 13,610	$ 48,410	$ 8,352	$ 23,332	$ 317,879
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	586	1,159	398	585	3,693
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(970)	(1,599)	(388)	(557)	(3,296)
Balance December 31, 2023	$ 13,226	$ 47,970	$ 8,362	$ 23,360	$ 318,276

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Balance January 1, 2022	$ 29,901	$ 85,500	$ 120,520	$ 77,628	$ 61,051
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	414	504	1,225	512	1,033
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(414)	(494)	(1,215)	(902)	(10,623)
Balance December 31, 2022	$ 29,901	$ 85,510	$ 120,530	$ 77,237	$ 51,461
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	404	477	534	465	982
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(461)	(462)	(512)	(451)	(907)
Balance December 31, 2023	$ 29,844	$ 85,525	$ 120,552	$ 77,251	$ 51,536

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Balance January 1, 2022	$ 250,400	$ 20,600	$ 36,606	$ 67,781	$ 721,742
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	15,953	640	732	1,103	8,530
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(16,691)	(1,297)	(722)	(1,094)	(8,478)
Balance December 31, 2022	$ 249,662	$ 19,943	$ 36,616	$ 67,790	$ 721,794
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	9,933	555	851	1,189	8,208
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(9,806)	(531)	(806)	(1,105)	(7,694)
Balance December 31, 2023	$ 249,789	$ 19,967	$ 36,661	$ 67,874	$ 722,308

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Balance January 1, 2022	$ 23,658	$ 150,400	$ 18,212	$ 36,364	$ 204,925
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	384	1,879	1,440	732	2,732
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(384)	(1,869)	(2,178)	(722)	(2,723)
Balance December 31, 2022	$ 23,658	$ 150,411	$ 17,474	$ 36,374	$ 204,934
Distribution	-	-	-	(49,502)	-
Membership Contributions	-	-	-	-	-
Capital Contribution	370	2,217	2,656	153	2,563
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(432)	(2,027)	(2,647)	12,474	(2,262)
Balance December 31, 2023	$ 23,597	$ 150,600	$ 17,483	$ (500)	$ 205,235

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Balance January 1, 2022	$ 50,468	$ 50,468	$ 69,032	$ 253,051	$ 25,500	$ 73,813
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	890	909	500	2,917	645	1,143
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(880)	(900)	(890)	(44,907)	(635)	(1,133)
Balance December 31, 2022	$ 50,478	$ 50,478	$ 68,642	$ 211,061	$ 25,510	$ 73,824
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	875	899	451	3,099	609	1,226
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(813)	(837)	(439)	(3,180)	(579)	(1,634)
Balance December 31, 2023	$ 50,540	$ 50,540	$ 68,654	$ 210,980	$ 25,541	$ 73,416

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Balance January 1, 2022	$ 22,706	$ 72,579	$ 637,746	$ 19,395	$ 53,968
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	618	485	7,480	363	988
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(608)	(475)	(7,466)	(363)	(978)
Balance December 31, 2022	$ 22,716	$ 72,589	$ 637,760	$ 19,395	$ 53,979
Distribution	-	-	(769,465)	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	580	481	10	348	913
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(552)	(468)	131,695	(412)	(846)
Balance December 31, 2023	$ 22,743	$ 72,601	$ -	$ 19,331	$ 54,046

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Balance January 1, 2022	$ 22,884	$ 67,785	$ 300,929	$ 60,552	$ 11,611
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	620	1,039	3,637	968	489
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(610)	(25,029)	(4,827)	(958)	(812)
Balance December 31, 2022	$ 22,894	$ 43,795	$ 299,739	$ 60,562	$ 11,287
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	582	1,059	3,599	982	461
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(1,054)	(975)	(3,165)	(907)	(448)
Balance December 31, 2023	$ 22,422	$ 43,879	$ 300,173	$ 60,637	$ 11,301

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Balance January 1, 2022	$ 46,968	$ 95,468	$ 54,602	$ 340,391	$ 72,400
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	764	1,331	496	4,009	1,106
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(22,054)	(20,221)	(982)	(3,990)	(1,096)
Balance December 31, 2022	$ 25,678	$ 76,578	$ 54,116	$ 340,410	$ 72,411
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	838	1,356	428	4,024	1,110
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(780)	(1,636)	(419)	(3,993)	(1,020)
Balance December 31, 2023	$ 25,736	$ 76,297	$ 54,125	$ 340,441	$ 72,501

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Balance January 1, 2022	$ 63,475	$ 23,875	$ 116,411	$ 41,477	$ 78,536	$ 45,546
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,325	385	1,292	828	1,145	822
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,311)	(385)	(16,381)	(818)	(1,135)	(812)
Balance December 31, 2022	$ 63,489	$ 23,875	$ 101,322	$ 41,488	$ 78,546	$ 45,556
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,014	371	1,624	777	1,174	823
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(935)	(433)	(1,478)	(726)	(1,076)	(767)
Balance December 31, 2023	$ 63,568	$ 23,814	$ 101,467	$ 41,538	$ 78,644	$ 45,612

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Balance January 1, 2022	$ 24,420	$ 743,120	$ 26,586	$ 15,543	$ 18,578	$ 40,761
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	414	7,509	417	526	406	793
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(404)	(7,409)	(407)	(516)	(396)	(783)
Balance December 31, 2022	$ 24,430	$ 743,219	$ 26,596	$ 15,553	$ 18,589	$ 40,771
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	505	8,886	383	502	370	770
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,102)	(7,952)	(379)	(484)	(368)	(7,103)
Balance December 31, 2023	$ 23,834	$ 744,153	$ 26,600	$ 15,571	$ 18,592	$ 34,438

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Balance January 1, 2022	$ 255,500	$ 34,977	$ 375,444	$ 34,977	$ 23,199	$ 21,974
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	755	718	4,334	1,021	501	835
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(745)	(708)	(4,282)	(1,011)	(503)	(822)
Balance December 31, 2022	$ 255,511	$ 34,987	$ 375,496	$ 34,987	$ 23,196	$ 21,987
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	750	710	4,413	710	534	571
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,202)	(667)	(90,937)	(667)	(506)	(545)
Balance December 31, 2023	$ 255,058	$ 35,030	$ 288,972	$ 35,030	$ 23,224	$ 22,014

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Balance January 1, 2022	$ 17,586	$ 80,564	$ 210,751	$ 153,591	$ 415,486	$ 552,477
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	404	521	2,440	1,571	4,453	5,806
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(394)	(507)	(2,430)	(1,564)	(4,988)	(6,454)
Balance December 31, 2022	$ 17,596	$ 80,578	$ 210,761	$ 153,598	$ 414,952	$ 551,830
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	369	522	2,584	1,982	4,792	6,236
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(366)	(508)	(2,318)	(1,789)	(4,265)	(5,535)
Balance December 31, 2023	$ 17,598	$ 80,592	$ 211,027	$ 153,791	$ 415,478	$ 552,530

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Balance January 1, 2022	$ 181,156	$ 453,449	$ 37,799	$ 60,673	$ 76,420
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,146	5,039	744	979	723
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(2,803)	(5,363)	(734)	(965)	(1,213)
Balance December 31, 2022	$ 180,499	$ 453,126	$ 37,809	$ 60,688	$ 75,930
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,316	5,160	739	982	487
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(2,088)	(4,587)	(692)	(907)	(474)
Balance December 31, 2023	$ 180,727	$ 453,698	$ 37,855	$ 60,763	$ 75,943

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Balance January 1, 2022	$ 25,420	$ 44,216	$ 13,944	$ 22,423	$ 40,586	$ 230,507
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	416	803	555	674	438	2,646
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(5,606)	(793)	(545)	(574)	(428)	(2,627)
Balance December 31, 2022	$ 20,230	$ 44,226	$ 13,954	$ 22,522	$ 40,596	$ 230,526
Distribution	-	-	-	(27,800)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	381	856	607	98	405	2,826
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(378)	(6,672)	(3,218)	5,179	(399)	(2,535)
Balance December 31, 2023	$ 20,234	$ 38,410	$ 11,343	$ -	$ 40,603	$ 230,817

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Balance January 1, 2022	$ 42,762	$ 98,700	$ 15,365	$ 14,227	$ 100,411	$ 70,420
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,215	544	673	513	2,271	482
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,205)	(534)	(664)	(504)	(2,919)	(472)
Balance December 31, 2022	$ 42,772	$ 98,711	$ 15,374	$ 14,236	$ 99,763	$ 70,430
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,251	499	662	523	1,409	454
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,144)	(481)	(625)	(506)	(1,283)	(441)
Balance December 31, 2023	$ 42,879	$ 98,728	$ 15,411	$ 14,253	$ 99,889	$ 70,442

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Balance January 1, 2022	$ 57,946	$ 15,700	$ 74,205	$ 34,252	$ 29,816	$ 58,466
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	497	529	1,097	1,124	768	944
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(987)	(519)	(1,088)	(1,105)	(758)	(934)
Balance December 31, 2022	$ 57,456	$ 15,710	$ 74,214	$ 34,271	$ 29,826	$ 58,476
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	434	539	1,123	1,142	764	957
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(424)	(521)	(1,031)	(4,209)	(715)	(884)
Balance December 31, 2023	$ 57,466	$ 15,728	$ 74,306	$ 31,204	$ 29,875	$ 58,548

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Balance January 1, 2022	$ 58,008	$ 96,685	$ 32,380	$ 15,338	$ 57,453	$ 74,067
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	742	821	554	463	1,324
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,317)	(742)	(811)	(587)	(1,498)	(1,357)
Balance December 31, 2022	$ 57,155	$ 96,685	$ 32,390	$ 15,305	$ 56,417	$ 74,034
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	559	760	822	575	433	1,399
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(549)	(775)	(5,246)	(10,444)	(423)	(1,236)
Balance December 31, 2023	$ 57,165	$ 96,670	$ 27,966	$ 5,437	$ 56,427	$ 74,197

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Balance January 1, 2022	$ 272,900	$ 50,600	$ 313,999	$ 20,358	$ 15,397	$ 64,737
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,440	444	3,442	617	529	270
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(2,178)	(432)	(64,331)	(565)	(516)	(273)
Balance December 31, 2022	$ 272,162	$ 50,612	$ 253,111	$ 20,410	$ 15,410	$ 64,734
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,743	410	3,673	555	502	285
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(3,605)	(400)	(64,118)	(7,125)	(484)	(314)
Balance December 31, 2023	$ 272,301	$ 50,621	$ 192,666	$ 13,839	$ 15,428	$ 64,705

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Balance January 1, 2022	$ 32,953	$ 15,397	$ 20,391	$ 147,868	$ 800,477	$ 503,973
Distribution	-	-	-	(66,926)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	734	529	584	270	8,268	270
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(724)	(1,183)	(565)	55,771	(8,249)	(270)
Balance December 31, 2022	$ 32,963	$ 14,743	$ 20,410	$ 136,983	$ 800,496	$ 503,973
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	764	502	555	13,569	8,903	285
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,124)	(484)	(531)	(57,464)	(7,887)	(326,296)
Balance December 31, 2023	$ 32,603	$ 14,761	$ 20,434	$ 93,088	$ 801,512	$ 177,962

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Balance January 1, 2022	$ 12,035	$ 113,333	$ 132,702	$ 50,390	$ 157,226
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	398	565	2,147	880	1,942
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(386)	(555)	(2,137)	(860)	(1,900)
Balance December 31, 2022	$ 12,047	$ 113,344	$ 132,712	$ 50,410	$ 157,268
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	360	522	2,265	875	2,007
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(359)	(1,501)	(13,361)	(813)	(1,810)
Balance December 31, 2023	$ 12,048	$ 112,364	$ 121,615	$ 50,472	$ 157,466

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Balance January 1, 2022	$ 86,164	$ 105,586	$ 23,609	$ 71,551	$ 50,390	$ 15,592
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,233	534	603	270	880	704
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,205)	(524)	(593)	(270)	(24,460)	(694)
Balance December 31, 2022	$ 86,192	$ 105,596	$ 23,619	$ 71,551	$ 26,810	$ 15,602
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,251	510	585	285	875	719
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,144)	(491)	(10,127)	(59,443)	(813)	(681)
Balance December 31, 2023	$ 86,299	$ 105,615	$ 14,077	$ 12,392	$ 26,872	$ 15,640

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Balance January 1, 2022	$ 15,397	$ 36,495	$ 100,379	$ 168,629	$ 70,701	$ 15,486
Distribution	-	-	-	(67,121)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	529	439	2,051	270	270	415
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(516)	(422)	(2,020)	55,809	(270)	(391)
Balance December 31, 2022	$ 15,410	$ 36,512	$ 100,410	$ 157,586	$ 70,701	$ 15,510
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	502	399	1,535	13,766	285	365
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(484)	(393)	(1,409)	(84,122)	(36,117)	(364)
Balance December 31, 2023	$ 15,428	$ 36,518	$ 100,536	$ 87,230	$ 34,868	$ 15,512

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Balance January 1, 2022	$ 1,451,900	$ 289,684	$ 11,962	$ 189,100	$ 35,232	$ 67,479
Distribution	-	-	-	(67,035)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,211	3,206	341	3,097	1,283	507
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(3,201)	(3,196)	(328)	69,024	(1,772)	(468)
Balance December 31, 2022	$ 1,451,910	$ 289,694	$ 11,974	$ 194,186	$ 34,743	$ 67,519
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,664	3,417	310	21,148	1,142	449
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(2,889)	(3,052)	(378)	(116,721)	(1,048)	(437)
Balance December 31, 2023	$ 1,451,685	$ 290,059	$ 11,906	$ 98,613	$ 34,837	$ 67,531

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Balance January 1, 2022	$ 81,365	$ 65,463	$ 100,379	$ 52,572	$ 57,867	$ 79,678
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,185	1,030	1,382	473	616	1,344
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,158)	(1,007)	(1,351)	(446)	(554)	(1,546)
Balance December 31, 2022	$ 81,392	$ 65,486	$ 100,411	$ 52,600	$ 57,929	$ 79,476
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,224	1,060	1,438	425	555	1,187
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,123)	(978)	(1,312)	(1,016)	(6,463)	(1,087)
Balance December 31, 2023	$ 81,493	$ 65,568	$ 100,537	$ 52,009	$ 52,022	$ 79,575

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Balance January 1, 2022	$ 96,335	$ 19,346	$ 37,983	$ 21,114	$ 57,937	$ 14,520
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,046	620	829	703	270	548
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,022)	(556)	(739)	(1,149)	(270)	(508)
Balance December 31, 2022	$ 96,360	$ 19,411	$ 38,073	$ 20,668	$ 57,937	$ 14,560
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,051	544	744	558	285	493
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(968)	(521)	(697)	(534)	(296)	(8,326)
Balance December 31, 2023	$ 96,443	$ 19,434	$ 38,120	$ 20,693	$ 57,926	$ 6,727

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Balance January 1, 2022	$ 68,046	$ 41,384	$ 69,136	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	90,632	560,600	29,432
Capital Contribution	2,000	439	580	1,459	3,551	886
Distribution to RSE Archive	-	-	-	(232)	-	(232)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(2,516)	(912)	(548)	(1,449)	(265)	(876)
Balance December 31, 2022	$ 67,530	$ 40,911	$ 69,168	$ 90,410	$ 563,886	$ 29,210
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,355	341	452	1,302	285	684
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,236)	(390)	(439)	(1,189)	(469,653)	(1,048)
Balance December 31, 2023	$ 67,649	$ 40,862	$ 69,180	$ 90,523	$ 94,518	$ 28,845

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	10,631	280,632	362,953	7,101	10,833	60,738
Capital Contribution	491	4,712	3,898	420	457	470
Distribution to RSE Archive	(232)	(232)	(154)	(201)	(233)	(238)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(881)	(4,702)	(3,888)	(411)	(447)	(460)
Balance December 31, 2022	$ 10,009	$ 280,410	$ 362,809	$ 6,910	$ 10,610	$ 60,510
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	448	3,331	4,202	411	450	438
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(3,512)	(2,976)	(3,746)	(804)	(438)	(427)
Balance December 31, 2023	$ 6,945	$ 280,765	$ 363,266	$ 6,517	$ 10,622	$ 60,520

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	(67,091)	-	-	-	-
Membership Contributions	75,632	660,600	10,647	50,600	5,732	28,356
Capital Contribution	1,119	4,143	433	804	351	1,334
Distribution to RSE Archive	(232)	-	(247)	(124)	(232)	(233)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,109)	55,791	(424)	(794)	(341)	(1,324)
Balance December 31, 2022	$ 75,410	$ 653,442	$ 10,410	$ 50,486	$ 5,510	$ 28,132
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,160	13,646	448	875	349	665
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(1,066)	(568,840)	(437)	(813)	(1,350)	(1,030)
Balance December 31, 2023	$ 75,504	$ 98,249	$ 10,421	$ 50,549	$ 4,510	$ 27,766

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	13,876	50,600	102,723	21,850	11,357	25,695
Capital Contribution	694	393	1,506	338	328	571
Distribution to RSE Archive	(233)	-	(234)	(147)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(684)	(381)	(1,496)	(328)	(318)	(561)
Balance December 31, 2022	$ 13,653	$ 50,612	$ 102,498	$ 21,713	$ 11,135	$ 25,473
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	482	410	1,431	375	358	609
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(467)	(400)	(1,302)	(872)	(1,893)	(578)
Balance December 31, 2023	$ 13,669	$ 50,621	$ 102,627	$ 21,216	$ 9,600	$ 25,504

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	(67,125)	-
Membership Contributions	135,632	66,724	221,063	68,051	770,600	70,601
Capital Contribution	515	1,192	8,424	410	3,043	870
Distribution to RSE Archive	(232)	(281)	(154)	(313)	-	(201)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(505)	(1,182)	(2,639)	(400)	55,825	(860)
Balance December 31, 2022	$ 135,410	$ 66,454	$ 226,694	$ 67,748	$ 762,343	$ 70,411
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	558	1,046	2,904	449	13,689	1,089
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(533)	(963)	(60,939)	(437)	(634,432)	(1,001)
Balance December 31, 2023	$ 135,435	$ 66,537	$ 168,659	$ 67,760	$ 141,600	$ 70,499

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	14,482	29,200	22,767	64,757	39,600	17,980
Capital Contribution	317	723	493	753	218	1,781
Distribution to RSE Archive	(232)	(540)	(357)	(357)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(307)	(384)	(483)	(743)	(208)	(791)
Balance December 31, 2022	$ 14,260	$ 29,000	$ 22,421	$ 64,410	$ 39,610	$ 18,969
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	363	435	575	1,060	285	295
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(362)	(489)	(548)	(979)	(29,137)	(3,011)
Balance December 31, 2023	$ 14,261	$ 28,946	$ 22,447	$ 64,490	$ 10,758	$ 16,252

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	14,302	14,969	23,496	37,357	453,570	12,092
Capital Contribution	431	408	462	530	2,756	288
Distribution to RSE Archive	(201)	(281)	(357)	(424)	(3,170)	(232)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(421)	(798)	(452)	(520)	(3,494)	(278)
Balance December 31, 2022	$ 14,111	$ 14,299	$ 23,148	$ 36,943	$ 449,662	$ 11,870
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	488	494	581	732	4,502	359
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(471)	(477)	(553)	(8,438)	(4,273)	(858)
Balance December 31, 2023	$ 14,127	$ 14,316	$ 23,176	$ 29,236	$ 449,891	$ 11,371

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ -	$ -
Distribution	-	-	-	-	-	-
Membership Contributions	11,424	57,126	55,652	140,757	18,600	216,912
Capital Contribution	349	3,895	488	949	159	1,245
Distribution to RSE Archive	(424)	-	(357)	(357)	-	(124)
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(672)	1,758	(1,023)	(939)	(149)	(1,235)
Balance December 31, 2022	$ 10,676	$ 62,779	$ 54,759	$ 140,410	$ 18,610	$ 216,798
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	482	789	902	1,871	370	2,648
Distribution to RSE Archive	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income / (Loss)	(481)	(40,911)	(836)	(1,694)	(368)	(2,374)
Balance December 31, 2023	$ 10,677	$ 22,657	$ 54,825	$ 140,587	$ 18,612	$ 217,071

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Years Ended December 31, 2023 and December 31, 2022

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Balance January 1, 2022	$ -	$ -	$ -	$ -	$ 23,954,383
Distribution	-	-	-	-	(3,100,019)
Membership Contributions	19,795	21,230	5,547	12,600	5,108,106
Capital Contribution	1,003	201	171	158	927,537
Distribution to RSE Archive	(1,446)	(480)	(647)	(198)	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(158)	(168)	(138)	(815)	479,917
Balance December 31, 2022	$ 19,195	$ 20,783	$ 4,933	$ 11,745	$ 27,369,923
Distribution	-	-	-	-	(1,040,116)
Membership Contributions	-	-	-	-	-
Capital Contribution	346	374	349	470	813,509
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(480)	(971)	(749)	(455)	(3,274,744)
Balance December 31, 2023	$ 19,062	$ 20,186	$ 4,533	$ 11,759	$ 23,868,571

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,518)	$ (1,336)	$ (450)	$ (672)	$ (1,232)	$ (359)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,676	902	471	715	644	361
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(159)	(67)	(21)	(44)	(12)	(2)
Accounts Payable	1	1	1	1	-	-
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	500	-	-	600	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,450	1,600	300	1,545	1,095	1,495
Cash and cash equivalent end of year	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (357)	$ (1,188)	$ (585)	$ (18,419)	$ (358)	$ (5,046)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	358	1,257	621	29,384	359	5,719
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	17,928	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(2)	(70)	(38)	-	(2)	(636)
Accounts Payable	1	1	2	(2)	1	(37)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	50	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	28,940	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	(28,940)	-	-
Cash provided by / (used in) financing activities	-	-	-	(28,940)	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,695	1,250	1,250	1,172	1,750	5,300
Cash and cash equivalent end of year	$ 1,695	$ 1,250	$ 1,250	$ 1,173	$ 1,750	$ 5,300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(17,928)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,860)	$ (1,238)	$ (1,039)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	914	1,300	1,132
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(56)	(64)	(94)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	1,000	-	-
Net cash (used in) / provided by operating activities	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	938	1,203	1,003
Cash and cash equivalent end of year	$ 938	$ 1,203	$ 1,003
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (771)	$ (472)	$ (373)	$ (366)	$ (427)	$ (364)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	373	485	377	369	437	366
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(4)	(14)	(4)	(3)	(11)	(3)
Accounts Payable	2	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	400	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash and cash equivalent end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (486)	$ (485)	$ (1,125)	$ (360)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	514	662	361
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(17)	(31)	(38)	(2)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	500	-
Net cash (used in) / provided by operating activities	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	605	800	1,050	1,750
Cash and cash equivalent end of year	$ 605	$ 800	$ 1,050	$ 1,750
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,871)	$ (531)	$ (681)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,035	555	726
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(165)	(25)	(46)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	1,203	594	594
Cash and cash equivalent end of year	$ 1,203	$ 594	$ 594
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (381)	$ (359)	$ (395)	$ (352)	$ (883)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	385	360	401	353	914
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(5)	(2)	(7)	(1)	(32)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	563	213	463	277	456
Cash and cash equivalent end of year	$ 563	$ 213	$ 463	$ 277	$ 456
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (528)	$ (365)	$ (1,452)	$ (433)	$ (381)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	558	367	1,601	444	381
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(32)	(3)	(150)	(12)	(2)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	604	334	534	209	269
Cash and cash equivalent end of year	$ 604	$ 334	$ 534	$ 209	$ 269
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (643)	$ (1,095)	$ (392)	$ (352)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	683	1,196	398	352
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(41)	(102)	(7)	(1)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	437	520	77	220
Cash and cash equivalent end of year	$ 437	$ 520	$ 77	$ 220
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (491)	$ (756)	$ (653)	$ (603)	$ (728)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	510	811	694	638	777
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(20)	(56)	(42)	(35)	(50)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	377	436	600	460
Cash and cash equivalent end of year	$ 400	$ 377	$ 436	$ 600	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,264)	$ (357)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,388	286
(Gain) / Loss on sale of Asset	-	-
(Gain) / Loss on sale of Digital Assets	-	-
Impairment and non sale losses	-	-
Investment (Income) / Loss	-	-
Other Receivable	-	-
Prepaid Insurance	(125)	(5)
Accounts Payable	1	76
Insurance Payable	-	-
Income Taxes Payable	-	-
Due from the Manager or its Affiliates	-	-
Due to the Manager of its Affiliates	-	-
Net cash (used in) / provided by operating activities	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-
Investments in Digital Assets	-	-
Proceeds from Sale of Digital Assets	-	-
Proceeds from Sale of Archive Asset	-	-
Cash provided by / (used in) investing activities	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-
Contribution from Series to RSE Archive	-	-
Contribution related to Offering Closings and Asset Sales	-	-
Capital Contribution	-	-
Distribution to RSE Archive	-	-
Distribution of Gain on Sale of Assets to Members	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-
Distribution to Members	-	-
Cash provided by / (used in) financing activities	-	-

Net change in cash and cash equivalent	-	-
Cash and cash equivalent beginning of year	150	430
Cash and cash equivalent end of year	$ 150	$ 430
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-
NFT Airdrop	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (473)	$ (539)	$ (531)	$ (418)	$ 47,991	$ (1,618)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	418	492	555	427	658	1,180
(Gain) / Loss on sale of Asset	-	-	-	-	(60,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(19)	(29)	(25)	(10)	12	(64)
Accounts Payable	76	76	1	1	(2)	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	(500)	500
Net cash (used in) / provided by operating activities	-	-	-	-	(11,841)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	175,000	-
Cash provided by / (used in) investing activities	-	-	-	-	175,000	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	(163,720)	-
Cash provided by / (used in) financing activities	-	-	-	-	(163,720)	-

Net change in cash and cash equivalent	-	-	-	-	(561)	-
Cash and cash equivalent beginning of year	430	430	460	400	560	520
Cash and cash equivalent end of year	$ 430	$ 430	$ 460	$ 400	$ -	$ 520
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (638)	$ (607)	$ (2,494)	$ (418)	$ (540)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	672	653	2,779	427	566
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(35)	(47)	(286)	(10)	(27)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	520	600	400	400	316
Cash and cash equivalent end of year	$ 520	$ 600	$ 400	$ 400	$ 316
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,349)	$ (502)	$ (379)	$ (368)	$ (1,715)	$ (376)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,391	451	380	370	1,882	379
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(44)	(25)	(2)	(3)	(168)	(4)
Accounts Payable	2	76	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	430	520	400	460	320
Cash and cash equivalent end of year	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (907)	$ (871)	$ (383)	$ (458)	$ (425)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	982	948	387	480	363
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(76)	(79)	(5)	(22)	(14)
Accounts Payable	1	2	1	-	76
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	572	534	321	400
Cash and cash equivalent end of year	$ 400	$ 572	$ 534	$ 321	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (378)	$ (2,694)	$ (673)	$ (636)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	379	3,011	716	668
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(2)	(318)	(45)	(33)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	100	300	339	400
Cash and cash equivalent end of year	$ 100	$ 300	$ 339	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (561)	$ (375)	$ (756)	$ (3,301)	$ (557)	$ (1,705)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	589	378	811	3,105	585	535
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(29)	(4)	(56)	(305)	(29)	-
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	1,169
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	256	400	316	516	326	420
Cash and cash equivalent end of year	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,190)	$ (386)	$ (622)	$ (1,753)	$ (396)	$ (357)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,346	391	658	1,943	330	358
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(114)	(6)	(38)	(191)	(10)	(2)
Accounts Payable	(42)	1	2	1	76	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	236	400	339	420	400	460
Cash and cash equivalent end of year	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,751)	$ (568)	$ (527)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,936	598	551
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(186)	(30)	(25)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	721	400	236
Cash and cash equivalent end of year	$ 721	$ 400	$ 236
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (715)	$ (366)	$ (652)	$ (1,216)	$ (1,495)	$ (2,690)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	764	369	621	879	1,196	3,007
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(50)	(3)	(45)	(64)	(102)	(317)
Accounts Payable	1	1	76	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	400	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	805	400	400	340	421	900
Cash and cash equivalent end of year	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (494)	$ (1,287)	$ (524)	$ (1,001)	$ (602)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	514	959	543	1,089	636
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(20)	(74)	(20)	(89)	(35)
Accounts Payable	-	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	400	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	340	348	366	400	367
Cash and cash equivalent end of year	$ 340	$ 348	$ 366	$ 400	$ 367
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,293)	$ (626)	$ (424)	$ (512)	$ (531)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	853	663	434	534	555
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(61)	(38)	(11)	(23)	(25)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	216	418	367	355	422
Cash and cash equivalent end of year	$ 216	$ 418	$ 367	$ 355	$ 422
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (970)	$ (1,599)	$ (388)	$ (557)	$ (3,296)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	586	1,159	398	585	3,693
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(17)	(61)	(11)	(29)	(397)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	400	500	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	355	400	300	216	216
Cash and cash equivalent end of year	$ 355	$ 400	$ 300	$ 216	$ 216
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (461)	$ (462)	$ (512)	$ (451)	$ (907)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	404	477	534	465	982
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(19)	(16)	(23)	(15)	(76)
Accounts Payable	76	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	426	400	420	711	500
Cash and cash equivalent end of year	$ 426	$ 400	$ 420	$ 711	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (9,806)	$ (531)	$ (806)	$ (1,105)	$ (7,694)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	9,933	555	851	1,189	8,208
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(127)	(25)	(46)	(85)	(915)
Accounts Payable	-	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	494	300	275	1,233
Cash and cash equivalent end of year	$ 400	$ 494	$ 300	$ 275	$ 1,233
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (432)	$ (2,027)	$ (2,647)	$ 12,474	$ (2,262)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	370	2,217	2,656	153	2,563
(Gain) / Loss on sale of Asset	-	-	-	(16,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(15)	(191)	(9)	12	(259)
Accounts Payable	76	1	-	(2)	(42)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-
Net cash (used in) / provided by operating activities	-	-	-	(2,863)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	52,000	-
Cash provided by / (used in) investing activities	-	-	-	52,000	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	(49,502)	-
Cash provided by / (used in) financing activities	-	-	-	(49,502)	-

Net change in cash and cash equivalent	-	-	-	(364)	-
Cash and cash equivalent beginning of year	426	400	400	364	416
Cash and cash equivalent end of year	$ 426	$ 400	$ 400	$ -	$ 416
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (813)	$ (837)	$ (439)	$ (3,180)	$ (579)	$ (1,634)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	875	899	451	3,099	609	1,226
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(64)	(64)	(13)	(320)	(32)	(93)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	500
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	468	453	348	500	325	307
Cash and cash equivalent end of year	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (552)	$ (468)	$ 131,695	$ (412)	$ (846)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	580	481	10	348	913
(Gain) / Loss on sale of Asset	-	-	(162,550)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(28)	(14)	12	(12)	(68)
Accounts Payable	1	1	(2)	76	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(31,835)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	800,000	-	-
Cash provided by / (used in) investing activities	-	-	800,000	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	(769,465)	-	-
Cash provided by / (used in) financing activities	-	-	(769,465)	-	-

Net change in cash and cash equivalent	-	-	(300)	-	-
Cash and cash equivalent beginning of year	304	378	300	400	464
Cash and cash equivalent end of year	$ 304	$ 378	$ -	$ 400	$ 464
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,054)	$ (975)	$ (3,165)	$ (907)	$ (448)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	582	1,059	3,599	982	461
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(29)	(85)	(381)	(76)	(14)
Accounts Payable	1	1	(53)	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	284	295	249	378	329
Cash and cash equivalent end of year	$ 284	$ 295	$ 249	$ 378	$ 329
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (780)	$ (1,636)	$ (419)	$ (3,993)	$ (1,020)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	838	1,356	428	4,024	1,110
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(59)	(121)	(10)	(432)	(92)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	400	-	400	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	468	468	300	400	400
Cash and cash equivalent end of year	$ 468	$ 468	$ 300	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (935)	$ (433)	$ (1,478)	$ (726)	$ (1,076)	$ (767)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,014	371	1,624	777	1,174	823
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(80)	(15)	(146)	(52)	(99)	(57)
Accounts Payable	1	76	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	378	426	303	377	319	300
Cash and cash equivalent end of year	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,102)	$ (7,952)	$ (379)	$ (484)	$ (368)	$ (7,103)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	505	8,886	383	502	370	770
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	6,383
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(5)	(937)	(5)	(19)	(3)	(51)
Accounts Payable	1	3	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	600	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	420	300	377	386	478	378
Cash and cash equivalent end of year	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,202)	$ (667)	$ (90,937)	$ (667)	$ (506)	$ (545)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	750	710	4,413	710	534	571
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	87,000	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(49)	(44)	(477)	(44)	(29)	(27)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	478	486	477	386	477
Cash and cash equivalent end of year	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (366)	$ (508)	$ (2,318)	$ (1,789)	$ (4,265)	$ (5,535)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	369	522	2,584	1,982	4,792	6,236
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(3)	(15)	(267)	(195)	(528)	(702)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	486	468	452	600	486	486
Cash and cash equivalent end of year	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,088)	$ (4,587)	$ (692)	$ (907)	$ (474)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,316	5,160	739	982	487
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(229)	(574)	(47)	(76)	(14)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	378	300	300	377	420
Cash and cash equivalent end of year	$ 378	$ 300	$ 300	$ 377	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (378)	$ (6,672)	$ (3,218)	$ 5,179	$ (399)	$ (2,535)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	381	856	607	98	405	2,826
(Gain) / Loss on sale of Asset	-	-	-	(6,790)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	5,870	2,632	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(5)	(55)	(23)	12	(8)	(292)
Accounts Payable	1	1	1	-	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(1,500)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	29,000	-	-
Cash provided by / (used in) investing activities	-	-	-	29,000	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	(27,800)	-	-
Cash provided by / (used in) financing activities	-	-	-	(27,800)	-	-

Net change in cash and cash equivalent	-	-	-	(300)	-	-
Cash and cash equivalent beginning of year	420	346	312	300	486	516
Cash and cash equivalent end of year	$ 420	$ 346	$ 312	$ -	$ 486	$ 516
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,144)	$ (481)	$ (625)	$ (506)	$ (1,283)	$ (441)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,251	499	662	523	1,409	454
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(108)	(19)	(38)	(17)	(127)	(13)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	456	400	419	415	357	420
Cash and cash equivalent end of year	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (424)	$ (521)	$ (1,031)	$ (4,209)	$ (715)	$ (884)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	434	539	1,123	1,142	764	957
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	2,761	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(11)	(19)	(93)	(95)	(50)	(73)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	446	318	549	300	346	410
Cash and cash equivalent end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (549)	$ (775)	$ (5,246)	$ (10,444)	$ (423)	$ (1,236)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	559	760	822	575	433	1,399
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	4,480	9,933	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(11)	(61)	(57)	(23)	(11)	(121)
Accounts Payable	1	76	1	(42)	1	(42)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	359	400	400	396	359	477
Cash and cash equivalent end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,605)	$ (400)	$ (64,118)	$ (7,125)	$ (484)	$ (314)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,743	410	3,673	555	502	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	60,440	6,095	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(139)	(9)	(397)	(25)	(19)	-
Accounts Payable	-	-	1	1	1	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	400	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(18)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	18
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	18

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	600	660	305	373	596
Cash and cash equivalent end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,124)	$ (484)	$ (531)	$ (57,464)	$ (7,887)	$ (326,296)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	764	502	555	13,569	8,903	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	61,238	-	326,000
Investment (Income) / Loss	-	-	-	(5,962)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(41)	(19)	(25)	-	(1,017)	-
Accounts Payable	1	1	1	11	1	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(29,979)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	400	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,587)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	21	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	21	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(18,566)	-	-
Cash and cash equivalent beginning of year	431	373	301	18,566	486	600
Cash and cash equivalent end of year	$ 431	$ 373	$ 301	$ -	$ 486	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,962)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (359)	$ (1,501)	$ (13,361)	$ (813)	$ (1,810)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	360	522	2,265	875	2,007
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	11,324	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(2)	(21)	(229)	(64)	(198)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	1,000	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	380	500	377	373	652
Cash and cash equivalent end of year	$ 380	$ 500	$ 377	$ 373	$ 652
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,144)	$ (491)	$ (10,127)	$ (59,443)	$ (813)	$ (681)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,251	510	585	285	875	719
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	9,570	59,147	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(108)	(20)	(29)	-	(64)	(40)
Accounts Payable	1	1	1	11	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	376	486	353	500	373	427
Cash and cash equivalent end of year	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (484)	$ (393)	$ (1,409)	$ (84,122)	$ (36,117)	$ (364)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	399	1,535	13,766	285	365
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	87,876	35,821	-
Investment (Income) / Loss	-	-	-	(5,933)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(19)	(7)	(127)	-	-	(3)
Accounts Payable	1	1	1	11	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(30,006)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,408)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	24	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	24	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(18,384)	-	-
Cash and cash equivalent beginning of year	373	356	314	18,384	500	400
Cash and cash equivalent end of year	$ 373	$ 356	$ 314	$ -	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,933)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,889)	$ (3,052)	$ (378)	$ (116,721)	$ (1,048)	$ (437)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,664	3,417	310	21,148	1,142	449
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	120,463	-	-
Investment (Income) / Loss	-	-	-	(5,914)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(276)	(366)	(8)	-	(95)	(13)
Accounts Payable	1	1	76	11	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(37,567)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,580)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	24	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	24	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(18,556)	-	-
Cash and cash equivalent beginning of year	400	776	60	18,556	352	300
Cash and cash equivalent end of year	$ 400	$ 776	$ 60	$ -	$ 352	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,914)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,123)	$ (978)	$ (1,312)	$ (1,016)	$ (6,463)	$ (1,087)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,224	1,060	1,438	425	555	1,187
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	5,868	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(102)	(83)	(127)	(10)	(37)	(101)
Accounts Payable	1	1	1	1	76	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	600	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	376	376	400	300	60	300
Cash and cash equivalent end of year	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (968)	$ (521)	$ (697)	$ (534)	$ (296)	$ (8,326)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,051	544	744	558	285	493
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	7,850
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(84)	(24)	(48)	(26)	-	(18)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	300	400	338	253	500	400
Cash and cash equivalent end of year	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,236)	$ (390)	$ (439)	$ (1,189)	$ (469,653)	$ (1,048)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,355	341	452	1,302	285	684
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	469,357	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(121)	-	(13)	(114)	-	(37)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	48	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	500	350	308	323	600	400
Cash and cash equivalent end of year	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,512)	$ (2,976)	$ (3,746)	$ (804)	$ (438)	$ (427)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	448	3,331	4,202	411	450	438
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	3,075	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(13)	(356)	(458)	(8)	(13)	(11)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	324	266	2,130	365	400	400
Cash and cash equivalent end of year	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,066)	$(568,840)	$(437)	$(813)	$(1,350)	$(1,030)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,160	13,646	448	875	349	665
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	572,624	-	-	-	-
Investment (Income) / Loss	-	(5,977)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(95)	-	(13)	(64)	(1)	(35)
Accounts Payable	1	11	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	(29,986)	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	1,000	400
Net cash (used in) / provided by operating activities	-	(18,522)	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	22	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	22	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	(18,501)	-	-	-	-
Cash and cash equivalent beginning of year	400	18,501	300	476	369	72
Cash and cash equivalent end of year	$400	$-	$300	$476	$369	$72
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	(5,977)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (467)	$ (400)	$ (1,302)	$ (872)	$ (1,893)	$ (578)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	482	410	1,431	375	358	609
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	1,536	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(17)	(9)	(130)	(4)	(2)	(32)
Accounts Payable	1	-	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	300	600	346	380	369	338
Cash and cash equivalent end of year	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (533)	$ (963)	$ (60,939)	$ (437)	$ (634,432)	$ (1,001)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	558	1,046	2,904	449	13,689	1,089
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	58,339	-	638,234	-
Investment (Income) / Loss	-	-	-	-	(6,000)	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(26)	(84)	(305)	(13)	-	(89)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	(29,988)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(18,486)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	19	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	19	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	(18,466)	-
Cash and cash equivalent beginning of year	400	300	346	703	18,466	400
Cash and cash equivalent end of year	$ 400	$ 300	$ 346	$ 703	$ -	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	(6,000)	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (362)	$ (489)	$ (548)	$ (979)	$ (29,137)	$ (3,011)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	363	435	575	1,060	285	295
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	28,841	2,682
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(3)	(23)	(28)	(81)	-	-
Accounts Payable	1	76	1	1	11	14
Insurance Payable	-	-	-	-	-	20
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	369	400	300	374	600	500
Cash and cash equivalent end of year	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (471)	$ (477)	$ (553)	$ (8,438)	$ (4,273)	$ (858)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	488	494	581	732	4,502	359
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	7,752	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(17)	(18)	(28)	(46)	(229)	(2)
Accounts Payable	1	1	1	1	-	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	500
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	322	300	300	381	400	300
Cash and cash equivalent end of year	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (481)	$ (40,911)	$ (836)	$ (1,694)	$ (368)	$ (2,374)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	482	789	902	1,871	370	2,648
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	43,345	-	-	-	-
Investment (Income) / Loss	-	(3,954)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(2)	-	(67)	(178)	(3)	(275)
Accounts Payable	1	11	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	202	-	-	-	-
Due from the Manager or its Affiliates	-	500	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(18)	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	18	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	18	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	-	300	351	515	376
Cash and cash equivalent end of year	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	(3,954)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (480)	$ (971)	$ (749)	$ (455)	$ (3,274,744)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	346	374	349	470	813,509
(Gain) / Loss on sale of Asset	-	-	-	-	5,986
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	2,896,094
Investment (Income) / Loss	-	-	-	-	(33,740)
Other Receivable	-	-	-	-	71,301
Prepaid Insurance	(12)	(4)	(1)	(15)	(23,674)
Accounts Payable	145	1	1	1	2,671
Insurance Payable	-	-	-	-	(1,065)
Income Taxes Payable	-	-	-	-	(489,107)
Due from the Manager or its Affiliates	-	-	-	-	500
Due to the Manager of its Affiliates	-	600	400	-	17,800
Net cash (used in) / provided by operating activities	-	-	-	-	(14,470)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	146
Proceeds from Sale of Archive Asset	-	-	-	-	1,408,134
Cash provided by / (used in) investing activities	-	-	-	-	1,408,280

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	(816,730)
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	(1,040,116)
Cash provided by / (used in) financing activities	-	-	-	-	(1,856,846)

Net change in cash and cash equivalent	-	-	-	-	(463,036)
Cash and cash equivalent beginning of year	400	308	369	402	613,476
Cash and cash equivalent end of year	$ 400	$ 308	$ 369	$ 402	$ 150,441
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	33,740
Impairment and non sale losses	-	-	-	-	(17,928)
Forgiveness of amounts due to manager and Contributed to the Company/Series					141,631
Archive Asset transferred to a related entity					(66,090)

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,933)	$ (884)	$ (991)	$ (713)	$ (1,438)	$ (387)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,943	894	443	723	1,448	397
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	546	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,450	1,600	300	1,545	1,095	1,495
Cash and cash equivalent end of year	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (384)	$ (717)	$ (570)	$ (1,114)	$ (385)	$ (6,569)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	394	736	568	576	395	6,583
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	-	(12)	(12)
Accounts Payable	2	(7)	2	(7)	2	(2)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	545	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,695	1,250	1,250	1,172	1,750	5,300
Cash and cash equivalent end of year	$ 1,695	$ 1,250	$ 1,250	$ 1,172	$ 1,750	$ 5,300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (808)	$ (860)	$ (1,354)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	818	870	1,373
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment loss on Archive Assets	-	-	-
Investment Income / (Loss)	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(12)	(12)	(12)
Accounts Payable	2	2	(7)
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	938	1,203	1,003
Cash and cash equivalent end of year	$ 938	$ 1,203	$ 1,003
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (399)	$ (1,211)	$ (402)	$ (394)	$ (535)	$ (392)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	409	721	412	404	545	402
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash and cash equivalent end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (502)	$ (526)	$ (752)	$ (388)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	512	524	762	398
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)
Accounts Payable	2	2	2	2
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	605	800	1,050	1,750
Cash and cash equivalent end of year	$ 605	$ 800	$ 1,050	$ 1,750
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #RUTHBALL1	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (2,045)	$ (1,111)	$ (722)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	46	1,655	576	732
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	-	(12)	(12)	(12)
Accounts Payable	(46)	2	2	2
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	400	545	-
Net cash (used in) / provided by operating activities	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	60,600	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	(60,600)	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	694	1,203	594	594
Cash and cash equivalent end of year	$ 694	$ 1,203	$ 594	$ 594
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (886)	$ (386)	$ (824)	$ (379)	$ (614)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	419	396	433	389	624
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	477	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	563	213	463	277	456
Cash and cash equivalent end of year	$ 563	$ 213	$ 463	$ 277	$ 456
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (526)	$ (393)	$ (1,527)	$ (1,381)	$ (616)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	524	403	1,583	1,891	629
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	-	(12)	(12)	(12)	(12)
Accounts Payable	2	2	(44)	2	(2)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	(925)	-
Net cash (used in) / provided by operating activities	-	-	-	(425)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(425)	-
Cash and cash equivalent beginning of year	604	334	534	634	269
Cash and cash equivalent end of year	$ 604	$ 334	$ 534	$ 209	$ 269
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #68MAYS	Series #56TEDWILL	Series #TMNT1	Series #CAPTAIN3	Series #CHURCHILL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (683)	$ (1,154)	$ -	$ (403)	$ (1,048)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	693	1,164	-	413	1,058
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	(12)	(12)
Accounts Payable	2	2	-	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	(8,405)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(8,405)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	(5)	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	(8,410)	-	-
Cash and cash equivalent beginning of year	437	520	8,410	77	220
Cash and cash equivalent end of year	$ 437	$ 520	$ -	$ 77	$ 220
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #SHKSPR4	Series #03KOBE	Series #03LEBRON	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,193)	$ (801)	$ 24,692	$ (693)	$ (641)	$ (752)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,203	811	113	703	651	762
(Gain) / Loss on sale of Asset	-	-	(31,000)	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	(12)	(12)	(12)
Accounts Payable	2	2	-	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	6,195	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	(84)	(84)	(84)	-	-
Net cash (used in) / provided by operating activities	-	(84)	(84)	(84)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	56,000	-	-	-
Cash provided by / (used in) investing activities	-	-	56,000	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	(50,325)	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(50,325)	-	-	-

Net change in cash and cash equivalent	-	(84)	5,591	(84)	-	-
Cash and cash equivalent beginning of year	400	460	520	520	600	460
Cash and cash equivalent end of year	$ 400	$ 377	$ 6,111	$ 436	$ 600	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #2020TOPPS	Series #05LATOUR
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,331)	$ (306)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,341	306
(Gain) / Loss on sale of Asset	-	-
(Gain) / Loss on sale of Digital Assets	-	-
Impairment loss on Archive Assets	-	-
Investment Income / (Loss)	-	-
Other Receivable	-	-
Prepaid Insurance	(12)	-
Accounts Payable	2	-
Insurance Payable	-	-
Income Taxes Payable	-	-
Due from the Manager or its Affiliates	-	-
Due to the Manager or its Affiliates	-	-
Net cash (used in) / provided by operating activities	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-
Investments in Digital Assets	-	-
Proceeds from Sale of Digital Assets	-	-
Proceeds from Sale of Archive Asset	-	-
Cash provided by / (used in) investing activities	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-
Contribution from Series to RSE Archive	-	-
Contribution related to Offering Closings and Asset Sales	-	-
Capital Contribution	-	-
Distribution to RSE Archive	-	-
Distribution of Gain on Sale of Assets to Members	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-
Distribution to Members	-	-
Cash provided by / (used in) financing activities	-	-

Net change in cash and cash equivalent	-	-
Cash and cash equivalent beginning of year	150	430
Cash and cash equivalent end of year	$ 150	$ 430
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (426)	$ (495)	$ (621)	$ (525)	$ (2,025)	$ (860)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	426	495	631	535	1,535	870
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	-	-	(12)	(12)	(12)	(12)
Accounts Payable	-	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager o its Affiliates	-	-	-	-	500	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	430	430	460	400	560	520
Cash and cash equivalent end of year	$ 430	$ 430	$ 460	$ 400	$ 560	$ 520
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,543)	$ (892)	$ (3,078)	$ (448)	$ (575)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,557	898	2,588	458	585
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)
Accounts Payable	(2)	(7)	2	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	(84)
Net cash (used in) / provided by operating activities	-	-	-	-	(84)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	(84)
Cash and cash equivalent beginning of year	520	600	400	400	400
Cash and cash equivalent end of year	$ 520	$ 600	$ 400	$ 400	$ 316
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (702)	$ (457)	$ (383)	$ (396)	$ (2,210)	$ (404)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	802	457	393	406	1,675	414
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)	(12)
Accounts Payable	(88)	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	430	520	400	460	320
Cash and cash equivalent end of year	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (958)	$ (1,132)	$ (411)	$ (999)	$ (377)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	968	1,130	421	451	377
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	-	-
Accounts Payable	2	2	2	2	-
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	546	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	572	534	321	400
Cash and cash equivalent end of year	$ 400	$ 572	$ 534	$ 321	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (382)	$ (3,526)	$ (741)	$ (624)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	392	3,536	751	634
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	100	300	339	400
Cash and cash equivalent end of year	$ 100	$ 300	$ 339	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (597)	$ (403)	$ (801)	$ (3,395)	$ (621)	$ (1,636)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	607	413	811	3,405	635	1,646
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	(2)	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	(84)	-	(84)	(84)	-	-
Net cash (used in) / provided by operating activities	(84)	-	(84)	(84)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	(84)	-	(84)	(84)	-	-
Cash and cash equivalent beginning of year	339	400	400	600	326	420
Cash and cash equivalent end of year	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,309)	$ (415)	$ (660)	$ (2,811)	$ (347)	$ (1,388)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,276	425	670	2,154	347	1,065
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	45	2	2	2	-	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	(84)	-	-	667	-	333
Net cash (used in) / provided by operating activities	(84)	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	(84)	-	-	-	-	-
Cash and cash equivalent beginning of year	320	400	339	420	400	460
Cash and cash equivalent end of year	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,806)	$ (605)	$ (562)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,816	614	572
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment loss on Archive Assets	-	-	-
Investment Income / (Loss)	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(12)	(12)	(12)
Accounts Payable	2	2	2
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	(84)	-	(84)
Net cash (used in) / provided by operating activities	(84)	-	(84)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash and cash equivalent	(84)	-	(84)
Cash and cash equivalent beginning of year	805	400	320
Cash and cash equivalent end of year	$ 721	$ 400	$ 236
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (758)	$ (394)	$ (614)	$ (1,095)	$ (1,824)	$ (3,820)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	768	404	614	1,105	1,834	3,830
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(0)	(12)	(12)	(12)
Accounts Payable	2	2	-	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	(27)	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(27)	-

Net change in cash and cash equivalent	-	-	-	-	(27)	-
Cash and cash equivalent beginning of year	805	400	400	340	448	900
Cash and cash equivalent end of year	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (575)	$ (8,854)	$ (542)	$ (1,056)	$ (660)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	585	987	552	1,066	670
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	7,877	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	–	-	-	-	-
Cash and cash equivalent beginning of year	340	348	366	400	367
Cash and cash equivalent end of year	$ 340	$ 348	$ 366	$ 400	$ 367
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (884)	$ (684)	$ (455)	$ (546)	$ (565)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	894	694	464	556	575
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	(84)	-	-	-	-
Net cash (used in) / provided by operating activities	(84)	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	(27)
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(27)

Net change in cash and cash equivalent	(84)	-	-	-	(27)
Cash and cash equivalent beginning of year	300	418	367	355	448
Cash and cash equivalent end of year	$ 216	$ 418	$ 367	$ 355	$ 421
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (730)	$ (840)	$ (909)	$ (593)	$ (3,835)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	740	850	361	603	3,516
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	(12)	(12)
Accounts Payable	2	2	2	2	(2)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	546	(84)	249
Net cash (used in) / provided by operating activities	-	-	-	(84)	(84)
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(84)	(84)
g Cash and cash equivalent beginning of year	355	400	300	300	300
Cash and cash equivalent end of year	$ 355	$ 400	$ 300	$ 216	$ 216
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (414)	$ (494)	$ (1,215)	$ (902)	$ (10,623)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	414	504	1,225	512	1,033
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	9,600
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	-	(12)	(12)	(12)	(12)
Accounts Payable	-	2	2	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	426	400	420	711	500
Cash and cash equivalent end of year	$ 426	$ 400	$ 420	$ 711	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (16,691)	$ (1,297)	$ (722)	$ (1,094)	$ (8,478)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	15,953	640	732	1,103	8,530
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	750	2	2	2	(40)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	-	(84)	-
Net cash (used in) / provided by operating activities	-	-	-	(84)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	(106)	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(106)	-	-	-

Net change in cash and cash equivalent	-	(106)	-	(84)	-
Cash and cash equivalent beginning of year	400	600	300	359	1,233
Cash and cash equivalent end of year	$ 400	$ 494	$ 300	$ 275	$ 1,233
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (384)	$ (1,869)	$ (2,178)	$ (722)	$ (2,723)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	384	1,879	1,440	732	2,732
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	-	(12)	(12)	(12)	(12)
Accounts Payable	-	2	750	2	3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	(84)	(84)
Net cash (used in) / provided by operating activities	-	-	-	(84)	(84)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	(84)	(84)
Cash and cash equivalent beginning of year	426	400	400	448	500
Cash and cash equivalent end of year	$ 426	$ 400	$ 400	$ 364	$ 416
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (880)	$ (900)	$ (890)	$ (44,907)	$ (635)	$ (1,133)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	890	909	500	2,917	645	1,143
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	42,000	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-	(84)
Net cash (used in) / provided by operating activities	-	-	-	-	-	(84)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	(84)
Cash and cash equivalent beginning of year	468	453	348	500	325	391
Cash and cash equivalent end of year	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (608)	$ (475)	$ (7,466)	$ (363)	$ (978)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	618	485	7,480	363	988
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	(2)	-	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	(84)	-	-	-	-
Net cash (used in) / provided by operating activities	(84)	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	(84)	-	-	-	-
Cash and cash equivalent beginning of year	388	378	300	400	464
Cash and cash equivalent end of year	$ 304	$ 378	$ 300	$ 400	$ 464
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (610)	$ (25,029)	$ (4,827)	$ (958)	$ (812)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	620	1,039	3,637	968	489
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	24,000	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	56	2	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	(84)	(84)	666	-	333
Net cash (used in) / provided by operating activities	(84)	(84)	(480)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	(84)	(84)	(480)	-	-
Cash and cash equivalent beginning of year	368	378	729	378	329
Cash and cash equivalent end of year	$ 284	$ 295	$ 249	$ 378	$ 329
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (22,054)	$ (20,221)	$ (982)	$ (3,990)	$ (1,096)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	764	1,331	496	4,009	1,106
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	21,300	18,900	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	(2)	(7)	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	468	468	300	400	400
Cash and cash equivalent end of year	$ 468	$ 468	$ 300	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,311)	$ (385)	$ (16,381)	$ (818)	$ (1,135)	$ (812)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,325	385	1,292	828	1,145	822
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	15,099	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)	(12)
Accounts Payable	(2)	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	378	426	303	377	319	300
Cash and cash equivalent end of year	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (404)	$ (7,409)	$ (407)	$ (516)	$ (396)	$ (783)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	414	7,509	417	526	406	793
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	(88)	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	420	300	377	386	478	378
Cash and cash equivalent end of year	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (745)	$ (708)	$ (4,282)	$ (1,011)	$ (503)	$ (822)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	755	718	4,334	1,021	501	835
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	(40)	2	2	(2)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	478	486	477	386	477
Cash and cash equivalent end of year	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (394)	$ (507)	$ (2,430)	$ (1,564)	$ (4,988)	$ (6,454)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	404	521	2,440	1,571	4,453	5,806
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	-	(12)	(12)
Accounts Payable	2	(2)	2	(7)	2	(7)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	667
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	486	468	452	600	486	486
Cash and cash equivalent end of year	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,803)	$ (5,363)	$ (734)	$ (965)	$ (1,213)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,146	5,039	744	979	723
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	(2)	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	667	333	-	-	500
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	378	300	300	377	420
Cash and cash equivalent end of year	$ 378	$ 300	$ 300	$ 377	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,606)	$ (793)	$ (545)	$ (574)	$ (428)	$ (2,627)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	416	803	555	674	438	2,646
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	5,200	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	(88)	2	(7)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	420	346	312	300	486	516
Cash and cash equivalent end of year	$ 420	$ 346	$ 312	$ 300	$ 486	$ 516
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,205)	$ (534)	$ (664)	$ (504)	$ (2,919)	$ (472)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,215	544	673	513	2,271	482
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	3	(7)	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	456	400	419	415	357	420
Cash and cash equivalent end of year	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (987)	$ (519)	$ (1,088)	$ (1,105)	$ (758)	$ (934)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	497	529	1,097	1,124	768	944
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	(7)	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	446	318	549	300	346	410
Cash and cash equivalent end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,317)	$ (742)	$ (811)	$ (587)	$ (1,498)	$ (1,357)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	464	742	821	554	463	1,324
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)	(12)
Accounts Payable	2	-	2	45	2	45
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	359	400	400	396	359	477
Cash and cash equivalent end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,178)	$ (432)	$ (64,331)	$ (565)	$ (516)	$ (273)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,440	444	3,442	617	529	269
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	60,899	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	-
Accounts Payable	750	-	2	(40)	2	-
Insurance Payable	-	-	-	-	(3)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(4)

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	4
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	4

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	(95)	(27)	(4)
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(95)	(27)	(4)

Net change in cash and cash equivalent	-	-	-	(95)	(27)	(4)
Cash and cash equivalent beginning of year	400	600	660	400	400	600
Cash and cash equivalent end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (724)	$ (1,183)	$ (565)	$ 55,771	$ (8,249)	$ (270)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	734	529	584	270	8,268	270
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	1,179	-	-
Impairment loss on Archive Assets	-	-	-	3,282	-	-
Investment Income / (Loss)	-	-	-	(92,406)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	-	(12)	-
Accounts Payable	2	2	(7)	-	(7)	-
Insurance Payable	-	(3)	-	-	-	-
Income Taxes Payable	-	-	-	31,850	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	27	-	(108)	-	-
Net cash (used in) / provided by operating activities	-	(639)	-	(162)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	85,046	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	85,046	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	(22)	612	(99)	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	(66,926)	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(22)	612	(99)	(66,926)	-	-

Net change in cash and cash equivalent	(22)	(27)	(99)	17,958	-	-
Cash and cash equivalent beginning of year	453	400	400	608	486	600
Cash and cash equivalent end of year	$ 431	$ 373	$ 301	$ 18,566	$ 486	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	$ (6,235)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (386)	$ (555)	$ (2,137)	$ (860)	$ (1,900)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	398	565	2,147	880	1,942
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2
Insurance Payable	(2)	-	-	(10)	(32)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	(27)	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(27)	-

Net change in cash and cash equivalent	-	-	-	(27)	-
Cash and cash equivalent beginning of year	380	500	377	400	652
Cash and cash equivalent end of year	$ 380	$ 500	$ 377	$ 373	$ 652
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,205)	$ (524)	$ (593)	$ (270)	$ (24,460)	$ (694)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,233	534	603	270	880	704
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	23,600	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	-	(12)	(12)
Accounts Payable	2	2	2	-	2	2
Insurance Payable	(18)	-	-	-	(10)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	(47)	(27)	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(47)	(27)	-

Net change in cash and cash equivalent	-	-	-	(47)	(27)	-
Cash and cash equivalent beginning of year	376	486	353	547	400	427
Cash and cash equivalent end of year	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (516)	$ (422)	$ (2,020)	$ 55,809	$ (270)	$ (391)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	529	439	2,051	269	270	415
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	1,179	-	-
Impairment loss on Archive Assets	-	-	-	3,127	-	-
Investment Income / (Loss)	-	-	-	(92,304)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	-	-	(12)
Accounts Payable	2	2	2	-	-	(12)
Insurance Payable	(3)	(7)	(21)	-	-	-
Income Taxes Payable	-	-	-	31,864	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(56)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	85,047	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	85,047	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	(27)	-	(86)	(87)	(625)	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	(67,121)	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(27)	-	(86)	(67,208)	(625)	-

Net change in cash and cash equivalent	(27)	-	(86)	17,784	(625)	-
Cash and cash equivalent beginning of year	400	356	400	600	1,125	400
Cash and cash equivalent end of year	$ 373	$ 356	$ 314	$ 18,384	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	$ (6,134)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,201)	$(3,196)	$(328)	$69,024	$(1,772)	$(468)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,211	3,206	341	3,097	1,283	507
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	1,179	-	-
Impairment loss on Archive Assets	-	-	-	14,276	-	-
Investment Income / (Loss)	-	-	-	(124,250)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	-	-	(12)	(12)
Accounts Payable	2	2	-	-	2	2
Insurance Payable	-	-	(13)	-	(168)	(29)
Income Taxes Payable	-	-	-	39,420	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	(540)	-	570	-
Net cash (used in) / provided by operating activities	-	-	(540)	2,746	(97)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	(2,828)	-	-
Proceeds from Sale of Digital Assets	-	-	-	85,073	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	82,245	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	48	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	(67,035)	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(67,035)	48	-

Net change in cash and cash equivalent	-	-	(540)	17,956	(48)	-
Cash and cash equivalent beginning of year	400	776	600	600	400	300
Cash and cash equivalent end of year	$400	$776	$60	$18,556	$352	$300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	$(38,079)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,158)	$ (1,007)	$ (1,351)	$ (446)	$ (554)	$ (1,546)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,185	1,030	1,382	473	616	1,344
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	2	2	-	2
Insurance Payable	(17)	(13)	(21)	(17)	(62)	(188)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	(540)	400
Net cash (used in) / provided by operating activities	-	-	-	-	(540)	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash and cash equivalent	-	-	-	-	(540)	-
Cash and cash equivalent beginning of year	376	376	400	300	600	300
Cash and cash equivalent end of year	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,022)	$ (556)	$ (739)	$ (1,149)	$ (270)	$ (508)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,046	620	829	703	270	548
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	2	(89)	-	2
Insurance Payable	(14)	(54)	(80)	-	-	(30)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	(47)	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	(154)	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(154)	-

Net change in cash and cash equivalent	-	-	-	(47)	(154)	-
Cash and cash equivalent beginning of year	300	400	338	300	654	400
Cash and cash equivalent end of year	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,516)	$ (912)	$ (548)	$ (1,449)	$ (265)	$ (876)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,000	439	580	1,459	265	886
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	2	2	-	2
Insurance Payable	(20)	(17)	(22)	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	546	500	(292)	-	-	-
Net cash (used in) / provided by operating activities	-	-	(292)	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	-	-	-	(57,077)	(500,000)	(28,800)
Investments in Digital Assets	-	-	-	-	(3,286)	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	(57,077)	(503,286)	(28,800)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	57,632	500,600	29,432
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	3,286	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	(232)	-	(232)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	57,400	503,886	29,200

Net change in cash and cash equivalent	-	-	(292)	323	600	400
Cash and cash equivalent beginning of year	500	350	600	-	-	-
Cash and cash equivalent end of year	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	$ 33,000	$ 60,000	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (881)	$ (4,702)	$ (3,888)	$ (411)	$ (447)	$ (460)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	491	4,712	3,898	421	457	470
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	(10,075)	(280,134)	(360,670)	(6,535)	(10,200)	(60,100)
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(10,075)	(280,134)	(360,670)	(6,535)	(10,200)	(60,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	10,631	280,632	362,953	7,101	10,833	60,738
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(232)	(232)	(154)	(201)	(233)	(238)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	10,399	280,400	362,799	6,900	10,600	60,500

Net change in cash and cash equivalent	324	266	2,130	365	400	400
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,109)	$ 55,791	$ (424)	$ (794)	$ (341)	$ (1,324)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,119	4,143	434	804	351	1,334
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	1,179	-	-	-	-
Impairment loss on Archive Assets	-	2,821	-	-	-	-
Investment Income / (Loss)	-	(91,968)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)	(12)
Accounts Payable	2	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	31,861	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	3,827	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	(75,000)	(450,000)	(10,100)	(50,000)	(5,131)	(28,051)
Investments in Digital Assets	-	(3,899)	-	-	-	-
Proceeds from Sale of Digital Assets	-	85,063	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(75,000)	(368,836)	(10,100)	(50,000)	(5,131)	(28,051)

Cash flow from financing activities:
Proceeds from sale of membership interests	75,632	450,600	10,647	50,600	5,732	28,356
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(232)	-	(247)	(124)	(232)	(233)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	(67,091)	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	75,400	383,509	10,400	50,476	5,500	28,123

Net change in cash and cash equivalent	400	18,501	300	476	369	72
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 400	$ 18,501	$ 300	$ 476	$ 369	$ 72
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$ 210,000	-	-	-	-
NFT Airdrop	-	$ (5,797)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (684)	$ (381)	$ (1,496)	$ (328)	$ (318)	$ (561)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	694	393	1,506	338	328	571
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	(13,343)	(37,000)	(102,143)	(21,323)	(10,756)	(25,126)
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(13,343)	(37,000)	(102,143)	(21,323)	(10,756)	(25,126)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,876	37,600	102,723	21,850	11,357	25,695
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(233)	-	(234)	(147)	(232)	(232)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	13,643	37,600	102,489	21,703	11,125	25,463

Net change in cash and cash equivalent	300	600	346	380	369	338
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$ 13,000	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (505)	$ (1,182)	$ (2,639)	$ (400)	$ 55,825	$ (860)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	515	1,191	2,649	410	3,043	870
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	1,179	-
Impairment loss on Archive Assets	-	-	-	-	3,492	-
Investment Income / (Loss)	-	-	-	-	(92,649)	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	-	(12)
Accounts Payable	2	2	2	2	-	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	31,881	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	2,772	-

Cash flow from investing activities:
Investment in Archive Asset	(135,000)	(66,143)	(226,339)	(67,036)	(499,400)	(70,000)
Investments in Digital Assets	-	-	-	-	(2,827)	-
Proceeds from Sale of Digital Assets	-	-	-	-	85,047	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(135,000)	(66,143)	(226,339)	(67,036)	(417,180)	(70,000)

Cash flow from financing activities:
Proceeds from sale of membership interests	135,632	66,724	221,063	68,051	500,000	70,601
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	5,776	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(232)	(281)	(154)	(313)	-	(201)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	(67,125)	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	135,400	66,443	226,685	67,739	432,875	70,400

Net change in cash and cash equivalent	400	300	346	703	18,466	400
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 400	$ 300	$ 346	$ 703	$ 18,466	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	$ 270,600	-
NFT Airdrop	-	-	-	-	$ (6,478)	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (307)	$ (384)	$ (483)	$ (743)	$ (208)	$ (791)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	317	384	493	753	218	1,781
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	-	-
Accounts Payable	2	-	2	2	-	-
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	477
Net cash (used in) / provided by operating activities	-	-	-	-	10	1,467

Cash flow from investing activities:
Investment in Archive Asset	(13,881)	(28,600)	(22,110)	(57,026)	(28,000)	(17,480)
Investments in Digital Assets	-	-	-	-	(10)	(1,467)
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(13,881)	(28,600)	(22,110)	(57,026)	(28,010)	(18,947)

Cash flow from financing activities:
Proceeds from sale of membership interests	14,482	29,200	22,767	57,757	28,600	17,980
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	340	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(232)	(540)	(357)	(357)	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	14,250	29,000	22,410	57,400	28,600	17,980

Net change in cash and cash equivalent	369	400	300	374	600	500
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	$ 7,000	$ 11,000	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (421)	$ (798)	$ (452)	$ (520)	$ (3,494)	$ (278)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	431	408	462	530	2,756	288
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	(12)	(12)	(12)	(12)	(12)
Accounts Payable	2	2	2	2	750	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	(13,779)	(14,388)	(22,839)	(36,552)	(450,000)	(11,560)
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(13,779)	(14,388)	(22,839)	(36,552)	(450,000)	(11,560)

Cash flow from financing activities:
Proceeds from sale of membership interests	14,302	14,969	23,496	37,357	453,570	12,092
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(201)	(281)	(357)	(424)	(3,170)	(232)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	14,101	14,688	23,139	36,933	450,400	11,860

Net change in cash and cash equivalent	322	300	300	381	400	300
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (672)	$ 1,758	$ (1,023)	$ (939)	$ (149)	$ (1,235)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	349	3,895	488	949	159	1,245
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Archive Assets	-	3,127	-	-	-	-
Investment Income / (Loss)	-	(6,111)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(12)	-	(12)	(12)	(12)	(12)
Accounts Payable	2	-	2	2	2	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,004	-	-	-	-
Due from the Manager or its Affiliates	-	(500)	-	-	-	-
Due to the Manager or its Affiliates	333	-	545	-	-	-
Net cash (used in) / provided by operating activities	-	3,173	-	-	-	-

Cash flow from investing activities:
Investment in Archive Asset	(10,600)	(56,626)	(54,995)	(140,049)	(18,085)	(216,412)
Investments in Digital Assets	-	(3,716)	-	-	-	-
Proceeds from Sale of Digital Assets	-	43	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(10,600)	(60,299)	(54,995)	(140,049)	(18,085)	(216,412)

Cash flow from financing activities:
Proceeds from sale of membership interests	11,424	57,126	55,652	140,757	18,600	216,912
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	(424)	-	(357)	(357)	-	(124)
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	11,000	57,126	55,295	140,400	18,600	216,788

Net change in cash and cash equivalent	400	-	300	351	515	376
Cash and cash equivalent beginning of year	-	-	-	-	-	-
Cash and cash equivalent end of year	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	$ (6,134)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2022

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (158)	$ (168)	$ (138)	$ (815)	$ 479,917
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	158	201	171	158	399,833
(Gain) / Loss on sale of Asset	-	-	-	-	(1,513,095)
(Gain) / Loss on sale of Digital Assets	-	-	-	-	6,135
Impairment loss on Archive Assets	-	-	-	-	601,580
Investment Income / (Loss)	-	-	-	-	(503,555)
Other Receivable	-	-	-	-	131,029
Prepaid Insurance	-	(35)	(35)	(12)	(2,801)
Accounts Payable	-	2	2	2	(948,471)
Insurance Payable	-	-	-	-	516
Income Taxes Payable	-	-	-	-	(25,433)
Due from the Manager or its Affiliates	-	-	-	-	(500)
Due to the Manager or its Affiliates	-	-	-	667	13,720
Net cash (used in) / provided by operating activities	-	-	-	-	(1,361,125)

Cash flow from investing activities:
Investment in Archive Asset	(18,794)	(20,442)	(4,531)	(12,000)	(1,519,487)
Investments in Digital Assets	-	-	-	-	(16,929)
Proceeds from Sale of Digital Assets	-	-	-	-	425,319
Proceeds from Sale of Archive Asset	-	-	-	-	4,304,398
Cash provided by / (used in) investing activities	(18,794)	(20,442)	(4,531)	(12,000)	3,193,301

Cash flow from financing activities:
Proceeds from sale of membership interests	19,795	21,230	5,547	12,600	4,503,506
Proceeds / (Repayments) on borrowings from manager and affiliates, net	-	-	-	-	(3,396,503)
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	844	-	-	-	10,247
Capital Contribution	-	-	-	-	60,600
Distribution to RSE Archive	(1,446)	(480)	(647)	(198)	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	(2,764,721)
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	(335,298)
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	19,194	20,750	4,900	12,402	(1,922,169)

Net change in cash and cash equivalent	400	308	369	402	(89,993)
Cash and cash equivalent beginning of year	-	-	-	-	703,469
Cash and cash equivalent end of year	$ 400	$ 308	$ 369	$ 402	$ 613,476
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	$ 604,600
NFT Airdrop	-	-	-	-	$ (68,857)
Forgiveness of amounts due to manager and Contributed to the Company/Series					$ 460,679
Archive Asset transferred to a related entity					$ 1,539,850

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on January 3, 2019. The Company’s core business is the identification, acquisition, marketing and management of collectible items (including memorabilia and alcohol) and digital assets, collectively referred to as “Archive Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings” or the “Asset Manager”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). RSE Markets was the manager of the Company and served as the asset manager until March 26, 2021, at which point RSE Archive Manager, LLC and Rally Holdings replaced RSE Markets as Manager and Asset Manager, respectively. The Asset Manager is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its role as the Asset Manager of each Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Archive Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2023 and December 31, 2023. “Prior Period” refers to the time period between January 1, 2022 and December 31, 2022.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement, each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion. The amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

Brokerage Fee:  With respect to Offerings, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 1.0% of the cash proceeds from the Offering for facilitating the sale of securities.

Custody Fee: Throughout the Current Period and Prior Period, the custodian of Interests (the “Custodian”) was DriveWealth, LLC (“DriveWealth”). With respect to Offerings for which DriveWealth served as Custodian, DriveWealth received a fee equal to the greater of (i) 0.75% on Interests sold in an Offering and (ii) $500 (the “Custody Fee”). North Capital Private Securities Corporation (“NCPS”) operates the PPEX ATS used by the Company. NCPS became the Custodian beginning January 2, 2024. NCPS, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees).

In the case that Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) is available for distribution and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow available for distribution and the Manager will receive up to 50% of Free Cash Flow available for distribution in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee. All Offerings launched since January 1, 2023 are subject to a Success Fee.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Other:

The Manager is responsible for covering its own expenses. Certain of the Underlying Assets, such as NFTs, are self-insured by the Manager, the Asset Manager and the Series that owns the underlying NFT, and all take the full risk of loss on these Underlying Assets.

LIQUIDITY AND CAPITAL RESOURCES

The Company and each listed Series have experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold for gains and certain Series that generate investment income (see Note A – Description of Organization and Business Operations – Asset Dispositions).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	$(3,274,744)	$(353,756)	$(5,465,934)
Prior Period	$479,917	($1,188,902)	($2,039,206)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. The Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, listed in the table above, at the sole discretion of the Manager. There can be no assurance that the Manager or RSE Markets, Inc. will continue to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated. However, from time to time, the Company or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. Each Series will continue to incur Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) including, but not limited to storage, insurance, transportation and maintenance expenses, marketing expense and professional fees, on an ongoing basis.

Cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) or Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), as the case may be. Cash on the books of each Series is reserved for funding of post-Closing Operating Expenses. During the Current Period, the Manager paid for the Operating Expenses related to the Company and any Series that has closed Offerings and elected not to be reimbursed. When the Manager pays for certain Operating Expenses related to a Series that have closed

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Offerings and elects not to be reimbursed, these payments are accounted for as capital contributions and are further described in Note B – Summary of Significant Accounting Policies – Operating Expenses.

INITIAL OFFERINGS

All Series, for which a closing had occurred as of the date of the financial statements that had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities. The table outlined in Note B – Summary of Significant Accounting Policies – Members’ Equity outlines all Offerings for which a Closing has occurred during the Current Period and the Prior Period.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

During the Current Period and the Prior Period, the Company received purchase offers for the Underlying Assets listed in the tables below. Per the terms of the Operating Agreement, the Company, together with the Manager and the Manager’s Advisory Board has evaluated the offers in light of the preferences of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Assets. The Manager has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but for which no Offering has occurred and the Underlying Asset was not transferred to an applicable Series before the sale. In these instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Underlying Assets sold during the Current Period are as follows:

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#FAUBOURG	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	5/22/2023	$175,000	$115,000	$60,000	$11,335	$150,000 / $75.00	$163,720 / $81.86
#92JORDAN	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	4/24/2023	$52,000	$36,000	$16,000	$2,863	$42,000 / $6.00	$49,070 / $7.01
#16KOBE	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	1/20/2023	$800,000	$637,450	$162,550	$30,835	$800,000 / $8.00	$769,000 / $7.69
#IPOD	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	8/3/2023	$29,000	$22,210	$6,790	$1,195	$25,000 / $5.00	$27,800 / $5.56

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#CONTRA	1988 NES Contra Video Game graded Wata 9.6 A+	1/21/2023	$17,600	$17,600	$0	(1)	(1)	(1)
#49ROYCAMP	1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9	1/27/2023	$36,720	$36,720	$0	(1)	(1)	(1)
#03LEBRON6	2003 Upper Deck SPX #151 LeBron James Jersey Autographed Rookie Card graded BGS Pristine 10	2/8/2023	$28,845	$28,845	$0	(1)	(1)	(1)
#MEGACRACK	2004 Panini Megacracks Third Edition Sealed Box Reviewed and Factory Sealed by BBCE	2/8/2023	$13,200	$13,200	$0	(1)	(1)	(1)
#MBAPPE	2016 Panini Soccer Corentin Jean Kylian Mbappe Rookie Card graded PSA GEM MT 10	1/4/2023	$5,170	$5,170	$0	(1)	(1)	(1)
#96CHROME	1996 Topps Chrome Basketball Factory Sealed Hobby Box with its Original Manufacturer’s Holographic Seal	2/8/2023	$22,550	$22,550	$0	(1)	(1)	(1)
#91WOLVRIN	1991 NES Wolverine Video Game graded WATA 9.8 A++	1/21/2023	$6,325	$6,325	$0	(1)	(1)	(1)
#ALDRIN11	1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page	9/23/2023	$35,098	$130,777	$(95,679)	(1)	(1)	(1)
#ENIGMA	1935 fully operational three-rotor Enigma I electromechanical cipher machine	9/23/2023	$152,998	$302,531	$(149,534)	(1)	(1)	(1)
#FURY	1929 First Edition copy of The Sound and the Fury by William Faulkner	8/22/2023	$13,018	$13,018	$0	(1)	(1)	(1)
#TENDER	1934 1st Edition copy of Tender is the Night by F. Scott Fitzgerald	8/22/2023	$20,611	$20,611	$0	(1)	(1)	(1)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#NYCMAP	1796 Map of the First Post-Revolution large Scale Plan for New York City Drawn by John Anderson Jr.	9/23/2023	$11,700	$17,813	$(6,113)	(1)	(1)	(1)
Total			$1,419,834	$1,425,820	$(5,986)	$46,227		$1,009,590

(1)At the time of the sale the Underlying Asset was still owned by RSE Archive, LLC and not by any Series

Underlying Asset sold in the Prior Period:

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	12/2/2022	$61,500	$20,000	$41,500	$8,082	$22,000 / $11.00	$54,370 / $27.18
#24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	3/21/2022	$270,000	$250,006	$19,994	$2,480	$255,000 / $85.00	$268,517 / $89.50
#BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	10/3/2022	$103,950	$68,577	$35,373	$6,937	$71,000 / $71.00	$97,421 / $97.42
#51MANTLE	1951 Bowman #253 Mickey Mantle Card	4/15/2022	$65,000	$29,500	$35,500	$7,206	$34,000 / $17.00	$58,314 / $29.15
#03LEBRON	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	1/31/2022	$56,000	$25,000	$31,000	$6,195	$34,000 / $17.00	$50,325 / $25.16
#TOS39	1963 Tales of Suspense #39 CGC NM 9.4 comic book	1/31/2022	$240,000	$120,000	$120,000	$24,910	$135,000 / $45.00	$215,550 / $71.84
#JUSTICE1	1960 Justice League of America #1 CGC NM+ 9.6 comic book	6/1/2022	$225,000	$190,000	$35,000	$6,999	$215,000 / $43.00	$218,401 / $43.68
#51HOWE	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	1/28/2022	$52,000	$39,600	$12,400	$2,392	$45,000 / $9.00	$50,600 / $10.12
#58PELE	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	2/11/2022	$1,331,269	$288,000	$1,043,269	$218,313	$315,000 / $10.00	$1,113,525 / $35.35

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#96JORDAN	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	12/28/2022	$92,135	$42,000	$50,135	$10,094	$48,000 / $4.00	$82,356 / $6.86
#14KOBE	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	1/21/2022	$95,000	$69,885	$25,115	$5,040	$78,000 / $8.00	$90,460 / $9.27
#17MAHOMES	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	1/24/2022	$350,000	$215,000	$135,000	$27,812	$300,000 / $12.00	$322,656 / $12.90
#20HERBERT	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5	7/8/2022	$86,400	$60,000	$26,400	$5,373	$70,000 / $7.00	$81,377 / $8.13
#APEOD	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	2/4/2022	$28,000	$28,000	$0	(1)	(1)	(1)
#00NEWMAN	Signed Sparco race suit worn by Paul Newman during the 2000 Rolex 24 Hours of Daytona Race Series	12/18/2022	$8,100	$13,198	$(5,098)	(1)	(1)	(1)
#13MUSIGNY	Two cases of three (3) bottles of 2013 Musigny, Domaine Leroy	1/31/2022	$240,889	$222,720	$18,169	(1)	(1)	(1)
#14CARR	2014 National Treasures Silver #296 Derek Carr Signed Patch Rookie Card graded GEM MT 10 by PSA	4/14/2022	$6,500	$6,500 (Initial Purchase Price $16,600)	$0	(1)	(1)	(1)
#POKEDEMO	1998 Pokémon Demo Game Sealed Booster Pack published by Wizards of the Coast graded PSA GEM MT 10	4/14/2022	$2,200	$2,401 (Initial Purchase Price $26,400)	$(201)	(1)	(1)	(1)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interests	Total Distribution to Investors / Per Interests
#65NAMATH	1965 Topps #122 Joe Namath Rookie Card graded PSA NM-MT+ 8.5	4/21/2022	$200,000	$198,299	$1,701	(1)	(1)	(1)
#61MANTLE	1961 Topps Dice Game Mickey Mantle Card graded PSA Poor 1	8/22/2022	$338,000	$338,299 (Initial Purchase Price $372,000)	$(299)	(1)	(1)	(1)
#57ROBINSN	1957 Topps #35 Frank Robinson Rookie Card graded PSA MINT 9	3/24/2022	$48,000	$48,117	$(117)	(1)	(1)	(1)
#NIKEPROTO	Pair of 1970's Bill Bowerman Handmade Waffle Spike Shoes for Runner John Mays Before Nikes's Founding	4/13/2022	$200,000	$201,815	$(1,815)	(1)	(1)	(1)
#84ELWAY	1984 Topps Football #63 John Elway Rookie Card graded PSA GEM MT 10	9/27/2022	$5,890	$7,160	($1,270)	(1)	(1)	(1)
#86EWING	1986 Fleer Sticker #6 Patrick Ewing Rookie Card graded PSA GEM MT 10	9/27/2022	$3,664	$4,000	($336)	(1)	(1)	(1)
#08BOLT	2008 Sports Illustrated For Kids Usain Bolt Rookie Card graded BGS 9.5	12/21/2022	$391	$18,010	$(17,619)	(1)	(1)	(1)
#92HAMM	1992 Sports Illustrated For Kids Mia Hamm Rookie Card graded BGS 9.5	12/21/2022	$829	$10,081	$(9,252)	(1)	(1)	(1)
#ORIGIN	1859 First Edition copy of On The Origin Of Species By Charles Darwin	12/14/2022	$190,000	$265,100	$(75,100)	(1)	(1)	(1)
#03FEDERER	2003 NetPro Elite 100 Glossy #G3 Roger Federer Rookie Card graded BGS 9.5	12/21/2022	$3,681	$10,035	$(6,354)	(1)	(1)	(1)
Total			$4,304,398	$2,791,303	$1,513,095	$331,833		$2,704,121

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by RSE Archive, LLC and not by any Series.

Upon disposition of the Underlying Asset, the Series is dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Any Offerings that have closed as of the date of the financial statements were conducted in accordance with Tier 2 of Regulation A and qualified under an Offering Statement. Upon the closing of a Series Offering, separate financial statements are presented for each such Series, and each is consolidated in the financial statements of the Company after eliminating inter-company balances and transactions.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), maintenance, bookkeeping and accounting fees and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses.”  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and are summarized in the table below:

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions	Total
Current Period	$391,388	$422,121	$813,509
Prior Period	$517,518	$399,772	$917,290

During the Current Period and Prior Period, the Company incurred pre-Closing Operating Expenses and individual Series that had closed Offerings incurred post-Closing Operating Expenses not including gains/(loss) on sale and investment income as presented in the Consolidated Statements of Operations.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses”, which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets as well as indefinite-lived intangible assets and will be subject to an annual test for impairment. These Underlying Assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following impairment charges and non sale losses were recognized during the Current Period and Prior Period.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	Series	Impairment and non sale losses	Total
Current Period	#NEOBOX	$6,383	$2,896,094
	#POKEMON2	$87,000
	#89TMNT	$6,095
	#PUNK8103	$326,000
	#MEEB15511	$59,147
	#09HARDEN	$9,570
	#KARUIZAWA	$5,868
	#PACQUIAO	$7,850
	#PUNK5883	$469,357
	#OBIWAN	$3,075
	#NEWWORLD	$1,536
	#19HAALAND	$7,752
	#FURY (1)	$14,582
	#TENDER (1)	$4,489
	#85GPK	$2,632
	#TOPPSTRIO	$2,761
	#THEROCK	$9,933
	#04MESSI2	$4,480
	#00BRADY2	$60,440
	#96KOBE2	$58,339
	#BAYC601	$61,238
	#BAYC7359	$87,876
	#BAYC9159	$120,463
	#BAYC4612	$572,624
	#BAYC8827	$638,234
	#MAYC5750	$43,345
	#CURIO10	$35,821
	#DOOD6921	$28,841
	#NOUN160 (1)	$122,460
	#HIRST1	$2,682
	#HENDERSON	$11,324
	#99MJRETRO	$5,870
	#NYCMAP (1)	$99
	#70RLEX	$17,928

Prior Period	#96CHARZRD	$7,877	$601,580
	#71TOPPS	$9,600
	#OPEECHEE	$42,000
	#96KOBE	$24,000
	#POKEYELOW	$21,300
	#POKELUGIA	$18,900
	#07DURANT	$15,099
	#FLASH123	$5,200
	#00BRADY2	$60,899
	#BAYC601	$3,282
	#90BATMAN	$23,600
	#BAYC7359	$3,127
	#BAYC9159	$14,276
	#BAYC4612	$2,821
	#BAYC8827	$3,492
	#MACALLAN2 (1)	$6,802
	#MAYC5750	$3,127
	#CONTRA (1)	$42,543
	#61MANTLE (1)	$34,000
	#03LEBRON6 (1)	$91,154
	#MEGACRACK (1)	$60,800
	#MBAPPE (1)	$16,583
	#96CHROME (1)	$8,868
	#91WOLVRIN (1)	$36,875
	#84JORDAN2 (1)	$5,206
	#APOLLO14 (1)	$33,969
	#49ROYCAMP (1)	$6,180

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(1) Impairment charges for this Series or Underlying Asset was recognized prior to the Series Offering and are included in the Consolidated balances

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost less any impairment, and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series, which are incurred prior to the Closing of an Offering, are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. The Company does, however, retain additional cash from the proceeds of the Offering on the Series balance sheet to cover Acquisition Expenses that are anticipated prior to the Closing but incurred after the Closing of an Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. The Series uses the remaining cash to repay any loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

The Company, through non-interest-bearing payments from the Manager, has acquired Underlying Assets since the beginning of the Prior Period. For all Archive Assets held as of the end of the Current Period and Prior Period, the following table presents all costs capitalized on the acquisition of Underlying Assets during the Current Period and Prior Period.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#52MANTLE	(1)	$ 125,000	$ -	$ -	$ 125,000
#71MAYS	(1)	52,500	-	-	52,500
#RLEXPEPSI	(1)	16,800	-	-	16,800
#10COBB	(1)	35,000	-	-	35,000
#POTTER	(1)	65,000	5,100	-	70,100
#TWOCITIES	(1)	12,000	100	-	12,100
#FROST	(1)	10,000	100	-	10,100
#BIRKINBLU	(1)	55,500	-	-	55,500
#SMURF	(1)	29,500	-	-	29,500
#EINSTEIN	(1)	11,000	100	-	11,100
#HONUS	(1)	500,028	-	-	500,028
#75ALI	(1)	44,000	65	-	44,065
#BIRKINBOR	(1)	50,000	-	-	50,000
#33RUTH	(1)	74,000	-	-	74,000
#SPIDER1	(1)	20,000	-	-	20,000
#BATMAN3	(1)	75,000	-	-	75,000
#ULYSSES	(1)	22,000	100	-	22,100
#ROOSEVELT	(1)	17,000	200	-	17,200
#56MANTLE	(1)	9,000	-	-	9,000
#AGHOWL	(1)	15,500	100	-	15,600
#18ZION	(1)	13,500	45	-	13,545
#SNOOPY	(1)	24,000	-	-	24,000
#APOLLO11	(1)	30,000	-	-	30,000
#YOKO	(1)	12,500	100	-	12,600
#HIMALAYA	(1)	130,000	-	-	130,000
#38DIMAGGIO	(1)	20,000	6	-	20,006
#55CLEMENTE	(1)	36,000	6	-	36,006
#LOTR	(1)	27,500	100	-	27,600
#CATCHER	(1)	11,500	100	-	11,600
#BOND1	(1)	37,000	100	-	37,100
#SUPER21	(1)	7,000	23	-	7,023
#BIRKINTAN	(1)	25,000	244	-	25,244
#GMTBLACK1	(1)	25,000	30	-	25,030
#61JFK	(1)	16,250	100	-	16,350
#POKEMON1	(1)	118,000	-	-	118,000
#LINCOLN	(1)	64,000	925	-	64,925
#STARWARS1	(1)	10,000	-	-	10,000
#68MAYS	(1)	32,000	83	-	32,083
#56TEDWILL	(1)	80,000	-	-	80,000
#CAPTAIN3	(1)	35,500	23	-	35,523
#CHURCHILL	(1)	6,500	100	-	6,600
#SHKSPR4	(1)	105,000	100	-	105,100
#03KOBE	(1)	44,000	-	-	44,000
#03JORDAN	(1)	33,000	-	-	33,000
#39TEDWILL	(1)	27,750	-	-	27,750
#94JETER	(1)	39,000	-	-	39,000
#2020TOPPS	(1)	98,000	-	-	98,000
#05LATOUR	(1)	7,442	-	-	7,442
#16SCREAG	(1)	31,944	-	-	31,944
#14DRC	(1)	45,980	-	-	45,980

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#86RICE	(1)	20,000	-	-	20,000
#57MANTLE	(1)	8,000	-	-	8,000
#SOBLACK	(1)	50,000	253	-	50,253
#GATSBY	(1)	185,000	100	-	185,100
#93DAYTONA	(1)	37,000	-	-	37,000
#09TROUT	(1)	225,000	-	-	225,000
#57STARR	(1)	8,000	-	-	8,000
#03KOBE2	(1)	21,000	-	-	21,000
#JOBSMAC	(1)	35,000	-	-	35,000
#16PETRUS	(1)	38,236	-	-	38,236
#ALICE	(1)	9,200	100	-	9,300
#SPIDER10	(1)	18,000	-	-	18,000
#62MANTLE	(1)	132,000	-	-	132,000
#BATMAN6	(1)	23,500	-	-	23,500
#CLEMENTE2	(1)	60,000	-	-	60,000
#79STELLA	(1)	61,500	28	-	61,528
#TKAM	(1)	28,500	100	-	28,600
#DIMAGGIO2	(1)	17,625	79	-	17,704
#13BEAUX	(1)	21,877	-	-	21,877
#ANMLFARM	(1)	8,700	100	-	8,800
#NASA1	(1)	250,000	4,457	-	254,457
#00BRADY	(1)	35,123	61	-	35,184
#85NES	(1)	26,000	-	-	26,000
#69KAREEM	(1)	23,200	61	-	23,261
#59JFK	(1)	23,000	100	-	23,100
#04LEBRON	(1)	44,000	-	-	44,000
#85JORDAN	(1)	240,000	-	-	240,000
#GOLDENEYE	(1)	22,800	74	-	22,874
#MOONSHOE	(1)	150,000	-	-	150,000
#03LEBRON2	(1)	90,100	127	-	90,227
#GRAPES	(1)	31,000	100	-	31,100
#34GEHRIG	(1)	29,676	61	-	29,737
#98KANGA	(1)	150,000	-	-	150,000
#06BRM	(1)	15,720	-	-	15,720
#DUNE	(1)	10,500	100	-	10,600
#86FLEER	(1)	146,400	-	-	146,400
#WILDGUN	(1)	24,000	-	-	24,000
#13GIANNIS	(1)	19,600	127	-	19,727
#04MESSI	(1)	39,600	-	-	39,600
#AVENGE57	(1)	17,000	-	-	17,000
#03TACHE	(1)	70,192	-	-	70,192
#99TMB2	(1)	50,300	80	-	50,380
#PUNCHOUT	(1)	80,000	27	-	80,027
#BULLSRING	(1)	249,600	-	-	249,600
#70AARON	(1)	16,122	80	-	16,202
#96CHARZRD	(1)	57,877	169	7,877	50,169
#01TIGER	(1)	15,600	82	-	15,682
#ICECLIMB	(1)	70,000	-	-	70,000
#09COBB	(1)	27,600	81	-	27,681
#96JORDAN2	(1)	47,880	768	-	48,648

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#JUNGLEBOX	(1)	30,100	30	-	30,130
#59FLASH	(1)	58,000	33	-	58,033
#FOSSILBOX	(1)	18,000	45	-	18,045
#POKEBLUE	(1)	20,000	27	-	20,027
#98GTA	(1)	13,200	45	-	13,245
#PICNIC	(1)	48,000	-	-	48,000
#DOMINOS	(1)	8,468	132	-	8,600
#09CURRY	(1)	22,800	306	-	23,106
#84JORDAN	(1)	312,500	5,486	-	317,986
#09BEAUX	(1)	29,475	-	-	29,475
#KEROUAC	(1)	85,000	100	-	85,100
#FEDERAL	(1)	120,000	100	-	120,100
#62BOND	(1)	76,455	462	-	76,917
#71TOPPS	(1)	60,000	551	9,600	50,951
#DEATON	(1)	250,000	-	-	250,000
#98ZELDA	(1)	20,000	106	-	20,106
#03JORDAN2	(1)	36,000	306	-	36,306
#91JORDAN	(1)	67,200	306	-	67,506
#79GRETZKY	(1)	720,000	551	-	720,551
#17DUJAC	(1)	23,232	-	-	23,232
#FAUBOURG2	(1)	150,000	-	-	150,000
#MOSASAUR	(1)	17,813	-	-	17,813
#03LEBRON3	(1)	204,000	551	-	204,551
#95TOPSUN	(1)	50,000	-	-	50,000
#09TROUT2	(1)	50,000	15	-	50,015
#59BOND	(1)	68,221	463	-	68,684
#OPEECHEE	(1)	252,000	551	42,000	210,551
#ROCKETBOX	(1)	25,100	75	-	25,175
#94JORDAN	(1)	73,200	306	-	73,506
#18LUKA	(1)	22,322	80	-	22,402
#FANFOUR5	(1)	72,000	200	-	72,200
#11BELAIR	(1)	18,995	-	-	18,995
#76PAYTON	(1)	53,500	4	-	53,504
#85MJPROMO	(1)	22,500	100	-	22,600
#96KOBE	(1)	67,200	290	24,000	43,490
#99CHARZRD	(1)	300,000	200	-	300,200
#68RYAN	(1)	60,000	173	-	60,173
#MARADONA	(1)	11,211	71	-	11,282
#POKEYELOW	(1)	46,500	-	21,300	25,200
#POKELUGIA	(1)	95,000	-	18,900	76,100
#VANHALEN	(1)	54,000	306	-	54,306
#48JACKIE	(1)	340,000	-	-	340,000
#05MJLJ	(1)	72,000	-	-	72,000
#81MONTANA	(1)	63,000	100	-	63,100
#00MOUTON	(1)	23,449	-	-	23,449
#07DURANT	(1)	115,200	908	15,099	101,009
#56AARON	(1)	40,800	299	-	41,099
#85LEMIEUX	(1)	78,000	217	-	78,217
#87JORDAN	(1)	45,100	146	-	45,246
#AC23	(1)	24,000	-	-	24,000

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#APPLE1	(1)	736,863	6,045	-	742,908
#GWLOTTO	(1)	25,713	496	-	26,209
#GYMBOX	(1)	15,000	157	-	15,157
#HUCKFINN	(1)	18,000	100	-	18,100
#NEOBOX	(1)	40,133	250	6,383	34,000
#NEWTON	(1)	255,000	100	-	255,100
#NICKLAUS1	(1)	34,499	-	-	34,499
#POKEMON2	(1)	375,000	-	87,000	288,000
#POKERED	(1)	34,500	-	-	34,500
#RIVIERA	(1)	22,680	132	-	22,812
#SMB3	(1)	21,500	-	-	21,500
#WALDEN	(1)	17,000	100	-	17,100
#WZRDOFOZ	(1)	80,000	100	-	80,100
#60ALI	(1)	210,000	299	-	210,299
#TORNEK	(1)	153,000	-	-	153,000
#DIMAGGIO3	(1)	415,000	-	-	415,000
#POKEMON3	(1)	552,000	-	-	552,000
#58PELE3	(1)	180,000	778	-	180,778
#09CURRY2	(1)	451,200	1,949	-	453,149
#85ERVING	(1)	37,200	299	-	37,499
#80ALI	(1)	60,000	299	-	60,299
#BATMAN2	(1)	76,000	-	-	76,000
#FLASH123	(1)	25,000	-	5,200	19,800
#99MJRETRO	(1)	43,200	670	5,870	38,000
#85GPK	(1)	17,900	88	6,988	11,000
#HGWELLS	(1)	40,000	100	-	40,100
#85JORDAN2	(1)	230,000	-	-	230,000
#66ORR	(1)	85,200	306	43,200	42,306
#CONGRESS	(1)	98,200	100	-	98,300
#GRIFFEYJR	(1)	30,000	-	15,054	14,946
#01HALO	(1)	13,750	63	-	13,813
#87ZELDA	(1)	100,000	63	-	100,063
#EINSTEIN2	(1)	70,000	-	-	70,000
#SANTANA	(1)	57,500	-	-	57,500
#01TIGER2	(1)	15,300	82	-	15,382
#86JORDAN2	(1)	73,200	456	-	73,656
#TOPPSTRIO	(1)	75,000	217	44,017	31,200
#81BIRD	(1)	39,600	670	10,800	29,470
#97KOBE	(1)	57,600	456	-	58,056
#XMEN94	(1)	57,555	94	-	57,649
#09RBLEROY	(1)	96,285	-	-	96,285
#04MESSI2	(1)	45,000	-	17,500	27,500
#THEROCK	(1)	17,878	4	12,873	5,009
#XLXMEN1	(1)	57,000	94	-	57,094
#03LEBRON5	(1)	95,000	-	21,410	73,590
#METEORITE	(1)	272,500	-	-	272,500
#SLASH	(1)	50,000	-	-	50,000
#00BRADY2	(1)	312,000	1,339	121,339	192,000
#89TMNT	(1)	20,000	95	6,095	14,000
#NESWWF	(1)	15,000	27	-	15,027

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#PUNK9670	(1)	62,100	4	-	62,103
#18ALLEN	(1)	32,500	22	-	32,522
#CASTLEII	(1)	15,000	27	-	15,027
#36OWENS	(1)	20,000	99	-	20,099
#BAYC601	(1)	143,818	12,304	64,520	91,603
#60MANTLE	(1)	800,000	-	-	800,000
#PUNK8103	(1)	500,000	-	326,000	174,000
#GHOST1	(1)	11,561	96	-	11,657
#BROSGRIMM	(1)	112,500	333	-	112,833
#HENDERSON	(1)	180,100	325	59,424	121,001
#KIRBY	(1)	50,000	27	-	50,027
#03RONALDO	(1)	156,000	606	-	156,606
#HONUS2	(1)	85,200	606	-	85,806
#MARX	(1)	105,000	100	-	105,100
#09HARDEN	(1)	22,800	456	9,570	13,686
#MEEB15511	(1)	67,735	47	59,147	8,635
#90BATMAN	(1)	50,000	27	23,600	26,427
#93JETER	(1)	31,100	50	15,985	15,165
#SIMPSONS1	(1)	15,000	27	-	15,027
#SPIDER129	(1)	36,000	146	-	36,146
#NESDK3	(1)	100,000	86	-	100,086
#BAYC7359	(1)	165,302	12,154	91,003	86,453
#CURIO10	(1)	66,694	625	35,821	31,498
#WILDTHING	(1)	15,000	100	-	15,100
#1776	(1)	1,450,000	1,500	-	1,451,500
#98JORDAN2	(1)	288,000	908	-	288,908
#MACALLAN1	(1)	11,914	-	-	11,914
#BAYC9159	(1)	188,500	43,993	134,739	97,755
#FANTASY7	(1)	35,000	48	-	35,048
#SURFER4	(1)	67,000	208	-	67,208
#OHTANI1	(1)	80,400	606	-	81,006
#OHTANI2	(1)	65,000	100	-	65,100
#WILT100	(1)	100,000	-	-	100,000
#PENGUIN	(1)	52,111	178	-	52,289
#KARUIZAWA	(1)	57,868	-	5,868	52,000
#KOMBAT	(1)	79,200	366	-	79,566
#APPLELISA	(1)	94,949	1,100	-	96,049
#98MANNING	(1)	19,000	-	-	19,000
#GIJOE	(1)	37,663	63	-	37,726
#BEATLES1	(1)	20,313	593	-	20,906
#SQUIG5847	(1)	56,086	154	-	56,240
#PACQUIAO	(1)	14,150	-	7,850	6,300
#83JOBS	(1)	66,466	1,100	-	67,566
#BATMAN181	(1)	41,001	50	-	41,051
#HOBBIT	(1)	68,750	100	-	68,850
#POPEYE	(1)	90,000	77	-	90,077
#PUNK5883	(1)	560,000	-	469,357	90,643
#HAMILTON1	(1)	28,800	-	-	28,800
#OBIWAN	(1)	9,999	76	3,075	7,000
#SMB2	(1)	280,000	134	-	280,134

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Costs	Impairment	Total
#GIANNIS2	(1)	360,000	670	-	360,670
#86BONDS	(1)	6,500	35	-	6,535
#IPADPROTO	(1)	10,200	-	-	10,200
#MOBYDICK	(1)	60,000	100	-	60,100
#03SERENA	(1)	75,000	-	-	75,000
#BAYC4612	(1)	660,000	11,774	575,445	96,329
#18OSAKA	(1)	10,000	100	-	10,100
#05RODGERS	(1)	50,000	-	-	50,000
#IROBOT	(1)	5,000	131	-	5,131
#LEICAGOLD	(1)	27,570	481	-	28,051
#FORTNITE	(1)	13,200	143	-	13,343
#IOMMI	(1)	50,000	-	-	50,000
#MARIO64	(1)	102,000	143	-	102,143
#GWTW	(1)	21,250	73	-	21,323
#NEWWORLD	(1)	10,625	131	1,536	9,221
#JAWA	(1)	25,063	63	-	25,126
#GWLETTER	(1)	135,000	-	-	135,000
#MARIOKART	(1)	66,000	143	-	66,143
#96KOBE2	(1)	240,000	1,339	73,339	168,000
#SHOWCASE4	(1)	67,000	36	-	67,036
#BAYC8827	(1)	770,000	12,478	641,726	140,753
#15COBB	(1)	70,000	-	-	70,000
#BRADBURY	(1)	13,750	131	-	13,881
#MACALLAN2	(1)	35,402	-	6,802	28,600
#BEATLES2	(1)	21,888	222	-	22,110
#92TIGER	(1)	64,000	26	-	64,026
#DOOD6921	(1)	39,000	-	28,841	10,159
#HIRST1	(1)	17,336	144	2,682	14,798
#GRIFFEY2	(1)	13,701	78	-	13,779
#SKYWALKER	(1)	14,278	110	-	14,388
#85GPK2	(1)	22,400	439	-	22,839
#19HAALAND	(1)	36,533	19	7,752	28,800
#MEGALODON	(1)	450,000	-	-	450,000
#KELLER	(1)	11,250	310	-	11,560
#GODFATHER	(1)	10,500	100	-	10,600
#MAYC5750	(1)	56,518	10,196	46,472	20,242
#SUPREMEPB	(1)	52,500	2,495	-	54,995
#MJTICKET	(1)	140,000	49	-	140,049
#COOLCAT	(1)	18,000	85	-	18,085
#BLASTOISE	(1)	216,000	412	-	216,412
#MACALLAN3	(1)	18,794	-	-	18,794
#SUPERMAN6	(1)	20,350	92	-	20,442
#MOONPASS	(1)	4,500	31	-	4,531
#90FANTASY	(1)	12,000	-	-	12,000
#NOUN160	(2)	174,495	16	122,460	52,050
#03LEBRON4	(2)	252,000	218	-	252,218
#08LEBRON	(2)	150,000	-	-	150,000
Total - Current Period		$ 27,371,897	$ 167,572	$ 3,355,517	$ 24,183,953
Total before Current Period		$ 29,188,726	$ 145,472	$ 813,894	$ 28,520,304

(1)Offering for Series Interests closed as of the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings/ (Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period. The Interests that are issued by each individual Series do not provide the investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. All of the control and operating decisions relating to the operations of a Series are held by the Manager in accordance with the terms of the Operating Agreement.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as a “Capital Contribution for shortfall at Offering close”.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The table below outlines Membership Contributions and Uses for closed Offerings:

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#52MANTLE	10/25/2019	10,000	$ 132,000	$ 1,320	$ 3,090	$ 990	$ 126,600
#71MAYS	10/31/2019	2,000	57,000	570	1,830	500	54,100
#RLEXPEPSI	11/6/2019	2,000	17,800	178	22	500	17,100
#10COBB	11/14/2019	1,000	39,000	390	1,510	500	36,600
#POTTER	11/21/2019	3,000	72,000	720	-	540	70,740
#TWOCITIES	11/21/2019	200	14,500	145	55	500	13,800
#FROST	11/21/2019	200	13,500	135	865	500	12,000
#BIRKINBLU	11/27/2019	1,000	58,000	580	170	500	56,750
#SMURF	11/27/2019	2,000	34,500	345	2,905	500	30,750
#EINSTEIN	12/13/2019	2,000	14,500	145	855	500	13,000
#HONUS	12/26/2019	10,000	520,000	5,200	5,572	3,900	505,328
#75ALI	12/29/2019	1,000	46,000	460	-	500	45,040
#BIRKINBOR	2/20/2020	2,000	52,500	525	225	500	51,250
#33RUTH	2/26/2020	2,000	77,000	770	603	578	75,050
#SPIDER1	3/4/2020	1,000	22,000	220	230	500	21,050
#BATMAN3	3/4/2020	1,000	78,000	780	585	585	76,050
#ULYSSES	3/10/2020	500	25,500	255	695	500	24,050
#ROOSEVELT	3/10/2020	1,000	19,500	195	1,008	500	17,797
#56MANTLE	3/11/2020	10,000	10,000	100	-	500	9,400
#AGHOWL	3/11/2020	500	19,000	190	810	500	17,500
#18ZION	4/2/2020	500	15,000	150	200	500	14,150
#SNOOPY	4/7/2020	2,000	25,500	255	-	500	24,745
#APOLLO11	4/19/2020	1,000	32,000	320	130	500	31,050
#YOKO	5/11/2020	200	16,000	160	840	500	14,500
#HIMALAYA	5/27/2020	2,000	140,000	1,400	6,300	1,050	131,250
#38DIMAGGIO	6/4/2020	1,000	22,000	220	680	500	20,600
#55CLEMENTE	6/4/2020	1,000	38,000	380	520	500	36,600
#LOTR	6/12/2020	1,000	29,000	290	10	500	28,200
#CATCHER	6/12/2020	500	12,500	125	25	500	11,850
#BOND1	6/12/2020	1,000	39,000	390	510	500	37,600
#SUPER21	6/17/2020	8,500	8,500	85	615	500	7,300
#BIRKINTAN	6/25/2020	1,000	28,000	280	1,520	500	25,700
#GMTBLACK1	6/25/2020	1,000	28,000	280	1,520	500	25,700
#61JFK	7/7/2020	2,000	23,000	230	5,520	500	16,750
#POKEMON1	7/8/2020	5,000	125,000	1,250	4,213	938	118,600
#LINCOLN	7/9/2020	4,000	80,000	800	13,900	600	64,700
#STARWARS1	7/14/2020	12,000	12,000	120	980	500	10,400
#68MAYS	7/26/2020	2,000	39,000	390	5,510	500	32,600
#56TEDWILL	7/26/2020	2,000	90,000	900	7,825	675	80,600
#CAPTAIN3	7/30/2020	1,000	37,000	370	464	500	35,666
#CHURCHILL	8/6/2020	7,500	7,500	75	25	500	6,900
#SHKSPR4	8/6/2020	1,000	115,000	1,150	7,282	863	105,705
#03KOBE	8/16/2020	6,250	50,000	500	4,400	500	44,600
#03JORDAN	8/16/2020	2,000	41,000	410	6,490	500	33,600
#39TEDWILL	8/24/2020	5,600	28,000	280	-	500	27,220
#94JETER	8/24/2020	1,000	45,000	450	4,450	500	39,600
#2020TOPPS	8/25/2020	10,000	100,000	1,000	100	750	98,150
#05LATOUR	9/15/2020	1,000	9,800	98	1,161	500	8,042
#16SCREAG	9/15/2020	1,000	39,000	390	5,566	500	32,544
#14DRC	9/15/2020	1,000	54,000	540	6,380	500	46,580

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#86RICE	9/15/2020	23,000	23,000	230	1,670	500	20,600
#57MANTLE	9/21/2020	8,000	8,000	80	-	500	7,420
#SOBLACK	10/1/2020	1,000	56,000	560	4,087	500	50,853
#GATSBY	10/1/2020	4,000	200,000	2,000	10,800	1,500	185,700
#93DAYTONA	10/1/2020	2,000	42,000	420	3,480	500	37,600
#09TROUT	10/8/2020	11,250	225,000	2,250	-	1,688	221,063
#57STARR	10/8/2020	8,000	8,000	80	-	500	7,420
#03KOBE2	10/22/2020	5,750	23,000	230	641	500	21,629
#JOBSMAC	10/22/2020	5,000	50,000	500	13,168	500	35,832
#16PETRUS	11/3/2020	9,000	45,000	450	5,214	500	38,836
#ALICE	11/3/2020	12,000	12,000	120	1,480	500	9,900
#SPIDER10	11/3/2020	4,200	21,000	210	1,688	500	18,602
#62MANTLE	11/4/2020	6,000	150,000	1,500	14,775	1,125	132,600
#BATMAN6	11/4/2020	2,000	27,000	270	2,330	500	23,900
#CLEMENTE2	11/9/2020	2,000	70,000	700	8,173	525	60,602
#79STELLA	11/16/2020	13,800	69,000	690	5,693	518	62,100
#TKAM	11/16/2020	2,000	32,000	320	1,980	500	29,200
#DIMAGGIO2	11/18/2020	2,000	21,000	210	2,036	500	18,254
#13BEAUX	11/23/2020	5,100	25,500	255	2,124	500	22,621
#ANMLFARM	11/23/2020	1,000	10,000	100	434	500	8,966
#NASA1	11/25/2020	10,000	300,000	3,000	39,763	2,250	254,987
#00BRADY	11/30/2020	3,750	45,000	450	8,298	500	35,752
#85NES	11/30/2020	8,000	32,000	320	4,321	500	26,859
#69KAREEM	12/7/2020	2,500	27,500	275	2,896	500	23,829
#59JFK	12/7/2020	2,000	26,000	260	1,538	500	23,702
#04LEBRON	12/7/2020	5,000	50,000	500	4,371	500	44,629
#85JORDAN	12/7/2020	10,000	250,000	2,500	5,025	1,875	240,600
#GOLDENEYE	12/14/2020	5,000	25,000	250	808	500	23,442
#MOONSHOE	12/14/2020	18,000	180,000	1,800	26,250	1,350	150,600
#03LEBRON2	12/14/2020	5,000	100,000	1,000	7,523	750	90,728
#GRAPES	12/14/2020	2,000	39,000	390	6,408	500	31,702
#34GEHRIG	12/14/2020	5,000	35,000	350	3,845	500	30,305
#98KANGA	12/14/2020	21,250	170,000	1,700	16,425	1,275	150,600
#06BRM	12/14/2020	1,850	18,500	185	1,351	500	16,464
#DUNE	12/22/2020	1,000	13,250	133	1,418	500	11,200
#86FLEER	12/22/2020	16,500	165,000	1,650	14,666	1,238	147,447
#WILDGUN	12/22/2020	4,000	28,000	280	2,591	500	24,629
#13GIANNIS	1/13/2021	5,000	25,000	250	4,023	500	20,228
#04MESSI	1/13/2021	9,000	45,000	450	3,403	500	40,647
#AVENGE57	1/13/2021	20,000	20,000	200	1,698	500	17,602
#03TACHE	1/13/2021	15,600	78,000	780	5,699	585	70,936
#99TMB2	1/13/2021	10,000	60,000	600	8,000	500	50,900
#PUNCHOUT	1/13/2021	10,000	90,000	900	7,825	675	80,600
#BULLSRING	1/13/2021	30,000	300,000	3,000	44,008	2,250	250,742
#70AARON	1/13/2021	6,000	18,000	180	598	500	16,722
#96CHARZRD	1/13/2021	6,500	65,000	650	5,304	500	58,546
#01TIGER	1/13/2021	1,850	18,500	185	1,615	500	16,200
#ICECLIMB	1/13/2021	10,000	80,000	800	7,958	600	70,642
#09COBB	1/19/2021	8,000	32,000	320	2,980	500	28,200
#96JORDAN2	1/19/2021	10,800	54,000	540	3,691	500	49,269

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#JUNGLEBOX	1/19/2021	6,900	34,500	345	2,955	500	30,700
#59FLASH	1/25/2021	10,000	65,000	650	5,129	500	58,721
#FOSSILBOX	1/25/2021	4,200	21,000	210	1,569	500	18,721
#POKEBLUE	1/27/2021	2,400	24,000	240	2,660	500	20,600
#98GTA	1/27/2021	3,150	15,750	158	1,172	500	13,921
#PICNIC	1/27/2021	2,000	54,000	540	4,358	500	48,602
#DOMINOS	1/27/2021	2,000	11,000	110	1,169	500	9,221
#09CURRY	2/2/2021	2,500	25,000	250	524	500	23,726
#84JORDAN	2/2/2021	15,000	375,000	3,750	49,831	2,813	318,606
#09BEAUX	2/2/2021	6,800	34,000	340	3,085	500	30,075
#KEROUAC	2/7/2021	4,900	98,000	980	10,583	735	85,702
#FEDERAL	2/7/2021	10,000	150,000	1,500	26,675	1,125	120,700
#62BOND	2/7/2021	15,500	93,000	930	13,593	698	77,780
#71TOPPS	2/17/2021	17,000	68,000	680	5,759	510	61,051
#DEATON	2/17/2021	11,400	285,000	2,850	27,283	2,138	252,730
#98ZELDA	2/17/2021	5,000	23,500	235	2,165	500	20,600
#03JORDAN2	2/22/2021	10,000	42,000	420	4,154	500	36,926
#91JORDAN	2/24/2021	10,000	70,000	700	590	525	68,185
#79GRETZKY	2/25/2021	20,000	800,000	8,000	64,216	6,000	721,784
#17DUJAC	3/8/2021	3,250	26,000	260	1,408	500	23,832
#FAUBOURG2	3/8/2021	11,000	165,000	1,650	11,483	1,238	150,629
#MOSASAUR	3/15/2021	6,000	30,000	300	8,658	500	20,543
#03LEBRON3	3/15/2021	10,000	230,000	2,300	20,924	1,725	205,051
#95TOPSUN	3/15/2021	10,000	60,000	600	8,300	500	50,600
#09TROUT2	3/16/2021	11,200	56,000	560	4,340	500	50,600
#59BOND	3/16/2021	10,250	82,000	820	11,381	615	69,184
#OPEECHEE	3/16/2021	10,000	300,000	3,000	41,699	2,250	253,051
#ROCKETBOX	3/22/2021	4,750	28,500	285	1,894	500	25,821
#94JORDAN	3/22/2021	10,000	85,000	850	9,295	638	74,217
#18LUKA	4/6/2021	5,300	26,500	265	2,813	500	22,922
#FANFOUR5	4/6/2021	10,000	80,000	800	5,900	600	72,700
#11BELAIR	4/6/2021	2,000	22,000	220	1,541	500	19,739
#76PAYTON	4/6/2021	10,000	65,000	650	9,750	500	54,100
#85MJPROMO	4/6/2021	3,500	28,000	280	4,120	500	23,100
#96KOBE	4/9/2021	7,000	77,000	770	7,662	578	67,990
#99CHARZRD	4/9/2021	35,000	350,000	3,500	42,825	2,625	301,050
#68RYAN	4/9/2021	10,000	70,000	700	8,102	525	60,673
#MARADONA	4/9/2021	2,000	14,000	140	1,428	500	11,932
#POKEYELOW	4/13/2021	11,000	55,000	550	6,850	500	47,100
#POKELUGIA	4/13/2021	10,000	110,000	1,100	12,475	825	95,600
#VANHALEN	4/15/2021	5,000	62,000	620	5,954	500	54,926
#48JACKIE	4/15/2021	18,750	375,000	3,750	27,717	2,813	340,721
#05MJLJ	7/1/2021	20,500	82,000	820	7,949	615	72,616
#81MONTANA	7/1/2021	10,000	70,000	700	5,175	525	63,600
#00MOUTON	7/1/2021	2,000	27,000	270	2,181	500	24,049
#07DURANT	7/1/2021	9,000	117,000	1,170	-	878	114,953
#56AARON	7/1/2021	10,000	50,000	500	7,401	500	41,599
#85LEMIEUX	7/1/2021	17,500	87,500	875	7,251	656	78,717
#87JORDAN	7/1/2021	10,000	50,000	500	3,188	500	45,812
#AC23	7/1/2021	4,000	28,000	280	2,620	500	24,600

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#APPLE1	7/1/2021	33,000	825,000	8,250	65,355	6,188	745,208
#GWLOTTO	7/1/2021	2,500	35,000	350	7,442	500	26,709
#GYMBOX	7/1/2021	3,000	18,000	180	1,663	500	15,657
#HUCKFINN	7/1/2021	2,000	22,000	220	2,580	500	18,700
#NEOBOX	7/1/2021	10,000	45,000	450	3,167	500	40,883
#NEWTON	7/1/2021	30,000	300,000	3,000	38,929	2,250	255,821
#NICKLAUS1	7/1/2021	4,000	40,000	400	4,001	500	35,099
#POKEMON2	7/1/2021	41,500	415,000	4,150	32,138	3,113	375,600
#POKERED	7/1/2021	10,000	40,000	400	4,000	500	35,100
#RIVIERA	7/1/2021	6,000	30,000	300	5,888	500	23,312
#SMB3	7/1/2021	5,000	25,000	250	2,150	500	22,100
#WALDEN	7/1/2021	2,000	20,500	205	2,095	500	17,700
#WZRDOFOZ	7/1/2021	6,000	90,000	900	7,725	675	80,700
#60ALI	7/14/2021	23,500	235,000	2,350	20,014	1,763	210,873
#TORNEK	7/14/2021	33,000	165,000	1,650	8,513	1,238	153,600
#DIMAGGIO3	7/14/2021	22,500	450,000	4,500	26,525	3,375	415,600
#POKEMON3	7/14/2021	5,000	600,000	6,000	36,900	4,500	552,600
#58PELE3	7/28/2021	11,250	225,000	2,250	39,785	1,688	181,278
#09CURRY2	7/28/2021	21,000	525,000	5,250	62,158	3,938	453,655
#85ERVING	7/28/2021	10,000	45,000	450	6,044	500	38,006
#80ALI	7/28/2021	10,000	75,000	750	12,888	563	60,799
#BATMAN2	7/28/2021	8,500	85,000	850	6,913	638	76,600
#FLASH123	7/28/2021	3,625	29,000	290	2,610	500	25,600
#99MJRETRO	7/28/2021	10,000	50,000	500	4,630	500	44,370
#85GPK	7/28/2021	1,000	12,000	120	-	500	11,380
#HGWELLS	8/2/2021	7,500	46,500	465	4,835	500	40,700
#85JORDAN2	8/2/2021	20,000	280,000	2,800	44,500	2,100	230,600
#66ORR	8/9/2021	10,000	50,000	500	5,917	500	43,083
#CONGRESS	8/9/2021	5,000	120,000	1,200	18,879	900	99,021
#GRIFFEYJR	8/9/2021	2,500	20,000	200	3,754	500	15,546
#01HALO	8/9/2021	2,500	17,000	170	1,980	500	14,350
#87ZELDA	8/9/2021	10,000	115,000	1,150	12,388	863	100,600
#EINSTEIN2	8/9/2021	5,000	80,000	800	8,000	600	70,600
#SANTANA	8/9/2021	15,000	75,000	750	15,588	563	58,100
#01TIGER2	8/9/2021	2,000	17,000	170	429	500	15,901
#86JORDAN2	8/11/2021	10,000	80,000	800	4,249	600	74,352
#TOPPSTRIO	8/25/2021	5,000	30,000	300	-	500	29,200
#81BIRD	8/25/2021	5,000	30,000	300	-	500	29,200
#97KOBE	8/25/2021	10,000	65,000	650	5,237	500	58,613
#XMEN94	8/25/2021	10,000	65,000	650	5,695	500	58,155
#09RBLEROY	9/1/2021	4,300	107,500	1,075	8,590	806	97,029
#04MESSI2	9/1/2021	5,000	35,000	350	1,569	500	32,581
#THEROCK	9/1/2021	1,000	12,000	120	-	500	11,380
#XLXMEN1	9/7/2021	8,000	64,000	640	5,260	500	57,600
#03LEBRON5	9/13/2021	8,500	85,000	850	9,323	638	74,190
#METEORITE	9/30/2021	17,500	350,000	3,500	68,645	2,625	275,230
#SLASH	9/30/2021	13,000	65,000	650	13,250	500	50,600
#00BRADY2	10/7/2021	32,500	325,000	3,250	5,160	2,438	314,153
#89TMNT	10/7/2021	2,000	22,000	220	633	500	20,647
#NESWWF	10/7/2021	6,000	18,000	180	1,635	500	15,685

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#PUNK9670	10/7/2021	7,200	72,000	720	8,040	540	62,700
#18ALLEN	10/12/2021	12,000	36,000	360	2,040	500	33,100
#CASTLEII	10/12/2021	2,000	18,000	180	1,635	500	15,685
#36OWENS	10/12/2021	2,500	25,000	250	2,603	500	21,647
#BAYC601	10/12/2021	16,500	165,000	1,650	17,686	1,238	144,426
#60MANTLE	10/20/2021	42,500	850,000	8,500	34,525	6,375	800,600
#PUNK8103	10/20/2021	60,000	559,800	5,598	49,404	4,199	500,600
#GHOST1	10/20/2021	2,000	14,000	140	1,199	500	12,161
#BROSGRIMM	10/26/2021	5,000	135,000	1,350	19,304	1,013	113,333
#HENDERSON	10/26/2021	27,000	135,000	1,350	-	1,013	132,638
#KIRBY	10/26/2021	10,000	60,000	600	8,215	500	50,685
#03RONALDO	10/26/2021	12,500	175,000	1,750	14,556	1,313	157,381
#HONUS2	10/26/2021	10,000	100,000	1,000	11,944	750	86,306
#MARX	11/3/2021	8,000	120,000	1,200	12,200	900	105,700
#09HARDEN	11/3/2021	2,000	26,000	260	1,484	500	23,756
#MEEB15511	11/3/2021	15,000	75,000	750	5,405	563	68,282
#90BATMAN	11/3/2021	10,000	59,000	590	7,225	500	50,685
#93JETER	11/9/2021	1,000	16,000	160	-	500	15,340
#SIMPSONS1	11/9/2021	2,000	18,500	185	2,130	500	15,685
#SPIDER129	11/9/2021	10,000	40,000	400	2,454	500	36,646
#NESDK3	11/9/2021	22,800	114,000	1,140	11,320	855	100,685
#BAYC7359	11/10/2021	19,000	190,000	1,900	20,773	1,425	165,902
#CURIO10	11/15/2021	10,000	75,000	750	5,868	563	67,819
#WILDTHING	11/15/2021	2,000	18,000	180	1,573	500	15,747
#1776	11/26/2021	80,000	2,000,000	20,000	507,945	15,000	1,457,055
#98JORDAN2	11/30/2021	16,500	330,000	3,300	34,427	2,475	289,798
#MACALLAN1	11/30/2021	1,000	13,250	133	104	500	12,514
#BAYC9159	12/8/2021	39,000	195,000	1,950	2,488	1,463	189,100
#FANTASY7	12/8/2021	10,000	40,000	400	3,468	500	35,632
#SURFER4	12/14/2021	10,000	80,000	800	10,800	600	67,800
#OHTANI1	12/14/2021	10,000	90,000	900	6,919	675	81,506
#OHTANI2	12/14/2021	9,125	73,000	730	6,123	548	65,600
#WILT100	12/14/2021	11,500	115,000	1,150	12,349	863	100,638
#PENGUIN	12/14/2021	10,000	60,000	600	6,019	500	52,881
#KARUIZAWA	12/14/2021	13,000	65,000	650	5,382	500	58,468
#KOMBAT	12/14/2021	10,000	90,000	900	8,267	675	80,158
#APPLELISA	12/22/2021	10,000	110,000	1,100	11,488	825	96,587
#98MANNING	12/22/2021	2,000	22,000	220	1,642	500	19,638
#GIJOE	12/22/2021	5,000	45,000	450	5,755	500	38,295
#BEATLES1	12/22/2021	6,000	24,000	240	1,821	500	21,439
#SQUIG5847	12/22/2021	6,000	66,000	660	8,100	500	56,740
#PACQUIAO	12/22/2021	2,000	17,000	170	1,548	500	14,782
#83JOBS	12/22/2021	10,000	75,000	750	5,621	563	68,066
#BATMAN181	12/22/2021	5,000	50,000	500	7,361	500	41,639
#HOBBIT	12/22/2021	10,000	80,000	800	9,150	600	69,450
#POPEYE	1/6/2022	11,000	110,000	1,100	17,443	825	90,632
#PUNK5883	1/6/2022	40,000	600,000	6,000	28,900	4,500	560,600
#HAMILTON1	1/10/2022	5,000	35,000	350	4,718	500	29,432
#OBIWAN	1/10/2022	2,000	12,000	120	749	500	10,631
#SMB2	1/10/2022	20,000	300,000	3,000	14,118	2,250	280,632

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#GIANNIS2	1/18/2022	41,500	415,000	4,150	44,784	3,113	362,953
#86BONDS	1/27/2022	2,000	8,000	80	319	500	7,101
#IPADPROTO	1/27/2022	2,000	13,000	130	1,537	500	10,833
#MOBYDICK	1/28/2022	10,000	70,000	700	8,037	525	60,738
#03SERENA	1/28/2022	8,500	85,000	850	7,880	638	75,632
#BAYC4612	1/31/2022	100,000	700,000	7,000	27,150	5,250	660,600
#18OSAKA	2/3/2022	2,600	13,000	130	1,723	500	10,647
#05RODGERS	2/3/2022	7,000	56,000	560	4,340	500	50,600
#IROBOT	2/3/2022	1,000	8,000	80	1,688	500	5,732
#LEICAGOLD	2/3/2022	4,000	32,000	320	2,824	500	28,356
#FORTNITE	2/3/2022	2,000	16,000	160	1,464	500	13,876
#IOMMI	2/7/2022	6,500	65,000	650	13,250	500	50,600
#MARIO64	2/7/2022	12,500	125,000	1,250	20,090	938	102,723
#GWTW	3/2/2022	5,000	25,000	250	2,400	500	21,850
#NEWWORLD	3/2/2022	2,000	14,000	140	2,003	500	11,357
#JAWA	3/2/2022	9,000	27,000	270	535	500	25,695
#GWLETTER	3/2/2022	7,500	150,000	1,500	11,743	1,125	135,632
#MARIOKART	3/2/2022	5,000	75,000	750	6,964	563	66,724
#96KOBE2	3/3/2022	22,500	225,000	2,250	-	1,688	221,063
#SHOWCASE4	3/3/2022	11,000	77,000	770	7,601	578	68,051
#BAYC8827	3/3/2022	82,000	820,000	8,200	35,050	6,150	770,600
#15COBB	3/22/2022	7,000	77,000	770	5,052	578	70,601
#BRADBURY	3/22/2022	2,000	18,000	180	2,838	500	14,482
#MACALLAN2	3/22/2022	5,000	30,000	300	-	500	29,200
#BEATLES2	3/22/2022	2,500	25,000	250	1,483	500	22,767
#92TIGER	3/22/2022	10,000	70,000	700	4,018	525	64,757
#DOOD6921	3/22/2022	11,000	44,000	440	3,460	500	39,600
#HIRST1	3/22/2022	5,000	20,000	200	1,320	500	17,980
#GRIFFEY2	3/29/2022	2,000	15,500	155	543	500	14,302
#SKYWALKER	3/29/2022	5,000	17,500	175	1,856	500	14,969
#85GPK2	3/29/2022	5,000	25,000	250	754	500	23,496
#19HAALAND	3/29/2022	5,000	45,000	450	6,693	500	37,357
#MEGALODON	3/31/2022	30,000	600,000	6,000	135,930	4,500	453,570
#KELLER	4/8/2022	3,000	15,000	150	2,258	500	12,092
#GODFATHER	4/8/2022	1,000	13,000	130	946	500	11,424
#MAYC5750	4/20/2022	10,000	70,000	700	11,649	525	57,126
#SUPREMEPB	6/16/2022	10,000	60,000	600	3,248	500	55,652
#MJTICKET	6/16/2022	20,000	160,000	1,600	16,443	1,200	140,757
#COOLCAT	7/25/2022	4,000	20,000	200	700	500	18,600
#MACALLAN3	7/25/2022	4,100	20,500	205	-	500	19,795
#BLASTOISE	7/25/2022	50,000	250,000	2,500	28,713	1,875	216,912
#SUPERMAN6	8/1/2022	3,000	24,000	240	2,030	500	21,230
#MOONPASS	8/19/2022	1,300	6,500	65	388	500	5,547
#90FANTASY	10/3/2022	3,000	15,000	150	1,750	500	12,600
Total		2,725,200	$ 30,384,650	$ 303,847	$ 2,999,363	$ 275,744	$ 26,805,697

Note: Represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at the Closing of the Offering for respective Series.

(1): On August 24, 2022, the Company approved a forward split of the Membership Interests of Series #52MANTLE, at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Offering were proportionally adjusted as of the start of trading on August 30, 2022 such that the total maximum of Series #52MANTLE Interests outstanding was increased to 10,000.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each Series has elected and qualifies, to be taxed as a corporation under the Internal Revenue Code of 1986 (the “Code”), and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Code.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company has elected to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. Therefore, the Company is a pass-through entity and is not a tax paying entity for federal income tax purposes. Instead, the member is liable for income tax on its respective shares of taxable income.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the period.

10.Cryptocurrencies:

Cryptocurrencies held are accounted for as indefinite-lived intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other. The Company has ownership of and control over our cryptocurrency and we use third-party custodial services to secure it. Cryptocurrencies are recorded at cost, net of any impairment losses incurred since acquisition. All cryptocurrency balances are presented in Other Assets on the balance sheet.

From time to time, the Company or certain Series that own and hold non-fungible tokens (“NFTs”) as assets may receive additional cryptocurrencies or NFTs from the NFT creator through “airdrops.” Airdrops are one-time occurrences, are at the discretion of NFT creators or other third parties, and are not in the normal course of operations of the Company or any Series. The Company or Series records these additional cryptocurrencies and NFTs received for free as Investment Income on its statement of operations upon receipt, and at an estimated fair value based on comparable cryptocurrencies and NFTs currently being traded in the open market at the time of receipt.

NFTs are subject to an impairment test at each reporting period based on current trading values in the current period. If the current trading value of the NFT is less than the carrying value during the reporting period, impairment is recognized in the amount the carrying value exceeds the current trading value.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

11.Recent Accounting Pronouncements:

On December 12, 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The ASU requires an entity holding crypto assets that meet certain requirements to subsequently measure those in-scope crypto assets at fair value with changes in fair value recognized in net income. The ASU requires separate presentation of in-scope crypto assets from other intangible assets on the balance sheet and subsequent remeasurements for fair value is also required to be recorded separately from impairment of other intangible assets in the income statement. Additional disclosures are required, including significant holdings, contractual sale restrictions, as well as reconciliation of the beginning and ending balances of crypto assets. Before this ASU, in-scope crypto assets were generally accounted for as indefinite-lived intangible assets, which follow a cost-less-impairment accounting model. The new ASU should be applied using a modified retrospective transition method with cumulative-effect adjustment recorded to the opening balance sheet of retained earnings as of the beginning of the year of adoption. The ASU is effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption is permitted. The Company is assessing the impact the adoption of this guidance will have on the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes: Improvements to Income Tax Disclosures (Topic 740). The new income tax standard will require significant additional disclosures, focused on the disclosure of income taxes paid and the rate reconciliation table. The new guidance should be applied prospectively, with retrospective application permitted, and will be effective for calendar-year-end public business entities in the 2025 annual period and in 2026 for interim periods, with early adoption permitted. All other entities will have an additional year to adopt the new guidance.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third-parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

During the Current Period, ownership of Underlying Assets with a total carrying value of $66,090 that were initially purchased by the Company, from third-party sellers, was transferred to a related entity, RSE Collection, LLC. Under the terms of the transfer agreement all rights, titles and interests along with any liabilities or obligations associated with these Underlying Assets were transferred to RSE Collection, LLC.

As of the end of the Current Period and Prior Period, amounts outstanding due to/from Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates	Due from the Manager or its Affiliates
Current Period	$509,331	-
Prior Period	$1,368,135	$500

During the Current Period and Prior Period, the Company entered into agreements with an Advisory Board members to acquire Archive Assets, which are outlined in the table below.

Series	Agreement Type	Date of Agreement	Purchase Price	Percent Owned by Asset Seller on Close	Asset Seller
#90FANTASY	Upfront Purchase	2/24/2022	$12,000.00	0%	Goldin Auctions (1)
#66KOUFAX	Purchase Option Agreement	2/9/2022	$550,000.00	55%	Goldin Auctions (1)

(1)Ken Goldin, a member of the Advisory Board, is the Founder and Executive Chairman of Goldin Auctions.

During the Current Period and Prior Period, the Company did not sell any Archive Assets to a related party.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS (CONTINUED)

The following table sets forth affiliated entities with greater than ten percent of any Series as of December 31, 2023:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#SMURF	The Manager	461	23%
#RLEXPEPSI	The Manager	218	11%
#MEGALODON	The Manager	12,189	43%
#GIANNIS2	The Manager	6,293	15%
#BROGRIMM	The Manager	1,287	26%
#BIRKINBLU	The Manager	161	16%
#85JORDAN2	The Manager	2,477	12%
#85ERVING	The Manager	3,746	37%
#80ALI	The Manager	1,531	15%
#75ALI	The Manager	309	31%
#58PELE3	The Manager	3,029	27%
#09CURRY2	The Manager	2,306	11%

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been demonstrated at the Company or Series level during the Current Period and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include, Acquisition Expenses. Other fees are incurred upon the Closing of an Offering and include Offering Expenses, Brokerage Fees, Custody Fees and Sourcing Fees.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) are similar in nature and are associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

If the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B – Summary of Significant Accounting Policies – Offering Expenses) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B – Summary of Significant Accounting Policies – Capital Assets).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Custody Fee: DriveWealth served as the Custodian throughout the Current Period and Prior Period. For all offerings for which DriveWealth served as Custodian, the Custody Fee was paid to the Custodian from the proceeds of each Offering. NCPS became the Custodian beginning January 2, 2024. North Capital, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor.

•Operating Expenses: Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses), including storage, insurance, maintenance, marketing costs and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets in storage

▪Bookkeeping and accounting Fees: allocated monthly across all closed Series Offerings

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed to potential Investors

oGains and Losses on Sale and Impairments are directly charged to the Company or a Series.

oWe expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.

•Investment Income: From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, which is recognized as investment income. For Series that received the NFT airdrops, the Company put a vote to the underlying Investors on whether to hold or sell the airdropped asset. For Series that voted to sell, the Series sold the asset and distributed proceeds, net of income taxes to the Investors.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)First, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses for that Series.

iii)Thereafter, to make distributions, at least 50% of which (as described below, net of corporate income taxes applicable to such Series of Interests) shall be distributed as dividends to Investors of a particular Series, and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period and Prior Period, no distributions of Free Cash Flow or Management Fees were paid by the Company or in respect of any Series, except for those Series with sale of Underlying Assets that made distributions to their members and for those Series that receive income from other sources, such as an NFT airdrop event or NFT conference, which is recognized as investment income.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  All Offerings launched since January 1, 2023 are subject to the Success Fee.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX

Each Series has elected and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986. The Company has elected to be treated as a disregarded entity.

No provision for income taxes for the Current Period and Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for those Series that sold assets and for those Series that may receive income from other sources such as an NFT airdrop event or conference, which is recognized as investment income. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Series’ net deferred tax assets are fully offset by a valuation allowance, (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. For each Series, net operating loss carryforwards incurred since inception, January 1, 2019, do not expire for federal income tax purposes.

The Series designated in the tables below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes as shown below:

	Provision for income taxes on Asset Sales in the Current Period
Series	#FAUBOURG	#92JORDAN	#16KOBE	#IPOD	Total
Income before provision for income taxes, gross	$ 59,326	$ 15,337	$ 162,530	$ 6,375	$ 243,568
Taxed at federal, state and local statutory rates	21%	21%	21%	21%
Tax at statutory rate	$ 12,459	$ 3,221	$ 34,131	$ 1,339	$ 51,149
Utilization of NOL carryforwards	($1,177)	($389)	($3,176)	($210)	($4,951)
State and local minimum taxes	50	50	50	50	200
Other	3	(19)	(171)	17	(170)
Provision for income taxes	$ 11,335	$ 2,863	$ 30,835	$ 1,195	$ 46,227

During the Current Period, Series #70RLEX sold their primary operating asset and only has a provision for income taxes for minimum state and local taxes of $50 due to a net loss for the Current Period.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Provision for income taxes on Investment Income in the Current Period
Series	#BAYC601	#BAYC7359	#BAYC9159	#BAYC4612	#BAYC8827	#MAYC5750	Total
Income before provision for income taxes, gross	$ 5,645	$ 5,613	$ 5,594	$ 5,659	$ 5,685	$ 3,640	$ 31,836
Federal, state and local statutory tax rates	36.35%	36.35%	36.35%	36.35%	36.35%	36.35%
Tax at statutory rates	$ 2,052	$ 2,040	$ 2,034	$ 2,057	$ 2,066	$ 1,323	$ 11,572
Other	(182)	(181)	(180)	(182)	(183)	(117)	(1,026)
Provision for income taxes	$ 1,870	$ 1,859	$ 1,853	$ 1,875	$ 1,883	$ 1,206	$ 10,546

Provision for income taxes on Asset Sales in the Prior Period
Series	#24RUTHBAT	#51MANTLE	#03LEBRON	#TOS39	#JUSTICE1	#51HOWE	#58PELE	#14KOBE	#17MAHOMES	#96JORDAN	#20HERBERT	Total
Income before provision for income taxes, gross	$ 19,385	$ 35,252	$ 30,886	$ 119,819	$ 34,429	$ 12,209	$ 1,042,872	$ 25,036	$ 134,810	$ 49,356	$ 25,804
Taxed at federal statutory rates	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%
Tax at statutory rate	$ 4,071	$ 7,403	$ 6,486	$ 25,162	$ 7,230	$ 2,564	$ 219,003	$ 5,258	$ 28,310	$ 10,365	$ 5,419
Other	39	203	101	98	105	101	141	82	39	11	15
Reversal of valuation allowance	(1,630)	(400)	(392)	(350)	(336)	(273)	(831)	(300)	(537)	(282)	(61)
Provision for income taxes	$ 2,480	$ 7,206	$ 6,195	$ 24,910	$ 6,999	$ 2,392	$ 218,313	$ 5,040	$ 27,812	$ 10,094	$ 5,373	$ 331,833

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Provision for income taxes on Investment Income in the Prior Period
Series	#BAYC601	#BAYC9159	#BAYC8827	#BAYC7359	#BAYC4612	#MAYC5750	Total
Income before provision for income taxes, gross	$ 87,621	$ 108,444	$ 87,707	$ 87,673	$ 87,652	$ 2,762
Federal, state and local statutory tax rates	36.35%	36.35%	36.35%	36.35%	36.35%	36.35%
Tax at statutory rate	$ 31,850	$ 39,419	$ 31,881	$ 31,869	$ 31,861	$ 1,004
Other	16	5	-	5	-	-
Reversal of valuation allowance	(16)	(5)	-	(10)	-	-
Provision for income taxes	$ 31,850	$ 39,420	$ 31,881	$ 31,864	$ 31,861	$ 1,004	$ 167,880

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of the provision for or benefit from income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a disregarded entity; thus, for the Current Period and the Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#52MANTLE	$ (319)	$ 319	$ -	$ -	$ (406)	$ 406	$ -	$ -
#71MAYS	(281)	281	-	-	(186)	186	-	-
#RLEXPEPSI	(95)	95	-	-	(208)	208	-	-
#10COBB	(141)	141	-	-	(150)	150	-	-
#POTTER	(259)	259	-	-	(302)	302	-	-
#TWOCITIES	(75)	75	-	-	(81)	81	-	-
#FROST	(75)	75	-	-	(81)	81	-	-
#BIRKINBLU	(250)	250	-	-	(151)	151	-	-
#SMURF	(123)	123	-	-	(120)	120	-	-
#70RLEX	(3,858)	3,858	50	50	(234)	234	-	-
#EINSTEIN	(75)	75	-	-	(81)	81	-	-
#HONUS	(1,060)	1,060	-	-	(1,379)	1,379	-	-
#75ALI	(391)	391	-	-	(170)	170	-	-
#88JORDAN	-	-	-	-	8,600	(525)	-	8,082
#BIRKINBOR	(260)	260	-	-	(181)	181	-	-
#33RUTH	(218)	218	-	-	(284)	284	-	-
#SPIDER1	(162)	162	-	-	(84)	84	-	-
#BATMAN3	(99)	99	-	-	(254)	254	-	-
#ULYSSES	(78)	78	-	-	(84)	84	-	-
#ROOSEVELT	(77)	77	-	-	(83)	83	-	-
#56MANTLE	(90)	90	-	-	(112)	112	-	-
#AGHOWL	(76)	76	-	-	(82)	82	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#98JORDAN	-	-	-	-	-	-	-	-
#18ZION	(102)	102	-	-	(105)	105	-	-
#SNOOPY	(102)	102	-	-	(110)	110	-	-
#APOLLO11	(236)	236	-	-	(158)	158	-	-
#24RUTHBAT	-	-	-	-	4,071	(1,630)	-	2,480
#YOKO	(76)	76	-	-	(81)	81	-	-
#HIMALAYA	(393)	393	-	-	(429)	429	-	-
#38DIMAGGIO	(111)	111	-	-	(233)	233	-	-
#55CLEMENTE	(143)	143	-	-	(152)	152	-	-
#LOTR	(80)	80	-	-	(186)	186	-	-
#CATCHER	(75)	75	-	-	(81)	81	-	-
#BOND1	(83)	83	-	-	(173)	173	-	-
#SUPER21	(74)	74	-	-	(80)	80	-	-
#BATMAN1	-	-	-	-	7,224	(417)	-	6,937
#BIRKINTAN	(185)	185	-	-	(129)	129	-	-
#GMTBLACK1	(111)	111	-	-	(110)	110	-	-
#61JFK	(77)	77	-	-	(83)	83	-	-
#POKEMON1	(305)	305	-	-	(321)	321	-	-
#LINCOLN	(91)	91	-	-	(290)	290	-	-
#STARWARS1	(80)	80	-	-	(129)	129	-	-
#68MAYS	(135)	135	-	-	(143)	143	-	-
#56TEDWILL	(230)	230	-	-	(242)	242	-	-
#CAPTAIN3	(82)	82	-	-	(85)	85	-	-
#51MANTLE	-	-	-	-	7,403	(400)	-	7,206
#CHURCHILL	(74)	74	-	-	(220)	220	-	-
#SHKSPR4	(103)	103	-	-	(251)	251	-	-
#03KOBE	(159)	159	-	-	(168)	168	-	-
#03LEBRON	-	-	-	-	6,486	(392)	-	6,195
#03JORDAN	(137)	137	-	-	(146)	146	-	-
#39TEDWILL	(127)	127	-	-	(135)	135	-	-
#94JETER	(153)	153	-	-	(158)	158	-	-
#2020TOPPS	(266)	266	-	-	(280)	280	-	-
#TOS39	-	-	-	-	25,162	(350)	-	24,910
#05LATOUR	(75)	75	-	-	(64)	64	-	-
#16SCREAG	(99)	99	-	-	(90)	90	-	-
#14DRC	(113)	113	-	-	(104)	104	-	-
#86RICE	(111)	111	-	-	(130)	130	-	-
#57MANTLE	(88)	88	-	-	(110)	110	-	-
#FAUBOURG	12,459	(1,177)	50	11,335	(425)	425	-	-
#SOBLACK	(340)	340	-	-	(181)	181	-	-
#GATSBY	(134)	134	-	-	(324)	324	-	-
#93DAYTONA	(128)	128	-	-	(187)	187	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#09TROUT	(524)	524	-	-	(646)	646	-	-
#57STARR	(88)	88	-	-	(94)	94	-	-
#03KOBE2	(113)	113	-	-	(121)	121	-	-
#JOBSMAC	(283)	283	-	-	(147)	147	-	-
#16PETRUS	(105)	105	-	-	(96)	96	-	-
#ALICE	(80)	80	-	-	(80)	80	-	-
#SPIDER10	(77)	77	-	-	(83)	83	-	-
#62MANTLE	(360)	360	-	-	(464)	464	-	-
#BATMAN6	(79)	79	-	-	(85)	85	-	-
#CLEMENTE2	(190)	190	-	-	(201)	201	-	-
#79STELLA	(183)	183	-	-	(238)	238	-	-
#TKAM	(80)	80	-	-	(86)	86	-	-
#DIMAGGIO2	(96)	96	-	-	(210)	210	-	-
#13BEAUX	(89)	89	-	-	(79)	79	-	-
#ANMLFARM	(79)	79	-	-	(80)	80	-	-
#NASA1	(566)	566	-	-	(741)	741	-	-
#00BRADY	(141)	141	-	-	(156)	156	-	-
#85NES	(134)	134	-	-	(131)	131	-	-
#JUSTICE1	-	-	-	-	7,230	(336)	-	6,999
#69KAREEM	(118)	118	-	-	(125)	125	-	-
#59JFK	(79)	79	-	-	(85)	85	-	-
#04LEBRON	(159)	159	-	-	(168)	168	-	-
#85JORDAN	(693)	693	-	-	(713)	713	-	-
#GOLDENEYE	(117)	117	-	-	(130)	130	-	-
#MOONSHOE	(358)	358	-	-	(344)	344	-	-
#03LEBRON2	(250)	250	-	-	(275)	275	-	-
#GRAPES	(81)	81	-	-	(87)	87	-	-
#34GEHRIG	(131)	131	-	-	(139)	139	-	-
#98KANGA	(368)	368	-	-	(590)	590	-	-
#06BRM	(83)	83	-	-	(73)	73	-	-
#DUNE	(75)	75	-	-	(291)	291	-	-
#86FLEER	(368)	368	-	-	(379)	379	-	-
#WILDGUN	(119)	119	-	-	(127)	127	-	-
#13GIANNIS	(111)	111	-	-	(118)	118	-	-
#04MESSI	(150)	150	-	-	(159)	159	-	-
#AVENGE57	(77)	77	-	-	(83)	83	-	-
#03TACHE	(137)	137	-	-	(129)	129	-	-
#99TMB2	(255)	255	-	-	(230)	230	-	-
#PUNCHOUT	(314)	314	-	-	(383)	383	-	-
#BULLSRING	(565)	565	-	-	(802)	802	-	-
#70AARON	(104)	104	-	-	(121)	121	-	-
#96CHARZRD	(270)	270	-	-	(1,859)	1,859	-	-
#01TIGER	(110)	110	-	-	(114)	114	-	-
#ICECLIMB	(210)	210	-	-	(222)	222	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#09COBB	(126)	126	-	-	(139)	139	-	-
#51HOWE	-	-	-	-	2,564	(273)	-	2,392
#96JORDAN2	(271)	271	-	-	(186)	186	-	-
#JUNGLEBOX	(131)	131	-	-	(144)	144	-	-
#59FLASH	(89)	89	-	-	(95)	95	-	-
#FOSSILBOX	(107)	107	-	-	(115)	115	-	-
#POKEBLUE	(111)	111	-	-	(119)	119	-	-
#98GTA	(204)	204	-	-	(153)	153	-	-
#PICNIC	(336)	336	-	-	(176)	176	-	-
#DOMINOS	(81)	81	-	-	(191)	191	-	-
#58PELE	-	-	-	-	219,003	(831)	-	218,313
#09CURRY	(117)	117	-	-	(125)	125	-	-
#84JORDAN	(692)	692	-	-	(805)	805	-	-
#09BEAUX	(97)	97	-	-	(87)	87	-	-
#KEROUAC	(97)	97	-	-	(104)	104	-	-
#96JORDAN	-	-	-	-	10,365	(282)	-	10,094
#FEDERAL	(107)	107	-	-	(255)	255	-	-
#62BOND	(95)	95	-	-	(189)	189	-	-
#71TOPPS	(190)	190	-	-	(2,231)	2,231	-	-
#DEATON	(2,059)	2,059	-	-	(3,505)	3,505	-	-
#98ZELDA	(111)	111	-	-	(272)	272	-	-
#03JORDAN2	(169)	169	-	-	(152)	152	-	-
#91JORDAN	(232)	232	-	-	(230)	230	-	-
#79GRETZKY	(1,616)	1,616	-	-	(1,780)	1,780	-	-
#17DUJAC	(91)	91	-	-	(81)	81	-	-
#FAUBOURG2	(426)	426	-	-	(392)	392	-	-
#MOSASAUR	(556)	556	-	-	(457)	457	-	-
#92JORDAN	3,221	(389)	50	2,863	(152)	152	-	-
#14KOBE	-	-	-	-	5,258	(300)	-	5,040
#03LEBRON3	(475)	475	-	-	(572)	572	-	-
#95TOPSUN	(171)	171	-	-	(185)	185	-	-
#09TROUT2	(176)	176	-	-	(189)	189	-	-
#59BOND	(92)	92	-	-	(187)	187	-	-
#OPEECHEE	(668)	668	-	-	(9,431)	9,431	-	-
#ROCKETBOX	(121)	121	-	-	(133)	133	-	-
#94JORDAN	(343)	343	-	-	(238)	238	-	-
#18LUKA	(116)	116	-	-	(128)	128	-	-
#FANFOUR5	(98)	98	-	-	(100)	100	-	-
#16KOBE	34,131	(3,176)	50	30,835	(1,568)	1,568	-	-
#11BELAIR	(86)	86	-	-	(76)	76	-	-
#76PAYTON	(178)	178	-	-	(205)	205	-	-
#17MAHOMES	-	-	-	-	28,310	(537)	-	27,812
#85MJPROMO	(221)	221	-	-	(128)	128	-	-
#96KOBE	(205)	205	-	-	(5,256)	5,256	-	-
#99CHARZRD	(665)	665	-	-	(1,014)	1,014	-	-
#68RYAN	(190)	190	-	-	(201)	201	-	-
#MARADONA	(94)	94	-	-	(171)	171	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#POKEYELOW	(164)	164	-	-	(4,631)	4,631	-	-
#POKELUGIA	(344)	344	-	-	(4,247)	4,247	-	-
#VANHALEN	(88)	88	-	-	(206)	206	-	-
#48JACKIE	(838)	838	-	-	(838)	838	-	-
#05MJLJ	(214)	214	-	-	(230)	230	-	-
#81MONTANA	(196)	196	-	-	(275)	275	-	-
#00MOUTON	(91)	91	-	-	(81)	81	-	-
#07DURANT	(310)	310	-	-	(3,440)	3,440	-	-
#56AARON	(153)	153	-	-	(172)	172	-	-
#85LEMIEUX	(226)	226	-	-	(238)	238	-	-
#87JORDAN	(161)	161	-	-	(170)	170	-	-
#AC23	(231)	231	-	-	(85)	85	-	-
#APPLE1	(1,670)	1,670	-	-	(1,556)	1,556	-	-
#GWLOTTO	(80)	80	-	-	(85)	85	-	-
#GYMBOX	(102)	102	-	-	(108)	108	-	-
#HUCKFINN	(77)	77	-	-	(83)	83	-	-
#NEOBOX	(1,492)	1,492	-	-	(164)	164	-	-
#NEWTON	(252)	252	-	-	(156)	156	-	-
#NICKLAUS1	(140)	140	-	-	(149)	149	-	-
#POKEMON2	(19,097)	19,097	-	-	(899)	899	-	-
#POKERED	(140)	140	-	-	(212)	212	-	-
#RIVIERA	(106)	106	-	-	(105)	105	-	-
#SMB3	(114)	114	-	-	(173)	173	-	-
#WALDEN	(77)	77	-	-	(83)	83	-	-
#WZRDOFOZ	(107)	107	-	-	(106)	106	-	-
#60ALI	(487)	487	-	-	(510)	510	-	-
#TORNEK	(376)	376	-	-	(328)	328	-	-
#DIMAGGIO3	(896)	896	-	-	(1,047)	1,047	-	-
#POKEMON3	(1,162)	1,162	-	-	(1,355)	1,355	-	-
#58PELE3	(438)	438	-	-	(589)	589	-	-
#09CURRY2	(963)	963	-	-	(1,126)	1,126	-	-
#85ERVING	(145)	145	-	-	(154)	154	-	-
#80ALI	(190)	190	-	-	(203)	203	-	-
#BATMAN2	(99)	99	-	-	(255)	255	-	-
#FLASH123	(79)	79	-	-	(1,177)	1,177	-	-
#99MJRETRO	(1,401)	1,401	-	-	(167)	167	-	-
#85GPK	(676)	676	-	-	(114)	114	-	-
#IPOD	1,339	(210)	50	1,195	(121)	121	-	-
#HGWELLS	(84)	84	-	-	(90)	90	-	-
#85JORDAN2	(532)	532	-	-	(552)	552	-	-
#66ORR	(240)	240	-	-	(253)	253	-	-
#CONGRESS	(101)	101	-	-	(112)	112	-	-
#GRIFFEYJR	(131)	131	-	-	(139)	139	-	-
#01HALO	(106)	106	-	-	(106)	106	-	-
#87ZELDA	(269)	269	-	-	(613)	613	-	-
#EINSTEIN2	(93)	93	-	-	(99)	99	-	-
#SANTANA	(89)	89	-	-	(207)	207	-	-
#01TIGER2	(109)	109	-	-	(109)	109	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
		Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#86JORDAN2	(217)	217	-	-	(228)	228	-	-
#TOPPSTRIO	(884)	884	-	-	(232)	232	-	-
#81BIRD	(150)	150	-	-	(159)	159	-	-
#97KOBE	(186)	186	-	-	(196)	196	-	-
#XMEN94	(115)	115	-	-	(277)	277	-	-
#09RBLEROY	(163)	163	-	-	(156)	156	-	-
#04MESSI2	(1,102)	1,102	-	-	(170)	170	-	-
#THEROCK	(2,193)	2,193	-	-	(123)	123	-	-
#XLXMEN1	(89)	89	-	-	(315)	315	-	-
#03LEBRON5	(260)	260	-	-	(285)	285	-	-
#METEORITE	(757)	757	-	-	(457)	457	-	-
#SLASH	(84)	84	-	-	(91)	91	-	-
#00BRADY2	(13,465)	13,465	-	-	(13,509)	13,509	-	-
#89TMNT	(1,496)	1,496	-	-	(119)	119	-	-
#NESWWF	(102)	102	-	-	(108)	108	-	-
#PUNK9670	(66)	66	-	-	(57)	57	-	-
#18ALLEN	(236)	236	-	-	(152)	152	-	-
#CASTLEII	(102)	102	-	-	(248)	248	-	-
#36OWENS	(111)	111	-	-	(119)	119	-	-
#BAYC601	1,185	-	867	1,870	31,850	(16)	-	31,850
#60MANTLE	(1,656)	1,656	-	-	(1,732)	1,732	-	-
#PUNK8103	(68,522)	68,522	-	-	(57)	57	-	-
#GHOST1	(75)	75	-	-	(81)	81	-	-
#BROSGRIMM	(315)	315	-	-	(116)	116	-	-
#HENDERSON	(2,806)	2,806	-	-	(449)	449	-	-
#KIRBY	(171)	171	-	-	(181)	181	-	-
#20HERBERT	-	-	-	-	5,419	(61)	-	5,373
#03RONALDO	(380)	380	-	-	(399)	399	-	-
#HONUS2	(240)	240	-	-	(253)	253	-	-
#MARX	(103)	103	-	-	(110)	110	-	-
#09HARDEN	(2,127)	2,127	-	-	(125)	125	-	-
#MEEB15511	(12,483)	12,483	-	-	(57)	57	-	-
#90BATMAN	(171)	171	-	-	(5,137)	5,137	-	-
#93JETER	(143)	143	-	-	(146)	146	-	-
#SIMPSONS1	(102)	102	-	-	(108)	108	-	-
#SPIDER129	(83)	83	-	-	(89)	89	-	-
#NESDK3	(296)	296	-	-	(424)	424	-	-
#BAYC7359	1,179	-	861	1,859	31,869	(10)	-	31,864
#CURIO10	(7,585)	7,585	-	-	(57)	57	-	-
#WILDTHING	(76)	76	-	-	(82)	82	-	-
#1776	(607)	607	-	-	(672)	672	-	-
#98JORDAN2	(641)	641	-	-	(671)	671	-	-
#MACALLAN1	(79)	79	-	-	(69)	69	-	-
#BAYC9159	1,175	-	859	1,853	39,419	(5)	-	39,420
#FANTASY7	(220)	220	-	-	(372)	372	-	-
#SURFER4	(92)	92	-	-	(98)	98	-	-
#OHTANI1	(236)	236	-	-	(243)	243	-	-
#OHTANI2	(205)	205	-	-	(211)	211	-	-
#WILT100	(275)	275	-	-	(284)	284	-	-
#PENGUIN	(213)	213	-	-	(94)	94	-	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of Federal Tax Provision / (Benefit)
	Current Period					Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#KARUIZAWA	(1,357)	1,357	-	-	(116)	116	-	-
#KOMBAT	(228)	228	-	-	(325)	325	-	-
#APPLELISA	(203)	203	-	-	(215)	215	-	-
#98MANNING	(109)	109	-	-	(117)	117	-	-
#GIJOE	(146)	146	-	-	(155)	155	-	-
#BEATLES1	(112)	112	-	-	(241)	241	-	-
#SQUIG5847	(62)	62	-	-	(57)	57	-	-
#PACQUIAO	(1,748)	1,748	-	-	(107)	107	-	-
#83JOBS	(259)	259	-	-	(528)	528	-	-
#BATMAN181	(82)	82	-	-	(191)	191	-	-
#HOBBIT	(92)	92	-	-	(115)	115	-	-
#POPEYE	(250)	250	-	-	(304)	304	-	-
#PUNK5883	(98,627)	98,627	-	-	(56)	56	-	-
#HAMILTON1	(220)	220	-	-	(184)	184	-	-
#OBIWAN	(737)	737	-	-	(185)	185	-	-
#SMB2	(625)	625	-	-	(987)	987	-	-
#GIANNIS2	(787)	787	-	-	(816)	816	-	-
#86BONDS	(169)	169	-	-	(86)	86	-	-
#IPADPROTO	(92)	92	-	-	(94)	94	-	-
#MOBYDICK	(90)	90	-	-	(97)	97	-	-
#03SERENA	(224)	224	-	-	(233)	233	-	-
#BAYC4612	1,188	-	869	1,875	31,862	-	-	31,862
#18OSAKA	(92)	92	-	-	(89)	89	-	-
#05RODGERS	(171)	171	-	-	(167)	167	-	-
#IROBOT	(283)	283	-	-	(72)	72	-	-
#LEICAGOLD	(216)	216	-	-	(278)	278	-	-
#FORTNITE	(98)	98	-	-	(144)	144	-	-
#IOMMI	(84)	84	-	-	(80)	80	-	-
#MARIO64	(273)	273	-	-	(314)	314	-	-
#GWTW	(183)	183	-	-	(69)	69	-	-
#NEWWORLD	(398)	398	-	-	(67)	67	-	-
#JAWA	(121)	121	-	-	(118)	118	-	-
#GWLETTER	(112)	112	-	-	(106)	106	-	-
#MARIOKART	(202)	202	-	-	(248)	248	-	-
#96KOBE2	(12,797)	12,797	-	-	(554)	554	-	-
#SHOWCASE4	(92)	92	-	-	(84)	84	-	-
#BAYC8827	1,194	-	872	1,883	31,881	-	-	31,881
#15COBB	(210)	210	-	-	(181)	181	-	-
#BRADBURY	(76)	76	-	-	(65)	65	-	-
#MACALLAN2	(103)	103	-	-	(81)	81	-	-
#BEATLES2	(115)	115	-	-	(101)	101	-	-
#92TIGER	(206)	206	-	-	(156)	156	-	-
#DOOD6921	(6,119)	6,119	-	-	(44)	44	-	-
#HIRST1	(632)	632	-	-	(166)	166	-	-
#GRIFFEY2	(99)	99	-	-	(88)	88	-	-
#SKYWALKER	(100)	100	-	-	(167)	167	-	-
#85GPK2	(116)	116	-	-	(95)	95	-	-
#19HAALAND	(1,772)	1,772	-	-	(109)	109	-	-
#MEGALODON	(897)	897	-	-	(734)	734	-	-
#KELLER	(180)	180	-	-	(58)	58	-	-
#GODFATHER	(101)	101	-	-	(141)	141	-	-
#MAYC5750	764	-	559	1,206	1,004	-	-	1,004
#SUPREMEPB	(176)	176	-	-	(215)	215	-	-
#MJTICKET	(356)	356	-	-	(197)	197	-	-
#COOLCAT	(77)	77	-	-	(31)	31	-	-
#BLASTOISE	(499)	499	-	-	(259)	259	-	-
#MACALLAN3	(101)	101	-	-	(33)	33	-	-
#SUPERMAN6	(204)	204	-	-	(35)	35	-	-
#MOONPASS	(157)	157	-	-	(29)	29	-	-
#90FANTASY	(96)	96	-	-	(171)	171	-	-
Total	$ (266,233)	$ 319,116	$ 5,137	$ 56,824	$ 382,577	$ 116,037	$ -	$ 499,713

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and the Prior Period, consisting mainly of net operating losses and collectible asset impairment charges, were as follows:

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#52MANTLE	$ (1,849)	$ 1,849	$ -	$ (1,531)	$ 1,531	$ -
#71MAYS	(1,221)	1,221	-	(941)	941	-
#RLEXPEPSI	(846)	846	-	(751)	751	-
#10COBB	(949)	949	-	(808)	808	-
#POTTER	(1,131)	1,131	-	(872)	872	-
#TWOCITIES	(650)	650	-	(575)	575	-
#FROST	(645)	645	-	(570)	570	-
#BIRKINBLU	(1,146)	1,146	-	(896)	896	-
#SMURF	(865)	865	-	(742)	742	-
#70RLEX	-	-	-	(811)	811	-
#EINSTEIN	(646)	646	-	(571)	571	-
#HONUS	(5,379)	5,379	-	(4,320)	4,320	-
#75ALI	(1,255)	1,255	-	(864)	864	-
#BIRKINBOR	(1,102)	1,102	-	(842)	842	-
#33RUTH	(1,282)	1,282	-	(1,064)	1,064	-
#SPIDER1	(678)	678	-	(516)	516	-
#BATMAN3	(867)	867	-	(768)	768	-
#ULYSSES	(584)	584	-	(506)	506	-
#ROOSEVELT	(576)	576	-	(499)	499	-
#56MANTLE	(652)	652	-	(562)	562	-
#AGHOWL	(573)	573	-	(496)	496	-
#18ZION	(646)	646	-	(544)	544	-
#SNOOPY	(654)	654	-	(553)	553	-
#APOLLO11	(879)	879	-	(643)	643	-
#YOKO	(523)	523	-	(448)	448	-
#RUTHBALL1	(509)	509	-	(509)	509	-
#HIMALAYA	(1,862)	1,862	-	(1,469)	1,469	-
#38DIMAGGIO	(773)	773	-	(661)	661	-
#55CLEMENTE	(791)	791	-	(648)	648	-
#LOTR	(634)	634	-	(554)	554	-
#CATCHER	(505)	505	-	(430)	430	-
#BOND1	(636)	636	-	(553)	553	-
#SUPER21	(491)	491	-	(417)	417	-
#BIRKINTAN	(728)	728	-	(542)	542	-
#GMTBLACK1	(633)	633	-	(523)	523	-
#61JFK	(490)	490	-	(413)	413	-
#POKEMON1	(1,432)	1,432	-	(1,127)	1,127	-
#LINCOLN	(750)	750	-	(659)	659	-
#STARWARS1	(530)	530	-	(450)	450	-
#68MAYS	(692)	692	-	(557)	557	-
#56TEDWILL	(1,043)	1,043	-	(813)	813	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#CAPTAIN3	(504)	504	-	(421)	421	-
#CHURCHILL	(597)	597	-	(523)	523	-
#SHKSPR4	(763)	763	-	(660)	660	-
#03KOBE	(777)	777	-	(618)	618	-
#03JORDAN	(701)	701	-	(564)	564	-
#39TEDWILL	(637)	637	-	(510)	510	-
#94JETER	(721)	721	-	(568)	568	-
#2020TOPPS	(1,121)	1,121	-	(855)	855	-
#05LATOUR	(429)	429	-	(354)	354	-
#16SCREAG	(523)	523	-	(424)	424	-
#14DRC	(577)	577	-	(464)	464	-
#86RICE	(577)	577	-	(465)	465	-
#57MANTLE	(491)	491	-	(403)	403	-
#FAUBOURG	-	-	-	(1,177)	1,177	-
#SOBLACK	(1,027)	1,027	-	(688)	688	-
#GATSBY	(868)	868	-	(734)	734	-
#93DAYTONA	(610)	610	-	(482)	482	-
#09TROUT	(2,085)	2,085	-	(1,561)	1,561	-
#57STARR	(462)	462	-	(375)	375	-
#03KOBE2	(555)	555	-	(441)	441	-
#JOBSMAC	(793)	793	-	(510)	510	-
#16PETRUS	(478)	478	-	(373)	373	-
#ALICE	(402)	402	-	(322)	322	-
#SPIDER10	(407)	407	-	(329)	329	-
#62MANTLE	(1,481)	1,481	-	(1,120)	1,120	-
#BATMAN6	(417)	417	-	(338)	338	-
#CLEMENTE2	(805)	805	-	(614)	614	-
#79STELLA	(825)	825	-	(642)	642	-
#TKAM	(417)	417	-	(337)	337	-
#DIMAGGIO2	(547)	547	-	(451)	451	-
#13BEAUX	(395)	395	-	(305)	305	-
#ANMLFARM	(390)	390	-	(310)	310	-
#NASA1	(2,228)	2,228	-	(1,662)	1,662	-
#00BRADY	(602)	602	-	(461)	461	-
#85NES	(547)	547	-	(414)	414	-
#69KAREEM	(532)	532	-	(414)	414	-
#59JFK	(392)	392	-	(314)	314	-
#04LEBRON	(674)	674	-	(515)	515	-
#85JORDAN	(2,240)	2,240	-	(1,547)	1,547	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#GOLDENEYE	(512)	512	-	(395)	395	-
#MOONSHOE	(1,281)	1,281	-	(923)	923	-
#03LEBRON2	(968)	968	-	(719)	719	-
#GRAPES	(394)	394	-	(313)	313	-
#34GEHRIG	(552)	552	-	(421)	421	-
#98KANGA	(1,520)	1,520	-	(1,152)	1,152	-
#06BRM	(359)	359	-	(275)	275	-
#DUNE	(575)	575	-	(500)	500	-
#86FLEER	(1,302)	1,302	-	(935)	935	-
#WILDGUN	(509)	509	-	(389)	389	-
#13GIANNIS	(481)	481	-	(371)	371	-
#04MESSI	(627)	627	-	(477)	477	-
#AVENGE57	(355)	355	-	(278)	278	-
#03TACHE	(526)	526	-	(389)	389	-
#99TMB2	(792)	792	-	(537)	537	-
#PUNCHOUT	(1,067)	1,067	-	(753)	753	-
#BULLSRING	(2,135)	2,135	-	(1,570)	1,570	-
#70AARON	(452)	452	-	(349)	349	-
#96CHARZRD	(2,444)	2,444	-	(2,174)	2,174	-
#01TIGER	(452)	452	-	(342)	342	-
#ICECLIMB	(777)	777	-	(567)	567	-
#09COBB	(514)	514	-	(388)	388	-
#96JORDAN2	(779)	779	-	(507)	507	-
#JUNGLEBOX	(519)	519	-	(388)	388	-
#59FLASH	(386)	386	-	(297)	297	-
#FOSSILBOX	(440)	440	-	(332)	332	-
#POKEBLUE	(448)	448	-	(337)	337	-
#98GTA	(559)	559	-	(355)	355	-
#PICNIC	(828)	828	-	(492)	492	-
#DOMINOS	(439)	439	-	(358)	358	-
#09CURRY	(478)	478	-	(361)	361	-
#84JORDAN	(2,343)	2,343	-	(1,651)	1,651	-
#09BEAUX	(370)	370	-	(274)	274	-
#KEROUAC	(413)	413	-	(315)	315	-
#FEDERAL	(584)	584	-	(477)	477	-
#62BOND	(481)	481	-	(386)	386	-
#71TOPPS	(2,711)	2,711	-	(2,520)	2,520	-
#DEATON	(6,452)	6,452	-	(4,393)	4,393	-
#98ZELDA	(588)	588	-	(477)	477	-
#03JORDAN2	(550)	550	-	(381)	381	-
#91JORDAN	(779)	779	-	(547)	547	-
#79GRETZKY	(5,034)	5,034	-	(3,418)	3,418	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#17DUJAC	(321)	321	-	(230)	230	-
#FAUBOURG2	(1,286)	1,286	-	(861)	861	-
#MOSASAUR	(1,562)	1,562	-	(1,007)	1,007	-
#92JORDAN	-	-	-	(389)	389	-
#03LEBRON3	(1,627)	1,627	-	(1,152)	1,152	-
#95TOPSUN	(591)	591	-	(420)	420	-
#09TROUT2	(596)	596	-	(421)	421	-
#59BOND	(445)	445	-	(352)	352	-
#OPEECHEE	(10,754)	10,754	-	(10,086)	10,086	-
#ROCKETBOX	(437)	437	-	(316)	316	-
#94JORDAN	(882)	882	-	(539)	539	-
#18LUKA	(424)	424	-	(308)	308	-
#FANFOUR5	(342)	342	-	(244)	244	-
#16KOBE	-	-	-	(3,176)	3,176	-
#11BELAIR	(283)	283	-	(197)	197	-
#76PAYTON	(605)	605	-	(427)	427	-
#85MJPROMO	(531)	531	-	(309)	309	-
#96KOBE	(5,720)	5,720	-	(5,515)	5,515	-
#99CHARZRD	(2,366)	2,366	-	(1,702)	1,702	-
#68RYAN	(620)	620	-	(430)	430	-
#MARADONA	(406)	406	-	(312)	312	-
#POKEYELOW	(4,995)	4,995	-	(4,832)	4,832	-
#POKELUGIA	(4,880)	4,880	-	(4,536)	4,536	-
#VANHALEN	(452)	452	-	(364)	364	-
#48JACKIE	(2,488)	2,488	-	(1,649)	1,649	-
#05MJLJ	(636)	636	-	(422)	422	-
#81MONTANA	(643)	643	-	(447)	447	-
#00MOUTON	(224)	224	-	(133)	133	-
#07DURANT	(4,006)	4,006	-	(3,695)	3,695	-
#56AARON	(443)	443	-	(291)	291	-
#85LEMIEUX	(656)	656	-	(430)	430	-
#87JORDAN	(462)	462	-	(301)	301	-
#AC23	(376)	376	-	(145)	145	-
#APPLE1	(4,080)	4,080	-	(2,410)	2,410	-
#GWLOTTO	(227)	227	-	(148)	148	-
#GYMBOX	(289)	289	-	(188)	188	-
#HUCKFINN	(219)	219	-	(142)	142	-
#NEOBOX	(1,784)	1,784	-	(292)	292	-
#NEWTON	(577)	577	-	(325)	325	-
#NICKLAUS1	(406)	406	-	(266)	266	-
#POKEMON2	(20,743)	20,743	-	(1,647)	1,647	-
#POKERED	(466)	466	-	(326)	326	-
#RIVIERA	(295)	295	-	(189)	189	-
#SMB3	(380)	380	-	(265)	265	-
#WALDEN	(218)	218	-	(141)	141	-
#WZRDOFOZ	(295)	295	-	(188)	188	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#60ALI	(1,378)	1,378	-	(891)	891	-
#TORNEK	(1,065)	1,065	-	(689)	689	-
#DIMAGGIO3	(2,894)	2,894	-	(1,998)	1,998	-
#POKEMON3	(2,597)	2,597	-	(1,435)	1,435	-
#58PELE3	(1,398)	1,398	-	(959)	959	-
#09CURRY2	(2,950)	2,950	-	(1,987)	1,987	-
#85ERVING	(373)	373	-	(227)	227	-
#80ALI	(535)	535	-	(344)	344	-
#BATMAN2	(422)	422	-	(322)	322	-
#FLASH123	(1,308)	1,308	-	(1,229)	1,229	-
#99MJRETRO	(1,681)	1,681	-	(279)	279	-
#85GPK	(868)	868	-	(192)	192	-
#IPOD	-	-	-	(210)	210	-
#HGWELLS	(223)	223	-	(139)	139	-
#85JORDAN2	(1,583)	1,583	-	(1,051)	1,051	-
#66ORR	(710)	710	-	(470)	470	-
#CONGRESS	(289)	289	-	(188)	188	-
#GRIFFEYJR	(362)	362	-	(231)	231	-
#01HALO	(279)	279	-	(173)	173	-
#87ZELDA	(1,079)	1,079	-	(810)	810	-
#EINSTEIN2	(252)	252	-	(160)	160	-
#SANTANA	(357)	357	-	(268)	268	-
#01TIGER2	(290)	290	-	(181)	181	-
#86JORDAN2	(572)	572	-	(355)	355	-
#TOPPSTRIO	(1,287)	1,287	-	(403)	403	-
#81BIRD	(408)	408	-	(258)	258	-
#97KOBE	(483)	483	-	(297)	297	-
#XMEN94	(439)	439	-	(324)	324	-
#09RBLEROY	(377)	377	-	(214)	214	-
#04MESSI2	(1,360)	1,360	-	(258)	258	-
#THEROCK	(2,370)	2,370	-	(177)	177	-
#XLXMEN1	(448)	448	-	(359)	359	-
#03LEBRON5	(736)	736	-	(476)	476	-
#METEORITE	(1,499)	1,499	-	(742)	742	-
#SLASH	(210)	210	-	(126)	126	-
#00BRADY2	(27,305)	27,305	-	(13,840)	13,840	-
#89TMNT	(1,678)	1,678	-	(182)	182	-
#NESWWF	(249)	249	-	(148)	148	-
#PUNK9670	(141)	141	-	(75)	75	-
#18ALLEN	(444)	444	-	(208)	208	-
#CASTLEII	(388)	388	-	(286)	286	-
#36OWENS	(291)	291	-	(180)	180	-
#60MANTLE	(4,873)	4,873	-	(3,216)	3,216	-
#PUNK8103	(68,594)	68,594	-	(71)	71	-
#GHOST1	(177)	177	-	(102)	102	-
#BROSGRIMM	(493)	493	-	(178)	178	-
#HENDERSON	(3,583)	3,583	-	(777)	777	-
#KIRBY	(403)	403	-	(233)	233	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#20HERBERT	-	-	-	-	-	-
#03RONALDO	(910)	910	-	(530)	530	-
#HONUS2	(573)	573	-	(333)	333	-
#MARX	(263)	263	-	(160)	160	-
#09HARDEN	(2,292)	2,292	-	(166)	166	-
#MEEB15511	(12,551)	12,551	-	(68)	68	-
#90BATMAN	(5,357)	5,357	-	(5,186)	5,186	-
#93JETER	(356)	356	-	(213)	213	-
#SIMPSONS1	(234)	234	-	(132)	132	-
#SPIDER129	(193)	193	-	(111)	111	-
#NESDK3	(807)	807	-	(511)	511	-
#CURIO10	(7,651)	7,651	-	(66)	66	-
#WILDTHING	(176)	176	-	(99)	99	-
#1776	(1,918)	1,918	-	(1,311)	1,311	-
#98JORDAN2	(1,824)	1,824	-	(1,183)	1,183	-
#MACALLAN1	(270)	270	-	(191)	191	-
#FANTASY7	(635)	635	-	(415)	415	-
#SURFER4	(201)	201	-	(109)	109	-
#OHTANI1	(542)	542	-	(306)	306	-
#OHTANI2	(471)	471	-	(265)	265	-
#WILT100	(637)	637	-	(361)	361	-
#PENGUIN	(317)	317	-	(103)	103	-
#KARUIZAWA	(1,603)	1,603	-	(246)	246	-
#KOMBAT	(597)	597	-	(369)	369	-
#APPLELISA	(464)	464	-	(261)	261	-
#98MANNING	(240)	240	-	(130)	130	-
#GIJOE	(321)	321	-	(174)	174	-
#BEATLES1	(375)	375	-	(263)	263	-
#SQUIG5847	(121)	121	-	(59)	59	-
#PACQUIAO	(1,864)	1,864	-	(115)	115	-
#83JOBS	(853)	853	-	(593)	593	-
#BATMAN181	(280)	280	-	(198)	198	-
#HOBBIT	(277)	277	-	(184)	184	-
#POPEYE	(554)	554	-	(304)	304	-
#PUNK5883	(98,683)	98,683	-	(56)	56	-
#HAMILTON1	(404)	404	-	(184)	184	-
#OBIWAN	(922)	922	-	(185)	185	-
#SMB2	(1,612)	1,612	-	(987)	987	-
#GIANNIS2	(1,603)	1,603	-	(816)	816	-
#86BONDS	(255)	255	-	(86)	86	-
#IPADPROTO	(186)	186	-	(94)	94	-
#MOBYDICK	(186)	186	-	(97)	97	-
#03SERENA	(457)	457	-	(233)	233	-
#BAYC4612	-	-	-	-	-	-
#18OSAKA	(181)	181	-	(89)	89	-
#05RODGERS	(337)	337	-	(167)	167	-
#IROBOT	(355)	355	-	(72)	72	-
#LEICAGOLD	(494)	494	-	(278)	278	-

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Taxes
	Current Period				Prior Period
Applicable Series	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset	Gross Deferred Tax Assets	Valuation Allowance	Net Deferred Tax Asset
#FORTNITE	(242)	242	-	(144)	144	-
#IOMMI	(164)	164	-	(80)	80	-
#MARIO64	(588)	588	-	(314)	314	-
#GWTW	(252)	252	-	(69)	69	-
#NEWWORLD	(464)	464	-	(67)	67	-
#JAWA	(239)	239	-	(118)	118	-
#GWLETTER	(218)	218	-	(106)	106	-
#MARIOKART	(450)	450	-	(248)	248	-
#96KOBE2	(13,351)	13,351	-	(554)	554	-
#SHOWCASE4	(176)	176	-	(84)	84	-
#15COBB	(391)	391	-	(181)	181	-
#BRADBURY	(141)	141	-	(65)	65	-
#MACALLAN2	(183)	183	-	(81)	81	-
#BEATLES2	(217)	217	-	(101)	101	-
#92TIGER	(362)	362	-	(156)	156	-
#DOOD6921	(6,162)	6,162	-	(44)	44	-
#HIRST1	(799)	799	-	(166)	166	-
#GRIFFEY2	(187)	187	-	(88)	88	-
#SKYWALKER	(268)	268	-	(167)	167	-
#85GPK2	(211)	211	-	(95)	95	-
#19HAALAND	(1,881)	1,881	-	(109)	109	-
#MEGALODON	(1,631)	1,631	-	(734)	734	-
#KELLER	(239)	239	-	(58)	58	-
#GODFATHER	(242)	242	-	(141)	141	-
#SUPREMEPB	(391)	391	-	(215)	215	-
#MJTICKET	(553)	553	-	(197)	197	-
#COOLCAT	(109)	109	-	(31)	31	-
#BLASTOISE	(758)	758	-	(259)	259	-
#MACALLAN3	(134)	134	-	(33)	33	-
#SUPERMAN6	(239)	239	-	(35)	35	-
#MOONPASS	(186)	186	-	(29)	29	-
#90FANTASY	(267)	267	-	(171)	171	-
Total	$ (515,305)	$ 515,305	$ -	$ (200,854)	$ 200,854	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

Due to the change in ownership provisions of the Internal Revenue Code (“IRC”) Section 382, the availability of net operating loss carryforwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. Based on the provisions of IRC Section 382, the Company believes it is highly unlikely any of the thresholds that would trigger an NOL limitation for any Series have occurred. The Company analyzes the ability for a Series to utilize NOL carryforwards at the time of an asset sale and to date, for all Series that have had an asset sale and utilized NOL carryforwards none of these NOL utilizations were subject to an IRC Section 382 limitation. The Company will continue to monitor for all Series any IRC Section 382 limitation in the future.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - CONTINGENCIES

Government Regulation

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Restriction on Sale of Series #HONUS

The following restrictions apply to the #HONUS Series, imposed by the Asset Seller, Ken Goldin, who was issued 53% of the Series Interests upon Closing of the Offering.

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10-year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Subsequent Offerings

No Offerings have closed after the date of the financial statements through the date of this filing.

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Dispositions Subsequent to the Current Period

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
#POTTER	1997 First Edition Harry Potter	2/1/2024	$132,500	$70,100	$62,400	$11,958	$72,000 / $24.00	$120,960 / $40.32
#85JORDAN	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	3/5/2024	$275,000	$240,000	$35,000	$4,973	$250,000 / $25.00	$269,900 / $26.99
#84JORDAN	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	1/11/2024	$513,985	$317,986	$195,999	$38,771	$375,000 / $25.00	$475,350 / $31.69
#79GRETZKY	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	1/31/2024	$920,000	$720,551	$199,449	$36,598	$800,000 / $40.00	$884,400 / $44.22
#HENDERSON	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	2/29/2024	$121,001	$121,001	$0	$0	$135,000 / $5.00	$121,230 / $4.49
#34GEHRIG	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	3/31/2024	$86,000	$29,737	$56,263	$11,231	$35,000 / $7.00	$75,050 / $15.01
#99MJRETRO	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	3/31/2024	$38,000	$38,000	$0	$0	$50,000 / $5.00	$38,200 / $3.82

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

#85JORDAN2	1985 Signed Michael Jordan "Shattered Backboard" Jersey	4/11/2024	$437,500	$230,000	$207,500	$41,813	$280,000 / $14.00	$396,000 / $19.80
#NASA1	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	4/25/2024	$349,627	$254,457	$95,170	$17,569	$300,000 / $30.00	$332,300 / $33.23

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Third Amended and Restated Limited Liability Company Agreement for RSE Archive, LLC (10)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Amended and Restated Limited Liability Company Agreement for RSE Archive Manager, LLC (3)

Exhibit 3.1 – Form of Series Designation (11)

Exhibit 4.1 – Form of Subscription Agreement (5)

Exhibit 6.1 – Form of Asset Management Agreement (3)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (9)

Exhibit 6.3 – Amended and Restated Transfer Agent Agreement (8)

Exhibit 6.4 – Standard Form Bill of Sale (2)

Exhibit 6.5 – Standard Form Purchase Agreement (3)

Exhibit 6.6 – Standard Form of Purchase Option Agreement (4)

Exhibit 6.7 – Standard Form #2 Purchase Agreement (7)

Exhibit 6.8 – Standard Form #2 Purchase Option Agreement (7)

Exhibit 6.9 – NCPS PPEX ATS Company Agreement (6)

Exhibit 6.10 – Executing Broker Secondary Market Transactions Engagement Letter (6)

Exhibit 6.11 – Executing Broker Tools License Agreement (6)

Exhibit 6.12 – NCIT Software and Services License Agreement (6)

Exhibit 6.13 – Standard Form of Consignment Agreement (7)

Exhibit 6.14 – Form of Assignment and Assumption Agreement (9)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (9)

Exhibit 8.2 – Amended and Restated Custody Agreement with DriveWealth, LLC (8)

Exhibit 8.3 – Custody Agreement with North Capital Private Securities Corporation

(1)Previously filed as an Exhibit to the Company’s Offering Statement 1, filed with the Commission on August 13, 2019.

(2)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 20 to Offering Statement 1, filed with the Commission on May 6, 2021.

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 24 to Offering Statement 1, filed with the Commission on September 7, 2021.

(4)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to Offering Statement 1, filed with the Commission on September 10, 2021.

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 33 to Offering Statement 1, filed with the Commission on October 15, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 40 to Offering Statement 1, filed with the Commission on December 1, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 45 to Offering Statement 1, filed with the Commission on January 19, 2022.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 51 to Offering Statement 1, filed with the Commission on June 7, 2022.

(9)Previously filed as an Exhibit to the Company’s Offering Statement 2, filed with the Commission on August 17, 2022.

(10) Previously filed as an Exhibit to the Company’s Form 1-U, filed with the Commission on January 11, 2023.

(11) Previously filed as an Exhibit to the Company’s Semiannual Report on Form 1-SA filed with the Commission on September 29, 2023.

III-I

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE, LLC

By: RSE Archive Manager, LLC, its managing member

 By: Rally Holdings LLC, its sole member

    By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

Date: May 1, 2024

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Bruno Name: Christopher J. Bruno	President, Chief Executive Officer and Director of RSE Markets, Inc. (Principal Executive Officer)	May 1, 2024

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	May 1, 2024

RSE ARCHIVE MANAGER, LLC

By: Rally Holdings LLC, its managing member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

	Managing Member	May 1, 2024